                                                  Filed Pursuant to Rule 424(b)1
                                                      Registration No. 333-54988

                               US $1,000,000,000
[LOGO]
                                 (APPROXIMATE)
                            KINGFISHER TRUST 2001-1G
          MORTGAGE BACKED FLOATING RATE NOTES, SERIES 2001-1G, CLASS A
                           AUSTRALIA AND NEW ZEALAND
                   BANKING GROUP LIMITED (ABN 11 005 357 522)
                              SELLER AND SERVICER
             PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000 001 007)
             IN ITS CAPACITY AS TRUSTEE OF KINGFISHER TRUST 2001-1G
                                 ISSUER TRUSTEE
                  ANZ CAPEL COURT LIMITED (ABN 30 004 768 807)
                                 TRUST MANAGER

Neither the Class A notes     THE CLASS A NOTES
nor the underlying mortgage   The Class A notes will be issued by the issuer trustee in
loans are insured or          its capacity as trustee of the Kingfisher Trust 2001-1G.
guaranteed by any             THE TRUST
governmental agency or        Kingfisher Trust 2001-1G will be established by the trust
instrumentality. The Class A  manager, ANZ Capel Court Limited. The trust will be formed
notes are not deposits or     under, and governed by, the laws of New South Wales.
other liabilities of the      THE MORTGAGE LOANS
Australia and New Zealand     The Class A notes will be secured by a pool of first ranking
Banking Group Limited or any  mortgage loans originated by Australia and New Zealand
of its affiliates for any     Banking Group Limited which are, in turn, secured by
purpose, including the        residential properties located in Australia. The mortgage
Banking Act of 1959 in        loans will be serviced by Australia and New Zealand Banking
Australia.                    Group Limited in the manner described in this prospectus.
INVESTING IN THE CLASS A      LISTING
NOTES INVOLVES RISKS. SEE     Application has been made to the United Kingdom Financial
"RISK FACTORS" BEGINNING ON   Services Authority (the "UK Listing Authority") in its
PAGE A-19. THE CLASS A NOTES  capacity as competent authority pursuant to Part IV of the
REPRESENT OBLIGATIONS OF THE  Financial Services Act 1986 of the United Kingdom for the
ISSUER TRUSTEE IN ITS         Class A notes to be admitted to the official list
CAPACITY AS TRUSTEE OF THE    maintained by the UK Listing Authority and the London Stock
KINGFISHER TRUST 2001-1G      Exchange plc for such Class A notes to be admitted for
ONLY, AND ARE NOT GUARANTEED  trading by the London Stock Exchange plc which together,
BY ANY OTHER ENTITY.          under the listing rules of the UK Listing Authority, will
                              constitute official listing on the London Stock Exchange
                              plc. This prospectus (including part A, part B and all
                              annexed financial information and reports including
                              Appendices A-I and A-II) comprises listing particulars
                              approved by the UK Listing Authority as required by the
                              Financial Services Act 1986 of the United Kingdom in
                              relation to notes listed on the official list maintained by the UK Listing Authority and admitted to trading by the
                              London Stock Exchange plc. A copy of this prospectus has
                              been delivered to the Registrar of Companies in England and
                              Wales as required by section 149 of the Financial Services
                              Act 1986 of the United Kingdom.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CLASS A NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

                                           INITIAL PRINCIPAL                      UNDERWRITING      PROCEEDS TO
                                                BALANCE       PRICE TO PUBLIC      DISCOUNTS       ISSUER TRUSTEE
Class A Notes............................   $1,000,000,000          100%             0.14%          $998,600,000

    You should refer to "Plan of Distribution" for additional information on the offering of the Class A notes.

                              SALOMON SMITH BARNEY
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED (LONDON BRANCH)
             DEUTSCHE BANC ALEX. BROWN
                           MERRILL LYNCH & CO.

                                         MORGAN STANLEY DEAN WITTER

                  The date of this prospectus is May 23, 2001

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

    This prospectus consists of two parts: (1) part A, which describes the specific terms of the Kingfisher Trust 2001-1G and the related offering of Class A notes and (2) part B, which provides general information about the Kingfisher Securitization Program.

    Neither part A nor part B contains all of the information included in the registration statement filed with the Securities and Exchange Commission. The registration statement also includes copies of the various contracts and documents referred to in this prospectus. You may obtain copies of these documents for review. See "Where You Can Find More Information" in part B of this prospectus.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
U.S./Australian Dollar Presentation.........................     viii
Australian Disclaimers......................................     viii
Disclaimers with Respect to Sales to Non-U.S. Investors.....     viii
Structural Diagram..........................................      xii
Summary.....................................................      A-1
Risk Factors................................................     A-19
The Trust...................................................     A-33
  General...................................................     A-33
  The Master Trust Deed.....................................     A-33
  The Supplemental Deed.....................................     A-33
Assets of the Trust.........................................     A-34
  The Mortgage Loans........................................     A-34
  Transfer and Assignment of the Mortgage Loans.............     A-34
  Representations, Warranties and Eligibility Criteria......     A-35
Description of the Pool of Mortgage Loans...................     A-35
  General...................................................     A-35
  Details of the Pool of Mortgage Loans.....................     A-36
Description of the Class A Notes............................     A-36
  General...................................................     A-36
  Governing Law.............................................     A-36
  Form of Class A Notes.....................................     A-36
  Collections; Distributions on the Class A Notes...........     A-37
  Key Dates and Periods.....................................     A-39
  Determination of Total Available Income...................     A-40
  Principal Draw............................................     A-41
  Liquidity Draw............................................     A-41
  Distribution of Total Available Income....................     A-42
  Distribution of Excess Available Income...................     A-43
  Interest on the Notes.....................................     A-43
  Determination of Principal Collections....................     A-44
  Distribution of Principal Collections.....................     A-44
  Allocation of Principal to Class A Notes and Class B
    Notes...................................................     A-45
  Redraws...................................................     A-46
  Principal Charge-offs.....................................     A-47
  The Interest Rate Swaps...................................     A-48
  The Currency Swaps........................................     A-51
  Withholding or Tax Deductions.............................     A-57
  Redemption of the Notes for Taxation or Other Reasons.....     A-57
  Redemption of the Notes upon an Event of Default..........     A-58
  Optional Redemption of the Notes..........................     A-60
  Final Maturity Date.......................................     A-60
  Redemption upon Final Payment.............................     A-61
  No Payments of Principal in Excess of Stated Amount.......     A-61
  The Liquidity Facility....................................     A-61
  The Redraw Facility.......................................     A-63
  Seller Deposit............................................     A-66
  Further Advances..........................................     A-66

                                                                PAGE
                                                              --------
The Mortgage Insurance Policies.............................     A-66
  General...................................................     A-66
  Primary Mortgage Insurance................................     A-67
  Mortgage Pool Insurance Policy............................     A-69
  Description of the Insurers...............................     A-72
Description of the Trustees.................................     A-74
  The Issuer Trustee........................................     A-74
  The Security Trustee......................................     A-74
  The Note Trustee..........................................     A-75
Servicing...................................................     A-75
  The Servicer..............................................     A-75
  Servicing of Mortgage Loans...............................     A-75
  Collection and Enforcement Procedures.....................     A-75
  Delinquency, Foreclosure and Loss Statistics..............     A-77
  Portfolio Delinquency and Foreclosure Experience..........     A-77
Prepayment and Yield Considerations.........................     A-78
  General...................................................     A-78
  Prepayments...............................................     A-79
  Rate of Payments..........................................     A-80
  Prepayment Rate Model and Modeling Assumptions............     A-80
Additional Information......................................     A-83
Legal Investment Considerations.............................     A-83
ERISA Considerations........................................     A-83
Plan of Distribution........................................     A-83
  Underwriting..............................................     A-83
  Offering Restrictions.....................................     A-85
  Exchange Controls and Limitations.........................     A-86
Announcement................................................     A-86
Ratings of the Class A Notes................................     A-87
Legal Matters...............................................     A-87
Listing and General Information.............................     A-87
  Listing...................................................     A-87
  Authorization.............................................     A-88
  Litigation................................................     A-88
  Transaction Documents available for Inspection............     A-88
Appendix A-I Mortgage Loan Pool Characteristics.............    A-I-1
Appendix A-II Terms and Conditions of the Class A Notes.....   A-II-1
Important Notice About Information Presented in this
  Prospectus................................................      B-1
Securitization Program......................................      B-1
Australia and New Zealand Banking Group Limited.............      B-1
The Trust Manager...........................................      B-2
The Issuer Trustee..........................................      B-2
The Servicer................................................      B-2
The Custodian...............................................      B-2
The Trusts..................................................      B-3
  Establishing the Trusts...................................      B-3
The Assets of the Trusts....................................      B-3
  Assets of the Trusts......................................      B-3
  The Mortgage Assets.......................................      B-3
The Seller..................................................      B-4

                                                                PAGE
                                                              --------
  Transfer and Assignment of the Mortgage Loans.............      B-4
  Representations, Warranties and Eligibility Criteria......      B-4
  The Seller's Representations..............................      B-5
  Breach of Representations and Warranties..................      B-6
The Seller's Residential Loan Program.......................      B-6
  Australian Residential Mortgage Loans Generally...........      B-6
  The Mortgage Loans........................................      B-7
The Seller's Product Types..................................      B-8
  Standard Variable Home Loan...............................      B-8
  Fixed Rate Loan...........................................      B-8
  Easy Start Loan...........................................      B-8
  Money Saver Home Loan.....................................      B-8
  Special Features of the Mortgage Loans....................      B-9
  Loan Renewals and Modifications...........................     B-10
  Interest Offset...........................................     B-10
  Interest Only Periods.....................................     B-11
  Additional Features.......................................     B-11
  Origination Process.......................................     B-11
  Approval and Underwriting Process.........................     B-11
Description of the Notes....................................     B-13
  General...................................................     B-14
  Distributions.............................................     B-14
  Distributions of Interest.................................     B-14
  Distributions of Principal................................     B-14
  Form of the Notes.........................................     B-14
  Book-Entry Registration...................................     B-15
Definitive Notes............................................     B-19
  Withholding or Tax Deductions.............................     B-19
  Redemption of the Notes for Taxation or Other Reasons.....     B-20
  Repayment of the Notes upon an Event of Default under the
    Master Security Trust Deed..............................     B-20
  Optional Repurchase of the Mortgage Loans.................     B-20
  Termination of the Trust..................................     B-20
  Prescription..............................................     B-21
  Voting and Consent of Noteholders.........................     B-21
  Reports to Noteholders....................................     B-21
  Liquidity Facility........................................     B-22
  Redraw Facility...........................................     B-22
Credit Enhancement..........................................     B-22
Prepayment and Yield Considerations.........................     B-23
  General...................................................     B-23
  Prepayments...............................................     B-23
  Rate of Payment...........................................     B-23
Powers, Duties and Liabilities under the Transaction
  Documents.................................................     B-23
  The Issuer Trustee........................................     B-23
  The Trust Manager.........................................     B-26
  The Note Trustee..........................................     B-27
  The Security Trustee......................................     B-28
Description of Transaction Documents........................     B-30
  Trust Accounts............................................     B-30
  Pre-funding Account.......................................     B-30

                                                                PAGE
                                                              --------
  Accumulation of Principal; Additional Notes...............     B-30
  Interest Rate Swaps.......................................     B-31
  Currency Swaps............................................     B-31
  The Master Security Trust Deed............................     B-31
  The Master Servicer Deed..................................     B-36
  Document Custody..........................................     B-38
  Modifications and Amendments..............................     B-39
Use of Proceeds.............................................     B-40
Legal Aspects of the Mortgage Loans.........................     B-40
  General...................................................     B-40
  Types of Security in Australia............................     B-40
  Taking Security over Land.................................     B-42
Enforcement of Registered Mortgages.........................     B-42
  Enforcement Generally.....................................     B-42
  Penalties and Prohibited Fees.............................     B-44
  Bankruptcy................................................     B-44
  Environmental Considerations..............................     B-45
  Tax Treatment of Interest on Australian Mortgage Loans....     B-45
  The Seller as Mortgagee...................................     B-45
  Insolvency Considerations.................................     B-45
Australian Consumer Credit Code.............................     B-46
Material United States Federal Income Tax Consequences......     B-47
  Overview..................................................     B-47
  General...................................................     B-48
  Interest Income on the Class A Notes......................     B-49
  Sale of Class A Notes.....................................     B-49
  Market Discount...........................................     B-49
  Premium...................................................     B-50
  Backup Withholding Taxes..................................     B-50
  Tax Consequences to Foreign Noteholders...................     B-51
  Foreign Tax Credit........................................     B-52
Material Australian Tax Consequences........................     B-52
  Australian Taxation.......................................     B-52
  Other Taxes...............................................     B-55
  Recent Tax Reforms........................................     B-56
  Tax Reform Proposals......................................     B-56
ERISA Considerations........................................     B-57
Enforcement of Foreign Judgments in Australia...............     B-59
Legal Investment Considerations.............................     B-59
Where You Can Find More Information.........................     B-60
Ratings of the Notes........................................     B-60
Plan of Distribution........................................     B-60
Glossary....................................................    B-G-1
Appendix B..................................................    B-I-1

                      U.S./AUSTRALIAN DOLLAR PRESENTATION

    In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$ 0.5213 = A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on May 2, 2001. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

                             AUSTRALIAN DISCLAIMERS

    - The Class A notes do not represent deposits or other liabilities of Australia and New Zealand Banking Group Limited, the originator of the mortgage loans, ANZ Capel Court Limited, the trust manager, or any affiliates of Australia and New Zealand Banking Group Limited.

    - The holding of the Class A notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

    - None of Australia and New Zealand Banking Group Limited (in its individual capacity or as seller, servicer, custodian, basis swap provider, fixed rate swap provider, a currency swap provider, liquidity facility provider or redraw facility provider), ANZ Capel Court Limited, or any affiliate of the foregoing entities, the issuer trustee, the security trustee, the note trustee, the note registrar, any paying agent, the calculation agent nor any underwriter in any way stands behind the value and/or performance of the Class A notes or the assets of the trust, or guarantees the payment of interest or the repayment of principal due on the Class A notes, except to the limited extent provided in the transaction documents for the trust.

    - None of the obligations of Perpetual Trustee Company Limited, in its capacity as issuer trustee of the trust, or ANZ Capel Court Limited, as trust manager in respect of the Class A notes, are guaranteed in any way by Australia and New Zealand Banking Group Limited or any affiliate of Australia and New Zealand Banking Group Limited or by Perpetual Trustee Company Limited (in its individual capacity) or any affiliate of Perpetual Trustee Company Limited. The issuer trustee and the security trustee do not guarantee the success or performance of the trust nor the repayment of capital or any particular rate of capital or income return.

            DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

    This section applies only to the offering of the Class A notes in countries other than the United States of America. References to Perpetual Trustee Company Limited in this section are to that company in its capacity as issuer trustee of the Kingfisher Trust 2001-1G, and not its individual capacity. ANZ Capel Court Limited, the trust manager, is responsible and liable for this prospectus in the United States of America.

    The underwriters are offering the Class A notes globally for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus and the offering and sale of the Class A notes in certain foreign jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Class A notes or possesses or distributes this prospectus or any other offering material. See "Plan of Distribution" in part A of this prospectus. You should also inform yourself about and observe any of these restrictions.

    This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the Class A notes by or on behalf of Perpetual Trustee Company Limited or ANZ Capel Court Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

    For the purposes only of the application made to the UK Listing Authority for the Class A notes to be admitted to the Official List and to the London Stock Exchange for such Class A notes to be admitted for trading by the London Stock Exchange, Perpetual Trustee Company Limited accepts responsibility for the information contained in this prospectus. To the best knowledge and belief of Perpetual Trustee Company Limited, which has taken reasonable care to ensure that such is the case, the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of that information.

    Any reference in this prospectus to listing particulars means this prospectus excluding all information incorporated by reference. The Issuer Trustee has confirmed that any information incorporated by reference, including any such information to which readers of this prospectus are expressly referred, has not been and does not need to be included in the listing particulars to satisfy the requirements of the Financial Services Act 1986 of the United Kingdom or the Listing Rules of the UK Listing Authority. The Issuer Trustee believes that none of the information incorporated therein by reference conflicts in any material respect with the information included in the listing particulars.

    Australia and New Zealand Banking Group Limited, as seller, servicer, custodian, fixed rate swap provider, basis swap provider, a currency swap provider, liquidity facility provider and redraw facility provider, accepts responsibility for the information contained in "Summary--The Mortgage loans," "Description of the Pool of Mortgage Loans," "Servicing" and Appendix A-I (Mortgage Loan Pool Characteristics) in part A of this prospectus and "Securitization Program," "Australia and New Zealand Banking Group Limited," "The Servicer," "The Seller," "The Seller's Residential Loan Program" and "The Seller's Product Types" in part B of this prospectus. To the best of the knowledge and belief of Australia and New Zealand Banking Group Limited, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

    The Bank of New York accepts responsibility for the information contained in "Description of the Trustees--The Note Trustee" in part A of this prospectus and "Powers, Duties and Liabilities under the Transaction Documents--The Note Trustee" in part B of this prospectus. To the best of the knowledge and belief of The Bank of New York, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

    Citibank N.A. accepts responsibility for the information contained in "Currency Swap Providers--Citibank N.A.". To the best of the knowledge and belief of Citibank N.A., which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

    Except with respect to the information for which it accepts responsibility in the preceding four paragraphs, none of Australia and New Zealand Banking Group Limited, in its individual capacity and as seller, servicer, custodian, fixed rate swap provider, basis swap provider, a currency swap provider, liquidity facility provider and redraw facility provider, ANZ Capel Court Limited, as trust manager, Perpetual Trustee Company Limited, as issuer trustee, P.T. Limited, as security trustee, The Bank of New York, as note trustee, note registrar, principal paying agent, calculation agent, agent bank and paying agent or Citibank N.A., as a currency swap provider, accepts any responsibility for any information contained in this prospectus and has not separately verified the information contained in this prospectus and makes no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the Class A notes.

    Australia and New Zealand Banking Group Limited, in its individual capacity and as seller, servicer, custodian, fixed rate swap provider, basis swap provider, a currency swap provider, liquidity facility provider and redraw facility provider, Perpetual Trustee Company Limited, in its individual capacity and as issuer trustee, ANZ Capel Court Limited, as trust manager, P.T. Limited, in its individual capacity and as security trustee, The Bank of New York, as note trustee, note registrar, principal paying agent, agent bank and paying agent, Citibank N.A., as a currency swap provider, and the underwriters do not recommend that any person should purchase any of the Class A notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the Class A notes.

    Each person receiving this prospectus:

    - acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions;

    - acknowledges that this prospectus and any other information supplied in connection with the Class A notes is not intended to provide the basis of any credit or other evaluation;

    - acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in the prospectus during the life of the Class A notes;

    - should make their own independent investigation of the trust and the Class A notes; and

    - should seek their own tax, accounting and legal advice as to the consequences of investing in any of the Class A notes.

    No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the Class A notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Australia and New Zealand Banking Group Limited, Perpetual Trustee Company Limited, P.T. Limited, ANZ Capel Court Limited, The Bank of New York, Citibank N.A. or any of the underwriters.

    Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

    - there has been no material change in the affairs of the trust or any party named in this prospectus since the date of this prospectus or the date upon which this prospectus has been most recently amended or supplemented; or

    - any other information supplied in connection with the Class A notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

    Perpetual Trustee Company Limited's liability to make payments of interest and principal on the Class A notes is limited to the assets of the trust available to be applied towards those payments in accordance with the transaction documents. All claims against Perpetual Trustee Company Limited in relation to the Class A notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

                 (This page has been left blank intentionally.)

                               STRUCTURAL DIAGRAM

    The Structural Diagram below identifies the principal parties to the transaction and summarizes key aspects of the transaction.*

                          [Structural diagram omitted]

* Broken lines indicate cashflow; solid lines indicate origination of, conveyance of or security over mortgage loans. See "Structural Overview" on the following page for a summary description of the issuance of the notes.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. THIS SUMMARY CONTAINS AN OVERVIEW OF SOME OF THE CONCEPTS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING. ALL OF THE INFORMATION CONTAINED IN THIS SUMMARY IS QUALIFIED BY THE MORE DETAILED EXPLANATIONS IN OTHER PARTS OF THIS PROSPECTUS, INCLUDING THE "TERMS AND CONDITIONS OF THE
CLASS A NOTES" AT APPENDIX A-II TO PART A OF THIS PROSPECTUS.

STRUCTURAL OVERVIEW

    This prospectus describes the terms and offering of the Mortgage Backed Floating Rate Notes, Series 2001-1G, Class A, the senior class of a series of mortgage backed floating rate notes secured by mortgages on one- to four-family residential properties located in Australia. The principal parties involved in the issuance and ongoing administration of the Class A notes are diagrammed on the previous page. See "Structural Diagram". Their duties and responsibilities differ in certain respects from those of their counterparts in U.S. mortgage securitizations and are summarized below.

    All the mortgage loans underlying the notes were originated by Australia and New Zealand Banking Group Limited (identified as the seller at the top of the preceding diagram). Prior to issuance of the notes, the mortgage loans will be conveyed to Kingfisher Trust 2001-1G, an Australian trust. The trust will issue the notes and otherwise act through Perpetual Trustee Company Limited, as issuer trustee, an arrangement similar in many respects to the appointment of an owner trustee in U.S. domestic owner trust securitizations. The Bank of New York, New York Branch will serve as note trustee and will perform duties largely comparable to those of an indenture trustee in U.S. debt offerings (I.E., note issuance, administration and representation of the noteholders in enforcement and judiciary proceedings relating to the note trust deed and the Class A note terms and conditions as described herein).

    To secure payments of the Class A notes, the mortgage loans will be charged in favor of P.T. Limited, a separate trustee (identified as the security trustee on the right side of the diagram) located in Australia. The security trustee's role in the transaction will be to maintain the security in the mortgage loans and other related collateral and to take steps to liquidate the assets of Kingfisher Trust 2001-1G, including those related mortgaged properties, upon the failure to timely pay noteholders or the occurrence of certain other events described in "Master Security Trust Deed--Events of Default".

    Australia and New Zealand Banking Group Limited, as servicer of the mortgage loans, will be responsible for the day-to-day administration (i.e. making collections, sending notices) of the mortgage loans.

    Oversight and management of the trust will be maintained by ANZ Capel Court Limited, an Australian company and wholly-owned indirect subsidiary of Australia and New Zealand Banking Group Limited, as the trust manager. The duties of the trust manager include preparation of investor reports, calculation (and auditing) of certain amounts, maintenance of accounts, delivery of notices, and other matters.

    In addition to originating and selling the mortgage loans to the trust, Australia and New Zealand Banking Group Limited will act as:

    - LIQUIDITY FACILITY PROVIDER. To avoid interruptions in the timely payment on the notes, the liquidity facility provider will "advance" amounts from time to time for payment on the Class A notes. Such amounts will be reimbursable to the liquidity facility provider from future trust cash flows.

    - REDRAW FACILITY PROVIDER. Certain of the mortgage loans permit the borrower to re-borrow from the seller amounts previously prepaid to the seller under the mortgage loan provided certain conditions are satisfied. The redraw facility provider has been retained to reimburse the seller for such amounts to the extent trust cash flow is insufficient to make such redraws. Amounts extended under the redraw facility will be repaid from future trust cash flows.

    - FIXED RATE AND BASIS SWAP PROVIDERS. To hedge interest rate exposure, the issuer trustee will enter into a basis swap and a fixed rate swap. The purpose of the basis swap is to hedge the basis risk between the interest on the mortgage loans which accrue interest at a discretionary variable rate of interest and the floating rate obligations of the trust, including the issuer trustee's obligations under the currency swaps. The purpose of the fixed rate swap is to hedge the interest rate risk between the interest rate on the mortgage loans which accrue interest at a fixed rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps.

    - CURRENCY SWAP PROVIDER. The currency swap providers (which will consist of Citibank N.A. and Australia and New Zealand Banking Group Limited) will pay to the trust amounts calculated with reference to certain interest and currency exchange rates described in this prospectus in return for specified payments received on the mortgage loans.

    There are significant risks associated with investment in the Class A notes, including the general structural risks associated with a mortgage-backed securitization, including the financial strength of support facility providers, special risks associated with an investment in Australian mortgage loans and special risks associated with certain features of the seller's mortgage loans to be assigned to the trust. In certain cases, such risks may overlap one or more of the above categorizations. See "Risk Factors" in part A of this prospectus.

    All of the transaction documents will be governed by the laws of New South Wales, with the exception of the underwriting documents and the credit support annex to the currency swap, which will be governed by New York law.

PARTIES TO THE TRANSACTION:

Trust........................................  KINGFISHER TRUST 2001-1G. The trust was created by the trust manager pursuant to the
                                               master trust deed, notice of creation of
                                               trust and the supplemental deed.

Seller.......................................  AUSTRALIA AND NEW ZEALAND BANKING GROUP
                                               LIMITED (ABN 11 005 357 522). The originator
                                               and the seller of the mortgage loans to the
                                               issuer trustee.

Issuer Trustee...............................  PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000
                                               001 007). The trustee of the trust and the
                                               issuer of the notes pursuant to the master
                                               trust deed and the supplemental deed.

Trust Manager................................  ANZ CAPEL COURT LIMITED (ABN 30 004 768 807).
                                               The manager of the trust appointed pursuant
                                               to the master trust deed and the supplemental
                                               deed, and responsible for management of the
                                               assets and liabilities of the trust. ANZ
                                               Capel Court Limited is an indirect Australian
                                               subsidiary of Australia and New Zealand
                                               Banking Group Limited.

Note Trustee.................................  THE BANK OF NEW YORK (New York Branch). The
                                               note trustee appointed pursuant to the note
                                               trust deed (i.e., the indenture) to act for
                                               and exercise certain rights of the Class A
                                               noteholders with respect to the Class A
                                               notes.

Security Trustee.............................  P.T. LIMITED (ABN 67 004 454 666). The
                                               security trustee will act as trustee for the
                                               secured creditors of the trust holding the
                                               benefit of the charge over the assets of the
                                               trust pursuant to the master security trust
                                               deed and the deed of charge.

Servicer.....................................  AUSTRALIA AND NEW ZEALAND BANKING GROUP
                                               LIMITED. The servicer will act as servicer on
                                               behalf of the issuer trustee pursuant to the
                                               master servicer deed.

Custodian....................................  AUSTRALIA AND NEW ZEALAND BANKING GROUP
                                               LIMITED. The custodian will act as custodian
                                               of the mortgage title documents on behalf of
                                               the issuer trustee pursuant to the
                                               supplemental deed.

Principal Paying Agent and Class A Note        THE BANK OF NEW YORK (New York Branch).
    Registrar................................

Paying Agent.................................  THE BANK OF NEW YORK (London Branch).

Calculation Agent............................  THE BANK OF NEW YORK (New York Branch).

London Listing Agent.........................  SALOMON BROTHERS INTERNATIONAL LIMITED.

Fixed Rate Swap Provider.....................  AUSTRALIA AND NEW ZEALAND BANKING GROUP
                                               LIMITED.

Basis Swap Provider..........................  AUSTRALIA AND NEW ZEALAND BANKING GROUP
                                               LIMITED.

Currency Swap Providers......................  AUSTRALIA AND NEW ZEALAND BANKING GROUP
                                               LIMITED and CITIBANK N.A.

Liquidity Facility Provider..................  AUSTRALIA AND NEW ZEALAND BANKING GROUP
                                               LIMITED.

Redraw Facility Provider.....................  AUSTRALIA AND NEW ZEALAND BANKING GROUP
                                               LIMITED.

Mortgage Insurers............................  ANZ LENDERS MORTGAGE INSURANCE PTY LIMITED
                                               (ABN 77 008 680 055) as primary mortgage
                                               insurer, PMI MORTGAGE INSURANCE LTD (ABN 70
                                               000 511 071) as premium policy insurer and
                                               pool insurer (and guarantor of the primary
                                               mortgage insurer's obligations) and ROYAL &
                                               SUN ALLIANCE LENDERS MORTGAGE INSURANCE
                                               LIMITED (ABN 55 001 825 725) under a payment
                                               deed in respect of the primary mortgage
                                               insurer's obligations.

Residual Capital Unitholder..................  KINGFISHER SECURITISATION PTY LTD (ABN 89 093
                                               469 375).

Residual Income Unitholder...................  AUSTRALIA AND NEW ZEALAND BANKING GROUP
                                               LIMITED.

Underwriters.................................  SALOMON SMITH BARNEY INC., AUSTRALIA AND NEW
                                               ZEALAND BANKING GROUP LIMITED (LONDON
                                               BRANCH), DEUTSCHE BANC ALEX. BROWN INC.,
                                               MERRILL LYNCH, PIERCE, FENNER & SMITH
                                               INCORPORATED, MORGAN STANLEY & CO.
                                               INCORPORATED.

Rating Agencies..............................  MOODY'S INVESTORS SERVICE, INC., STANDARD &
                                               POOR'S RATINGS GROUP and FITCH, INC.

THE MORTGAGE BACKED FLOATING RATE NOTES, SERIES 2001-1G

    In addition to the Class A notes, the issuer trustee will also issue
Class B notes as part of Series 2001-1G secured by the same pool of mortgage loans but junior in right of payment to the Class A notes as described below. The Class B notes have not been, and will not be, registered in the United States or listed on the Official List of the UK Listing Authority or with any other authority or stock exchange and are not being offered by this prospectus. The following chart summarizes the principal terms of the Series 2001-1G note issuance:

                                                           CLASS A                          CLASS B
                                               -------------------------------  -------------------------------
Initial Principal Balance (Approximate):.....         US$1,000,000,000                   A$41,500,000

Percentage of total note issuance:...........             97.8955%                          2.1045%

Anticipated Ratings:

Moody's Investors Service, Inc...............                Aaa                              --

Standard & Poor's Ratings Group..............                AAA                              AA-

Fitch, Inc...................................                AAA                              AA-

Interest rate up to but excluding the payment
date in September 2008.......................  three-month LIBOR + 0.18%        three-month Australian Bank
                                                                                Bill Rate plus 0.50%

Interest rate after and including the payment
date in September 2008 unless on or after
that payment date the issuer trustee proposes
to redeem the notes and is unable to do so as
described in part A of this prospectus, in
which case the interest rate from and
including that given payment date will be the
rate specified in the line above.............  three-month LIBOR + 0.36%        three-month Australian Bank
                                                                                Bill Rate plus 0.50%

Call Option Date.............................  The earlier of:

                                               - the payment date in September 2008; and

                                               - the date on which the total principal outstanding on the pool of mortgage loans is less than 10% of the total principal
                                                 outstanding on the pool of mortgage loans as of the Cut-off
                                                 Date.

Interest Accrual Method:.....................  Actual/360                       Actual/365

Payment Dates:...............................  The 20th day or if the 20th day is not a Business Day, then the next Business Day, of each September, December, March and June beginning in September 2001

Clearance/Settlement:........................  DTC/Euroclear/Clearstream,       Offered in Australia only
                                               Luxembourg

Cut-off Date:................................  Close of business, May 16, 2001

Closing Date:................................  On or about June 4, 2001

Final Maturity Date:.........................  September 20, 2032

THE MORTGAGE LOANS

    The pool of mortgage loans will consist of registered, first ranking residential mortgage loans secured by mortgages on one- to four-family owner occupied and non-owner occupied residential properties. The mortgage loans will have original terms to stated maturity of no more than 30 years. The pool of mortgage loans has the summary characteristics described below determined as of the close of business on the Cut-off Date.

Number of Mortgage loans....................................           15,426
Aggregate Mortgage Loan Pool Balance........................  A$1,971,886,084
Average Mortgage Loan Balance...............................  A$      127,829
Maximum Mortgage Loan Balance...............................  A$      500,000
Minimum Mortgage Loan Balance...............................  A$       20,022
Total Valuation of the Properties...........................  A$4,043,273,779
Maximum Remaining Term to Maturity (in months)..............              299
Weighted Average Remaining Term to Maturity (in months).....              272
Weighted Average Number of Months since Origination.........               18
Weighted Average Original Loan-to-Value Ratio...............            65.66%
Weighted Average Current Loan-to-Value Ratio................            61.09%
Weighted Average Mortgage Rate for Mortgage loans...........             6.43%
Maximum Current Loan-to-Value Ratio.........................            95.00%

    All mortgage loans in the pool as of the Cut-off Date are variable rate mortgage loans. However, the terms of the mortgage loans permit the borrower, subject to certain conditions, to convert the interest rate from a variable rate to a fixed rate. The term "fixed rate" mortgage loans as used in this prospectus does not have the same meaning as in U.S. mortgage securitizations, I.E., loans with a fixed rate for the life of the mortgage loan. Rather, the fixed rate mortgage loans in the seller's portfolio have a fixed rate that is set for a shorter time period (generally not more than 10 years) than the life of the loan (generally 25 or 30 years, although the term may be shorter) which then reverts to the standard variable rate applicable at the end of the fixed rate term unless the borrower elects an alternative product type.

    Before the issuance of the Class A notes on the closing date, mortgage loans may be added to or removed from the mortgage loan pool. Additionally, new mortgage loans may be substituted for mortgage loans that are removed from the mortgage loan pool. This addition, removal or substitution of mortgage loans may result in changes in the mortgage loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the Class A notes. The seller will not add, remove or substitute any mortgage loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of mortgage loans described above. Moreover, additions or removals of mortgage loans in the mortgage loan pool will not occur after the closing date, other than through removals as a result of repurchase by the seller of mortgage loans affected by a breach of the seller's representations or warranties described under "The Seller--Breach of Representations and Warranties" in part B of this prospectus or in certain other limited circumstances referred to in this prospectus. SEE APPENDIX A-I TO
PART A OF THIS PROSPECTUS FOR ADDITIONAL STATISTICAL INFORMATION REGARDING THE MORTGAGE LOAN POOL DETERMINED AS OF THE CUT-OFF DATE.

SOURCES AND APPLICATIONS OF CASH FLOW

COLLECTIONS

    The issuer trustee will receive for each collection period amounts, which are known as collections, which include:

    - payments of interest, principal and other amounts under the mortgage loans;

    - proceeds from the enforcement of the mortgage loans and mortgages and other securities relating to those mortgage loans;

    - amounts received under lender's mortgage insurance policies; and

    - amounts received from the seller for breaches of representations, warranties or undertakings in connection with the mortgage loans.

    Collections will be allocated between income and principal.

    Collections attributable to interest plus certain other amounts in the nature of income will be used (among other things) to pay certain fees and expenses of the trust, to repay any liquidity draw and to pay interest on the notes. If there is an excess of such collections after payment of such fees, expenses and interest on the notes, such excess will first be used to reimburse any losses previously allocated against the principal balance of the notes and the redraw facility. Any remaining excess will be distributed to the residual income unitholder.

    Collections on the mortgage loans attributable to principal and certain other amounts in the nature of principal will be applied, among other things:

    - to repay the seller for advancing redraws under the mortgage loans;

    - to repay the redraw facility provider any principal outstanding under the redraw facility;

    - as income to cover a payment shortfall resulting from a deficiency in available interest and income collections; and

    - to pay principal on the notes. Any remaining excess of principal collections will be distributed to the residual capital unitholder. See "Description of the Class A Notes--Collections"; "--Distributions on the Class A Notes"; "--Determination of Total Available Income"; "--Distribution of Total Available Income"; "--Determination of Principal Collections"; and "--Distribution of Principal Collections" in part A of this prospectus.

INTEREST ON THE NOTES

    Interest on the notes is payable quarterly in arrears on each payment date. Interest will be paid on the Class B notes only after the payments of interest on the Class A notes are made. Interest on each note is calculated for each interest period as follows:

    - at the note's interest rate;

    - on the outstanding principal balance of that note at the beginning of that interest period; and

    - on the basis of the actual number of days in that interest period and a year of 360 days for the Class A notes or a year of 365 days for the Class B notes.

    See "Description of the Class A Notes--Interest on the Notes" in part A of this prospectus.

PRINCIPAL ON THE NOTES

    Principal on the notes will be payable on each payment date. Principal collections on the mortgage loans available to pay principal on the notes will first be applied to pay the following items in the following order of priority:

    - to repay to the seller any redraws under the mortgage loans made by the seller during or prior to the preceding collection period;

    - to repay the redraw facility provider any principal outstanding under the redraw facility; and

    - to be applied as income to cover a payment shortfall resulting from a deficiency in available interest and other income collections.

    After the application of principal collections on the mortgage loans in respect of the priorities listed above, any remaining principal collections (up to a specified maximum amount) will be allocated to pay principal on the Class A notes until the outstanding principal balance of such class, as reduced by losses allocated against such class, is reduced to zero. The specified maximum amount of available principal collections to be applied to the Class A notes will vary in accordance with certain stepdown conditions and performance triggers determined by the rating agencies, with the result that, in some circumstances, and to a limited extent, the Class B notes will receive principal ratably with the Class A notes. The balance of available principal collections on the mortgage loans remaining after an allocation of principal on the Class A notes will be paid to the Class B noteholders in respect of principal on the Class B notes until the outstanding principal balance of the Class B notes is reduced to zero.

    If the charge created by the master security trust deed and the deed of charge is enforced after an event of default, the proceeds from the enforcement, after payment of any amounts owing to the various trustees, any appointed receiver and any cash collateral held on behalf of a support facility provider, will be distributed ratably among the Class A notes prior to any distributions to the Class B notes. See "Description of the Class A Notes--Distribution of Principal Collections" and "--Redemption of the Notes Upon an Event of Default."

ALLOCATION OF CASH FLOWS

    On each payment date, the issuer trustee will pay interest and repay principal to each noteholder to the extent of available interest and income collections and available principal collections on the mortgage loans on that payment date to be applied for these purposes. The charts on the next four pages summarize the flow and priority of payments:

                    DETERMINATION OF TOTAL AVAILABLE INCOME
                       FOR DISTRIBUTION ON A PAYMENT DATE

                           FINANCE CHARGE COLLECTIONS

       Amounts of interest or income received by the issuer trustee during the preceding collection period in respect of the mortgage loans or any similar amounts deemed by the servicer to be in the nature of income or interest, including amounts received from borrowers, or from enforcement or repurchases of the mortgage loans.

                                       +

                      MORTGAGE INSURANCE INTEREST PROCEEDS

       Amounts received by the issuer trustee under a lender's mortgage insurance policy which the Trust Manager determines should be accounted for as being in the nature of interest.

                                       +

                                  OTHER INCOME

       Interest received on authorized investments or other amounts in the collections account and any other miscellaneous income received by the issuer trustee.

                                       +

                                 PRINCIPAL DRAW

       Principal collections on the mortgage loans applied as income to cover a payment shortfall resulting from a deficiency in available interest and income collections in the related collection period.

                                       +

                     OTHER AMOUNTS UNDER SUPPORT FACILITIES

       Other amounts received by the issuer trustee under the basis swap and the fixed rate swap and any other amount which the issuer trustee receives in respect of the assets of the trust in the nature of income in the related collection period.

                                       +

                                 LIQUIDITY DRAW

       Any advance to be made under the liquidity facility on the payment date.

                                       =

                    TOTAL AVAILABLE INCOME FOR DISTRIBUTION

                      PRIORITY OF DISTRIBUTION OF INTEREST
                    AND INCOME COLLECTIONS ON A PAYMENT DATE

           FIRST, pay ratably:

               (i)    any taxes relating to the trust;

               (ii)   the issuer trustee's quarterly fee;

               (iii)   the servicer's quarterly servicing fee;

               (iv) the trust manager's quarterly management fee;

               (v)   the custodian's quarterly fee;

               (vi)   the note trustee's fee;

               (vii)   any expenses of enforcement of, or in
                       relation to the mortgage loans; and

               (viii) all other expenses of the trust except for those described above or below.

                                       /

           SECOND, pay ratably:

               (i) the quarterly commitment fees in connection with the redraw facility and the liquidity facility;

               (ii)   any interest payable to the liquidity
                      facility provider under the liquidity
                      facility; and

               (iii) any net amount payable to the basis swap provider under the basis swap and to the fixed rate swap provider under the fixed rate swap.

                                       /

           THIRD, repay to the liquidity facility provider outstanding draws under the liquidity facility made on prior payment dates.

                                       /

           FOURTH, pay ratably to:

               (i) the currency swap providers payments under the currency swaps relating to interest due on the Class A notes; and

               (ii) the redraw facility provider interest due on the redraw facility.

                                       /

           FIFTH, pay to Class B noteholders interest due on the Class B notes.

                                       /

           SIXTH, allocate the remaining interest/income collections to principal collections for distribution with respect to the amount of any unreimbursed losses charged against the notes FIRST, to the Class A notes and the redraw facility, pro rata, and SECOND, to the Class B notes.

           SEVENTH, allocate to principal collections an amount equal to any unreimbursed principal draws as at that payment date.

                                       /

           EIGHTH, distribute any remaining interest/income collections to the residual income unitholder.

                     DETERMINATION OF PRINCIPAL COLLECTIONS
                  AVAILABLE FOR DISTRIBUTION ON A PAYMENT DATE

                                  COLLECTIONS

           The aggregate of collections received by the issuer trustee during the preceding collection period with respect to the mortgage loans as described at "--Sources and Applications of Cash Flow--Collections" above.

                                       +

                                PRINCIPAL DRAWS

           The amount of any previous principal draws to be repaid on the payment date

                                       +

                            REDRAW FACILITY ADVANCE

           Any advance to be made under the redraw facility on the payment date.

                                     MINUS

         FINANCE CHARGE COLLECTIONS FOR THE PRECEDING COLLECTION PERIOD

                                     MINUS

                      MORTGAGE INSURANCE INTEREST PROCEEDS

                                       =

                             PRINCIPAL COLLECTIONS

                     PRIORITY OF DISTRIBUTION OF PRINCIPAL
                         COLLECTIONS ON A PAYMENT DATE

                                    REDRAWS

           Repay to the seller any redraws under the mortgage loans provided by the seller during or prior to the preceding collection period and that have not previously been repaid.

                                       /

                           REDRAW FACILITY PRINCIPAL

           Repay to the redraw facility provider the principal outstanding under the redraw facility as reduced by principal charge-offs or increased by reimbursement of principal charge-offs.

                                       /

                                 PRINCIPAL DRAW

           Apply as income to cover a payment shortfall, if any, resulting from a deficiency in available interest and income collections in the related collection period.

                                       /

                              CLASS A NOTEHOLDERS

           Pay an amount equal to or greater than the Class A notes' proportionate share of remaining principal collections on that payment date ratably to the currency swap providers in respect of a repayment to the Class A noteholders of the outstanding principal balance (as reduced by any allocated losses) of the Class A notes.

                                       /

                              CLASS B NOTEHOLDERS

           Pay to the Class B noteholders the outstanding principal balance (as reduced by any allocated losses) of the Class B notes.

                                       /

                          RESIDUAL CAPITAL UNITHOLDER

           Distribute any remaining amounts to the residual capital unitholder.

TRANSACTION FEES

    The principal parties involved in the issuance and administration of the notes will be entitled to certain fees for the performance of their duties. The following table shows each party's fee rate or other basis of calculation of their fee compensation:

                 PARTY                   ANNUAL FEE RATE                   EXPLANATION
                 -----                   ---------------                   -----------
Issuer Trustee Security Trustee........        *           The trust will pay a single quarterly fee
                                                           (based on a sliding scale) to the issuer
                                                           trustee in respect of these duties to be
                                                           allocated among these two trustees.

Note Trustee...........................  0.00175%          This percentage has been determined by
                                                           applying the annual fee payable to the note
                                                           trustee to the initial principal balance of
                                                           the Class A notes. Such annual fee is a
                                                           fixed amount which remains fixed for the
                                                           term of the transaction.

Trust Manager..........................      0.015%        The trust manager's fee is calculated by
                                                           multiplying the annual fee rate by the
                                                           outstanding principal balance of the
                                                           mortgage loans as of the beginning of each
                                                           quarter and multiplying such product by the
                                                           number of days in the interest period
                                                           divided by 365.

Liquidity Facility Provider............      0.15%         In addition to a quarterly commitment fee
                                                           based on the product of the undrawn portion
                                                           of the liquidity facility limit and the
                                                           annual fee rate (and multiplying such
                                                           product by the number of days in the
                                                           interest period divided by 365), draws
                                                           under the liquidity facility must be repaid
                                                           by the trust with interest at the
                                                           Australian bank bill rate plus a specified
                                                           margin.

Redraw Facility Provider...............      0.15%         In addition to a quarterly commitment fee
                                                           based on the product of the undrawn portion
                                                           of redraw facility limit, and the annual
                                                           fee rate (and multiplying such product by
                                                           the number of days in the interest period
                                                           divided by 365), draws under the redraw
                                                           facility must be repaid by the trust with
                                                           interest at the Australian bank bill rate
                                                           plus a specified margin.

Servicer...............................      0.35%         The servicer's fee is calculated by
                                                           multiplying the annual fee rate specified
                                                           by the outstanding principal balance of the
                                                           mortgage loans as of the beginning of each
                                                           quarter and multiplying such product by the
                                                           number of days in the interest period
                                                           divided by 365.

                 PARTY                   ANNUAL FEE RATE                   EXPLANATION
                 -----                   ---------------                   -----------
Custodian..............................      0.015%        The custodian's fee is calculated by
                                                           multiplying the annual fee rate specified
                                                           by the outstanding principal balance of the
                                                           mortgage loans as of the beginning of each
                                                           quarter and multiplying such product by the
                                                           number of days in the interest period
                                                           divided by 365.

Mortgage Insurers......................        --          Up front premium fee to be paid by
                                                           Australia and New Zealand Banking Group
                                                           Limited; no fees paid by the Trust.

* The fees payable to the issuer trustee and the security trustee have been intentionally omitted. The aggregate transaction fees described above (including those payable to the issuer trustee and the security trustee) expressed as an annual percentage of the balance of the mortgage loans is not expected to exceed 0.60%. Except as described above, fees are payable quarterly from trust income PRIOR to payment of noteholders.

CREDIT ENHANCEMENTS

    Payments of interest and principal on the Class A notes will be supported by the following forms of credit enhancement:

SUBORDINATION AND ALLOCATION OF LOSSES

    The Class B notes will always be subordinate to the Class A notes in their right to receive interest payments.

    Prior to the occurrence of an event of default under the master security trust deed and the deed of charge for the trust, the Class B notes will be subordinate to the Class A notes in their right to receive principal payments only in the circumstances and to the extent described at "Description of the Class A Notes--Allocation of Principal to Class A Notes and Class B Notes" in part A of this prospectus. However, following the occurrence of an event of default under the master security trust deed and the enforcement of the deed of charge, the Class B notes will be fully subordinated to the Class A notes in their right to receive principal payments. See "Description of the Class A Notes--Redemption of the Notes upon an Event of Default" in part A of this prospectus.

    The Class B notes will bear all losses on the mortgage loans before the Class A notes. The support provided by the Class B notes is intended to enhance the likelihood that the Class A notes will receive expected quarterly payments of interest and principal.
    The "initial support percentage" to be provided by the Class B notes is calculated as the outstanding principal balance of the Class B notes on the closing date as a percentage of the aggregate outstanding principal balance of all notes to be issued on the closing date and will equal approximately 2.1045%.

    LENDER'S MORTGAGE INSURANCE POLICIES

    Each mortgage loan is insured individually under a lender's mortgage insurance policy issued by ANZ Lenders Mortgage Insurance Pty Limited or under a mortgage insurance policy issued by PMI Mortgage Insurance Ltd. In the case of ANZ Lenders Mortgage Insurance Pty Limited, its obligations under each mortgage insurance policy are either guaranteed in favour of the issuer trustee or the issuer trustee has recourse directly to an appropriately rated entity for payment of certain claims under a mortgage insurance policy. The seller will equitably assign its interest in each lender's mortgage insurance policy to the issuer trustee. Generally, each lender's mortgage insurance policy covers any loss realized upon enforcement of the related mortgaged property. The amount covered by each lender's mortgage insurance policy will, in general, equal the excess of the unpaid principal balance of the mortgage loans plus unpaid accrued interest and the expenses of enforcement of such mortgage loan over the proceeds realized upon enforcement of the mortgage loan. See "The Mortgage Insurance Policies" in part A of this prospectus.

SELLER DEPOSIT

    If Australia and New Zealand Banking Group Limited is assigned a short-term deposit credit rating by Moody's Investors Service, Inc. of less than P-1, a short-term deposit credit rating by Standard & Poor's Ratings Group of less than A-1+ or a long term rating of less than BBB by Fitch or, in each case, a lesser rating as agreed between the trust manager, the issuer trustee, the seller and the relevant rating agency, it must deposit an amount in an account with respect to the set-off risk determined with reference to, and which may be less than, the balances of certain deposit accounts held by borrowers with Australia and New Zealand Banking Group Limited where the borrowers' mortgage loans do not have a waiver of set-off. The amount of the seller deposit may be reset on each determination date and adjusted on the following payment date and will be reduced to zero if the seller regains the required credit ratings. The issuer trustee may use the seller deposit to meet liabilities of the seller in relation to amounts set-off against the amount due on a mortgage loan which have not been met within 20 Business Days of notice from the issuer trustee or the trust manager.

    As an alternative to making the seller deposit, Australia and New Zealand Banking Group Limited may implement other arrangements agreed with the rating agencies so that ratings of the notes by those rating agencies will not be adversely affected. See "Description of the Class A Notes--Seller Deposit" in part A of this prospectus.

EXCESS AVAILABLE INCOME

    Any interest and income collections on the mortgage loans remaining after payments of interest on the notes and the trust's expenses on any payment date will be available to cover previously unreimbursed losses on the mortgage loans. See "Description of the Class A Notes--Distribution of Total Available Income" and "--Principal Charge-offs" in part A of this prospectus.

LIQUIDITY ENHANCEMENT

    To cover possible liquidity shortfalls in the payments of interest on the Class A notes, the issuer trustee will, in certain circumstances, be able to borrow funds under a liquidity facility to be provided by Australia and New Zealand Banking Group Limited. See "Description of the Class A Notes--The Liquidity Facility" in part A of this prospectus.

REDRAWS; REDRAW FACILITY

    Unlike U.S. mortgages (but common among Australian mortgage loans), certain mortgage loans included in the pool permit the borrowers, from time to time, to draw down (i.e., reborrow) certain amounts previously prepaid as principal under their mortgage loans. The maximum amount permitted to be drawn down by a borrower is determined with reference to a principal balance schedule (simply, the amortization schedule for the loan calculated on the basis of the then current interest rate) and the actual amount outstanding. At any time, a borrower may "redraw" the amount by which the scheduled balance at the time of the proposed redraw exceeds the actual outstanding loan balance. As such, the amount available to be redrawn is largely a function of the amount of principal previously prepaid by the borrower. Generally, the greater the amount of prior prepayments, the larger the permitted redraw.

    The Seller may also agree to make further advances to a borrower in excess of the scheduled principal balance of his or her loan.

    Although redraws and further advances will be disbursed directly by the seller to the borrowers, they will constitute assets of the trust except in circumstances where the provision of a further advance causes the scheduled principal balance of the mortgage loan to be exceeded by more than one scheduled monthly installment, in which case the mortgage loan will be removed from the assets of the trust in exchange for payment of the then outstanding principal balance of the mortgage loan.

    Following disbursement, the trust will be required to reimburse the seller for any redraws as follows:

    FIRST, to the extent of availability, from principal collections on hand;
and

    SECOND, to the extent principal collections are insufficient, by drawing on the redraw facility (which the trust will be required to repay to the redraw facility provider from future principal collections).

    Prior to the occurrence of an event of default, reimbursements of redraws to the seller (or the redraw facility provider) will be required to be paid from trust cashflow BEFORE amounts are paid on the Class A notes. After the occurrence of an event of default, reimbursements of redraws to the seller rank equally with amounts payable on the Class A notes. As a result, the trust will have less funds available to pay principal on the notes on a current basis, but will have a corresponding greater amount of assets with which to make future payments. Although the seller is not able to predict the level of redraws in the future, the weighted average life of the Class A notes could be extended to the extent redraws are experienced on the mortgage loans. See "The Seller's Residential Loan Program" and "The Seller's Product Types" in part B of this prospectus and "Description of the Class A Notes--Redraws" and "--The Redraw Facility" in part A of this prospectus.

HEDGING ARRANGEMENTS

    To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedging arrangements:

    - a basis swap with the basis swap provider to hedge the basis risk between the interest rate on the mortgage loans which accrue interest at a discretionary variable rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps;

    - a fixed rate swap with the fixed rate swap provider to hedge the interest rate risk between the interest rate on the mortgage loans which accrue interest at a fixed rate of interest (that is, those mortgage loans where the borrowers have converted the variable rate at which interest accrues to a fixed rate) and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps; and

    - a currency swap with each currency swap provider to hedge the currency risk on the collections on the mortgage loans and the basis risk on the amounts received by the issuer trustee under the basis swap and the fixed rate swap, which are denominated in Australian dollars and, in the case of the basis swap and fixed rate swap, calculated by reference to the Australian bank bill rate, against the obligation of the trust to pay interest and principal on the Class A notes, which are denominated in U.S. dollars and, in the case of interest, calculated by reference to LIBOR.

    See "Description of the Class A Notes--The Interest Rate Swaps" and "--The Currency Swaps" in part A of this prospectus.

OPTIONAL REDEMPTION

    CALL OPTION. The issuer trustee will, if the trust manager directs it to do so, redeem all of the notes on any payment date falling on or after the earlier of (i) the payment date falling in September, 2008 and (ii) the date when the current total outstanding principal balance of the mortgage loans on any payment date (calculated as at the end of the immediately preceding collection period) is less than 10% of the total outstanding principal balance of the mortgage loans on the cut-off date. The issuer trustee's offer to redeem the notes may be either at:

    - the aggregate outstanding principal balance of the notes, plus accrued interest thereon (in which case exercise of the redemption will be mandatory and not require any consent of the noteholders); or

    - the aggregate outstanding principal balance of the notes, plus accrued interest thereon, AS REDUCED BY LOSSES ALLOCATED AGAINST THE NOTES (in which case exercise of the redemption will require approval of 75% of the aggregate of the Class A noteholders and Class B noteholders).

    If the issuer trustee fails to exercise its option to redeem the notes on the payment date occurring in September, 2008, then the percentage spread over LIBOR to be applied in determining the interest rate on the Class A notes as from that payment date will increase to 0.36%. However, if the issuer trustee, at the direction of the trust manager, proposes to exercise its option to redeem the notes on a payment date occurring on or after September, 2008 at the lesser amount described above but is unable to do so because it cannot obtain the required consent of 75% of the aggregate of the Class A noteholders and Class B noteholders, then the percentage spread over LIBOR to be applied in determining the interest rate on the Class A notes as from that payment date will remain at, or revert to, the spread as at the closing date. See "Description of the Class A Notes--Optional Redemption of the Notes" in part A of this prospectus.

MATERIAL AUSTRALIAN TAX CONSEQUENCES

    In the opinion of Mallesons Stephen Jaques, Australian tax counsel for the trust manager, under present law, the Class A notes will not be subject to Australian interest withholding tax if they are issued in accordance with certain factual conditions and they are not held by "associates" (as that term is defined in the Australian Income Tax Assessment Act of 1936) of the trust. The issuer trustee will seek to issue the Class A notes in a manner which will satisfy the conditions for an exemption from Australian interest withholding tax. One of these conditions is that the issuer trustee must, at the time of issue, not know or have reasonable grounds to suspect that a Class A note, or an interest in a Class A note, was being, or would later be, acquired directly or indirectly by "associates" of the issuer trustee (as defined in the Australian Income Tax Assessment Act of 1936) other than in the capacity of a dealer, manager or underwriter in relation to the offering and sale of the Class A notes. "Associate" for these purposes is widely defined and means, generally speaking, in relation to the trust, the beneficiaries of the trust, and any "associates" of those beneficiaries. Thus the associates of the trust would generally include associates of Perpetual Trustee Company Limited, Australia and New Zealand Banking Group Limited as the residual income holder and the other beneficiaries of the trust, if any, from time to time. Accordingly, such persons may not acquire the Class A notes (other than in the capacity noted above). See "Material Australian Tax Consequences" in part B of this prospectus.

    If by virtue of a change in law:

    - the issuer trustee will be required to withhold or deduct amounts from payment of principal or interest to any class of noteholders due to taxes, duties, assessments or governmental charges; or

    - if the issuer trustee ceases to receive the total amount of interest payable by borrowers on the mortgage loans due to taxes, duties, assessments or other governmental charges, then, the trust manager may, at its sole discretion, but subject to certain conditions, direct the issuer trustee to redeem all of the notes.

    If the issuer trustee redeems the Class A notes, the Class A noteholders will receive a payment equal to either:

    - the aggregate outstanding principal balance of the notes, plus accrued interest thereon (in which case exercise of the redemption will be mandatory and not require any consent of the Class A noteholders); or

    - the aggregate outstanding principal balance of the notes, plus accrued interest thereon, AS REDUCED BY LOSSES ALLOCATED AGAINST THE NOTES (in which case exercise of the redemption will require approval of 75% of the Class A noteholders).

    However, if the withholding or deduction relates only to Class A notes, Class A noteholders owning 75% of the voting rights represented thereby may direct the issuer trustee not to redeem the notes. See "Definitive

Notes--Redemption of the Notes for Taxation or other Reasons" in part B of this prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Sidley Austin Brown & Wood LLP, special United States federal income tax counsel for the trust manager, although there is no authority directly on point, the Class A notes will be characterized as debt for U.S. federal income tax purposes, subject to the qualifications set forth in "Material United States Federal Income Tax Consequences" in part B of this prospectus. Each Class A noteholder, by acceptance of a Class A note, agrees to treat the Class A notes as indebtedness. In addition, in the opinion of Sidley Austin Brown & Wood LLP, the trust will not be subject to any entity level tax for United States federal income tax purposes and the issuer trustee will not be treated as engaged in the conduct of a United States trade or business (and, accordingly, not subject to United States Federal income tax) solely as a result of any activities that it conducts in its capacity as issuer trustee of the
trust.   See "Material United States Federal Income Tax Consequences" in part B of this prospectus.

LEGAL INVESTMENT

    The Class A notes will NOT constitute "mortgage related securities" for the purposes of the U.S. Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the Class A notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors as to whether the Class A notes constitute legal investments for you. See "Legal Investment Considerations" in parts A and B of this prospectus.

ERISA CONSIDERATIONS

    In general, subject to the restrictions described in "ERISA Considerations" in parts A and B of this prospectus, the Class A notes will be eligible for purchase by retirement plans or other arrangements subject to the U.S. Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. See "ERISA Considerations" in part B of this prospectus.

BOOK-ENTRY REGISTRATION

    The Class A notes will be initially issued in book-entry form only. Persons acquiring beneficial ownership of interests in the Class A notes will hold their interests through the Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within the Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear. See "Description of the Class A Notes--Form of the Class A Notes--Book Entry Registration" in part A of this prospectus and "Global Clearance and Settlement Procedures" in Appendix B to part B of this prospectus.

RATINGS OF THE CLASS A NOTES

    It is a condition to the issuance of the Class A notes that they be rated "AAA" by Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies Inc., "Aaa" by Moody's Investors Service, Inc. and "AAA" by
Fitch, Inc. The security ratings of the Class A notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. See "Ratings of the Class A Notes" in part A of this prospectus.

                                  RISK FACTORS

    The Class A notes are complex securities secured by property located in a foreign jurisdiction. You should consider the following information which describes the principal risk factors of an investment in the Class A notes described in this prospectus. You should also read the detailed information set forth elsewhere in this prospectus.

GENERAL STRUCTURAL RISKS:

THE CLASS A NOTES WILL BE PAID ONLY FROM
THE ASSETS OF THE TRUST AND YOU MAY
EXPERIENCE A LOSS IF THE ASSETS OF THE
TRUST ARE INSUFFICIENT TO REPAY THE CLASS
A NOTES. .................................  The Class A notes are debt obligations of the issuer trustee only in its capacity as trustee of the trust and
                                            do not represent an interest in or obligation of the
                                            issuer trustee in its individual capacity or of any
                                            other entity or party to this transaction.

                                            The assets of the trust will be the sole source of
                                            payments on the Class A notes. Therefore, if collections
                                            on the mortgage loans, amounts available under the
                                            support facilities and the other assets of the trust are
                                            insufficient to pay the interest and principal on your
                                            Class A notes when due, there will be no other source
                                            from which to receive these payments and you may not
                                            recover your entire investment or obtain the yield on
                                            your investment you expected to.

THE SERVICER MAY COMMINGLE COLLECTIONS ON
THE MORTGAGE LOANS WITH ITS ASSETS WHICH
MAY LEAD TO LOSSES ON YOUR CLASS A
NOTES. ...................................  Before the servicer remits collections to the collections account, the collections may be commingled
                                            with the assets of the servicer. With some exceptions,
                                            the servicer may remit collections to the collections
                                            account on a quarterly basis. See "Description of the
                                            Class A Notes--Collections; Distributions on the Class A
                                            Notes" in part A of this prospectus. If the servicer
                                            becomes insolvent, the issuer trustee may only be able
                                            to claim those collections as an unsecured creditor of
                                            the insolvent company. This could lead to a failure to
                                            receive the collections on the mortgage loans, delays in
                                            receiving the collections, or losses to you.

LOSSES AND DELINQUENT PAYMENTS ON THE
MORTGAGE LOANS MAY AFFECT THE RETURN ON
YOUR CLASS A NOTES. ......................  Unlike the case in most securitizations of U.S. mortgage loans, if borrowers fail to make payments of interest
                                            and principal under the mortgage loans when due, the
                                            servicer has no obligation to make advances to cover the
                                            delinquent payment. However, under the liquidity
                                            facility provided in this transaction, the liquidity
                                            facility provider does cover shortfalls in interest and
                                            income collections on the mortgage loans available to
                                            pay interest on the Class A notes up to a specified

                                            limit. Accordingly, if the liquidity enhancement
                                            described in this prospectus is insufficient to protect
                                            your Class A notes from the borrowers' failure to pay,
                                            then the issuer trustee may not have enough funds to
                                            make full payments of interest due on your Class A
                                            notes. Consequently, the yield on your Class A notes
                                            could be lower than you expect and you could suffer
                                            losses. A wide variety of factors performance of
                                            borrowers in making payments of principal and interest
                                            under the mortgage loans. In particular, if interest
                                            rates increase significantly, borrowers may experience
                                            distress and an increase in default rates on the
                                            mortgage loans may result. Under Australia's Consumer
                                            Credit Code, among other remedies, a court may order a
                                            mortgage loan to be varied on the grounds of hardship.
                                            See "Legal Aspects of the Mortgage Loans" in part B of
                                            this prospectus. Any such variance may reduce the
                                            principal or interest payable under a particular
                                            mortgage loan.

LOSSES IN EXCESS OF THE PROTECTION
AFFORDED BY THE LENDER'S MORTGAGE
INSURANCE POLICIES, EXCESS AVAILABLE
INCOME AND THE SUBORDINATION OF THE CLASS
B NOTES WILL RESULT IN LOSSES ON YOUR
CLASS A NOTES. ...........................  The amount of credit enhancement provided through the lender's mortgage insurance policies, excess available
                                            income and the subordination of the Class B notes to the
                                            Class A notes is limited and could be reduced or
                                            depleted prior to the payment in full of the Class A
                                            notes. If the lender's mortgage insurance policies do
                                            not provide coverage for all losses incurred in respect
                                            of a mortgage loan, if there is insufficient excess
                                            available income to make the issuer trustee whole in
                                            respect of any such losses or if the principal amount of
                                            the Class B notes is reduced to zero, you may suffer
                                            losses on your Class A notes.

ENFORCEMENT OF THE MORTGAGE LOANS MAY
CAUSE DELAYS IN PAYMENT AND LOSSES. ......  The servicer could encounter substantial delays in connection with the enforcement of a mortgage loan,
                                            which may lead to shortfalls in payments to you to the
                                            extent those shortfalls are not covered by a lender's
                                            mortgage insurance policy, any excess available income
                                            or by the subordination of the Class B notes.

                                            If the proceeds of the sale of a mortgaged property
                                            (including any insurance proceeds and amounts in
                                            enforcement of a borrower's personal assets), net of
                                            preservation and enforcement expenses, are less than the
                                            unpaid principal balance of the related mortgage loan
                                            and any accrued interest, the issuer trustee may not
                                            have enough funds to make full payments of interest and
                                            principal due to you, unless the difference is covered
                                            by any excess available income and the subordination of
                                            the Class B notes.

THE LENDER'S MORTGAGE INSURANCE POLICIES
MAY NOT BE AVAILABLE TO COVER LOSSES ON
THE MORTGAGE LOANS. ......................  The lender's mortgage insurance policies are subject to some exclusions from coverage and rights of refusal or
                                            reduction of claims, some of which are described in "The
                                            Lender's Mortgage Insurance Policies" in part A of this
                                            prospectus. Therefore, a borrower's payments that are
                                            expected to be covered by the lender's mortgage
                                            insurance policies may not be covered because of these
                                            exclusions, refusals or reductions. As a result, the
                                            issuer trustee may not have enough money to make full
                                            payments of principal and interest on your Class A
                                            notes. See "The Mortgage Insurance Policies" in part A
                                            of this prospectus.

                                            The ratings assigned to the Class A notes by the rating
                                            agencies will be based in part on the credit ratings
                                            assigned to certain entities which, directly or
                                            indirectly, provide mortgage insurance or support the
                                            provision of mortgage insurance. The credit ratings
                                            assigned to such entities could be qualified, reduced or
                                            withdrawn at any time. Any qualification, reduction or
                                            withdrawal of the ratings assigned to such entities
                                            could result in a reduction of the ratings assigned to
                                            the Class A notes, which could in turn affect the
                                            liquidity and market value of the Class A notes.

THE TERMINATION OF ANY OF THE SWAPS MAY
SUBJECT YOU TO LOSSES FROM INTEREST RATE
OR CURRENCY FLUCTUATIONS. ................  The issuer trustee will exchange the interest payments from mortgage loans whose variable interest rate has
                                            been converted to a fixed rate for variable rate
                                            payments based upon the three-month Australian bank
                                            provider fails to perform its obligations, you will be
                                            exposed to the risk that the floating rate of interest
                                            payable on the Class A notes will be greater than the
                                            discretionary fixed rate set by the seller (who is also
                                            the fixed rate swap provider) on the fixed rate mortgage
                                            loans, which may lead to losses to you.

                                            The issuer trustee will exchange the interest payments
                                            from the variable rate mortgage loans for variable rate
                                            payments based upon the three-month Australian bank bill
                                            rate. If the basis swap is terminated or if the basis
                                            swap provider fails to perform its obligations, the
                                            trust manager will direct the seller, subject to
                                            applicable laws, to set the interest rate on the
                                            variable rate mortgage loans at a rate high enough to
                                            cover the payments owed by the trust. However, if the
                                            rates on the variable rate mortgage loans are set above
                                            the market interest rate for similar variable rate
                                            mortgage loans, the affected borrowers will have an
                                            incentive to refinance their loans with another
                                            institution, which may lead to higher rates of principal
                                            prepayment than you initially expected, which will
                                            affect the yield on your Class A notes.

                                            The issuer trustee will receive payments from the
                                            borrowers and the fixed rate swap and basis swap
                                            providers on the mortgage loans in Australian dollars
                                            calculated, in the case of the swap providers, by
                                            reference to the Australian bank bill rate, and make
                                            payments to Class A noteholders in U.S. dollars
                                            calculated, in the case of interest, by reference to
                                            LIBOR. Under the currency swap, the currency swap
                                            providers will exchange Australian dollar obligations
                                            for U.S. dollars, and in the case of interest, amounts
                                            calculated by reference to the Australian bank bill rate
                                            for amounts calculated by reference to LIBOR. If a
                                            currency swap provider fails to perform its obligations
                                            or if a currency swap is terminated, the issuer trustee
                                            might have to exchange its Australian dollars for U.S.
                                            dollars and its Australian bank bill rate obligations
                                            for LIBOR obligations at a rate that does not provide
                                            sufficient U.S. dollars to make payments to Class A
                                            noteholders in full.

TERMINATION PAYMENTS RELATING TO A
CURRENCY SWAP AND THE FIXED RATE SWAP MAY
REDUCE PAYMENTS TO YOU. ..................  If the issuer trustee is required to make a termination payment to a currency swap provider, the basis swap
                                            provider or the fixed rate swap provider upon the
                                            termination of a currency swap, the basis swap or the
                                            fixed rate swap, respectively, the issuer trustee will
                                            make the termination payment from the assets of the
                                            trust in priority to payments on the Class A notes.
                                            Thus, if the issuer trustee makes a termination payment,
                                            there may not be sufficient funds remaining to pay
                                            interest on your Class A notes on the next payment date,
                                            and the principal on your Class A notes may not be
                                            repaid in full.

THE AVAILABILITY OF VARIOUS SUPPORT
FACILITIES WITH RESPECT TO PAYMENT ON THE
CLASS A NOTES WILL ULTIMATELY BE DEPENDENT
ON THE FINANCIAL CONDITION OF AUSTRALIA
AND NEW ZEALAND BANKING GROUP LIMITED. ...  Australia and New Zealand Banking Group Limited is
                                            acting in the capacities of seller, servicer, custodian,
                                            redraw facility provider, liquidity facility provider,
                                            fixed rate swap provider, basis swap provider and a
                                            currency swap provider with respect to the Class A
                                            Notes. Accordingly, the availability of these various
                                            support facilities with respect to the Class A notes
                                            will ultimately be dependent on the financial strength
                                            of Australia and New Zealand Banking Group Limited. If
                                            Australia and New Zealand Banking Group Limited
                                            encounters financial difficulties which impede or
                                            prohibit the performance of its obligations under the
                                            various support facilities, the issuer trustee may not
                                            have sufficient funds to timely pay the full amount of
                                            principal and interest due on the Class A notes.

PREPAYMENTS DURING A COLLECTION PERIOD MAY
RESULT IN YOU NOT RECEIVING YOUR FULL
INTEREST PAYMENTS. .......................  If a prepayment is received on a mortgage loan during a collection period (including a prepayment in full where
                                            a borrower refinances its mortgage loan, for example,
                                            due to the seller or other lenders offering new or
                                            different product features or the repurchase of a
                                            mortgage loan by the seller from the issuer trustee in
                                            the limited circumstances described in this prospectus),
                                            interest on the mortgage loan will cease to accrue on
                                            that portion of the mortgage loan that has been prepaid,
                                            starting on the date of prepayment. Unlike the case in
                                            most U.S. mortgage securitizations, the servicer has no
                                            obligation to make a compensating interest payment to
                                            cover the reduction in interest payable with respect to
                                            the mortgage loan in the related collection period as a
                                            result of the prepayment. If available interest and
                                            income collections (as increased by any principal draws
                                            or draws under the liquidity facility) are insufficient
                                            to cover such interest shortfall or the basis swap or
                                            the fixed rate swap has been terminated, the issuer
                                            trustee may not have sufficient funds to pay you the
                                            full amount of interest due on your Class A notes on the
                                            next payment date.

IF THE TRUST MANAGER DIRECTS THE ISSUER
TRUSTEE TO EXERCISE ITS RIGHT TO CAUSE A
REDEMPTION OF THE CLASS A NOTES, THE YIELD
ON YOUR CLASS A NOTES COULD BE LOWER THAN
YOU EXPECTED. ............................  The trust manager may cause the issuer trustee to redeem the Class A notes on any payment date falling on or
                                            after the earlier of (i) the payment date falling in
                                            September 2008 and (ii) the payment date when the
                                            aggregate outstanding principal balance of the mortgage
                                            loans, expressed as a percentage of the aggregate
                                            outstanding principal balance thereof as of the cut-off
                                            date, is less than 10%. This could result in principal
                                            repayment earlier than you expected and the yield on
                                            your Class A notes could be lower than you expected. In
                                            order to accomplish the redemption, the seller will
                                            repurchase the mortgage loans then remaining in the
                                            mortgage pool. Because the repurchase price paid by the
                                            seller for non-performing mortgage loans will be limited
                                            to the current value of such mortgage loans (taking into
                                            account applicable lender's mortgage insurance proceeds
                                            or other available resources) as opposed to their
                                            outstanding principal balance, plus accrued interest
                                            thereon, it is possible that Class A noteholders could
                                            suffer a loss of recovery of principal on their Class A
                                            notes as a result of such repurchase.

YOU MAY NOT BE ABLE TO RESELL YOUR CLASS A
NOTES. ...................................  The underwriters are not required to assist you in reselling your Class A notes. A secondary market for
                                            your Class A notes may not develop. If a secondary
                                            market does develop, it might not continue or might not
                                            be sufficiently liquid to allow

                                            you to resell any of your Class A notes readily or at
                                            the price you desire. The market value of your Class A
                                            notes is likely to fluctuate with changes in interest
                                            rates in general, changes in the interest rates of the
                                            underlying mortgage loans, changes affecting the
                                            Australian economy and various other factors, all of
                                            which could expose you to significant losses.

THE PROCEEDS FROM ENFORCEMENT OF THE
MASTER SECURITY TRUST DEED AND DEED OF
CHARGE MAY BE INSUFFICIENT TO PAY AMOUNTS
DUE TO YOU. ..............................  If the security trustee enforces the security interest over the assets of the trust after an Event of Default
                                            under the master security trust deed and the deed of
                                            charge, there is no assurance that the market value of
                                            the assets of the trust will be equal to or greater than
                                            the outstanding principal and interest due on the Class
                                            A notes and the other secured obligations that rank
                                            ahead of or equally with the Class A notes, or that the
                                            security trustee will be able to realize the full value
                                            of the assets of the trust. The issuer trustee, the
                                            trust manager, the security trustee, the servicer, the
                                            note trustee, the principal paying agent, the swap
                                            providers and other support providers will generally be
                                            entitled to receive the proceeds of any sale of the
                                            assets of the trust, to the extent they are owed fees
                                            and expenses (or, in the case of the liquidity facility
                                            provider and the redraw facility provider, to the extent
                                            of any outstanding cash advance deposit), before you.
                                            Consequently, the proceeds from the sale of the assets
                                            of the trust after an Event of Default under the master
                                            security trust deed and the deed of charge may be
                                            insufficient to pay you principal and interest on your
                                            Class A notes in full. See "Description of Transaction
                                            Documents--The Master Security Trust Deed" in part B of
                                            this prospectus.

YOU WILL NOT RECEIVE PHYSICAL CERTIFICATES
REPRESENTING YOUR CLASS A NOTES, WHICH CAN
CAUSE DELAYS IN RECEIVING DISTRIBUTIONS
AND HAMPER YOUR ABILITY TO PLEDGE OR
RESELL YOUR NOTES. .......................  Your ownership of the Class A notes will be registered electronically through DTC and Euroclear and
                                            Clearstream, Luxembourg. The lack of physical
                                            certificates could:
                                            - cause you to experience delays in receiving payments
                                            on the Class A notes because the principal paying agent
                                              on behalf of the issuer trustee will be sending
                                              distributions on the notes to DTC and in turn
                                              Euroclear and Clearstream, Luxembourg instead of
                                              directly to you;
                                            - limit or prevent you from using your Class A notes as
                                              collateral; and

                                            - hinder your ability to resell the Class A notes or
                                            reduce the price that you receive for them.

                                            See "Description of the Class A Notes--Form of Class A
                                            Notes" in part A of this prospectus.

RATINGS OF YOUR CLASS A NOTES DO NOT
ASSURE THEIR PAYMENT AND WITHDRAWAL OR
DOWNGRADING OF ANY INITIAL RATINGS MAY
AFFECT THE VALUE OF YOUR CLASS A
NOTES. ...................................  A rating is based on the adequacy of the value of the trust assets and any credit enhancement for the Class A
                                            notes, and reflects the rating agency's assessment of
                                            how likely it is that holders of the Class A notes will
                                            receive the payments to which they are entitled. A
                                            rating does not constitute an assessment of how likely
                                            it is that principal prepayments on the mortgage loans
                                            will be made, the degree to which the rate of
                                            prepayments might differ from that originally
                                            anticipated, or the likelihood that the notes will be
                                            redeemed early.

                                            A rating is not a recommendation to purchase, hold or
                                            sell the Class A notes because it does not address the
                                            market price of the Class A notes or the suitability of
                                            the Class A notes for any particular investor. A rating
                                            may not remain in effect for any given period of time
                                            and a rating agency could lower or withdraw a rating
                                            entirely in the future. For example, the rating agency
                                            could lower or withdraw its rating due to:
                                            - a decrease in the adequacy of the value of the trust
                                            assets or any related credit enhancement;
                                            - an adverse change in the financial or other condition
                                            of Australia and New Zealand Banking Group Limited as
                                              servicer and as a support facility provider or of any
                                              credit enhancement provider;
                                            - a change in the rating of the short or long-term debt
                                            of Australia and New Zealand Banking Group Limited as
                                              servicer and as a support facility provider or of any
                                              credit enhancement provider; or
                                            - an adverse change in the financial condition of a
                                            mortgage insurer or a mortgage reinsurer, or a change in
                                              the rating of a mortgage reinsurer.

                                            A reduction in any rating of the Class A notes would
                                            probably reduce the market value of the Class A notes
                                            and may affect your ability to sell them. See "Ratings
                                            of the Class A Notes" in part A of this prospectus.

RISKS ASSOCIATED WITH INVESTMENT IN AUSTRALIAN MORTGAGE LOANS:


YOU MAY FACE AN ADDITIONAL POSSIBILITY OF
LOSS BECAUSE THE ISSUER TRUSTEE DOES NOT
HOLD LEGAL TITLE TO THE MORTGAGE
LOANS. ...................................  The issuer trustee will initially hold only equitable title to the mortgage loans as the borrowers will not be
                                            notified of the equitable assignment of the mortgage
                                            loans to the issuer trustee. This is different than
                                            holding legal title which would require that the issuer
                                            trustee not only have possession of the mortgage title
                                            documents, but also that notices of the assignment of
                                            the mortgages to the issuer trustee be filed with the
                                            land title offices in the appropriate Australian
                                            jurisdictions and that notice of such assignment be
                                            given to the borrowers. The issuer trustee will take
                                            certain steps to protect its interest in, and title to,
                                            the mortgage loans if and only if a "title perfection
                                            event" occurs (and at that time will notify the
                                            borrowers of the assignment). See "Assets of the Trust--
                                            Transfer and Assignment of the Mortgage loans" in part A
                                            of this prospectus. This is similar to the practice in
                                            some U.S. domestic securitizations in which the trustee
                                            is not initially required to record the assignments of
                                            mortgage in the name of the securitization trustee in
                                            the recording offices of the various state and local
                                            jurisdictions, but rather is required to take such
                                            action only upon the occurrence of certain trigger
                                            events which indicate an adverse change in the financial
                                            condition of the seller/servicer. Because the issuer
                                            trustee does not hold legal title to the mortgage loans,
                                            you will be subject to the following risks which may
                                            lead to a failure to receive collections on the mortgage
                                            loans or delays in receiving the collections on the
                                            mortgage loans, and consequently lead you to suffer
                                            losses:
                                            - The issuer trustee's interest in a mortgage loan may
                                            be impaired by the existence of a prior higher or equal
                                              ranking security interest over the related mortgaged
                                              property or a higher or equal ranking security
                                              interest created by or through a seller as legal
                                              holder of the mortgage loan after the equitable
                                              assignment of the mortgage loan to the issuer trustee,
                                              but prior to the issuer trustee acquiring legal title
                                              in the mortgage loan.
                                            - Until a borrower has notice of the assignment of its
                                              mortgage loan to the issuer trustee, that borrower is
                                              not required to make payments under its mortgage loan
                                              to anyone other than the seller and any such payments
                                              made to the seller will discharge the borrower's
                                              payment obligations in relation to these amounts. If
                                              the servicer (which is also the seller) does not
                                              deliver collections to the issuer trustee, for
                                              whatever reason, neither the issuer trustee nor you
                                              will have any recourse against the related borrowers
                                              for such collections.

                                            - The issuer trustee may not be able to initiate any
                                            legal proceedings against a borrower to enforce a
                                              mortgage loan without the involvement of the seller.

THE RATE AND TIMING OF PAYMENTS ON YOUR
CLASS A NOTES COULD VARY UNEXPECTEDLY AS
THERE IS NO WAY TO PREDICT THE ACTUAL RATE
AND TIMING OF PAYMENTS ON THE MORTGAGE
LOANS. ...................................  The rate of principal and interest payments on pools of mortgage loans varies among pools, and is influenced by
                                            a variety of economic, demographic, social, tax, legal
                                            and other factors, including prevailing market interest
                                            rates for mortgage loans, the availability of alternate
                                            financing and the particular terms of the mortgage
                                            loans.

                                            Australian mortgage loans have features and options that
                                            are different from mortgage loans in the United States
                                            and Europe, and thus will have different rates and
                                            timing of payments than mortgage loans in the United
                                            States and Europe. Moreover, it is not unusual for
                                            Australian borrowers to make voluntary prepayments of
                                            principal in significant amounts. The reasons for
                                            voluntary prepayments include the absence of prepayment
                                            penalties under variable rate mortgage loans,
                                            Australia's strong home ownership ethos, the lack of tax
                                            deductibility for interest on mortgage loans used to
                                            purchase a primary residence under Australia's tax laws
                                            and the fact that certain loans allow the borrower to
                                            redraw prepaid funds. These factors could encourage
                                            borrowers to make payments in excess of those required
                                            to pay off the mortgage loan within the contractual
                                            term, and to make lump sum prepayments from time to time
                                            when they have funds that are not required for another
                                            purpose.

                                            Similarly, borrowers may prepay the entire balance of
                                            their mortgage loan in a refinancing. Their incentive to
                                            do this would be increased, for instance, if the seller
                                            or other lenders were to offer a new or different
                                            product feature. As described in Part B of this
                                            prospectus, a borrower may elect from time to time to
                                            convert a mortgage loan to an alternative product type.
                                            Such a conversion may, under certain circumstances,
                                            result in prepayment in full of the related mortgage
                                            loan and the origination of a new mortgage loan that
                                            will not be an asset of the trust. The repurchase of a
                                            mortgage loan by the seller in the limited circumstances
                                            described in the prospectus will also result in the
                                            issuer trustee receiving in full the principal amount of
                                            that mortgage loan. There is no guarantee as to the
                                            actual rate of prepayment on the mortgage loans, or that
                                            the actual rate of prepayment will conform to any model
                                            described in this prospectus. The rate and timing of
                                            principal and interest payments on the mortgage loans
                                            will affect the rate and timing of payments of principal
                                            and interest on your Class A notes.


                                            Unexpected prepayment rates could have the following
                                            negative effects:
                                            - if you bought your Class A notes for more than their
                                            face amount, the yield on your Class A notes will be
                                              lower than expected if principal payments occur at a
                                              faster rate than you expect; or
                                            - if you bought your Class A notes for less than their
                                            face amount, the yield on your Class A notes will be
                                              lower than expected if principal payments occur at a
                                              slower rate than you expect.

                                            Prepayments of principal on the mortgage loans will tend
                                            to shorten the weighted average life of the Class A
                                            notes, while redraws of prepaid funds will tend to
                                            extend the weighted average life of the Class A notes.

                                            Other factors that would affect the rate and timing of
                                            payments on the Class A notes would include receipt by
                                            the issuer trustee of enforcement proceeds due to a
                                            borrower default on a mortgage loan, the receipt by the
                                            issuer trustee of insurance proceeds under a lender's
                                            mortgage insurance policy in respect of a mortgage loan,
                                            a repurchase by the seller as a result of a breach of
                                            its representations and warranties made with respect to
                                            the mortgage loans, a repurchase by the seller as a
                                            result of an additional advance being made to the
                                            borrower that resulted in the scheduled amortization
                                            balance of that borrower's loan being exceeded by more
                                            than one scheduled monthly installment, or a redemption
                                            of the Class A notes for taxation or other reasons, or
                                            the receipt of the proceeds of enforcement of the deed
                                            of charge and the master security trust deed prior to
                                            the maturity date of the Class A notes upon the
                                            occurrence of an Event of Default.

THE DEDUCTION OR IMPOSITION OF A
WITHHOLDING TAX WILL REDUCE PAYMENTS TO
YOU AND MAY LEAD TO AN EARLY REDEMPTION OF
THE CLASS A NOTES. .......................  If an Australian withholding tax is deducted from payments in relation to interest on the Class A notes,
                                            including related payments to the currency swap
                                            provider, you will not be entitled to receive grossed-up
                                            amounts to compensate for the withholding tax. Thus, you
                                            will receive less interest than is scheduled to be paid
                                            on each payment date and may receive less principal at
                                            the maturity date of the Class A notes. The issuer
                                            trustee, at the direction of the trust manager, may on
                                            any payment date redeem the Class A notes in whole but
                                            not in part if a withholding tax is imposed, unless (if
                                            the withholding deduction relates only to the Class A
                                            notes) Class A noteholders owning 75% of the voting
                                            rights represented thereby direct the issuer trustee not
                                            to redeem the Class A notes. If the issuer trustee
                                            exercises this option,

                                            you may not be able to reinvest the amounts received
                                            upon redemption at an interest rate comparable to that
                                            payable on the Class A notes.

A DECLINE IN AUSTRALIAN ECONOMIC
CONDITIONS MAY LEAD TO LOSSES ON YOUR
CLASS A NOTES. ...........................  The Australian economy has until recently experienced a prolonged period of expansion with relatively low
                                            interest rates and steadily increasing property values.
                                            An economic slowdown in the second half of 2000 has
                                            resulted in a significant lowering of official interest
                                            rates this year which has contributed to an improved
                                            residential property market. If the Australian economy
                                            were to experience a downturn, a sustained increase in
                                            interest rates, a fall in property values or any
                                            combination of these factors, delinquencies or losses on
                                            the mortgage loans may increase, which may cause losses
                                            on your Class A notes. To the extent such losses are
                                            covered by a lender's mortgage insurance policy
                                            described herein, proceeds of such policy will be
                                            treated as a prepayment of principal and will be
                                            distributed to the Class A noteholders earlier than
                                            otherwise would be the case.

AUSTRALIAN CONSUMER PROTECTION LAWS MAY
AFFECT THE TIMING OR AMOUNT OF INTEREST OR
PRINCIPAL PAYMENTS TO YOU. ...............  Some borrowers may make a claim to a court or tribunal requesting changes in the terms and conditions of their
                                            mortgage loans or compensation or penalties from the
                                            seller for breaches of any legislation relating to
                                            consumer credit. Australian governmental agencies may
                                            also bring actions for penalties under legislation
                                            relating to consumer credit. Any order under legislation
                                            relating to consumer credit, and any changes which allow
                                            the borrower to pay less principal or interest under the
                                            mortgage loan, may delay or decrease the amount of
                                            collections available to make payment to you.

                                            In addition, if the issuer trustee obtains legal title
                                            to the mortgage loans, the issuer trustee will be
                                            subject to the penalties and compensation provisions of
                                            Australia's Consumer Credit Code instead of the seller.
                                            To the extent that the issuer trustee is unable to claim
                                            damages from the seller or the servicer where the issuer
                                            trustee suffers a loss in connection with a breach of
                                            the Australian Consumer Credit Code, the assets of the
                                            trust, subject to limited exceptions, will be used to
                                            indemnify the issuer trustee prior to payments to you.
                                            This may delay or decrease the amount of collections
                                            available to make payments to you. See "Australian
                                            Consumer Credit Code" in part B of this prospectus.

AUSTRALIAN TAX REFORM PROPOSALS COULD
RESULT IN TAX LIABILITY ON THE TRUST WHICH
MAY LEAD TO LOSSES ON YOUR CLASS A
NOTES. ...................................  The Australian Federal Government proposes to reform business taxation as part of its current tax reform
                                            program. There are several proposed measures, including,
                                            generally, taxation of trusts in the same manner as
                                            companies (i.e., as separate taxable entities), taxation
                                            of consolidated groups, changing rules regarding thin
                                            capitalization for entities investing in and out of
                                            Australia and redefinition of debt-equity instruments.
                                            These proposals, if enacted, could impact upon the tax
                                            treatment of the trust. The final form of the proposed
                                            new rules has not been settled and is subject to ongoing
                                            consultation and consideration. However, based on
                                            current indications, and the current basis of the draft
                                            proposals released by the Australian Federal Government,
                                            the new rules should not apply to a securitization
                                            vehicle such as the trust. In addition, the transaction
                                            documents contain appropriate mechanisms which permit
                                            the trust to be amended in order to avoid an
                                            entity-level tax, to the extent possible, and maintain
                                            its current "look-through" status. If contrary to
                                            expectation, these new tax proposals do apply to the
                                            trust, then to the extent that the trust incurs a tax
                                            liability, the issuer trustee may have less funds
                                            available to meet its obligations, and you may suffer
                                            losses. See "Material Australian Tax Consequences" in
                                            part B of this prospectus.

BECAUSE THE ISSUER TRUSTEE IS AN
AUSTRALIAN ENTITY, THERE REMAINS
UNCERTAINTY AS TO THE ENFORCEABILITY OF
JUDGMENTS OBTAINED BY CLASS A NOTEHOLDERS
IN U.S. COURTS BY AUSTRALIAN COURTS. .....  Perpetual Trustee Company Limited is an Australian
                                            public company and in its capacity as issuer trustee of
                                            the trust, it has agreed to submit to the jurisdiction
                                            of the New York State and federal courts for purposes of
                                            any suit, action or proceeding arising out of the
                                            offering of the Class A notes under the underwriting
                                            agreement. Generally, a final and conclusive judgment
                                            obtained by noteholders in U.S. courts would be
                                            recognized and enforceable against the issuer trustee in
                                            the relevant Australian court without reexamination of
                                            the merits of the case. However, because of the foreign
                                            location of the issuer trustee and its directors,
                                            officers and employees (and their respective assets), it
                                            may be difficult for noteholders to effect service of
                                            process over these persons or to enforce against them
                                            judgments obtained in United States courts based upon
                                            the civil liability provisions of the U.S. federal
                                            securities laws. See "Enforcement of Foreign Judgments
                                            in Australia" in part B of the prospectus.

RISKS ASSOCIATED WITH SELLER'S MORTGAGE LOAN PORTFOLIO:

PAYMENT HOLIDAYS MAY RESULT IN YOU NOT
RECEIVING YOUR FULL INTEREST PAYMENTS. ...  On certain mortgage loans, if a borrower prepays principal on his or her loan, the servicer may permit
                                            the borrower to skip subsequent payments, including
                                            interest payments, until the outstanding principal
                                            balance of the mortgage loan equals the scheduled
                                            balance. If a significant number of borrowers take
                                            advantage of this practice at the same time, the issuer
                                            trustee may not have sufficient funds to pay you the
                                            full amount of interest on the Class A notes on the next
                                            quarterly payment date.

BECAUSE INTEREST ACCRUES ON THE LOANS ON A
SIMPLE INTEREST BASIS, INTEREST PAYABLE
MAY BE REDUCED IF BORROWERS PAY
INSTALLMENTS BEFORE SCHEDULED DUE
DATES. ...................................  Interest accrues on the mortgage loans on a daily simple interest basis, I.E., the amount of interest payable
                                            each weekly, bi-weekly or monthly period is based on
                                            each daily balance for the period elapsed since interest
                                            was last charged to the borrower. Thus, if a borrower
                                            pays a fixed installment before its scheduled due date,
                                            the portion of the payment allocable to interest for the
                                            period since the preceding payment was made may be less
                                            than would have been the case had the payment been made
                                            as scheduled.

THE SELLER'S ABILITY TO SET THE INTEREST
RATE ON VARIABLE RATE MORTGAGE LOANS MAY
LEAD TO INCREASED DELINQUENCIES OR
PREPAYMENTS AND AFFECT THE YIELD ON YOUR
CLASS A NOTES. ...........................  The interest rates on the variable rate mortgage loans are not tied to an objective interest rate index, but
                                            rather are set at the sole discretion of the seller. If
                                            the seller increases interest rates on these loans,
                                            borrowers may be unable to make their required payments
                                            and accordingly, may become delinquent or may default on
                                            their mortgage loans. Further, the seller's willingness
                                            to increase interest rates on the mortgage loans may be
                                            influenced by the seller's obligations as basis swap
                                            provider to make payments under the basis swap. In
                                            addition, if the interest rates are raised above market
                                            interest rates, borrowers may refinance their loans with
                                            another lender to obtain a lower interest rate. This
                                            could cause higher rates of principal prepayment than
                                            you expected which could affect the yield on your Class
                                            A notes.

A BORROWER'S ABILITY TO OFFSET MAY AFFECT
THE RETURN ON YOUR CLASS A NOTES. ........  In the event of the insolvency of the seller, borrowers may be able to offset their deposits with the seller
                                            against their liability under their mortgage loans. If
                                            this occurs, the assets

                                            of the trust (including the seller's deposit of funds
                                            for this risk, if any) might be insufficient to pay your
                                            principal and interest in full.

THE CONCENTRATION OF MORTGAGE LOANS IN
SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE
POSSIBILITY OF LOSS ON YOUR CLASS A
NOTES. ...................................  The trust contains a relatively high concentration of mortgage loans secured by properties located within the
                                            states of New South Wales, Victoria and Queensland
                                            within Australia. See the geographic distribution table
                                            in Appendix A-1 for a geographic profile of the mortgage
                                            loans. Any deterioration in the real estate values or
                                            the economy of any of those states or regions could
                                            result in higher rates of delinquencies, foreclosures
                                            and loss than expected on the mortgage loans. In
                                            addition, these states or regions may experience natural
                                            disasters, which may not be fully insured against and
                                            which may result in property damage and losses on the
                                            mortgage loans. These events may in turn have a
                                            disproportionate impact on funds available to the trust,
                                            which could cause you to suffer losses.

                                            FOR THE REMAINING SECTIONS OF PART A OF THIS PROSPECTUS,
                                            YOU CAN FIND DEFINITIONS OF CERTAIN CAPITALIZED TERMS
                                            USED THEREIN UNDER THE CAPTION "GLOSSARY" AT THE END OF
                                            THIS PROSPECTUS.

                                   THE TRUST

GENERAL

    Kingfisher Trust 2001-1G (the "Trust") will be a common law trust established by the Trust Manager under the laws of New South Wales on May 16, 2001. The Trust may only act through the Issuer Trustee. Accordingly references to actions or obligations of the Issuer Trustee refer to such actions or obligations of the Trust.

    The detailed terms of the Trust are set out in the Master Trust Deed and the Supplemental Deed. The Trust is separate and distinct from any other trust to be established under the Master Trust Deed; the assets of the Trust will not be available to meet the liabilities of any other such trust; and the assets of any other trust will not be available to meet the liabilities of the Trust.

THE MASTER TRUST DEED

    The Master Trust Deed provides for the creation of trusts from time to time and the terms upon which trusts are constituted. The Master Trust Deed:

    - specifies the rights and obligations of the Issuer Trustee in relation to trusts created under it;

    - specifies the rights and obligations of the Trust Manager in relation to trusts created under it; and

    - specifies the terms upon which each of the Issuer Trustee and the Trust Manager are to be appointed, removed and replaced.

    Various provisions of the Master Trust Deed are discussed throughout this prospectus where (and to the extent) such provisions are relevant.

THE SUPPLEMENTAL DEED

    The Supplemental Deed, which supplements the general framework under the Master Trust Deed with respect to the Trust, accomplishes the following:

    - specifies the details of the Notes, other than those terms and conditions for the Class A Notes which are contained in the Note Trust Deed and the "Terms and Conditions" annexed to the Class A Notes (see Appendix A-II to part A of this prospectus);

    - establishes the cash flow allocation of the collections in connection with mortgage loans with respect to payment of the Notes;

    - confirms the appointment of Australia and New Zealand Banking Group Limited as Servicer of the mortgage loans;

    - confirms the appointment of Australia and New Zealand Banking Group Limited as Custodian of the mortgage title documents; and

    - specifies a number of ancillary matters associated with the operation of the Trust and the mortgage loans such as the arrangements regarding the operation of the Collections Account, the fees payable to the Issuer Trustee, the Trust Manager, the Custodian and the Servicer, the termination of the Trust and the limitation of the Issuer Trustee's liability.

    Various provisions of the Supplemental Deed are set out throughout this prospectus where (and to the extent) such provisions are relevant.

                              ASSETS OF THE TRUST

    The assets of the Trust will include the following:

    - the pool of mortgage loans, including all:

       - principal payments paid or payable on the mortgage loans at any time after the Cut-off Date; and

       - interest payments paid or payable on the mortgage loans at any time after the Cut-off Date (other than the Accrued Interest Adjustment which is paid on the first Payment Date to the Seller);

    - rights under the lender's mortgage insurance policies;

    - rights under the mortgages relating to the mortgage loans;

    - rights under any additional collateral securities appearing on the Seller's records as securing the mortgage loans;

    - amounts on deposit in the accounts established in connection with the creation of the Trust and the issuance of the Notes, including the Collections Account, and any Authorized Investments in which these amounts are invested; and

    - the Issuer Trustee's rights under the Transaction Documents, including the Support Facilities.

THE MORTGAGE LOANS

    The mortgage loans are secured by registered first ranking mortgages on properties located in Australia. The mortgage loans are from the Seller's residential loan program and have been originated by the Seller in the ordinary course of its business as described at "The Seller's Residential Loan Program--The mortgage loans" in part B of this prospectus. The mortgage loans are variable rate loans but in certain cases the relevant borrower may convert the interest rate to a fixed rate. The mortgaged properties consist of one- to four-family residential owner-occupied properties and one- to four-family residential non-owner occupied properties, excluding mobile homes.

TRANSFER AND ASSIGNMENT OF THE MORTGAGE LOANS

    With effect from the Cut-off Date, the Seller will equitably assign to the Issuer Trustee the mortgage loans, the mortgages securing those mortgage loans, any additional collateral security and any lender's mortgage insurance policies, as described above, on the mortgaged properties relating to those mortgage loans. After the equitable assignment, the Issuer Trustee will be entitled to receive collections on the mortgage loans. If a Title Perfection Event occurs, unless each rating agency confirms that a failure to perfect the Issuer Trustee's title to the mortgage loans will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the Notes, the Issuer Trustee must use the irrevocable power granted by the Seller to the Issuer Trustee to take the actions necessary to protect the Issuer Trustee's interest in, and legal title to, the mortgage loans. The Trust Manager, the Servicer and the Seller have agreed to assist the Issuer Trustee in taking any necessary actions to obtain legal title to the mortgage loans after the occurrence of a Title Perfection Event, including the lodgment of transfers of the mortgages securing the mortgage loans with the appropriate land titles office in each applicable Australian state and territory.

    The Issuer Trustee will grant a first ranking fixed and floating charge over the mortgage loans and other assets of the Trust under the Master Security Trust Deed and the Deed of Charge in favor of the Security Trustee for the ultimate benefit of the Noteholders and the other Secured Creditors of the Trust. The Servicer will service the mortgage loans pursuant to the Master Servicer Deed and the Supplemental Deed and will receive compensation for these services. See "Description of the

Transaction Documents--The Master Security Trust Deed" in part B of this prospectus and "Servicing" in part A of this prospectus.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

    Australia and New Zealand Banking Group Limited as the "Seller" will make representations and warranties to the Issuer Trustee with respect to the mortgage loans equitably assigned by the Seller including those set forth in "The Seller--Representations, Warranties and Eligibility Criteria" and "--the Seller's Representations" in part B of this prospectus.

    If a breach of any of the Seller's representations or warranties is discovered in respect of a mortgage loan, the Seller will be obligated:

    - to remedy the breach; or

    - if the breach is discovered within 120 days of the Closing Date, to repurchase the relevant mortgage loan or any property acquired in respect of that mortgage loan; or

    - if the breach is discovered after 120 days of the Closing Date, to pay damages for any direct loss sustained by the Issuer Trustee up to a maximum of the outstanding principal balance of the affected mortgage loan.

    If a breach of a representation or warranty is discovered later, the seller's only obligation will be to pay damages, which will be limited to the outstanding principal amount of the affected mortgage loan.

                   DESCRIPTION OF THE POOL OF MORTGAGE LOANS

GENERAL

    The pool will consist of approximately 15,426 mortgage loans that have an aggregate outstanding principal balance as of the Cut-off Date, of approximately A$1,971,886,084. As of the Cut-off Date, no mortgage loans will have been delinquent for more than 30 days. Lender's mortgage insurance policies with respect to the mortgage loans will provide for coverage of any loss realized on the disposal of the related mortgaged property. See "The Mortgage Insurance Policies" in part A of this prospectus. The mortgage loans were originated in accordance with the underwriting standards described at "The Seller's Product Types--Approval and Underwriting Process" in part B of this prospectus.

    A mortgage over the related mortgaged property will secure each mortgage loan. Each mortgage is a registered first ranking mortgage (except second ranking mortgages may be held where the mortgaged property is secured by a first ranking mortgage which is also held by the Issuer Trustee) and each mortgage will have priority over all other mortgages granted by the relevant borrower (except to the limited extent described in this sentence) and over all unsecured creditors of the borrower.

    Each mortgage loan is subject to the law of the jurisdiction in which the relevant mortgaged property is located. The mortgaged properties that secure the mortgage loans are located in the following states and territories of Australia:

    - New South Wales;

    - Victoria;

    - Western Australia;

    - Queensland;

    - South Australia;

    - Tasmania;

    - the Northern Territory; and

    - the Australian Capital Territory.

DETAILS OF THE POOL OF MORTGAGE LOANS

    The information in Appendix A-I to part A of this prospectus, attached hereto, sets forth in tabular format various details relating to the mortgage loans to be included in the Trust. The information is provided by the Seller as of the close of business on the Cut-off Date. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

    The statistical information in Appendix A-I may not reflect the actual pool of mortgage loans as of the Closing Date because the Seller may substitute loans proposed for equitable assignment to the Trust with other eligible mortgage loans or add additional eligible mortgage loans. The Seller may do this if, for example, the loans originally selected are repaid early.

    The Seller will not add, remove or substitute any mortgage loans prior to the Closing Date if this would result in a change of more than 5% in any of the characteristics of the pool of mortgage loans described in the "Summary" under the heading "The Mortgage Loans". Moreover, additions or removals of mortgage loans in the mortgage loan pool will not occur after the Closing Date other than through removals as a result of repurchase by the Seller of mortgage loans affected by a breach of the Seller's representations or warranties as described under "The Seller--Breach of Representations and Warranties" in part B of this prospectus or in certain other limited circumstances described in this prospectus.

                        DESCRIPTION OF THE CLASS A NOTES

GENERAL

    The Issuer Trustee will issue the Class A Notes on the Closing Date pursuant to a direction from the Trust Manager to the Issuer Trustee to issue the Class A Notes under the terms of the Master Trust Deed, the Supplemental Deed and the Note Trust Deed. The following summary is subject to, and qualified in its entirety by reference to, the terms and conditions of the Class A Notes set forth at Appendix A-II to part A of this prospectus, the terms and conditions of the Note Trust Deed and the provisions of the other Transaction Documents. Investors should also review the other sections of this prospectus for important additional information regarding the terms and conditions of the Class A Notes and the Transaction Documents.

GOVERNING LAW

    The Notes will be governed by the laws of New South Wales. The Noteholders are bound by, and deemed to have notice of, all the provisions of the Transaction Documents. The Note Trust Deed has been duly qualified under the Trust Indenture Act of 1939 of the United States.

FORM OF CLASS A NOTES

    The Class A Notes are offered in minimum denominations equivalent to at least US$100,000 initial principal balance each and multiples of US$10,000 in excess of that amount. The Issuer Trustee will issue the Class A Notes in book-entry form only, as described below.

    BOOK-ENTRY REGISTRATION: The Class A Notes will be issued only in permanent book-entry format. While the Class A Notes are in book-entry format, all references to actions by the Class A Noteholders will refer to actions taken by the DTC, upon instructions from its participating organizations and all references in part A of this prospectus to distributions, notices, reports and statements to Class A Noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, Cede & Co., as the registered Noteholder, for distribution to owners of the Class A Notes in accordance with DTC's procedures and the terms and conditions of the Class A Notes. Unless the events described in

"DEFINITIVE NOTES" below occur, the Issuer Trustee will not issue the Class A Notes in fully registered, certificated form as definitive notes.

    Class A Noteholders may hold their interests in the Class A Notes through DTC, in the United States, Clearstream, Luxembourg (previously named Cedelbank) or Euroclear, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will be the registered holder of the Class A Notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

    Unless the Issuer Trustee issues definitive notes, Class A Noteholders will receive all distributions of principal and interest on the book-entry notes through DTC participants. Under a book-entry format, Class A Noteholders will receive payments after the related Payment Date. This payment delay will occur because although the Issuer Trustee will (through the paying agents) forward payments on the book-entry notes to Cede & Co. as nominee for DTC, on each Payment Date, DTC will forward those payments to DTC participants, which will be required to forward them to indirect DTC participants or Class A Noteholders.

    It is anticipated that the Noteholder, as this term is used in the Master Trust Deed and the Note Trust Deed for each class of book-entry notes, will be Cede & Co., as nominee of DTC. As a result, the Issuer Trustee will not recognize Class A Noteholders as Noteholders under the Master Trust Deed or the Note Trust Deed, but rather as beneficial owners of an interest in a global book-entry note (i.e., the "Class A Note Owners"). Class A Note Owners will be permitted to exercise the rights of Class A Noteholders under the Master Trust Deed and the Note Trust Deed only indirectly through DTC participants, who in turn will exercise their rights through DTC.

    For further information regarding purchases, transfers and assignments of Class A Notes (including cross-market transfers) through the DTC book-entry system, the procedures for payment of principal and interest on the Class A Notes through DTC, and the operations of DTC, Clearstream, Luxembourg and Euroclear see "Description of Notes--Form of the Notes--Book Entry Registration" in part B of this prospectus.

    DEFINITIVE NOTES: The Issuer Trustee will reissue the Class A Notes in fully registered certificated form as definitive notes to Class A Noteholders or their nominees, rather than in book-entry form to DTC or its nominees, only if the events described in part B of this prospectus under "Definitive Notes" occurs.

COLLECTIONS; DISTRIBUTIONS ON THE CLASS A NOTES

    Collections in respect of interest and principal on the mortgage loans will be received during each quarterly Collection Period. Collections include any of the following amounts received after the Cut-off Date:

    - payments of interest, principal and other amounts under the mortgage loans, excluding any interest credited to any collateral account in respect of a Support Facility;

    - proceeds from the enforcement of the mortgage loans and mortgages and other securities relating to those mortgage loans;

    - amounts received under lender's mortgage insurance policies;

    - amounts received from the Seller for breaches of representations and warranties in connection with the mortgage loans.

    The Servicer must deposit any Collections it receives into the Collections Account within 2 Business Days following its receipt. However:

    (a) to the extent the Servicer is the Seller and the Servicer has the Required Credit Rating, the Servicer may retain Collections until
       9:00 a.m. on the Payment Date following the end of the relevant Collection Period, by which time it must deposit such Collections into the Collections Account or pay such amount in the manner directed by the Issuer Trustee (acting on the direction of the Trust Manager);

    (b) to the extent the Servicer is not the Seller and for so long as the Servicer has short term credit ratings of no lower than A-1 from S&P, P-1 from Moody's and F1 from Fitch, it may retain collections until 9:00 am on the Business Day which is the earlier of 30 days from receipt and 2 Business Days before the Payment Date following the end of the relevant Collection Period. However, while the sum of all Collections held by the Servicer and the value of any short-term Authorized Investments which are with, or issued by, a bank or financial institution which has a short-term credit rating of A-1 from S&P exceeds an amount equal to 20% of the Aggregate Stated Amount of the Notes, the Servicer will only be entitled to retain any additional Collections received for 2 Business Days following receipt.

    The Collections Account must be established by the Issuer Trustee at an Eligible Bank.

    The Issuer Trustee will make its payments on a quarterly basis on each Payment Date, including payments to Noteholders, from collections received during the preceding Collection Period and from amounts received under Support Facilities on or prior to the Payment Date. Certain amounts received by the Issuer Trustee are not distributed on a Payment Date. These amounts include cash collateral lodged with the Issuer Trustee by a Support Facility provider or the Seller and interest on that cash collateral.

KEY DATES AND PERIODS

    The following are the relevant dates and periods for the allocation of cashflows and their payments.

BUSINESS DAY.................................  Means any day (other than a Saturday, Sunday or public holiday) on which banks are open for business
                                               in Melbourne and Sydney, Australia, New York City,
                                               United States of America and London, United Kingdom.

COLLECTION BUSINESS DAY......................  Means a day (excluding a Saturday, Sunday and any public holiday) on which banks are open for business
                                               in Melbourne, Australia.

QUARTER......................................  Means the three-month period in each year commencing on September 1, December 1, March 1 and June 1.

INTEREST PERIOD..............................  Means the period commencing on and including a
                                               Payment Date and ending on but excluding the next
                                               Payment Date. However, the first and last Interest
                                               Periods are as follows:

                                               - FIRST: the period from and including the Closing
                                               Date to but excluding the first Payment Date;

                                               - LAST: the period from and including the Payment
                                               Date immediately preceding the date upon which the
                                                 Notes are redeemed to but excluding the date upon
                                                 which the Notes are redeemed.

COLLECTION PERIOD............................  Means, with respect to each Payment Date, the period from (and including) the first day of the Quarter
                                               immediately preceding the related Determination Date
                                               up to (and including) the last day of the Quarter
                                               immediately preceding the related Determination Date.
                                               However, the first Collection Period commences on
                                               (and includes) the day after the Cut-off Date and
                                               ends on (and includes) August 31, 2001. However, if
                                               the last day of the Quarter is not a Collection
                                               Business Day then the Collection Period will end on
                                               (and include) the next Collection Business Day. Any
                                               subsequent Collection Period will commence on (and
                                               include) the day after the end of the previous
                                               Collection Period.

DETERMINATION DATE...........................  The day which is four Business Days prior to a
                                               Payment Date.

INTEREST DETERMINATION DATE..................  The date which is two Business Days prior to a
                                               Payment Date.

PAYMENT DATE.................................  The 20th day of each of September, December, March and June, or, if the 20th day is not a Business Day,
                                               then the next Business Day. The first Payment Date is
                                               September 20, 2001.

EXAMPLE CALENDAR (ALL DAYS ARE ASSUMED TO BE BUSINESS DAYS):

INTEREST PERIOD                                September 20, 2001 to December 19, 2001
COLLECTION PERIOD                              September 1, 2001 to November 30, 2001
DETERMINATION DATE                             December 14, 2001
INTEREST DETERMINATION DATE                    December 18, 2001
PAYMENT DATE                                   December 20, 2001

DETERMINATION OF TOTAL AVAILABLE INCOME

    Payments of interest and amounts otherwise of an income nature, including payments of interest on the Notes, are made from Total Available Income.

    TOTAL AVAILABLE INCOME for a Determination Date and the following Payment Date means the aggregate of:

    - the FINANCE CHARGE COLLECTIONS which is the sum of the following amounts received by the Issuer Trustee or the Servicer on behalf of the Issuer Trustee during the preceding Collection Period:

       (a) any amounts received from a borrower in relation to taxes and governmental agency charges in respect of a mortgage loan;

       (b) any interest, fees, charges and other amounts in the nature of interest or income received in respect of any mortgage loan, or any similar amount deemed by the Servicer to be in the nature of income, interest, fee or charge, including without limitation amounts of that nature:

            (i) recovered from the enforcement of a mortgage loan;

            (ii) received by the Issuer Trustee upon realization of the assets of the Trust at the termination of the Trust;

           (iii) received from a borrower upon termination of its interest off-set account due to the occurrence of a Title Perfection Event;

            (iv) received from the Seller or the Servicer by the Issuer Trustee upon the repurchase of a mortgage loan;

            (v) received from another trust or any other person as an interest adjustment paid upon the transfer of a mortgage loan from the Trust to that other trust or that person;

            (vi) received from the Seller or the Servicer in respect of:

               (A) a breach of a representation or warranty contained in the
                   Transaction Documents in respect of a mortgage loan; or

                (B) any obligation to indemnify or reimburse the Issuer Trustee in respect of a mortgage loan or under or in connection with any Transaction Document,

               such amounts to include damages received from the Seller or the Servicer which are determined by the Trust Manager to be Finance Charge Collections in accordance with the Supplemental Deed;

           (vii) received from the Seller, in respect of mortgage loans subject to interest off-set accounts, which would otherwise be received by the Servicer as a Collection, to the extent that such amount is reduced by virtue of the terms of the interest off-set account, less reversals in respect of interest, income, fees or charges in respect of any mortgage loan where the original debit entry (or any part of the original debit entry) was made in error;

       (c) any amounts allocated as Finance Charge Collections by the Issuer Trustee out of funds received from the Seller as a result of the Seller repurchasing mortgage loans the subject of a further advance which leads to the scheduled balance of the mortgage loans being exceeded by more than one scheduled monthly installment;

       (d) any fees paid by a borrower in relation to the final discharge of the mortgage loan;

       (e) any Recoveries received in respect of a mortgage loan which were previously the subject of a loss as described in the description of "Charge-Off";

       (f) any amount received from or on behalf of a borrower in reimbursement of Enforcement Expenses; and

       (g) any amount of input tax credits received in respect of GST already paid.

    - OTHER INCOME which means interest received on Authorized Investments or on other amounts in the Collections Account during the preceding Collection Period and other miscellaneous income received by the Issuer Trustee;

    - MORTGAGE INSURANCE INTEREST PROCEEDS which means any amount received by the Issuer Trustee under a lender's mortgage insurance policy which the Trust Manager determines should be accounted for on that Determination Date in the nature of interest;

    - PRINCIPAL DRAW which means Principal Collections (as determined before such Principal Draw) applied as income on the Payment Date to satisfy an Income Shortfall (as defined below under "--Liquidity Draw") resulting from a deficiency in Total Available Income as described under "--Principal Draw" below;

    - OTHER AMOUNTS UNDER THE FIXED RATE SWAP AND THE BASIS SWAP which means any net payments received by the Issuer Trustee on the related Payment Date under the fixed rate swap and the basis swap (see "The Interest Rate Swaps" below); and

    - LIQUIDITY DRAW which means any advance to be made under the Liquidity Facility on the related Payment Date as described under "--Liquidity Draw" below.

    Based upon the margins payable by the Basis Swap Provider and Fixed Rate Swap Provider on the basis swap and the fixed rate swap, respectively, and assuming that payments are made when due under the mortgage loans, it is expected that there will be sufficient Total Available Income to cover all the known obligations of the Trust on each Payment Date, including interest on the Class A Notes.

PRINCIPAL DRAW

    If the Trust Manager determines on any Determination Date that there will exist an Income Shortfall on the succeeding Payment Date, the Trust Manager must direct the Issuer Trustee to apply an amount of Principal Collections on such Payment Date in an amount equal to the lesser of the amount of the Income Shortfall and the amount of Principal Collections available for distribution for such purpose on that Payment Date.

LIQUIDITY DRAW

    If the Trust Manager determines on any Determination Date that there will still exist an Income Shortfall on the succeeding Payment Date after an application of a Principal Draw (if sufficient Principal Collections are available for such purpose) (see "--Distribution of Principal Collections" below), the Trust Manager must direct the Issuer Trustee to make a drawing under the Liquidity Facility on such Payment Date in an amount equal to the lesser of the amount of the remaining Income Shortfall and the unutilized portion of the Liquidity Limit, if any.

DISTRIBUTION OF TOTAL AVAILABLE INCOME

    On each Payment Date, the Total Available Income for that Payment Date is allocated in the following order of priority (together the "REQUIRED PAYMENTS"):

    - FIRST, solely with respect to the first Payment Date, to the payment of the Accrued Interest Adjustment to the Seller;

    otherwise, PARI PASSU and ratably and in respect of the related Collection
Period:

    (i) any taxes payable in relation to the Trust;

    (ii) the Issuer Trustee's fee;

   (iii) the Servicer's fee;

    (iv) the Trust Manager's fee;

    (v) the Custodian's fee;

    (vi) the Note Trustee's fee;

   (vii) any Enforcement Expenses; and

  (viii) any other Expenses of the Trust.

    - SECOND, PARI PASSU and ratably:

    (i) any fees payable by the Issuer Trustee under the Redraw Facility Agreement and the Liquidity Facility Agreement on that Payment Date;

    (ii) any interest payable by the Issuer Trustee under the Liquidity Facility Agreement for the Interest Period ending on (but excluding) that Payment Date and any unpaid interest in respect of preceding Interest Periods; and

   (iii) any net amount payable by the Issuer Trustee to the Basis Swap Provider under the basis swap and to the Fixed Rate Swap Provider under the fixed rate swap (excluding any Early Repayment Costs) on that Payment Date;

    - THIRD, to repayment or reimbursement of any Liquidity Draw made on or before that Payment Date;

    - FOURTH, PARI PASSU and ratably:

    (i) payment to the Currency Swap Providers of the A$ Class A Interest Amount for the Interest Period ending on (but excluding) that Payment Date (and any A$ Class A Interest Amount remaining unpaid from prior Payment Dates) in return for which the Currency Swap Providers will pay the Principal Paying Agent for distribution to the Class A Noteholders as described under "The Currency Swaps--Interest Payments" below; and

    (ii) payment of any interest payable under the Redraw Facility for the Interest Period ending on (but excluding) that Payment Date (and any interest remaining unpaid in respect of preceding Interest Periods); and

    - FIFTH, payment of interest in relation to the Class B Notes for the Interest Period ending on (but excluding) that Payment Date (and any interest remaining unpaid in respect of preceding Interest Periods).

    The Issuer Trustee will only make a payment under a priority above to the extent that any Total Available Income (as increased by any Principal Draw and Liquidity Draw) remains from which to make the payment after amounts with priority to that payment have been distributed.

DISTRIBUTION OF EXCESS AVAILABLE INCOME

    To the extent that the Total Available Income for a Collection Period exceeds the Required Payments, as calculated on the Determination Date ("EXCESS AVAILABLE INCOME"), the Issuer Trustee will apply such amount in the following order of priority:

    - FIRST, to reimburse, pari passu and ratably any Principal Charge-off in respect of Class A Notes and the Redraw Facility as an allocation to the A$ Class A Principal or Redraw Principal, as applicable, on that Payment Date;

    - SECOND, to reimburse, pari passu and ratably any Carryover Principal Charge-off in respect of Class A Notes and the Redraw Facility as an allocation to the A$ Class A Principal or Redraw Principal, as applicable, on that Payment Date;

    - THIRD, to reimburse any Principal Charge-off in respect of Class B Notes as an allocation to Class B Principal on that Payment Date;

    - FOURTH, to reimburse any Carryover Principal Charge-off in respect of Class B Notes as an allocation to Class B Principal on that Payment Date;

    - FIFTH, to reimburse all Principal Draws which have not been repaid as at that Payment Date; and

    - SIXTH, as to any surplus, to the Residual Income Unitholder by way of distribution of the income of the Trust.

    The Issuer Trustee will only make a payment under a priority above to the extent that any Excess Available Income remains from which to make the payment after amounts with priority to that payment have been paid.

INTEREST ON THE NOTES

CALCULATION OF INTEREST PAYABLE ON THE NOTES

    The period that any Notes accrue interest is divided into Interest Periods. The first Interest Period in respect of the Notes commences on and includes the Closing Date and ends on but excludes the first Payment Date. Each subsequent Interest Period commences on and includes a Payment Date and ends on but excludes the following Payment Date. The Class A Notes accrue interest from and including the Closing Date to but excluding the day upon which the final Interest Period ends. The final Interest Period for the Class A Notes will end on, but exclude, the earliest of: the date upon which the Stated Amount of the Class A Notes is reduced to zero; the date upon which the Class A Notes are redeemed or repaid in full, unless upon presentation payment is improperly withheld in which case interest will continue to accrue until the earlier of the day on which the Class A Noteholder receives all sums due in respect of the Class A Note and the seventh day after notice is given to the Class A Noteholder that, where this is required, upon presentation of the Class A Note such payment will be made, provided that payment is in fact made; the date upon which the Class A Notes are deemed to be redeemed; the final maturity date for the Class A Notes; and the date on which the Class A Noteholder renounces all of its rights to any payments under or in respect of that Class A Note.

    Up to, but excluding, the Payment Date falling in September 2008, the interest rate for the Class A Notes for each Interest Period will be equal to LIBOR for that Interest Period plus 0.18%. If the Issuer Trustee has not redeemed all of the Class A Notes by September 2008 then subject to the following, the interest rate for each Interest Period commencing on or after that date will be equal to LIBOR for that Interest Period plus 0.36%.

    If the Issuer Trustee, at the direction of the Trust Manager, proposes to exercise the option to redeem the Notes on a Payment Date on or after September 2008 at their Stated Amount rather than their Invested Amount, as described in "Optional Redemption of the Notes" below, but is unable to do so because, following a meeting of Noteholders convened under the provisions of the Master Trust Deed and the Note Trust Deed for this purpose, 75% by voting interest of the Noteholders have not approved the redemption of the Notes at their Stated Amounts, then the interest rate for the Class A

Notes for each Interest Period commencing on or after that Payment Date will be equal to LIBOR for that Interest Period plus 0.18%.

    The interest rate for the Class B Notes for an Interest Period will be equal to the Bank Bill Rate for that Interest Period plus 0.50%, which spread will not increase irrespective of whether or not the Issuer Trustee has exercised its optional redemption rights with respect to the Class A Notes as described above.

    The interest rate for the Class B Notes for each Interest Period is calculated by the Trust Manager.

    With respect to any Payment Date, interest on a Note will be calculated as the product of:

    - the Invested Amount of that Note as of the first day of that Interest Period, after giving effect to any payments of principal made with respect to such Note on such day;

    - the interest rate for such Note for that Interest Period; and

    - a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days for the Class A Notes, or 365 days for the Class B Notes.

    Interest will accrue on any unpaid interest in relation to a Note at the interest rate that applies from time to time to that Note until that unpaid interest is paid.

CALCULATION OF LIBOR

    On the Interest Determination Date before the beginning of each Interest Period, the Agent will determine LIBOR for the next Interest Period.

DETERMINATION OF PRINCIPAL COLLECTIONS

    Payments of principal, including repayment of principal on the Notes, are made from Principal Collections.

    PRINCIPAL COLLECTIONS for a Determination Date and the following Payment Date means the aggregate of:

    - COLLECTIONS for the immediately preceding Collection Period as described at "--Collections; Distributions on the Class A Notes" above; PLUS

    - the amount of any previous Principal Draws to be repaid on that Payment Date; PLUS

    - in respect of the first Determination Date only, any amount received by the Issuer Trustee upon the initial issue of Notes in excess of the purchase price of the mortgage loans; PLUS

    - any amount to be drawn under the Redraw Facility on the Payment Date immediately following that Determination Date; MINUS

    - Mortgage Insurance Interest Proceeds for the immediately preceding Collection Period as determined at "Determination of Total Available Income"; MINUS

    - Finance Charge Collections for the immediately preceding Collection Period as determined at "--Determination of Total Available Income".

DISTRIBUTION OF PRINCIPAL COLLECTIONS

    On each Payment Date, Principal Collections for that Payment Date are allocated in the following order of priority:

    - FIRST, to repay any Redraw provided by the Seller in relation to the mortgage loans during or prior to the related Collection Period to the extent that it has not previously been repaid;

    - SECOND, to repay any amounts outstanding to the Redraw Facility Provider in repayment of the principal outstanding under the Redraw Facility as reduced by any Principal Charge-offs or increased by any reimbursement of Principal Charge-offs on or prior to that Payment Date;

    - THIRD, as a Principal Draw (if any) to be treated as part of Total Available Income to cover any Income Shortfall resulting from a deficiency in Total Available Income on a Payment Date to be applied in the order of priorities set out in "--Distribution of Total Available Income";

    - FOURTH, to the Currency Swap Providers in respect of principal payments on the Class A Notes, the Class A Percentage of Principal Collections and the Stepdown Percentage of Principal Collections that would otherwise be paid to the holders of the Class B Notes;

    - FIFTH, pro rata to the holders of the Class B Notes in the manner described below under the heading "--Allocation of Principal to Class A Notes and Class B Notes"; and

    - SIXTH, to the Residual Capital Unitholder.

    The Issuer Trustee will only make a payment under the bullet points above to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

ALLOCATION OF PRINCIPAL TO CLASS A NOTES AND CLASS B NOTES

    That part of the Principal Collections which is available on a Payment Date for repayment of the Class A Notes and the Class B Notes is calculated as follows.

    The amount of Principal Collections to be allocated to A$ Class A Principal (as defined below) pursuant to the fourth priority above under "--Distribution of Principal Collections" is determined on the basis of the Class A Percentage. ("CAP") calculated as follows on a Determination Date:

CAP =         ASA(A)
           -----------
            ASA + RPO

where:  CAP = The Class A Percentage for that Determination Date.

       ASA (A) = Aggregate Stated Amount of the Class A Notes on the immediately preceding Determination Date.

       ASA = Aggregate Stated Amount of all Notes on the immediately preceding
             Determination Date.

       RPO = Redraw Principal Outstanding on the immediately preceding Determination Date,

provided that, in respect of the first Determination Date, such amounts will be calculated by reference to the Initial Invested Amount of the relevant classes of Notes and RPO will equal zero.

    For purposes of the above allocation equation,

    - AGGREGATE STATED AMOUNT means the aggregate A$ Equivalent of the Stated Amount of the relevant Notes (i.e., Class A Notes or all Notes outstanding, as the case requires) at the date of determination.

    - A$ EQUIVALENT means, in relation to an amount which is calculated, determined or expressed in U.S.$ or which includes a component determined or expressed in U.S.$, that U.S.$ amount or U.S.$ component (as the case may be) multiplied by the A$ Exchange Rate and expressed in A$.

    - REDRAW PRINCIPAL means, in relation to a Payment Date, the aggregate of:
      (a) the amount allocated on that Payment Date from Principal Collections to the Redraw Principal under the second priority above, as described above under "--Distribution of Principal Collections," and (b) the amount allocated on that Payment Date to Redraw Principal from Excess Available Income as described under "--Principal Charge-offs--Reimbursement of Principal Charge-offs" below.

    - REDRAW PRINCIPAL OUTSTANDING means, at any Determination Date, an amount equal to (a) the aggregate amount of drawings previously made under the Redraw Facility or to be made on the immediately following Payment Date, MINUS (b) the aggregate amount of any repayments and/or reimbursements previously made to the Redraw Facility Provider on account of Redraw Principal or to be made on the immediately following Payment Date (including any reimbursement of amounts previously charged off against the Redraw Principal Outstanding), MINUS (c) the aggregate amounts to be charged off against Redraw Principal Outstanding on that Determination Date which will not be reimbursed on the immediately following Payment Date, MINUS (d) the aggregate of any amounts previously charged off against the Redraw Principal Outstanding and which remain unreimbursed on or before the immediately following Payment Date.

    A$ CLASS A PRINCIPAL means, in relation to a Payment Date, the aggregate of:
(a) the amount allocated on that Payment Date from Principal Collections to the A$ Class A Principal pursuant to the above formula under the fourth priority above, as described under "--Distribution of Principal Collections," and
(b) the amount allocated on that Payment Date to A$ Class A Principal from Excess Available Income as described under "--Principal Charge-offs--Reimbursement of Principal Charge-offs" below.

    The amount of Principal Collections to be allocated to Class B Principal (as defined below) on a Payment Date pursuant to the fifth priority above under "--Distribution of Principal Collections" is determined on the basis of the CLASS B PERCENTAGE of Class B Principal on a Determination Date where:

Class B Percentage =                      ASA(B)
                                       -----------
                                        ASA + RPO

       ASA (B) = Aggregate Stated Amount of the Class B Notes on the immediately preceding Determination Date where: "ASA" and "RPO" are defined the same as in the case of the Class A Percentage formula above.

    CLASS B PRINCIPAL means, in relation to a Payment Date, the aggregate of:
(a) the amount allocated on that Payment Date from Principal Collections to Class B Principal pursuant to the above formula under the fifth priority above as described under "--Distribution of Principal Collections" and (b) the amount allocated on that Payment Date to Class B Principal from Excess Available Income as described under "--Principal Charge-offs--Reimbursement of Principal Charge-offs" below.

    The effect of the above allocation formulas is that Class A Noteholders receive their proportional share of Principal Collections (based upon the Stated Amount of the Class A Notes) and also receive the Stepdown Percentage (which may vary between 0% and 100%) of the Class B Noteholders' proportional share of Principal Collections. The remaining part of the Principal Collections is applied towards repayment of the Invested Amount of the Class B Notes.

    The amount to be applied towards repayment of the Stated Amount of the Class A Notes (converted to Australian dollars at the A$ Exchange Rate) on the Payment Date is applied in payment to the Currency Swap Providers in respect of repayment of the Stated Amount of the Class A Notes until the Stated Amount of the Class A Notes is reduced to zero.

    The balance of the Principal Collections is applied on that Payment Date equally amongst the Class B Notes in reduction of the Stated Amount of the Class B Notes until the Stated Amount of the Class B Notes is reduced to zero.

REDRAWS

    The Seller may make Redraws to borrowers under certain mortgage loans. The Seller is entitled to be reimbursed by the Issuer Trustee for Redraws. See "The Seller's Product Types Program--Special

Features of the Mortgage Loans" in part B of this Prospectus. The Seller will be reimbursed from the Principal Collections including proceeds of advances under the Redraw Facility.

THE REDRAW FACILITY

    If the Trust Manager determines that there is a Redraw Shortfall on a Determination Date, the Trust Manager may direct the Issuer Trustee in writing to make a drawing under the Redraw Facility on the related Payment Date equal to the lesser of the Redraw Shortfall and the amount then available to be drawn under the Redraw Facility.

    A "Redraw Shortfall" on a Determination Date means the amount if any by which Principal Collections for the Collection Period just ended (determined prior to taking into account any amounts drawn under the Redraw Facility on the next Payment Date), are insufficient to meet in full any Redraws made by the Seller during the preceding Collection Period.

PRINCIPAL CHARGE-OFFS

    If the Trust Manager determines on a Determination Date that a principal loss should be accounted for in respect of a mortgage loan, after taking into account net proceeds of enforcement of that mortgage loan and its securities, any relevant payments under a lender's mortgage insurance policy or damages from the Servicer or the Seller, that principal loss will be allocated in the following order:

    - FIRST, equally among the Class B Notes until the Stated Amount of the Class B Notes (as of that Determination Date) is reduced to zero; and

    - SECOND, ratably to reduce:

       - the Stated Amount of the Class A Notes by the Class A Percentage of the remaining principal loss until the Stated Amount of the Class A Notes (as at that Determination Date) is reduced to zero; and

       - the Redraw Principal Outstanding by the Redraw Percentage of the remaining principal loss until the Redraw Principal Outstanding (as at that Determination Date) is reduced to zero,

until the Stated Amount of the Class A Notes and the principal outstanding of the Redraw Facility is reduced to zero (in each case, as at that Determination
Date).

    To the extent allocated and not reimbursed on the following Payment Date from Excess Available Income (as described under "Principal Charge-offs--Reimbursement of Principal Charge-offs"), the principal loss will reduce the Stated Amount of the Notes and will reduce the principal outstanding of the Redraw Facility as from the following Payment Date. The principal loss allocated is an Australian dollar amount. Where this is allocated to a Class A Note, the Stated Amount of the Class A Note is reduced by an equivalent US dollar amount converted at the US$ Exchange Rate. That reduction of the Stated Amount of a Note or the principal outstanding of the Redraw Facility is referred to as a "Principal Charge-off."

REIMBURSEMENTS OF PRINCIPAL CHARGE-OFFS

    Principal Charge-offs may be reimbursed on a subsequent Payment Date where there is Excess Available Income available to be applied for that purpose. Reimbursement of Principal Charge-offs to be made from Excess Available Income will be allocated in the following order:

    - FIRST, ratably between the following according to their allocations of Principal Charge-offs in respect of the immediately preceding Collection Period converted, in the case of the Class A Notes, to Australian dollars at the A$ Exchange Rate:

       - the Class A Notes; and

       - the Redraw Principal Outstanding, and

    - SECOND, ratably (as described in the first bullet point above), between the following according to their Carryover Principal Charge-offs (I.E., the amount of Principal Charge-offs in excess of Excess Available Income remaining unreimbursed from prior Collection Periods) converted, in the case of the Class A Notes, to Australian dollars at the A$ Exchange Rate:

       - the Class A Notes, and

       - the Redraw Principal Outstanding; and

    - THIRD, equally among the Class B Notes, according to their Principal Charge-offs;

    - FOURTH, equally among the Class B Notes, according to their Carryover Principal Charge-offs.

    A reimbursement of a Principal Charge-off or Carryover Principal Charge-off on a Note will increase the Stated Amount of that Note and a reimbursement of a Principal Charge-off on the Redraw Facility will increase the principal outstanding of the Redraw Facility but the actual funds allocated in respect of the reimbursement will be distributed as described in "Distribution of the Principal Collections" above.

    The amounts allocated for reimbursement of Principal Charge-offs and Carryover Charge-offs are Australian dollar amounts. Where such an amount is allocated to a Class A Note, the Stated Amount of the Class A Note is increased by an equivalent U.S. dollar amount converted at the US$ Exchange Rate.

THE INTEREST RATE SWAPS

PURPOSE OF THE INTEREST RATE SWAPS

    Collections in respect of interest on the variable rate mortgage loans will be calculated based on the relevant variable rates. Collections in respect of interest on the mortgage loans which have converted from a variable rate to a fixed rate will be calculated based on the relevant fixed rates. However, the payment obligations of the Issuer Trustee on the Class B Notes and under the currency swaps are calculated by reference to the Bank Bill Rate. To hedge these interest rate exposures, the Issuer Trustee will enter into the basis swap with the Basis Swap Provider and the fixed rate swap with the Fixed Rate Swap Provider. The basis swap and the fixed rate swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by written confirmations in relation to each swap. The initial Basis Swap Provider and Fixed Rate Swap Provider will be ANZ.

BASIS SWAP

    Under the basis swap, the Issuer Trustee will pay to the Basis Swap Provider on each Payment Date an amount calculated by reference to the applicable variable rate on those mortgage loans which are subject to a variable rate of interest.

    The Issuer Trustee will receive from the Basis Swap Provider the applicable Bank Bill Rate plus a fixed margin for the related Interest Period on a notional amount calculated by reference to the principal amount outstanding under mortgage loans which are subject to a variable rate of interest (taking into account mortgage loans which convert to and from being subject to a floating rate of interest during the relevant period).

    If the interest rate on the Class A Notes is increased following the Payment Date in September 2008, (see "--Interest on the Notes"), there will be a corresponding increase in the margin over the Bank Bill Rate payable by the Basis Swap Provider under the basis swap.

FIXED RATE SWAP

    Under the fixed rate swap, the Issuer Trustee will pay to the Fixed Rate Swap Provider on each Payment Date an amount calculated by reference to the applicable rate payable on those mortgage loans which are subject to a fixed rate of interest.

    The Issuer Trustee will receive from the Fixed Rate Swap Provider the applicable Bank Bill Rate plus a fixed margin for the related Interest Period on a notional amount calculated by reference to the principal amount outstanding under mortgage loans which are subject to a fixed rate of interest (taking into account mortgage loans which convert to and from being subject to a fixed rate of interest during the relevant period).

    In addition, if a borrower prepays a mortgage loan subject to a fixed rate of interest, or otherwise terminates a fixed rate period under a mortgage loan, the Seller may be entitled to receive from the borrower an Early Repayment Cost. The Early Repayment Cost currently payable by the borrower to the Seller is calculated as the difference between the Seller's cost of funds at the start of the relevant fixed rate period and its cost of funds at the date of prepayment or termination, over the remainder of the fixed rate period. This is discounted back to a net present value at the Seller's cost of funds at that date. Where no cost of funds rate is available for the break period an interpolated rate is used. Under the Seller's current policies and procedures, partial prepayments may be made by a borrower without incurring Early Repayment Costs. Early Repayment Costs may also be waived by the Seller in other circumstances. A break benefit may be payable by the Seller to the borrower if there is a benefit as a result of the prepayment or termination of a fixed rate loan.

    While the fixed rate swap is operating, the break costs for all mortgage loans for a Collection Period will be remitted by the Servicer to the Fixed Rate Swap Provider on each Payment Date and the Fixed Rate Swap Provider will pay to the Servicer on behalf of the Borrower any break benefit to which the borrower is entitled.

    The method for calculation of break costs and break benefits may change from time to time according to the business judgment of the Seller.

    If the interest rate on the Class A Notes is increased following the Payment Date in September 2008 (see "--Interest on the Notes"), there will be a corresponding increase in the margin over the Bank Bill Rate payable by the Fixed Swap Provider under the fixed swap.

TERMINATION BY THE BASIS SWAP PROVIDER OR THE FIXED RATE SWAP PROVIDER

    The Basis Swap Provider and the Fixed Rate Swap Provider will each have the right to terminate the basis swap and the fixed rate swap, respectively, in the following circumstances:

    - if certain bankruptcy related events occur in respect of the Issuer
      Trustee;

    - if the Issuer Trustee fails to make a payment under either swap within 10 Business Days after notice of failure is given to the Issuer Trustee (other than any Early Repayment Costs); or

    - if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the basis swap or the fixed rate swap. However, only a swap affected by the illegality may be terminated and each party affected by the illegality must make efforts to transfer its rights and obligations to avoid this illegality.

TERMINATION BY THE ISSUER TRUSTEE

    The Issuer Trustee will have the right to terminate the basis swap or the fixed rate swap in the following circumstances:

    - if certain bankruptcy related events occur in respect of the applicable swap provider;

    - if the applicable swap provider fails to make a payment within 10 Business Days after notice of failure is given to the swap provider; or

    - if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the basis swap or the fixed rate swap. However, only a swap affected by the illegality may be terminated and each party affected by the illegality must make certain efforts to transfer its rights and obligations to avoid this illegality.

FIXED RATE SWAP PROVIDER DOWNGRADE

    If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any Determination Date the Fixed Rate Swap Provider does not have at any time:

    - a short term credit rating of at least A-1 by S&P; or

    - a short-term credit rating of at least P-1 by Moody's or a long term credit rating of at least A2 by Moody's; or

    - a short term credit rating of at least F1 by Fitch,

    the Fixed Rate Swap Provider must:

    - within 5 days (where it ceases to have a long term credit rating of at least A2 by Moody's or a short term credit rating of at least F1 by Fitch) or otherwise within 30 days:

       - obtain a replacement counterparty acceptable to the Trust Manager, the Issuer Trustee, and the rating agencies to enter into a swap with the Issuer Trustee on substantially the same terms as the fixed rate swap;

       - lodge cash collateral in an amount acceptable to the relevant rating agencies or, in certain circumstances, determined under the fixed rate swap; or

       - enter into other arrangements satisfactory to the Issuer Trustee and the Trust Manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes; and

    - where it ceases to have a short term credit rating of at least A-1 from S&P:

       - enter into by no later than 30 days after the Fixed Rate Swap Provider ceases to have a short term credit rating of at least A-1 from S&P, an agreement novating its rights and obligations under the fixed rate swap agreement in respect of the fixed rate swap to a replacement counterparty which holds the relevant ratings and, if a transfer has not occurred within 30 days, lodge cash collateral in an amount determined in accordance with the fixed rate swap; or

       - if the Fixed Rate Swap Provider is unable to effect a transfer in accordance with the above bullet point within 30 days or if the Fixed Rate Swap Provider so elects, enter into such other arrangements in respect of the fixed rate swap which are satisfactory to the Trust Manager and which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes.

    The Fixed Rate Swap Provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time. If a Fixed Rate Swap Provider lodges cash collateral with the Issuer Trustee, any interest or income on that cash collateral will be paid to the Fixed Rate Swap Provider.

BASIS SWAP PROVIDER DOWNGRADE

    If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any Determination Date the Basis Swap Provider does not have:

    - a short term credit rating of at least A-1 by S&P;

    - a short term credit rating of at least P-1 by Moody's; or

    - a short term credit rating of F1 in the case of Fitch, and the weighted average variable rate applicable to the mortgage loans on that Determination Date is less than the Threshold Rate, the Basis Swap Provider must:

    - prepay the amount that is expected to be due, as determined by the Trust Manager, from the Basis Swap Provider to the Issuer Trustee on the next Payment Date; or

    - enter into other arrangements satisfactory to the Issuer Trustee and the Trust Manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes.

    The Basis Swap Provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in either of the above manners as it elects from time to time. If a Basis Swap Provider lodges cash collateral with the Issuer Trustee, any interest or income on that cash collateral will be paid to the Basis Swap Provider.

TERMINATION PAYMENTS

    Upon termination of the fixed rate swap, a termination payment will be due from the Issuer Trustee to the Fixed Rate Swap Provider in Australian dollars or from the Fixed Rate Swap Provider to the Issuer Trustee in U.S. dollars.

    The termination payment in respect of fixed rate swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the fixed rate swap.

    No termination payment will be payable in respect of the termination of the basis swap (other than amounts which have fallen due but which are unpaid).

    If the basis swap terminates then, unless and until the Issuer Trustee has entered into a replacement basis swap or other arrangements which the rating agencies have confirmed will not result in a reduction, qualification or withdrawal of the credit ratings assigned to the Notes, the Servicer must adjust the rates of interest on the mortgage loans as described at "--Servicer Administration of Interest Rates."

SERVICER ADMINISTRATION OF INTEREST RATES

    If the basis swap has terminated while any Notes are outstanding, the Servicer must ensure that the weighted average of the variable rates charged on the mortgage loans is sufficient, subject to applicable laws, including the Australian Consumer Credit Code, assuming that all relevant parties comply with their obligations under the mortgage loans and the Transaction Documents, to ensure that the Issuer Trustee has sufficient funds to comply with its obligations under the Transaction Documents as they fall due.

THE CURRENCY SWAPS

PURPOSE OF THE CURRENCY SWAPS

    Collections on the mortgage loans and receipts under the basis swap and the fixed rate swap will be denominated in Australian dollars. However, the payment obligations of the Issuer Trustee on the Class A Notes are denominated in U.S. dollars. In addition, receipts by the Issuer Trustee under the basis swap and the fixed rate swap are calculated by reference to the Bank Bill Rate but the interest obligations of the Issuer Trustee with respect to the Class A Notes are calculated by reference to LIBOR. To hedge this currency and interest rate exposure, the Issuer Trustee will enter into a currency swap agreement with each Currency Swap Provider. Each currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and a credit support annex and will be confirmed by a written confirmation.

PRINCIPAL PAYMENTS

    On the Closing Date, the Issuer Trustee will pay the Currency Swap Providers the U.S. dollar proceeds of issue of the Class A Notes. In return, the Currency Swap Providers will pay to the Issuer Trustee the Australian dollar equivalent of the proceeds of issue of the Class A Notes converted at the US$ Exchange Rate.

    On each Payment Date, the Issuer Trustee will pay to the Currency Swap Providers the Australian dollar amount available to be applied towards repayment of the Stated Amount of the Class A Notes. In return, the Currency Swap Providers will pay to the Principal Paying Agent on behalf of the Issuer Trustee the U.S. dollar equivalent of that amount converted at the A$ Exchange Rate for distribution to the Class A Noteholders in accordance with the Agency Agreement in reduction of the Stated Amount of the Class A Notes.

INTEREST PAYMENTS

    On each Payment Date, the Issuer Trustee will pay to the Currency Swap Providers an aggregate amount, the A$ CLASS A INTEREST AMOUNT, calculated by reference to the Australian dollar equivalent of the aggregate Invested Amount of the Class A Notes as at the preceding Payment Date converted at the US$ Exchange Rate and the three month Bank Bill Rate plus a margin.

    In return, the Currency Swap Providers will pay to the Principal Paying Agent on behalf of the Issuer Trustee amounts in aggregate equal to the interest due in respect of the Class A Notes on that Payment Date for distribution to Class A Noteholders in accordance with the Agency Agreement.

    If the Issuer Trustee does not have sufficient funds under the Supplemental Deed to pay the full amount owing to the Currency Swap Providers in respect of the above payment the Currency Swap Providers are not required to make the corresponding payments to the Principal Paying Agent and, after the applicable grace period, the Currency Swap Providers may terminate the currency swaps. The manner of determining whether the Issuer Trustee will have sufficient funds to pay the Currency Swap ProviderS that amount on a Payment Date is described in "Distribution of the Total Available Income" above. A failure of the Issuer Trustee to pay an amount owing under a currency swap, if not remedied within the applicable grace period, will be an Event of Default under the Master Security Trust Deed and the Deed of Charge for the Trust.

TERMINATION BY A CURRENCY SWAP PROVIDER

    A Currency Swap Provider will have the right to terminate the relevant currency swap in the following circumstances:

    - if the Issuer Trustee fails to make a payment under the currency swap within 10 Business Days after notice of failure is given to the Issuer Trustee;

    - if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain controls by an Australian governmental body for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap. However, if the Currency Swap Provider is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

    - if due to any action taken by a taxation authority or a change in tax law the Currency Swap Provider is required to gross-up payments on account of a non-resident withholding tax liability or receive payments from which amounts have been withheld or deducted on account of tax. However, a Currency Swap Provider will only have the right to terminate its currency swap if the Note Trustee is satisfied that all amounts owing to Class A Noteholders will be paid in full on the date on which the Class A Notes are to be redeemed. In addition, whether or not a Currency Swap Provider can terminate its currency swap, following the occurrence of such an event, the Currency Swap Provider may transfer the currency swap to another counterparty with, in certain circumstances, the consent of the standby swap provider provided that each rating agency has confirmed that this will not result in there being an Adverse Rating Effect; and

    - if an Event of Default occurs under the Master Security Trust Deed and the Deed of Charge and the Security Trustee has declared the Class A Notes immediately due and payable.

TERMINATION BY THE ISSUER TRUSTEE

    The Issuer Trustee will have the right to terminate the relevant currency swap in the following circumstances:

    - if the Currency Swap Provider fails to make a payment under the currency swap within 10 Business Days after notice of failure is given to the Currency Swap Provider;

    - if certain bankruptcy related events occur in relation to the Currency Swap Provider;

    - if the Currency Swap Provider merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of the Currency Swap Provider under the currency swap;

    - if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain exchange controls by an Australian governmental body for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap. However, if the Issuer Trustee is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

    - if due to any action taken by a taxation authority or a change in tax law the Issuer Trustee is required to receive payments from which amounts have been withheld or deducted on account of tax and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants or, in certain circumstances, a breach of its tax representations;

    - if as a result of the Currency Swap Provider merging with, or otherwise transferring all or substantially all of its assets to another entity, the Issuer Trustee is required to receive payments from which a deduction or withholding has been made on account of a non-resident withholding tax liability and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants or, in certain circumstances, a breach of its tax representations;

    - if the Currency Swap Provider fails to comply with its obligations described in "--Currency Swap Provider Downgrade" below following a downgrade of its credit ratings, and that failure is not remedied within 10 Business Days of notice of the failure being given to the Currency Swap Provider or such longer period as the Issuer Trustee and the Trust Manager agree and the rating agencies confirm will not result in an Adverse Rating Effect; and

    - if an Event of Default occurs under the Master Security Trust Deed and the Deed of Charge and the Security Trustee has declared the Class A Notes immediately due and payable.

    The Issuer Trustee may only terminate a currency swap with the prior written consent of the Note Trustee.

TERMINATION BY THE NOTE TRUSTEE

    If, following an event that allows the Issuer Trustee to terminate a currency swap, the Issuer Trustee does not terminate the currency swap, the Note Trustee may terminate the currency swap.

CURRENCY SWAP PROVIDER DOWNGRADE

    If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, the Currency Swap Providers do not have:

    - either a long term joint credit rating of at least AA- by S&P or a short term joint credit rating of at least A-1+ by S&P;

    - a short term credit rating of at least P-1 or a long term joint credit rating of at least A2 by Moody's; and

    - a long term joint credit rating of at least AA- by Fitch,

    the Currency Swap Providers must within:

    - 30 Business Days, if the Currency Swap Providers still have a long term joint credit rating of at least A- by S&P and a short term joint credit rating of at least A-1 by S&P, and a long term joint credit rating of at least A3 by Moody's and a long term joint credit rating of at least A- by Fitch and a short term joint credit rating of at least F1+ by Fitch;

    - 5 Business Days, in any other case,

or, in either case, such greater period as is agreed to in writing by the relevant rating agency, at their cost and at their election:

    - if the short term joint credit rating by S&P is greater than or equal to A-1 or the long term joint credit rating by S&P is greater than or equal to A- and the long term joint credit rating by Fitch is greater than or equal to A-, lodge collateral as determined under the currency swap and the credit support annex;

    - enter into an agreement novating the currency swap to a replacement counterparty or standby swap provider acceptable to the relevant standby swap provider and the Trust Manager and which each rating agency has confirmed will not result in there being an Adverse Rating Effect; or

    - enter into other arrangements which each rating agency has confirmed will not result in there being an Adverse Rating Effect.

    A Currency Swap Provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time.

    If a Currency Swap Provider lodges cash collateral with the Issuer Trustee, any interest or income on that cash collateral will be paid to that Currency Swap Provider.

TERMINATION PAYMENTS

    Upon termination of a currency swap, a termination payment will be due from the Issuer Trustee to the Currency Swap Provider in Australian Dollars or from the Currency Swap Provider to the Issuer Trustee in U.S. Dollars.

    The termination payment in respect of a currency swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

REPLACEMENT OF A CURRENCY SWAP

    If a currency swap is terminated prior to its scheduled termination date, the Issuer Trustee may, at the direction of the Trust Manager, enter into one or more replacement currency swaps on terms and with a counterparty which the rating agencies confirm will not result in an Adverse Rating Effect. A termination payment received by the Issuer Trustee upon termination of a currency swap may be applied towards a premium payable to enter into a replacement currency swap and a premium received by the Issuer Trustee upon entering into a new currency swap may be applied towards a termination payment in respect of the terminated currency swap. Currency Swap Providers The Currency Swap Providers will be Citibank N.A. and Australia and New Zealand Banking Group Limited. See the description under the caption "Australia and New Zealand Banking Group Limited" in part B of this prospectus for further information concerning the business and financial operations of ANZ.

CURRENCY SWAP PROVIDERS

    The Currency Swap Providers will be Citibank N.A. and Australia and New Zealand Banking Group Limited. See the description under the caption "Australia and New Zealand Banking Group Limited" in part B of this prospectus for further information concerning the business and financial operations of ANZ.

CITIBANK N.A.

    Citibank N.A. ("CITIBANK") was originally organized on June, 16 1812 and now is a United States national banking association organized under the National Bank Act of 1864. Citibank is a wholly-owned subsidiary of Citicorp, a Delaware corporation, and is Citicorp's principal subsidiary. Citicorp is a wholly-owned subsidiary of Citigroup Inc. ("CITIGROUP"), a Delaware holding company. The obligations of Citibank under the currency swaps will not be guaranteed by Citicorp or Citigroup.

    Citibank is a commercial bank that, along with its subsidiaries and affiliates, offers a wide range of banking and trust services to its customers throughout the United States and the world. As a United States national bank, Citibank is a regulated entity permitted to engage only in banking and activities incidental to banking. Citibank's earnings may be affected by certain monetary policies of the Board of Convenors of the Federal Reserve System ("FEDERAL RESERVE BOARD"). Citibank is primarily regulated by the Office of the Comptroller of the Currency ("COMPTROLLER"), which also examines its loan portfolios and reviews the sufficiency of its allowance for credit losses.

    Citibank's deposits at its US branches are insured by the Federal Deposit Insurance Corporation ("FDIC") and are subject to FDIC insurance assessments. The obligations under the currency swaps are not insured by the FDIC or any other regulatory agency of the United States or any other jurisdiction. Any FDIC-insured depository institution sharing common ownership with a failed FDIC-insured institution can be required to indemnify the FDIC for the FDIC's losses resulting from the insolvency of the failed FDIC-insured institution, even if such indemnification causes the affiliated institution also to become insolvent. As a result, Citibank may, under certain circumstances, be obligated for the liabilities of its affiliates that are FDIC-insured depository institutions.

    The Comptroller has issued guidelines that impose upon national banks risk-based capital and leverage standards. Failure to meet applicable capital guidelines could subject a national bank to a variety of enforcement remedies available to the federal regulatory authorities, including limitations on the ability to pay dividends, the issuance by the Comptroller of a directive to increase capital and, in severe cases, the termination of deposit insurance by the FDIC or the appointment of a receiver or conservator.

    Legislation enacted as part of the Omnibus Budget Reconciliation Act of 1993 provides that deposits in US offices and certain claims for administrative expenses and employee compensation against a US insured depository institution which has failed will be afforded a priority over other general unsecured claims, including deposits in non-US offices and claims under non-depository contracts in all offices, against such an institution in the "liquidation or other resolution" of such an institution by any receiver. Such priority creditors (including the FDIC, as the subrogee of insured depositors) of such a FDIC-insured depository institution will be entitled to priority over unsecured creditors in the event of a "liquidation or other resolution" of such institution.

    As conservator or receiver for an insured depository institution, the FDIC also may disaffirm or repudiate any burdensome contract to which such institution is a party. The FDIC has not taken the position that such repudiation would impair the right of a holder of unsecured obligations, such as obligations under the currency swaps, to claim principal and interest accrued through the date of appointment of a conservator or receiver. (The amount paid on such a claim would depend on the amount of assets in the receivership and the relative priority of the claim). Disaffirmance or repudiation could, at a minimum, expose holders of notes to reinvestment risk.

    As conservator or receiver, the FDIC is also empowered to enforce most types of contracts, including the currency swaps pursuant to their terms notwithstanding any acceleration provisions therein, and may transfer to a new obligor any of Citibank's assets or liabilities, including the currency swaps without the approval or consent of Citibank's creditors.

    The FDIC is authorized to settle all uninsured and unsecured claims in the insolvency of an insured bank by making a final settlement payment at a percentage rate reflecting an average of the FDIC's receivership recovery experience and constituting full payment and disposition of the FDIC's obligation to uninsured and unsecured creditors.

    Citibank does not publish audited financial statements. However, Citicorp publishes audited financial statements which include certain data relevant to Citibank and its consolidated subsidiaries, including an audited balance sheet of Citibank and its consolidated subsidiaries. The total assets of Citibank and its consolidated subsidiaries represented approximately 69% of the total assets of Citicorp and its consolidated subsidiaries at December 31, 2000. Although the activities of Citibank are similar to those of Citicorp, Citibank's earnings may differ significantly from those of Citicorp. The activities carried on by subsidiaries of Citicorp other than Citibank and its subsidiaries generally include certain consumer lending activities in the United States (including the credit card business, some residential mortgage lending and secured and unsecured personal loans). As noted above under US banking law, Citibank may become obligated for liabilities of its affiliates that are FDIC-insured depository institutions.

    Citibank has a long-term rating of AA from Fitch, Aa2 from Moody's and AA-from S&P and a short-term rating of A-1+ from S&P, P-1 from Moody's and F1+ from Fitch.

    As of December 31, 2000, Citicorp and its subsidiaries had total assets of $551,607 million, total liabilities of $503,742 million and total stockholder's equity of $47,865 million.

    The Annual Report on Form 10-K of Citicorp and its subsidiaries for the year ended December 31, 2000 ("2000 10-K") sets forth certain data relative to the consolidated financial position of Citibank and its subsidiaries as of September 30, 2000 and December 31, 2000.

    The Consolidated Balance Sheets of Citibank as of December 31, 2000 and as of December 31, 1999 are set forth on page F-7 of the 2000 10-K. Consolidated Balance Sheets of Citibank subsequent to December 31, 2000 will be included in the Form 10-Q's (quarterly) and Form 10-K's (annually) subsequently filed by Citicorp with the SEC, which will be filed not later than 45 days after the end of the calendar quarter or 90 days after the end of the calendar year to which the report relates or on Form 8-K with respect to certain interim events. For further information regarding Citibank, reference is made to the 2000 10-K and to any subsequent reports on Forms 10-K, 10-Q or 8-K filed by Citicorp with the SEC, which are incorporated herein by reference.

    In addition, Citibank submits quarterly to the Comptroller certain reports called "Consolidated Reports of Condition and Income for a Bank with Domestic and Foreign Offices ("CALL REPORTS"). The Call Reports are on file with and are publicly available at the Comptroller's offices at 250 E Street, S.W., Washington, D.C. 20219 and are also available on the web site of the FDIC (http://www.fdic.gov). Each Call Report consists of a Balance Sheet, Income Statement, Changes in Equity Capital and other supporting schedules at the end of and for the period to which the report relates. The Call Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council. While the Call Reports are supervisory and regulatory documents, not primarily accounting documents, and do not provide a complete range of financial disclosure about Citibank, the reports nevertheless provide important information concerning the financial condition and results of the operations of Citibank.

    Citibank's Call Report as of the close of business on December 31, 2000 is incorporated herein by reference. Any subsequent Call Reports filed by Citibank with the Comptroller are incorporated herein by reference.

    Any of the above reports incorporated herein by reference are available upon request, without charge, by writing or calling Citigroup Document Services, 140 58th Street, Brooklyn, New York 11220 (718) 765-6460.

PARTIAL REDEMPTION OF THE CLASS A NOTES ON PAYMENT DATES

    On each Payment Date until the Stated Amount of the Class A Notes is reduced to zero, the Issuer Trustee must:

    - pay to the Currency Swap Providers, in accordance with the directions of the Trust Manager, the Australian dollar amount allocated to repayment on that Payment Date of principal on the Class A Notes as described in "--Allocation of Principal to Class A Notes and Class B Notes" above;

    - direct the Currency Swap Providers to pay on that Payment Date the U.S. dollar equivalent of that Australian dollar amount, converted at the US$ Exchange Rate, to The Bank of New York (New York Branch) as Principal Paying Agent; and

    - direct the Principal Paying Agent to pay that amount received from the Currency Swap Providers ratably to the Class A Noteholders towards repayment of the Stated Amounts of the Class A Notes in accordance with the Agency Agreement and the terms and conditions of the Class A Notes.

WITHHOLDING OR TAX DEDUCTIONS

    All payments in respect of the Class A Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the Issuer Trustee or any paying agent is required by applicable law to make such a withholding or deduction. In that event the Issuer Trustee or the paying agent, as the case may be, shall account to the relevant authorities for the amount so required to be withheld or deducted. None of the Issuer Trustee, any paying agent or the Note Trustee will be obligated to make any additional payments to holders of the Class A Notes with respect to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer Trustee will notify the Note Trustee, the Principal Paying Agent and the Class A Noteholders.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

    If the Trust Manager satisfies the Issuer Trustee and the Note Trustee, immediately before giving the notice to the Class A Noteholders as described in this section, that because of a change of law (from that in effect at the Closing Date) in Australia or any other jurisdiction to which the Issuer Trustee becomes subject (or a change in the application or official interpretation of such a law) either:

    - on the next Payment Date the Issuer Trustee will be required to deduct or withhold from any payment of principal or interest in respect of any class of Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction; or

    - on the next Payment Date, the total amount payable in respect of interest in relation to the mortgage loans for a Collection Period ceases to be receivable, whether or not actually received, by the Issuer Trustee during such Collection Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction, and in each case such obligation cannot be avoided by the Issuer Trustee taking reasonable measures available to it, then the Issuer Trustee must, when so directed by the Trust Manager, at the Trust Manager's option, redeem all, but not some only, of the Notes on any subsequent Payment Date at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to but excluding the date of redemption. The Issuer Trustee may redeem the Notes at their Stated Amounts, instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of Noteholders.

    However, the Trust Manager will not direct the Issuer Trustee to, and the Issuer Trustee will not, redeem the Notes unless it is in a position on the relevant Payment Date to repay the then Invested Amounts or Stated Amounts, as required, of the Notes together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the charge under the Master Security Trust Deed and Deed of Charge was enforced.

    Class A Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

    If a tax, duty or other amount described above applies only to the Class A Notes and the Issuer Trustee gives notice that it proposes to redeem the Notes, an Extraordinary Resolution of the holders of the Class A Notes may elect, in accordance with the terms of the Class A Note Trust Deed, that they do not require the Issuer Trustee to redeem the Class A Notes. Upon being notified of such an election at least 21 days before the Payment Date upon which redemption was to occur the Issuer Trustee must not redeem the Notes.

REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

    If an Event of Default occurs under the Deed of Charge in respect of the Trust, the Security Trustee must, upon becoming aware of the Event of Default and subject to certain conditions, in accordance with an Extraordinary Resolution of the Voting Secured Creditors and the provisions of the Master Security Trust Deed, enforce the security interest created by the Master Security Trust Deed and the Deed of Charge. That enforcement can include the sale of some or all of the mortgage loans, but will exclude any collateral lodged by a Support Facility Provider (except to the extent required to be applied by the relevant Support Facility). Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the Supplemental Deed and summarized as follows:

    - FIRST, ratably to pay amounts owing or payable under the Master Security Trust Deed to indemnify the Security Trustee against all loss and liability incurred by the Security Trustee or any receiver in acting under the Master Security Trust Deed, except the receiver's remuneration;

    - SECOND, to pay ratably any fees and any liabilities, losses, costs, claims, expenses, actions, damages, demands, charges, stamp duties and other taxes due to the Issuer Trustee, the Trust Manager, the Servicer, the Custodian, the Security Trustee, the Note Trustee or any agent and the receiver's remuneration;

    - THIRD, to pay ratably other outgoings and liabilities that the receiver, the Issuer Trustee, the Trust Manager, the Security Trustee or the Note Trustee have incurred in acting under the Master Trust Deed, the Supplemental Deed, the Master Security Trust Deed, and, in the case of the Note Trustee, under the Note Trust Deed;

    - FOURTH, to pay ratably any security interests over the assets of the Trust of which the Security Trustee is aware having priority to the Deed of Charge, in the order of their priority;

    - FIFTH, to pay ratably:

       - the Seller, any unpaid Accrued Interest Adjustment;

       - the Fixed Rate Swap Provider and the Basis Swap Provider, any amounts in respect of collateral or prepayments owing under the fixed rate swap or basis swap;

       - the Seller, the then Seller Deposit (which has not previously been utilized) together with all accrued, but unpaid, interest on that amount;

    - SIXTH, to pay ratably:

       - the Class A Noteholders, all other Secured Moneys owing in relation to the Class A Notes. For this purpose, the Secured Moneys owing in respect of the Class A Notes will be calculated based on a principal component of their Stated Amount and will be converted from US dollars to Australian dollars at the A$ Exchange Rate. This will be applied:

           - FIRST, ratably towards all unpaid interest on the Class A Notes;
             and

           - SECOND, ratably to reduce the aggregate Stated Amount of the Class A Notes;

       - any other Secured Moneys owing to the Liquidity Facility Provider;

       - any Secured Moneys owing to the Redraw Facility Provider provided that for this purpose the Secured Moneys owing in respect of the Redraw Facility Provider will be the Redraw Principal Outstanding;

       - ratably all other Secured Moneys owing to each Currency Swap Provider; and

       - ratably all other Secured Moneys owing to each other swap provider (other than each Currency Swap Provider); and

    - SEVENTH, to pay ratably to the Class A Noteholders and the Redraw Facility Provider all unreimbursed Principal Charge-offs and Carryover Principal Charge-offs constituting remaining Secured Moneys owing in respect of the Class A Notes and the Redraw Facility. For this purpose, the Secured Moneys in respect of the Class A Notes will be converted from US dollars to Australian dollars at the A$ Exchange Rate;

    - EIGHTH, if there are still Secured Moneys owing in respect of the Class A Notes, after the application of the preceding paragraphs, to pay the remaining Secured Moneys owing in relation to the Class A Notes;

    - NINTH, ratably, to the Class B Noteholders, all Secured Moneys owing in relation to the Class B Notes;

    - TENTH, to pay ratably to each Secured Creditor any monetary liabilities owing to that Secured Creditor under any transaction document and not satisfied under the preceding paragraphs;

    - ELEVENTH, to pay subsequent security interests over the assets of the Trust of which the Security Trustee is aware, in the order of their priority; and

    - TWELFTH, to pay any surplus to the Issuer Trustee to be distributed in accordance with the terms of the Master Trust Deed and the Supplemental Deed. The surplus will not carry interest as against the Security Trustee.

    Payments to Class A Noteholders will be effected in US$ obtained by the Security Trustee either from a US$ termination payment received from a Currency Swap Provider or by converting the A$ available for such payments, based on the priority set out above, at the A$ Exchange Rate.

    Upon enforcement of the security created by the Master Security Trust Deed and the Deed of Charge, the net proceeds may be insufficient to pay all amounts due on redemption to the Noteholders. Any claims of the Noteholders remaining after realization of the security and application of the proceeds shall be extinguished.

OPTIONAL REDEMPTION OF THE NOTES

    The Issuer Trustee must, when directed by the Trust Manager, at the Trust Manager's option, redeem all of the Notes at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to, but excluding, the date of redemption, on any Payment Date falling on or after the earlier of:

    - the Payment Date on which the total principal outstanding on the mortgage loans (calculated as at the end of the immediately preceding Collection Period) is less than 10% of the total principal outstanding on the mortgage loans on the Cut-off Date; and

    - the Payment Date falling in September 2008,

each such date a "Call Option Date".

    If the Issuer Trustee fails to exercise its option to redeem the Notes on the Payment Date occurring on or after the Payment Date falling in September 2008, the spread over LIBOR to be applied in determining the interest rate on the Class A Notes will increase to 0.36%.

    The Issuer Trustee may redeem the Notes at their Stated Amounts instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of Noteholders. However, the Issuer Trustee will not redeem the Notes unless it is in a position on the relevant Payment Date to repay the then Invested Amounts or the Stated Amounts, as required, of the Notes together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the charge in respect of the Trust were enforced. If the Issuer Trustee, at the direction of the Trust Manager, proposes to exercise its option to redeem the Notes on a Payment Date on or after September 2008 at their Stated Amounts rather than their Invested Amounts, as described above, but is unable to do so because, following a meeting of Noteholders convened under the provisions of the Master Trust Deed and the Note Trust Deed for this purpose, the Noteholders have not approved by an Extraordinary Resolution of Noteholders the redemption of the Notes at their Stated Amounts, then the spread over LIBOR to be applied in determining the interest rate on the Class A Notes for each Interest Period commencing on or after that Payment Date will remain at, or revert to, the margin applying at the Closing Date.

    Class A Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

    In order to effect an optional redemption as described above, the Issuer Trustee will, if the Trust Manager directs it to do so, give notice to the Seller of an offer to re-convey the mortgage loans to the Seller for an amount equal to the then current fair market value of such mortgage loans taking into account applicable insurance proceeds covering such mortgage loans and other available resources. If the clean-up offer amount would be insufficient to redeem the Class A Notes at their then Invested Amount, the Issuer Trustee must first obtain the consent of the Note Trustee and the holders of all of the Class B Notes in favor of making a clean-up offer at the then aggregate Stated Amount of all the Notes. The proceeds of the clean-up offer will be applied to the optional redemption of the Notes as described above.

FINAL MATURITY DATE

    Unless previously redeemed, the Issuer Trustee must redeem the Notes by paying the Stated Amount, together with all accrued and unpaid interest, in relation to each Note on or by the Payment Date falling in September 2032.

REDEMPTION UPON FINAL PAYMENT

    Upon final distribution being made in respect of any Notes, those Notes will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest, the Stated Amount or the Invested Amount in relation to the Notes will be extinguished in full.

NO PAYMENTS OF PRINCIPAL IN EXCESS OF STATED AMOUNT

    No amount of principal will be repaid in respect of a Note in excess of its Stated Amount or, in the case of an optional redemption or redemption for taxation reasons, its Invested Amount.

THE LIQUIDITY FACILITY

ADVANCES AND FACILITY LIMIT

    Under the Liquidity Facility Agreement, the Liquidity Facility Provider agrees to make advances to the Issuer Trustee for the purpose of meeting shortfalls between Total Available Income (as enhanced by Principal Draws) on a Payment Date and the required payments to be made from Total Available Income, other than reimbursements of Principal Charge-offs, Carryover Principal Charge-offs or payments to the Residual Income Unitholder, on that Payment Date. See "--Distribution of Total Available Income" above.

    The Liquidity Facility Provider agrees to make advances to the Issuer Trustee up to the Liquidity Limit. The Liquidity Limit is equal to the lesser of:

    - A$33 million;

    - the Performing Mortgage Loans Amount at that time; and

    - the amount agreed by the Liquidity Facility Provider, the Trust Manager and the rating agencies.

    The "Performing Mortgage Loans Amount" means the aggregate of (i) the amount outstanding under mortgage loans for which no payment due from the borrower has been in arrears for a period of more than 90 consecutive days and (ii) the amount outstanding under mortgage loans for which a payment due from the borrower has been in arrears for a period of more than 90 consecutive days but in respect of which a valid claim is available under a lender's mortgage insurance policy.

CONDITIONS PRECEDENT TO DRAWING

    The Liquidity Facility Provider is only obliged to make an advance if:

    - no event of default under the Liquidity Facility exists or will result from the provision of the advance;

    - the representations and warranties by the Issuer Trustee and the Trust Manager in any transaction document are true and correct as of the date of the drawdown notice and the drawdown;

    - other than statutory priorities, the Liquidity Facility Provider has not received notice of any security interest ranking in priority to or equal with its security interest under the Master Security Trust Deed, the Deed of Charge and the Supplemental Deed (other than the security interests created under those transaction documents); and

    - the Notes have not been redeemed or repaid in full.

INTEREST AND FEES UNDER THE LIQUIDITY FACILITY

    Interest accrues daily on the principal outstanding under the Liquidity Facility at the Bank Bill Rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest is payable quarterly in arrears on each Payment Date to the extent that funds are available for this purpose in accordance with the priorities described at "--Distribution of Total Available Income." Unpaid interest will be capitalized and will accrue interest from the date not paid.

    A commitment fee with respect to the unutilized portion of the Liquidity Limit accrues daily, calculated on the number of days elapsed and a 365 day year. The commitment fee is payable quarterly in arrears on each Payment Date to the extent that funds are available for this purpose in accordance with the priorities described at "--Distribution of Total Available Income."

    The interest rate and the commitment fee under the Liquidity Facility may be varied by agreement among the Liquidity Facility Provider, the Issuer Trustee and the Trust Manager. However, the rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a Note.

REPAYMENT OF LIQUIDITY ADVANCES

    Advances under the Liquidity Facility are repayable on the Payment Dates following the date of the advance to the extent that there are the funds available for this purpose in accordance with the priorities described at "--Distribution of Total Available Income." All moneys due under the Liquidity Facility are repayable on the termination of the Liquidity Facility.

DOWNGRADE OF LIQUIDITY FACILITY PROVIDER

    If the Liquidity Facility Provider does not have short term credit ratings of at least A-1+ by S&P, P-1 by Moody's and F1 by Fitch, it must within 30 Business Days, or longer if agreed by the rating agencies, either (a) use its reasonable efforts to procure another appropriately rated person to assume its obligations under the Liquidity Facility or (b) take such other steps as are required by the rating agencies to maintain the current rating assigned to the Notes.

EVENTS OF DEFAULT UNDER THE LIQUIDITY FACILITY AGREEMENT

    The following are events of default under the Liquidity Facility:

    - the Issuer Trustee fails to pay to the Liquidity Facility Provider any amount owing to it under the Liquidity Facility Agreement within 10 Business Days of its due date where funds are available for this purpose under the Supplemental Deed;

    - the Issuer Trustee alters the priority of payments under the Transaction Documents without the prior consent of the Liquidity Facility Provider or breaches its undertaking to take all actions necessary to ensure that it is able to exercise its powers and remedies and perform its obligations under the Liquidity Facility Agreement and that breach has a Material Adverse Effect in respect of the Liquidity Facility Provider;

    - an Event of Default occurs in respect of the Supplemental Deed and the Master Security Trust Deed and the Security Trustee (acting on the instructions of the Secured Creditors) appoints a receiver to the assets of the Trust or is directed to sell or otherwise realize the assets of the Trust in accordance with the Master Security Trust Deed and the Deed of Charge; and

    - an Insolvency Event occurs in respect of the Issuer Trustee in its individual capacity and the Issuer Trustee is not replaced within 30 days of such event.

CONSEQUENCES OF AN EVENT OF DEFAULT

    At any time after an event of default under the Liquidity Facility Agreement, the Liquidity Facility Provider may do all or any of the following:

    - declare all moneys actually or contingently owing under the Liquidity Facility Agreement immediately due and payable; and

    - terminate the Liquidity Facility.

TERMINATION

    The Liquidity Facility will terminate upon the earlier to occur of:

    - the date on which the Liquidity Facility Provider declares the Liquidity Facility terminated following an event of default under the Liquidity Facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the Liquidity Facility;

    - the date one month after all Notes are redeemed;

    - the Payment Date upon which the Trust Manager, having given not less than 5 Business Days prior notice to the Liquidity Facility Provider, appoints a replacement Liquidity Facility Provider, provided that each rating agency has confirmed that such replacement will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes and, provided further, that the Issuer Trustee has paid or repaid the initial Liquidity Facility Provider so replaced any outstanding drawings and other amounts due to the Liquidity Facility Provider together with accrued and unpaid interest; and

    - the date on which the Liquidity Limit is cancelled or reduced to zero by agreement among the Liquidity Facility Provider, the Trust Manager and the rating agencies.

INCREASED COSTS

    If by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary or other governmental agency, the Liquidity Facility Provider incurs new or increased costs, obtains reduced payments or returns or becomes liable for any payment based on the amount of advances outstanding under the Liquidity Facility Agreement, the Issuer Trustee must pay the Liquidity Facility Provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

THE REDRAW FACILITY

ADVANCES AND FACILITY LIMIT

    Under the Redraw Facility Agreement, the Redraw Facility Provider agrees to make advances to the Issuer Trustee on a Payment Date for the purpose of reimbursing Redraws made by the Seller to the extent that Principal Collections (determined prior to the application of any advance on the Redraw Facility for such Payment Date) are insufficient to fund such Redraws on a Payment Date.

    The Redraw Facility Provider agrees to make advances to the Issuer Trustee up to the Redraw Limit. The Redraw Limit is equal to the lesser of:

    - A$40 million;

    - the Performing Mortgage Loans Amount (as defined under "--The Liquidity Facility--Advances and Facility Limit" above) at that time; and

    - the amount agreed by the Redraw Facility Provider and the Trust Manager, less in each case the aggregate of any Principal Charge-off and Carryover Principal Charge-offs which have been allocated to the Redraw Facility and which have not been reimbursed.

CONDITIONS PRECEDENT TO DRAWING

    The Redraw Facility Provider is only obliged to make an advance if, among other conditions:

    - no event of default under the Redraw Facility exists or will result from the provision of the advance;

    - the representations and warranties by the Issuer Trustee and the Trust Manager in any transaction document are true and correct as of the date of the drawdown notice and the drawdown;

    - other than statutory priorities, the Redraw Facility Provider has not received notice of any security interest ranking in priority to or equal with its security under the Master Security Trust Deed; and

    - the Notes have not been redeemed or repaid in full.

INTEREST AND FEES UNDER THE REDRAW FACILITY

    Interest accrues daily on the principal outstanding under the Redraw Facility at the Bank Bill Rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest is payable quarterly in arrears on each Payment Date to the extent that funds are available for this purpose in accordance with the Supplemental Deed. Unpaid interest will be capitalized and will accrue interest from the date not paid.

    A commitment fee with respect to the unutilized portion of the Redraw Limit accrues daily, calculated on the number of days elapsed and a 365 day year. The commitment fee is payable quarterly in arrears on each Payment Date to the extent that funds are available for this purpose in accordance with the priorities set forth at "--Distribution of Total Available Income."

    The interest rate and the commitment fee under the Redraw Facility may be varied by agreement among the Redraw Facility Provider, the Issuer Trustee and the Trust Manager. However, the rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a Note.

REPAYMENT OF REDRAW ADVANCES

    Advances under the Redraw Facility are repayable on the Payment Dates following the date of the advance to the extent that there are funds available for this purpose in accordance with the priorities set forth at "--Distribution of Principal Collections".

    However, in certain circumstances, the principal outstanding under the Redraw Facility will be reduced by way of Principal charge-offs or increased by a reimbursement of Redraw charge-offs, as described at "--Principal Charge-offs" above. The amount of principal to be repaid under the Redraw Facility on a Payment Date is the outstanding principal as reduced by any Principal charge-offs or increased by any Redraw charge-off reimbursements.

EVENTS OF DEFAULT UNDER THE REDRAW FACILITY AGREEMENT

    The following are events of default under the Redraw Facility:

    - the Issuer Trustee fails to pay to the Redraw Facility Provider any amount owing under the Redraw Facility Agreement within 10 Business Days of its due date where funds are available for this purpose under the Supplemental Deed;

    - the Issuer Trustee alters the priority of payments under the Transaction Documents without the consent of the Redraw Facility Provider or breaches any of its undertakings under the Transaction Documents which affect its ability to exercise its powers and remedies and perform its obligations under the Redraw Facility Agreement, the Master Trust Deed or the Supplemental Deed without the prior consent of the Redraw Facility Provider;

    - an Event of Default occurs in respect of the Supplemental Deed and the Master Security Trust Deed and the Security Trustee (acting on the instructions of the Secured Creditors) appoints a receiver to the assets of the Trust or is directed to sell or otherwise realize the assets of the Trust in accordance with the Master Security Trust Deed and the Deed of Charge; and

    - an Insolvency Event occurs in respect of the Issuer Trustee in its individual capacity and the Issuer Trustee is not replaced within 30 days of such event.

CONSEQUENCES OF AN EVENT OF DEFAULT

    At any time after an event of default under the Redraw Facility Agreement, the Redraw Facility Provider may do all or any of the following:

    - declare all moneys actually or contingently owing under the Redraw Facility Agreement immediately due and payable; and

    - terminate the Redraw Facility.

TERMINATION

    The Redraw Facility will terminate upon the earlier to occur of the following:

    - the Scheduled Termination Date (i.e., the date which is 364 days from the date of the Redraw Facility Agreement; the Trust Manager may request the Redraw Facility Provider to extend that date for additional periods of 364 days);

    - the date on which the Redraw Facility Provider determines that its obligations under the Redraw Facility Agreement constitute an illegality under applicable laws and regulations, code of practice or official directive;

    - the date on which the Redraw Limit is reduced to zero;

    - the date upon which the Redraw Facility Provider terminates the agreement as a consequence of an event of default under the Redraw Facility; and

    - the Payment Date upon which the Trust Manager, having given no less than 5 Business Days prior notice to the Redraw Facility Provider, appoints a replacement Redraw Facility Provider, provided that each rating agency has confirmed that such replacement will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes and, provided further, that the Issuer Trustee has paid or repaid the Redraw Facility Provider so replaced all outstanding drawings and other amounts due to the Redraw Facility Provider, together with accrued and unpaid interest.

INCREASED COSTS

    If by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary or other governmental agency, the Redraw Facility Provider incurs new or increased costs, obtains reduced payments or returns or becomes liable for any payment based on the amount of advances outstanding under the Redraw Facility Agreement, the Issuer Trustee must pay the Redraw Facility Provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

SELLER DEPOSIT

    If the Seller has a short-term deposit credit rating by Moody's of less than P-1, a short-term deposit credit rating by S&P of less than A-1+, or a long-term deposit credit rating by Fitch of less than BBB, or such other rating as is agreed between the Issuer Trustee, the Seller, the Trust Manager and the relevant rating agency, it must in respect of set-off risk in relation to the
Trust:

    - deposit or maintain in an account, which may be the Collections Account provided it is held with an entity rated at least as high as the above ratings, on each Payment Date, after giving effect to the payments to be made on that Payment Date, an amount ("SELLER DEPOSIT") equal to the greater of: (a) the amount specified by S&P from time to time and (b) the amount determined in accordance with the Supplemental Deed or otherwise agreed by Moody's or Fitch (as the case may be). This deposit may be utilized by the Issuer Trustee to meet any liabilities of the Seller to the Issuer Trustee in relation to the exercise of set-off rights by borrowers, which the Seller has not met within 20 Business Days of notice from the Issuer Trustee or the Trust Manager; or

    - enter into such other arrangement as is from time to time agreed between the Seller and the relevant rating agency so as to ensure that rating agency does not reduce, qualify or withdraw any credit rating assigned by it to the Notes.

    The Seller's deposit will be calculated by reference to the balances of accounts held by borrowers with the Seller where the terms of that borrower's mortgage loan do not include a provision by which a borrower agrees to make all payments without set-off or counterclaim, unless prohibited by law. If all the mortgage loans include such a provision, the Seller will not be required to make any deposit.

FURTHER ADVANCES

    The Seller may agree to make a further advance to a borrower under the terms of a mortgage loan. Where a further advance does not result in the actual balance of the mortgage loan exceeding the scheduled balance by more than one scheduled monthly installment, the further advance will be treated as a Redraw and will not result in the mortgage loan being removed from the Trust. Where a further advance is made as part of the existing mortgage loan and results in the scheduled balance of the mortgage loan being exceeded by more than one scheduled monthly installment, the Seller must pay to the Trust the then outstanding principal balance of the mortgage loan and any accrued and unpaid interest and fees on the mortgage loan at that time. If this occurs, the mortgage loan will be treated as being repaid in full and will cease to be an asset of the Trust from the date of such advance.

    A further advance may also be made under the terms of another loan or as a new loan. These loans may share the same security as a mortgage loan assigned to the Trust but will be subordinated upon the enforcement of that security in respect of the mortgage loan.

                        THE MORTGAGE INSURANCE POLICIES

GENERAL

    Each mortgage loan is insured under a primary mortgage insurance policy or under the mortgage pool insurance policy described below.

    If a mortgage loan has an LTV at the date of origination of more than 80%, it will be insured under a primary mortgage insurance policy issued by ANZ Lenders' Mortgage Insurance Pty Limited (the "PRIMARY MORTGAGE INSURER") in favor of the Seller. If a mortgage loan has an LTV at the date of origination of 80% or less, a mortgage pool insurance policy issued by PMI Mortgage Insurance Limited ("PMI") will insure the Issuer Trustee in respect of losses in respect of each such mortgage loan.

    Under certain circumstances, borrowers may borrow from the seller the premium payable under the primary mortgage insurance policy issued by the Primary Mortgage Insurer. To the extent this occurs, repayment of the premium portion of the relevant loan is insured under a separate insurance policy issued by PMI ("PREMIUM POLICY"). Approximately 18.36% of the mortgage loans (representing 19.21% of the initial aggregate outstanding principal balance) include the amount of the premium in the amount advanced and are therefore the subject of the Premium Policy.

    Approximately 27.27% of the mortgage loans will be insured under a lender's mortgage insurance policy issued by the Primary Mortgage Insurer. Approximately 72.73% of the mortgage loans will be insured under the mortgage pool insurance policy issued by PMI. The Seller will equitably assign its interest in each lender's mortgage insurance policy to the Issuer Trustee on the Closing Date. The assignment will be in equity (and so the Insured of record under each assigned lender's mortgage insurance policy will remain ANZ). If a Title Perfection Event occurs, the Issuer Trustee and the Trust Manager are required to take all necessary steps to protect the Issuer Trustee's interest in, and title to, the mortgage loans including the lender's mortgage insurance polices. Any amounts paid by the Primary Mortgage Insurer under an assigned lender's mortgage insurance policy will, while the assignment is in equity, be received by the Seller and must be applied as Collections by the Seller (in its capacity as Servicer) in the manner described under "Description of the Class A Notes--Collections; Distributions on the Class A Notes".

PRIMARY MORTGAGE INSURANCE

    Authority for the issue of lender's mortgage insurance has been delegated by the Primary Mortgage Insurer to the Seller under certain conditions. Those conditions include loan to valuation ratios, initial loan amount, geographic location of the property, and compliance with the Seller's underwriting criteria.

    The terms of the coverage provided under the primary mortgage insurance policy are summarized below.

SECURING THE MORTGAGE LOAN

    The insured mortgage loan must be secured by a registered mortgage over real property in Australia.

    The insured must follow the practices and procedures of a prudent mortgage lender in requiring the borrower to comply with the terms of the mortgage loan. The insured must not, without the consent of the Primary Mortgage Insurer, waive any material default or non-compliance by the borrower.

LOSS COVERED

    The lender's mortgage insurance policy covers any loss arising where:

    - a repayment in respect of an insured mortgage loan is not made by the borrower; and

    - the insured mortgage loan remains in arrears continuously from that date of non-repayment until the sale of the mortgaged property or such earlier date as the mortgage insurer directs.

    The loss covered will include all net taxes borne by the insured:

    - in recovering the amount in arrears owed under the mortgage loan or otherwise exercising the insured's rights under the mortgage loan or relevant mortgage; or

    - on any amount paid under the lender's mortgage insurance policy; or

    - otherwise in connection with the mortgage loan.

SUBMISSION OF CLAIM

    The insured is required to submit a claim in the manner and form as agreed between the Primary Mortgage Insurer and the insured from time to time, verified by such evidence as may be required by the Primary Mortgage Insurer, within 30 days of the sale of the mortgaged property.

CALCULATION OF CLAIM FOR LOSS

    Amounts payable by the Primary Mortgage Insurer under the lender's mortgage insurance policy in respect of a mortgage loan include:

    - the lesser of the amount of the principal of the mortgage loan and the principal shown in the insured mortgage schedule;

    - interest on the mortgage loan at the rate of interest provided in the relevant mortgage to the earlier of (i) the date of payment of the claim by the Primary Mortgage Insurer and (ii) 30 days after the sale of the mortgaged property;

    - amounts paid by the insured for insurance premiums, rates, taxes and statutory charges (but excluding any charge which relates to a fine or penalty incurred in connection with the mortgaged property);

    - amounts up to a total of A$1000, or further amounts paid with the approval of the Primary Mortgage Insurer, in respect of the maintenance of the mortgaged property;

    - legal costs and other expenses reasonably incurred in enforcing and protecting the insured's rights under the relevant mortgage; and

    - costs reasonably incurred in connection with the sale of the mortgaged property.

    Amounts to be deducted from the above in determining the final loss payable include:

    - all repayment installments paid by the borrower;

    - the proceeds of the sale of the mortgaged property after deduction of any amount necessary to discharge any mortgage with priority over the mortgage loan;

    - the estimated cost of restoration of the mortgaged property to its condition as at the commencement date of the lender's mortgage insurance policy (reasonable wear and tear excepted);

    - the difference between the actual sale price and the market value of the mortgaged property (determined as if free of any contamination, pollution or environmental hazard);

    - all monies received from any collateral security or from any guarantor of the loan;

    - any compensation payments received by the insured in respect of compulsory acquisition or resumption of the property;

    - any insurance proceeds in excess of the amount actually expended upon repair or replacement;

    - the premium and stamp duty if included in the loan;

    - any other money received by the insured from any source in reduction of the amount due under the mortgage loan; and

    - rents or other monies received by the insured in connection with the mortgaged property.

REDUCTION OF CLAIM

    The insured has a duty to disclose to the Primary Mortgage Insurer all matters relevant to the Primary Mortgage Insurer's decision whether to accept the risk of the insurance. If this duty is breached, the loss amount payable by the Primary Mortgage Insurer may be adjusted in the following manner:

    - if the Primary Mortgage Insurer would not have provided coverage for the mortgage loan if the duty of disclosure had not been breached, the Primary Mortgage Insurer's liability will be reduced to zero; or

    - if the Primary Mortgage Insurer would have provided coverage relating to the mortgage loan (with or without special conditions of coverage) or if the premium would have been at a higher rate, the Primary Mortgage Insurer's liability will be reduced to the amount which (in the Primary Mortgage Insurer's determination) the Primary Mortgage Insurer would have been liable to make if the coverage had been on those terms, less the higher premium (if any).

    If non-disclosure is fraudulent, the Primary Mortgage Insurer may also have the option of voiding the lender's mortgage insurance policy from its inception.

    The loss amount payable by the Primary Mortgage Insurer will also be reduced, in the manner described below, if any of the following occur:

    - if the insured fails to comply with a reasonable request of the Primary Mortgage Insurer--by the amount fairly representing the extent to which the Primary Mortgage Insurer's interests were prejudiced as a result of that failure;

    - if a guarantee or indemnity in relation to the mortgage loan is unenforceable due to the negligence of the insured--by the amount fairly representing the extent to which the Primary Mortgage Insurer's interests were prejudiced as a result of that negligence, provided that no negligence will be imputed if normal procedures of a prudent lender are followed;

    - if security (other than a security referred to in the mortgage loan or a statutory charge, excluding a charge which relates to a fine or penalty) has priority over the relevant mortgage--by the amount payable to discharge that security;

    - if the insured is negligent in the administration of the mortgage loan, protection of the mortgaged property or exercise of remedies under the relevant mortgage--by the amount fairly representing the extent to which the Primary Mortgage Insurer's interests were prejudiced as a result of that negligence, provided that no negligence will be imputed if normal procedures of a prudent lender are followed;

    - if the mortgage loan is reopened under section 70 of the Australian Consumer Credit Code or if the mortgage loan is varied other than in accordance with the lender's mortgage insurance policy--by the amount fairly representing the extent to which the Primary Mortgage Insurer's interests were prejudiced as a result of the mortgage loan being reopened or varied;

    - if the borrower has a defense, a right of set-off or a counter claim against the insured--by the amount that fairly represents the extent to which the insured's claim or net recovery was reduced, or the exercise of its remedies affected by, by that defence, set-off or counter claim; and

    - if an appraiser upon whose valuation the insured relied in respect of the mortgage loan was negligent or in breach of a duty of care, but the appraiser is not liable to the Primary Mortgage Insurer by reason of an act or omission of the insured--by the amount for which the appraiser would have been liable.

MORTGAGE POOL INSURANCE POLICY

SECURING AND PROTECTING THE MORTGAGE LOAN

    The insured mortgage loan must be secured by an enforceable registered mortgage over real estate property in Australia. The insured is not insured if the mortgage is not enforceable.

    The insured must follow the procedures of a prudent lender in preparing, administering and managing the insured mortgage loan.

VALUATIONS

    A valuation which forms part of the application to PMI must be at the insured's instructions.

VARIATIONS

    The insured may make variations to the insured mortgage loan only with PMI's prior written consent.

SUBMISSION OF A CLAIM

    The insured is permitted to submit a claim for loss:

    (a) when the sale of the mortgaged property has been settled; or

    (b) when PMI requests that the insured do so before the mortgaged property is sold; or

    (c) when the mortgagee under a prior mortgage has completed the sale of the mortgaged property.

    The claim should be lodged within 30 days of:

    (a) the settlement date; or

    (b) a request from PMI.

    In support of the claim, the insured must provide to PMI all documents and information PMI reasonably requires.

    Any payment of a claim, PMI makes is a full and final discharge of PMI's liability under the mortgage pool insurance policy, in respect of the mortgage loans related to the claim.

    At PMI's discretion, PMI may pay a claim before the mortgaged property has been sold.

    Within fourteen (14) days of receipt by PMI of the complete claim documentation, including all documentation and information reasonably required by PMI, PMI will assess the claim and pay to the insured the amount to which the insured is entitled.

CALCULATION OF LOSS

    The insured's loss is the "amount owing" to the insured less the "amount recovered" by the insured as described below.

    The "amount owing" to the insured is the total of:

    (a) the balance of the mortgage loan account at the settlement date; and

    (b) interest on the balance of the mortgage loan account from the settlement date to the date of claim to a maximum of 30 days; and

    (c) costs incurred on sale of the mortgaged property which include:

        (i) costs properly incurred by the insured for insurance premiums, rates, land tax (calculated on a single holding basis) and other statutory charges on the mortgaged property;

        (ii) reasonable and necessary legal fees and disbursements the insured incurs in enforcing or protecting the insured's rights under the insured mortgage loan;

       (iii) reasonable agent's commission, advertising costs, valuation costs and other costs relating to the sale of the mortgaged property;

        (iv) reasonable and necessary costs incurred by the insured in maintaining (but not restoring) the mortgaged property, however total costs in excess of A$1,500 can be included only if the insured had PMI's prior written consent to incur them;

        (v) any GST incurred by the insured on the sale or transfer of the mortgaged property to a third party and any GST which the insured properly incurs in respect of any of the costs, fees, disbursements or commissions specifically identified under this section; and

        (vi) any amounts applied by the insured with PMI's prior written consent to discharge a security interest having priority over the insured mortgage loan.

    The "amount owing" to the insured does not include:

    (a) interest charged in advance;

    (b) default rate interest;

    (c) early repayment fees;

    (d) break funding costs;

    (e) higher rate interest payable because of failure to make prompt payment;

    (f) fines, fees or charges debited to the mortgage loan account;

    (g) costs of restoration following damage to or destruction of the mortgaged property;

    (h) costs of removal, clean up and restoration arising from contamination of the mortgaged property;

    (i) additional funds advanced to the debtor without PMI's written consent (other than any loan redraws made in respect of amounts by which scheduled loan installments have been exceeded);

    (j) amounts the insured pays in addition to the mortgage loan amount to complete improvements;

    (k) cost overruns;

    (l) any civil or criminal penalties imposed on the insured under legislation including the Australian Consumer Credit Code; and

    (m) the amount of the insured's loss (including all legal costs and disbursements) attributable to any breach or non-compliance of the Managed Investments Act 1998 of Australia and/or a scheme established under that act however arising in relation to the mortgaged property.

    The "amount recovered" by the insured is the total of:

    (a) the gross proceeds of sale of the mortgaged property; and

    (b) the following if not already applied to the credit of the mortgage loan account:

        (i) compensation received for any part of the mortgaged property that has been resumed or compulsorily acquired;

        (ii) all rents collected and other profits received relating to the mortgaged property;

       (iii) any sums received under any insurance policy relating to the mortgaged property not applied to restoration of the mortgaged property following damage or destruction;

        (iv) all amounts recovered from the exercise of the insured's rights relating to the mortgage loan;

        (v) any other amount received relating to the insured mortgage loan including any amounts received from the debtor, any guarantor or prior mortgagee; and

        (vi) any amount incurred by the insured in respect of GST relating to the mortgaged property to the extent for which the insured is entitled to claim an input tax credit.

REDUCTIONS AND CANCELLATION

    The making of any disclosure, non-disclosure or representation, the doing of any act or thing, the omission to do any act or thing or the receipt of any moneys by the Trust Manager, the Seller or the Issuer Trustee is deemed to be done or not done, as the case may be, by the insured. If the insured fails to comply with its duty of disclosure PMI may reduce its liability under or cancel the mortgage pool insurance policy.

    Where the insured has made a claim and the insured's loss has been increased due to the insured's consent, without PMI's written approval, to:

    (a) the creation of any lease, licence, easement, restriction or other notification affecting the mortgaged property; or

    (b) an increase in or acceleration of the payment obligation of the debtor under any security interest having priority over the insured mortgage loan, then,

    PMI may reduce the amount payable by the amount of that increased loss.

    Where PMI pays any claim, the amount of that payment will be less the amount of any GST input tax credit or reduced input tax credit (together in this paragraph, "INPUT TAX CREDITS") that are or may be made available to the insured by reason of any taxable supply made to the insured in connection with the exercise of the insured's rights under or in connection with the mortgaged property and in respect of which the payment is made. If the payment is not made in respect of any particular taxable supply to the insured, then the payment shall be reduced by such amount as reflects the Input Tax Credits that are available to the insured if the payment had been applied in connection with the exercise of the insured's rights under or in connection with the mortgaged property or for the provision to the insured of any services in connection with the exercise of such rights.

    Where the insured's loss has been increased due to the insured making a false or misleading statement, assurance or representation to the debtor or any guarantor, PMI may reduce the amount paid to the insured in the event of a claim by the increase in the insured's loss.

DESCRIPTION OF THE INSURERS

ANZ LENDERS MORTGAGE INSURANCE PTY LIMITED

    The Primary Mortgage Insurer (ABN 77 008 680 055), is a wholly owned subsidiary of ANZ. The Primary Mortgage Insurer began insuring mortgage loans originated by ANZ for lender's mortgage insurance purposes in 1995.

    As at September 30, 2000, the Primary Mortgage Insurer had total assets of A$131 million, with shareholders equity of A$29 million and statutory reserves (claims equalization reserves) of A$8 million.

    The Primary Mortgage Insurer is a subsidiary of ANZ, and is a company authorized under Australian insurance laws to carry on insurance business. However, it does not have an independently assessed claims paying ability rating. It is managed by Royal & Sun Alliance Lenders Mortgage Insurance Limited for a specified (but renewable) term under a management agreement.

    Under certain reinsurance arrangements, either of PMI or Royal & Sun Alliance Lenders Mortgage Insurance Limited ("ROYAL & SUN ALLIANCE") agree to accept 80% of the risk in respect of each and every primary mortgage insurance policy issued by the Primary Mortgage Insurer and are obliged under those arrangements to pay to the Primary Mortgage Insurer an amount equal to 80% of any claim paid by the Primary Mortgage Insurer in respect of a mortgage loan which is the subject of a primary mortgage insurance policy. The Primary Mortgage Insurer retains the remaining 20% of that risk.

    In respect of PMI, under a deed of guarantee:

    - PMI will guarantee the Primary Mortgage Insurer's retained risk under each primary mortgage insurance policy issued by the Primary Mortgage Insurer (that is, any amount due in respect of the 20% of the risk under each mortgage loan which has not been reinsured by the Primary Mortgage Insurer under the arrangements described in the preceding paragraph); and

    - PMI will guarantee the obligations of the Primary Mortgage Insurer under each primary mortgage insurance policy which has been reinsured by PMI.

    Under a payment deed, provided certain procedural conditions are satisfied, Royal & Sun Alliance will agree to pay directly to the Issuer Trustee the amount that it is liable to pay to ANZLMI in respect of a primary insurance policy which has been reinsured with Royal & Sun Alliance.

    In general, a claim may only be made by the Issuer Trustee under the deed of guarantee (in respect of PMI) or the payment deed (in respect of Royal & Sun Alliance) if the Primary Mortgage Insurer is insolvent and if a claim under the relevant primary mortgage insurance policy has not been denied. Noteholders have no ability or right to directly enforce the terms of the guarantee or the payment deed as the enforcement of any such rights is required to be performed by the Issuer Trustee.

    The business address of the Primary Mortgage Insurer is Level 16, 68 Pitt Street, Sydney, NSW, Australia.

PMI MORTGAGE INSURANCE LTD

    PMI Mortgage Insurance Ltd (ABN 70 000 511 071) (PMI) was formerly known as MGICA Limited.

    The PMI Group Inc of the USA, the second largest lenders mortgage insurance company in the United States acquired MGICA Limited from AMP Limited in August 1999.

    PMI has a claims paying rating of "AA" by S&P, "A1" by Moody's and "AA" by Fitch.

    The business address of PMI is Level 23, AMP Centre, 50 Bridge Street, Sydney, New South Wales, Australia.

ROYAL & SUN ALLIANCE LENDERS MORTGAGE INSURANCE LIMITED

    The Royal & Sun Alliance Group entered into the lenders mortgage insurance market in Australia in 1989.

    Royal & Sun Alliance Lenders Mortgage Insurance Limited (ABN 55 001 825 725) is a subsidiary of Royal & Sun Alliance Insurance Australia Limited, which is one of the five largest insurers in Australia.

    Royal & Sun Alliance has a claims paying rating of "AA-" by S&P, "A2" by Moody's and "AA-" by Fitch.

    The business address of Royal & Sun Alliance is Level 9, 465 Victoria Avenue, Chatswood, New South Wales, Australia.

                          DESCRIPTION OF THE TRUSTEES

THE ISSUER TRUSTEE

GENERAL

    Perpetual Trustee Company Limited (ABN 42 000 001 007) is appointed as Issuer Trustee of the Trust on the terms set out in the Master Trust Deed and the Supplemental Deed. The Issuer Trustee was incorporated on September 28, 1886 as Perpetual Trustee Company (Limited) under the Companies Statute of New South Wales as a public company. The name of the Issuer Trustee was changed to Perpetual Trustee Company Limited on December 14, 1971 and the Issuer Trustee now operates as a limited liability public company under the Corporations Law of Australia. The Issuer Trustee is registered in New South Wales and its registered office is at Level 7, 39 Hunter Street, Sydney.

    The Issuer Trustee has 4,000,000 ordinary shares issued with a paid amount of A$1.00 per share. The shares are held by Perpetual Trustees Australia Limited. The Issuer Trustee has not agreed to issue any additional shares. As a result of changes to the Corporations Law, the Issuer Trustee no longer has authorized share capital.

    The principal activities of the Issuer Trustee are the provision of trustee and other commercial services. The Issuer Trustee is an authorized trustee corporation, and holds a securities dealers license, under the Corporations Law. Perpetual Trustees Australia Limited and its subsidiaries provide a range of services including custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. Perpetual Trustees Australia Limited and its subsidiaries are leading trustee companies in Australia with in excess of A$100 billion under administration.

    The directors of the Issuer Trustee are as follows:

          NAME                BUSINESS ADDRESS        PRINCIPAL ACTIVITIES
------------------------  ------------------------  ------------------------
Michael Stefanovski       39 Hunter Street,                 Director
                          Sydney NSW 2000
Phillip Vernon            39 Hunter Street,                 Director
                          Sydney NSW 2000
Andrew McKee              39 Hunter Street,                 Director
                          Sydney NSW 2000
Gai McGrath               39 Hunter Street,                 Director
                          Sydney NSW 2000

    The directors of the Issuer Trustee do not have significant activities outside of their role as directors of the Issuer Trustee.

THE SECURITY TRUSTEE

GENERAL

    P.T. Limited of Level 7, 39 Hunter Street, Sydney Australia is appointed as the Security Trustee for the Security Trust on the terms set out in the Master Security Trust Deed and the Deed of Charge.

    The Security Trustee will act as security trustee on behalf of the secured creditors as described in "Description of Transaction Documents--The Master Security Trust Deed" in part B of this prospectus. Under the Master Security Trust Deed, if there is a conflict between the duties owed by the Security Trustee to any Secured Creditors or class of Secured Creditors, the Security Trustee must act in accordance with the requirements of the Master Security Trust Deed.

THE NOTE TRUSTEE

GENERAL

    The Bank of New York (New York Branch) is appointed as the Note Trustee for the Trust on the terms set out in the Note Trust Deed. The Bank of New York is a banking corporation duly organized and existing under the laws of New York. The corporate Trust office of the Note Trustee responsible for the administration of the Note Trustee's obligation in relation to the Trust is located at 101 Barclay Street 21W, New York, New York 10286. See "Powers, Duties and Liabilities under the Transaction Documents--The Note Trustee" in part B of this prospectus for a summary of certain of the Note Trustee's rights and obligations under the Transaction Documents.

                                   SERVICING

THE SERVICER

    Australia and New Zealand Banking Group Limited (the "SERVICER") will service the mortgage loans. The head office of the Servicer is located at Level 6, 100 Queen Street, Melbourne.

SERVICING OF MORTGAGE LOANS

GENERAL

    The day to day servicing will be performed by the Servicer at its offices in Melbourne, Australia. Servicing procedures include responding to customer inquiries, managing and servicing the features and facilities available under the mortgage loans and the management of delinquent mortgage loans.

    The Servicer is contractually obligated to administer the mortgage loans:

    - in accordance with all applicable laws;

    - in a proper and businesslike manner;

    - in accordance with the operational and servicing procedures and policies adopted by the Servicer in accordance with its credit and risk policy (as amended from time to time); and

    - in accordance with the standards and practices of a prudent lender having regard to the assets of the trust.

    See "Description of Transaction Documents--The Master Servicer Deed--Removal and Resignation of the Servicer" in part B of this prospectus for a description of certain servicer defaults whereby the Issuer Trustee can cause the resignation or removal of the Servicer for cause.

COLLECTION AND ENFORCEMENT PROCEDURES

    Borrowers must make the minimum repayment due under the terms and conditions of the mortgage loans on or before each monthly installment due date. A borrower may also elect to make his or her repayments weekly or bi-weekly so long as the equivalent of the minimum monthly repayment is received on or before the monthly installment due date. Payment can be made to a branch (by cash or check), by direct debit to a nominated bank account, or by direct credit from the borrower's salary by their employer. At present, the majority of scheduled repayments on the mortgage loans are made by way of direct debits to a nominated bank account.

    A mortgage loan is subject to action (as described below) in relation to delinquent payment whenever the monthly repayment is not paid by the monthly installment due date. However, under the terms of certain mortgage loans, borrowers may prepay amounts which are additional to their required monthly repayments. This will result in the actual balance of the mortgage loan account being lower than the scheduled balance of the mortgage loan. In the case of a variable rate mortgage loan, if a borrower subsequently fails to make some or all of a required monthly repayment, the servicing system will apply the prepaid amount until the total amount of missed payments exceeds the prepaid amount and, as a result, the variable rate mortgage loan will be considered to be delinquent only when the actual balance is greater than the scheduled balance. In the case of a fixed rate mortgage loan, if after such prepayment a borrower fails to make more than one required monthly repayment, the fixed rate mortgage loan will be considered to be delinquent.

    The Servicer's collections system identifies all mortgage loan accounts which are delinquent and allocates overdue loans to collection officers to take action.

    Actions taken by the Servicer in relation to delinquent accounts will be determined according to a number of factors, including the following (with the input of a mortgage insurer if applicable):

    - delinquency history;

    - equity in the property; and

    - prior arrangements made with the borrower to meet overdue payments.

    The Servicer may make a special arrangement with a borrower to temporarily modify the borrower's repayment schedule when a borrower notifies the Servicer that the borrower may not be able to make the scheduled repayments. In considering such an arrangement, the Servicer consults with the borrower and considers the causes of the borrower missing repayments with the intention of returning the mortgage loan to the original repayment schedule at the earliest opportunity.

    If satisfactory arrangements cannot be made to rectify a delinquent mortgage loan, legal notices are issued and recovery action is initiated by the Servicer. Recovery action is arranged by collections staff in conjunction with internal or external legal advisers. Recovery actions include:

    - voluntary sale by the borrower;

    - enforcing guarantees;

    - initiating a mortgagee sale; and

    - making claims on lender's mortgage insurance.

    When a mortgage loan is delinquent in payment, it is immediately entered into the collection system. If this continues for 15 days, a letter is sent to the borrower reminding them of the outstanding payment. If the mortgage loan continues to be delinquent for 25 days, a second letter is sent to the borrower outlining their obligations under the mortgage loan contract. If the mortgage loan remains delinquent for 35 days, phone contact is made with the borrower.

    When a mortgage loan is delinquent for 60 days, a default notice is sent advising the borrower that, if the default is not rectified within a period of 31 days, the Servicer will require immediate repayment of all money payable under the mortgage loan and will exercise its rights under the borrower's mortgage loan contract, including the enforcement and realization of any security.

    Normally a further notice will be issued to a borrower on an account which is 90 days delinquent advising the borrower that failure to comply within 30 days will result in the Servicer exercising its power of sale.

    At the expiration of the 31 day notice, which is sent when a mortgage loan is delinquent for 60 days as described above, a letter of demand and notice to pay is issued to the borrower, followed by the institution of court proceedings against the borrower once the mortgage loan is approximately 120 days delinquent. Once the court papers have been served on the borrower, and provided that the borrower does not defend the court action, the Servicer can then enter judgment in the relevant court against the borrower for possession of any security property and for the debt owing. Once the Servicer has entered judgment it will apply for a warrant of possession whereby the sheriff will set an eviction date for the borrower to be evicted from the property, which is usually 30 to 40 days after the Servicer instructs the sheriff.

    Once possession is obtained, appraisals and valuations are obtained by the Servicer and a reserve price is set for sale of the property by way of auction or private sale.

    These time frames assume that the borrower has either taken no action or has not honored any commitments made in relation to the default to the satisfaction of the Servicer and, in some cases, the relevant mortgage insurer. It should also be noted that the Servicer's ability to exercise its power of sale of the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the Servicer, such as whether the borrower contests the sale and the market conditions at the time of sale, which may affect the length of time between the decision of the Servicer to exercise its power of sale and final completion of the sale.

    The Servicer's collection and enforcement procedures may change from time to time in accordance with business judgment, internal policy and changes to legislation and guidelines established by the relevant regulatory bodies.

DELINQUENCY, FORECLOSURE AND LOSS STATISTICS

    The following tables set forth certain information concerning the delinquency, foreclosure and loss experience on residential mortgage loans serviced directly by the Servicer. These mortgage loans are residential mortgage loans originated or acquired by the Australia and New Zealand Banking Group Limited. The servicing portfolio does not include mortgage loans that were serviced or sub-serviced by others.

PORTFOLIO DELINQUENCY AND FORECLOSURE EXPERIENCE

    The following table summarizes the delinquency and loss experience of the Seller's home loan portfolio. All loans were originated and are serviced by the Seller. This information is provided by the Seller.

                    ANZ ONE-TO-FOUR-FAMILY RESIDENTIAL LOANS

ANZ RESIDENTIAL LOANS

                                    MARCH 31,    MARCH 31,    MARCH 31,    MARCH 31,    MARCH 31,    MARCH 31,
                                       1996         1997         1998         1999         2000         2001
                                    ----------   ----------   ----------   ----------   ----------   ----------
Outstanding Balances(1) (A$m).....     N/A        15,480.6     22,167.7     25,453.4     33,284.1     40,240.5
Number of Loans...................    224,888      240,865      322,709      351,499      422,572      483,682
                                     --------     --------     --------     --------     --------     --------
% Arrears by Number
                                     --------     --------     --------     --------     --------     --------
31-60 days........................    0.48%        0.73%        0.78%        0.92%        0.73%        0.89%
61-90 days........................    0.16%        0.23%        0.29%        0.33%        0.19%        0.20%
91+ days..........................    0.36%        0.39%        0.58%        0.60%        0.36%        0.34%
                                     --------     --------     --------     --------     --------     --------
Total.............................    1.00%        1.35%        1.65%        1.85%        1.28%        1.44%
                                     --------     --------     --------     --------     --------     --------
% Arrears by Balances(1)
31-60 days........................     N/A         0.82%        0.84%        0.99%        0.78%        0.98%
61-90 days........................     N/A         0.28%        0.33%        0.38%        0.21%        0.23%
91+ days..........................     N/A         0.38%        0.70%        0.70%        0.45%        0.39%
                                     --------     --------     --------     --------     --------     --------
Total.............................     N/A         1.49%        1.87%        2.08%        1.44%        1.61%
                                     --------     --------     --------     --------     --------     --------
Net Losses(2) (A$m)...............     1.3          2.9          3.2          2.1          3.5          4.7
Net Losses as % of Outstanding
  Balance(1)(2)...................     N/A        0.019%       0.014%       0.008%       0.011%       0.012%

------------------------

(1) This information has only been collected since December 1996.

(2) Net losses are total net losses for the preceding 12 months.

    The delinquency and foreclosure experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the mortgage loans in the Trust. Consequently, there can be no assurance that the delinquency and foreclosure experience of the mortgage loans in the Trust will be consistent with the data set forth above. The mortgage portfolio of the Seller, for example, includes mortgage loans having a wide variety of payment characteristics and product features and mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic locations of the mortgage loans in the Trust.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

    The principal repayments, aggregate amount of distributions on the Notes, and the yield to maturity of the Notes will relate to (i) the rate and timing of payments of principal repayments and Redraws on the mortgage loans, and
(ii) the price at which the Notes are purchased. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including prepayments resulting from refinancing, liquidations of mortgage loans due to defaults by borrowers, casualties, condemnations and repurchases by the Seller. The mortgage loans may be prepaid by the borrowers at any time. However, borrowers under mortgage loans that have converted to fixed rate mortgage loans may be required to pay a fee in order to prepay their mortgage loans.

PREPAYMENTS

    The rate of principal payments on the Class A Notes is directly related to the rate of principal payments on the mortgage loans, which may be in the form of Scheduled Payments or principal prepayments. Prepayments, liquidations and repurchases of the mortgage loans, including repurchases of mortgage loans due to a breach of representation or warranty of the Seller, or an optional repurchase by the Seller of the remaining mortgage loans in connection with the termination of the Trust, will result in early distributions of principal amounts on the Class A Notes.

    Since the rate of payment of principal of the mortgage loans cannot be predicted and will depend upon future events and a variety of factors, we cannot assure you as to this rate of payment or the rate of principal prepayments.

    In particular the following factors may affect the rate of principal payment of the Class A Notes:

    - the amount of Redraws under the mortgage loans by borrowers or advances under the Redraw Facility, all of which are senior to payment of principal on the Class A Notes;

    - the method of allocation of Principal Collections between the Class A Notes and Class B Notes (as described at "Description of the Class A Notes--Allocation of Principal to Class A Notes and Class B Notes") which results in more rapid amortization of the Class B Notes depending on the Stepdown Percentage;

    - the fact that the fixed interest rate on fixed rate mortgage loans may convert to a variable rate, thus increasing the likelihood of prepayments on such mortgage loans subsequent to such conversion;

    - the fact that the variable interest rate on certain mortgage loans may be converted by the borrower to a fixed rate, thus decreasing the likelihood of prepayments on such mortgage loans subsequent to such conversion and during the fixed rate period;

    - repurchase by the Seller of a mortgage loan upon a further advance being made which exceeds the then scheduled balance of that mortgage loan by more than one scheduled monthly installment;

    - a change to the Servicer's policies or procedures in connection with the terms, origination or administration of the mortgage loans which results in the refinancing of a mortgage loan by a borrower or the repurchase of such mortgage loan by the Seller;

    - refinancing by borrowers with other financial institutions;

    - receipt by the Issuer Trustee of enforcement proceeds due to a borrower having defaulted on its mortgage loan;

    - the mortgage loan is modified resulting in the establishment of a new loan and repayment in full of the existing mortgage loan;

    - receipt by the Issuer Trustee of insurance proceeds in relation to a claim under a lender's mortgage insurance policy; and

    - optional redemption of the Class A Notes or redemption of the Notes for taxation or other reasons.

    The extent to which the yield to maturity of any Note may vary from the anticipated yield will depend upon the following factors:

    - the degree to which a Note is purchased at a discount or premium; and

    - the degree to which the timing of payments on the Note is sensitive to prepayments, liquidations and repurchases of the mortgage loans.

    A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may also affect the Trust's prepayment experience for the mortgage loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

RATE OF PAYMENTS

    The weighted average life of a Note refers to the average amount of time that will elapse from the date of issuance of the Note to the date each dollar in respect of principal repayable under the Note is reduced to zero, weighted by the principal payment. Prepayments of principal of the mortgage loans will tend to shorten the weighted average life of the Class A Notes, while Redraws will tend to extend the weighted average life of the Class A Notes. A borrower who makes a partial prepayment of principal of a mortgage loan under which Redraws are permitted may make such payment in anticipation of making a Redraw at a later date.

    Usually, greater than anticipated principal prepayments would reduce the aggregate outstanding principal balance of the mortgage loans more quickly than expected. As a consequence, aggregate interest payments on the mortgage loans would be substantially less than expected. Therefore, a higher rate of principal prepayments could result in a lower-than-expected yield to maturity on each related class of Notes purchased at a premium. Conversely, lower than anticipated principal prepayments would reduce the return to investors on any related classes of Notes purchased at a discount, in that principal payments on the mortgage loans would occur later than anticipated. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase in the rate of principal payments. The amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on defaulted mortgage loans and foreclosed properties will also affect the weighted average life of the Notes.

PREPAYMENT RATE MODEL AND MODELING ASSUMPTIONS

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus is a "constant prepayment rate" model or "CPR." CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the pool of mortgage loans for that month. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans for this series. None of the Seller, the Trust Manager nor the Issuer Trustee believes that any existing statistics of which it is aware provide a reliable basis for holders of the Notes to predict the amount or the timing of receipt of prepayments on the mortgage loans.

    Since the following tables were prepared on the basis of the modeling assumptions described in the next paragraph, there are discrepancies between characteristics of the actual mortgage loans in the pool for this series and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the outstanding principal balances and weighted average lives of the Notes set forth in the tables. In addition, since the actual mortgage loans in the Trust have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal on the Notes may be made earlier or later than as indicated in the tables.

    For the purpose of the tables below, we have used the following modeling assumptions:

    - the Closing Date for the Notes is June 4, 2001;

    - the mortgage loan pool consists of fully-amortizing mortgage loans;

    - payments on the Notes are made on each quarterly Payment Date commencing in September 2001, regardless of the day on which the Payment Date actually occurs;

    - payments on the Notes are made in accordance with the priorities described in this prospectus;

    - all Scheduled Payments of principal and interest on the mortgage loans will be received in full on the last day of each month commencing in May 2001 with no defaults;

    - all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the outstanding principal balance of the mortgage loan commencing in May 2001;

    - no optional termination is exercised, except for the line titled "Weighted Average Life-To Call (Years)" in the table;

    - the mortgage loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

    - there are no Redraws, substitutions or payment holidays with respect to the mortgage loans;

    - all payments under the swaps are made as scheduled; and

    - the exchange rate for the conversion of A$ to US$ applied in the modeling assumptions is US$0.518= A$1.00 which is not necessarily the same as that stated under "US/Australia Dollar Presentation" in part A of the prospectus.

    None of the Seller, the Issuer Trustee or the Trust Manager expect that these modeling assumptions will be predictive of the mortgage loan pool's actual performance for this series. It is not likely that the mortgage loans will pay at any assumed CPR to maturity or that all mortgage loans will prepay at the same rate. The tables indicate the projected weighted average life of the Notes and set forth the percentage of the initial aggregate principal balance of the Notes that is projected to be outstanding after each of the Payment Dates shown as specified CPR percentages. The tables also assume that:

    - the mortgage loans have an aggregate principal balance of A$1,972,001,930.50;

    - the mortgage loans have been aggregated into one pool;

    - the weighted average mortgage rate of the pool is 6.43%; and

    - the weighted average remaining term to maturity of the pool is 272 months.

    It is not likely that the mortgage loans will pay at any assumed constant prepayment rate to maturity or that all mortgage loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the mortgage loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

    In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of Notes is determined by the following three step process:

    - multiplying the amount of each payment of principal thereof by the number of months from the date of issuance to the related payment date;

    - summing the results; and

    - dividing the sum by the aggregate distributions of principal referred to in the first clause above, expressing the result in years, and rounding to three decimal places.

    The source of the information in the following table is Australia and New Zealand Banking Group.

    PERCENT OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES OF
                            CONSTANT PREPAYMENT RATE

DATE                      0.0%       5.0%      10.0%      15.0%      22.0%      25.0%      30.0%      35.0%      40.0%
----                    --------   --------   --------   --------   --------   --------   --------   --------   --------
Initial Percent.......     100        100        100        100        100        100        100        100        100
June 20, 2002.........      98         92         87         82         74         71         66         61         55
June 20, 2003.........      96         86         76         67         56         52         44         38         32
June 20, 2004.........      93         79         67         56         42         37         30         24         18
June 20, 2005.........      91         73         58         46         32         27         20         15         11
June 20, 2006.........      88         67         51         38         24         20         14         10          6
June 20, 2007.........      85         62         44         31         18         14          9          6          3
June 20, 2008.........      82         57         38         25         14         10          6          3          2
June 20, 2009.........      79         52         33         21         10          7          4          2          1
June 20, 2010.........      76         47         29         17          8          5          3          1          0
June 20, 2011.........      72         42         24         14          6          4          1          0          0
June 20, 2012.........      68         38         21         11          4          2          1          0          0
June 20, 2013.........      64         34         18          9          3          2          0          0          0
June 20, 2014.........      60         30         15          7          2          1          0          0          0
June 20, 2015.........      55         26         12          5          1          1          0          0          0
June 20, 2016.........      50         23         10          4          1          0          0          0          0
June 20, 2017.........      45         19          8          3          0          0          0          0          0
June 20, 2018.........      39         16          6          2          0          0          0          0          0
June 20, 2019.........      33         13          5          1          0          0          0          0          0
June 20, 2020.........      27         10          3          1          0          0          0          0          0
June 20, 2021.........      20          7          2          0          0          0          0          0          0
June 20, 2022.........      13          4          1          0          0          0          0          0          0
June 20, 2023.........       5          1          0          0          0          0          0          0          0
June 20, 2024.........       0          0          0          0          0          0          0          0          0
June 20, 2025.........       0          0          0          0          0          0          0          0          0
June 20, 2026.........       0          0          0          0          0          0          0          0          0
June 20, 2027.........       0          0          0          0          0          0          0          0          0
June 20, 2028.........       0          0          0          0          0          0          0          0          0
June 20, 2029.........       0          0          0          0          0          0          0          0          0
June 20, 2030.........       0          0          0          0          0          0          0          0          0
June 20, 2031.........       0          0          0          0          0          0          0          0          0
June 20, 2032.........       0          0          0          0          0          0          0          0          0
June 20, 2033.........       0          0          0          0          0          0          0          0          0
Weighted Average Life-
  to Maturity
  (Years).............   14.03       9.45       6.73       5.05       3.60       3.18       2.62       2.21       1.89
Weighted Average Life-
  to Call (Years).....    6.69       5.61       4.73       4.01       3.21       2.92       2.41       2.03       1.74

                             ADDITIONAL INFORMATION

    The Trust Manager intends to file with the SEC additional yield tables and other computational materials, if any, for the Notes by means of a post-effective amendment to the registration statement of which this prospectus forms a part. The underwriters will have prepared any such tables and materials at the request of some prospective investors, based on assumptions provided by, and satisfying the special requirements of, these prospective investors. These tables and materials are preliminary in nature, and the information contained in them is subject to, and superseded by, the information in this prospectus.

                        LEGAL INVESTMENT CONSIDERATIONS

    The Class A Notes will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the mortgage loans is not subject to state or federal regulatory authority in the United States. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such mortgage loans may not be legally authorized to invest in the Class A Notes. No representation is made as to whether the Class A Notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Class A Notes as legal investments for you.

                              ERISA CONSIDERATIONS

    Subject to the conditions discussed under "ERISA Considerations" in part B of this prospectus, the Class A Notes are eligible for purchase by employee benefit plans. See "ERISA Considerations" in part B of this prospectus.

                              PLAN OF DISTRIBUTION

UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement among Australia and New Zealand Banking Group Limited, the Issuer Trustee, the Trust Manager and Salomon Smith Barney Inc., as representative of the underwriters, the Issuer Trustee has agreed to sell to the underwriters, and each of the underwriters have severally agreed to purchase, the principal amount of the Notes set forth opposite its name below:

                                                              PRINCIPAL AMOUNT
UNDERWRITER                                                    OF NOTES (US$)
-----------                                                   ----------------
Salomon Smith Barney Inc....................................   $  775,000,000
Deutsche Banc Alex. Brown Inc...............................   $   75,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........   $   75,000,000
Morgan Stanley & Co. Incorporated...........................   $   75,000,000
                                                               --------------
    Total...................................................   $1,000,000,000
                                                               ==============

    The underwriting agreement provides that the underwriters are obligated, subject to certain conditions in the underwriting agreement, to purchase all of the Class A Notes. In the event of default by an underwriter, the underwriting agreement provides that, in specific circumstances, the underwriting agreement may be terminated.

    The underwriters propose to initially offer the Class A Notes at the public offering price on the cover page of this prospectus and to selling group members at the public offering price less a concession not in excess of the amount set forth in the following table, expressed as a percentage of the relative principal balance. The underwriters and selling group members may reallow a discount not in excess of the amount set forth in the following table to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.

  SELLING         REALLOWANCE
CONCESSIONS        DISCOUNT
-----------       -----------
   0.10%              0.10%

    ANZ estimates that the out-of-pocket expenses for this offering will be approximately US$1.5485 million.

    The representative, on behalf of the underwriters, may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Notes. The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

    - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

    - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

    - Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions;

    - Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

    Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

    No representation is made as to the magnitude or direction of any effect that the transactions described above may have on the price of the Class A Notes.

    Pursuant to the underwriting agreement, ANZ and the Trust Manager have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to certain payments which the underwriters may be responsible for.

    Australia and New Zealand Banking Group Limited is not registered as a broker-dealer in the United States and will only offer the Class A Notes purchased by it in the United Kingdom. ANZ Securities Inc., its broker-dealer affiliate, will participate in the distribution of the Class A Notes in the United States.

    In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with ANZ and its affiliates.

OFFERING RESTRICTIONS

AUSTRALIA

    No offering circular, prospectus or other disclosure document in relation to any Class A Notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Each underwriter has severally represented and agreed that it:

    - has not (directly or indirectly) offered for subscription or purchase or issued invitations to subscribe for or buy nor has it sold the Class A Notes;

    - will not directly or indirectly offer for subscription or purchase or issue invitations to subscribe for or buy nor will it sell any Class A Notes; and

    - has not distributed and will not distribute any draft, preliminary or definitive offering memorandum, advertisements or other offering material relating to any Class A Notes;

in the Commonwealth of Australia, its territories or possession, unless:

    (x) the minimum aggregate consideration payable by each offeree is at least A$500,000 (disregarding moneys lent by the Trust or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Law; and

    (y) such action complies with all applicable laws and regulations.

    Each underwriter further agrees that it will not sell Notes to, or invite or induce offers for the Notes from:

    (i) any associate of the Issuer Trustee or an ANZ Party (in each case, specified in the Underwriting Agreement); or

    (ii) any other associate from time to time specified in writing to the Underwriter by the Issuer Trustee or an ANZ Party.

    Each underwriter, severally and not jointly, agrees with the Issuer Trustee that, within 30 days of the date of the Underwriting Agreement, it will have offered the Class A Notes for sale, or invited or induced offers to buy the Class A Notes, in each case by:

    (i) making each preliminary prospectus or this prospectus available for inspection on a Bloomberg source and inviting potential investors to access the preliminary prospectus or this prospectus available on that Bloomberg source; or

    (ii) making hard copies of each preliminary prospectus or this prospectus for the Class A Notes available for collection from that underwriter in at least its principal office in New York City or London and, in the case of purchasers in the United States, by sending or giving copies of that preliminary prospectus or this prospectus to those purchasers.

UNITED KINGDOM

    Each underwriter has severally represented and agreed that it:

    - has not offered or sold and will not offer or sell, any of the Class A Notes to persons in the United Kingdom prior to the admission of the Class A Notes to listing in accordance with Part IV of the FS Act except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, or the FS Act;

    - has complied and will comply with all applicable provisions of the FS Act with respect to anything done by it in relation to the Class A Notes in, from, or otherwise involving the United Kingdom; and

    - has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A Notes (other than any document which consists of, or any part of, listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under
      Part IV of the FS Act), to a person who is of a kind described in
      Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.

OTHER JURISDICTIONS

    The distribution of this prospectus and the offering and sale of the Class A Notes in certain other foreign jurisdictions may be restricted by law. The Class A Notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Class A Notes or possesses or distributes this prospectus or any offering material, in all cases, at its own expense.

EXCHANGE CONTROLS AND LIMITATIONS

    Under temporary Australian foreign exchange controls, which may change in the future, payments by an Australian resident to, or on behalf of the following payees may only be made with Reserve Bank of Australia approval:

    - the Government of Iraq or its agencies or its nationals;

    - the authorities of the Federal Republic of Yugoslavia (Serbia and Montenegro) or its agencies, who are not residents of Australia;

    - the Government of Libya or any public authority or controlled entity of the Government of Libya, including any commercial, industrial or public utility undertaking owned or controlled by the Government of Libya or by a public authority of Libya;

    - the Taliban (also known as the Islamic Emirate of Afghanistan) or any undertaking owned or controlled, directly or indirectly, by the Taliban; or

    - the National Union for the Total Independence of Angola as an organization, senior officials of UNITA or adult members of the immediate families of senior officials of UNITA.

                                  ANNOUNCEMENT

    By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the Trust Manager announces to the underwriters and each such person that:

    - The Class A Notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

    - in connection with the issue, DTC will confer rights in the Class A Notes to the Class A Noteholders and will record the existence of those rights; and

    - upon the issuance of the Class A Notes in this manner, these rights will be created.

                          RATINGS OF THE CLASS A NOTES

    It is a condition to the issuance of the Class A Notes that they be rated "AAA" by S&P, "Aaa" by Moody's and "AAA" by Fitch.

    Investors should evaluate the security ratings of the Notes independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The Class A Notes are pass-through debt securities. The ratings do not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.

    The Trust Manager has not requested a rating on the Class A Notes by any rating agency other than S&P, Moody's and Fitch. We cannot assure you as to whether any other rating agency will rate the Class A Notes, or, if it does, what rating would be assigned. A rating on the Class A Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Notes by S&P, Moody's and Fitch.

                                 LEGAL MATTERS

    Sidley Austin Brown & Wood LLP, New York, New York, will pass upon some legal matters with respect to the Notes, including the material U.S. federal income tax matters, for the Trust Manager and the Issuer Trustee. Mallesons Stephen Jaques, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the Notes for the Trust Manager. Henry Davis York, will pass upon some legal matters, including matters of Australian corporate law, with respect to the Issuer Trustee and the Security Trustee. Mayer, Brown & Platt will pass upon some legal matters with respect to the Notes for the underwriters.

    Sidley Austin Brown & Wood LLP, New York, New York, have given and not withdrawn their written consent to the issue of the prospectus with the inclusion in it of the reference to their advice to the Trust Manager and the Issuer Trustee in the form and context in which it is included, and have authorized the contents of those parts of the Listing Particulars (as defined below) containing their advice for the purposes of Section 152(1)(e) of the Financial Services Act 1986.

    Mallesons Stephen Jaques, Sydney, Australia, have given and not withdrawn their written consent to the issue of the prospectus with the inclusion in it of the reference to their advice to the Trust Manager in the form and context in which it is included, and have authorized the contents of those parts of the Listing Particulars (as defined below) containing their advice for the purposes of Section 152(1)(e) of the Financial Services Act 1986.

                        LISTING AND GENERAL INFORMATION

LISTING

    An application has been made to the UK Listing Authority for the Class A Notes to be admitted to the Official List and to the London Stock Exchange for such Class A Notes to be admitted to trading by the London Stock Exchange, which together, under the listing rules of the UK Listing Authority, will constitute official listing on the London Stock Exchange. This prospectus (and all annexed financial information and reports including Appendix A-I and A-II) will comprise listing particulars when approved by the UK Listing Authority as required by the FS Act in relation to notes listed on the Official List and admitted to trading by the London Stock Exchange ("LISTING PARTICULARS"). A copy of this document has been delivered to the Registrar of Companies in England and Wales as required by section 149 of the FS Act.

    Once the Class A Notes have been so listed, trading of the Class A Notes may be effected on the London Stock Exchange. It is expected that the Class A Notes will be accepted for clearance through the facilities of DTC, Clearstream, Luxembourg and Euroclear. The International Securities Identification Number for the Class A Notes is US49572QAA58, the Common Code for the Class A Notes is 013011974 and the CUSIP number for the Class A Notes is 49572QAA5.

    The listing of the Class A Notes on the Official List and the admission to trading of the Class A Notes by the London Stock Exchange will be expressed as a percentage of their principal amount, exclusive of accrued interest. Transactions will normally be effected for settlement in U.S. dollars for delivery on the third Business Day in London after the date of the transaction. It is expected that listing of the Class A Notes will be granted on or about
May 25, 2001, subject only to the issue of the Class A Notes. However, prior to official listing, dealings in the Class A Notes will be permitted by the London Stock Exchange in accordance with its rules.

    The European Union is currently considering proposals for a new directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states of the European Union ("MEMBER STATES") will be required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State, subject to the right of certain Member States to opt instead for a withholding system for a transitional period in relation to such payments.

AUTHORIZATION

    The Trust Manager has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Class A Notes. Prior to the issuance of the Class A Notes, the issue of the Class A Notes will have been authorized by the resolutions of the board of directors of the Trust Manager and the Issuer Trustee.

LITIGATION

    The Issuer Trustee is not, and has not been, involved in any legal or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.

TRANSACTION DOCUMENTS AVAILABLE FOR INSPECTION

    Copies of the following documents may be inspected during normal business hours on any Business Day, at the offices of The Bank of New York, London Branch, One Canada Square, 48th Floor, London E14 5AL U.K. during the period fourteen days from the date of this prospectus:

    - the constituent documents of the Issuer Trustee;

    - the Master Trust Deed between the Issuer Trustee and the Trust Manager dated August 1, 2000, as amended;

    - the Supplemental Deed between (amongst others) the Issuer Trustee, the Trust Manager and the Security Trustee dated on or about May 17, 2001;

    - the Global Master Security Trust Deed between (amongst others) the Issuer Trustee, the Trust Manager and the Note Trustee dated on or about May 16, 2001;

    - the Master Servicer Deed between the Issuer Trustee, the Trust Manager and ANZ dated August 1, 2001;

    - the Master Definitions Schedule between the Issuer Trustee, the Trust Manager and the Security Trustee dated August 1, 2000, as amended;

    - the Deed of Charge between the Issuer Trustee, the Security Trustee, the Trust Manager and the Note Trustee dated May 16, 2001;

    - the Agency Agreement between (amongst others) the Issuer Trustee, the Trust Manager and the Note Trustee dated May 18, 2001;

    - the currency swaps between the Issuer Trustee and the standby swap providers and the currency swap providers, together with related schedules, credit support annexes and confirmations dated May 18, 2001;

    - the Note Trust Deed between the Issuer Trustee, the Trust Manager and the Note Trustee dated on or about May 18, 2001;

    - the Redraw Facility Agreement between the Issuer Trustee, the Trust Manager and the Redraw Facility Provider dated on or about May 17, 2001;

    - the Liquidity Facility Agreement between the Issuer Trustee; the Trust Manager and the Liquidity facility provider dated on or about May 17, 2001;

    - the basis and fixed rate swap between the Issuer Trustee, the Trust Manager and the basis swap provider and the fixed rate swap provider, together with the related schedule and confirmations dated on or about May 17, 2001;

    - the primary mortgage insurance policy between ANZ and ANZ Lenders Mortgage Insurance Pty Limited;

    - the pool mortgage insurance policy between (amongst others) the Issuer Trustee, ANZ and PMI Mortgage Insurance Ltd dated on or about May 21, 2001;

    - the premium insurance policy between (amongst others) the Issuer Trustee and PMI Mortgage Insurance Ltd dated on or about May 18, 2001;

    - the deed of guarantee between the Issuer Trustee and PMI Mortgage Insurance Ltd dated on or about May 18, 2001;

    - the payment deed between (among others) Royal & Sun Alliance Lenders Mortgage Insurance Limited and the Issuer Trustee dated on or about May 21, 2001;

    - the powers of attorney from ANZ, both dated on or about May 18, 2001;

    - the underwriting agreement between the Issuer Trustee, the Seller, the Trust Manager, Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated dated on or about May 21, 2001; and

    - the opinions of:

       - Mallesons Stephen Jaques dated on or about the Closing Date; and

       - Sidley Austin Brown & Wood LLP dated on or about the Closing Date.

                                  APPENDIX A-I
                       MORTGAGE LOAN POOL CHARACTERISTICS

    The information contained in this Appendix A-I forms an integral part of this prospectus and sets forth statistical information regarding the mortgage loan pool as at the Cut-off Date. No revaluation of any of the properties securing the mortgage loans has occurred for the purposes of this issue. The valuations quoted are as at the date of the mortgage loan origination or the date of any subsequent valuation (as the case may be).

     MORTGAGE LOAN POOL CHARACTERISTICS BY YEAR OF ORIGINATION (QUARTERLY)

                                                                                              WEIGHTED
                                NO. OF    TOTAL SECURITY       TOTAL LOAN      AVERAGE LOAN   AVERAGE    % BY LOAN
YEAR OF ORIGINATION            ACCOUNTS   VALUATIONS (A$)     BALANCE (A$)     BALANCE (A$)   LTV (%)     BALANCE
-----------------------------  --------   ---------------   ----------------   ------------   --------   ---------
Pre 1997.....................       18         4,011,014        1,634,090.29     90,782.79     48.85        0.08
1997 Q1......................       87        16,766,621        7,252,500.35     83,362.07     51.15        0.37
1997 Q2......................      197        40,814,860       18,669,644.27     94,769.77     55.02        0.95
1997 Q3......................      366        84,821,139       39,128,077.28    106,907.31     55.35        1.98
1997 Q4......................      488       110,335,228       51,756,871.82    106,059.16     57.04        2.62
1998 Q1......................      470       106,631,037       49,586,637.88    105,503.48     58.16        2.51
1998 Q2......................      515       120,698,926       55,107,412.00    107,004.68     57.73        2.79
1998 Q3......................      606       149,563,151       66,516,567.64    109,763.31     56.02        3.37
1998 Q4......................      713       171,270,985       82,175,387.21    115,253.00     60.28        4.17
1999 Q1......................      763       179,603,690       88,196,727.42    115,592.04     60.51        4.47
1999 Q2......................      768       178,380,075       89,324,215.40    116,307.57     60.65        4.53
1999 Q3......................    1,068       271,942,163      135,454,328.63    126,829.90     61.14        6.87
1999 Q4......................    1,654       434,290,667      221,646,118.19    134,006.12     62.58       11.24
2000 Q1......................    1,932       507,505,771      260,662,440.50    134,918.45     63.07       13.22
2000 Q2......................    2,194       598,199,474      308,730,917.43    140,716.01     63.43       15.66
2000 Q3......................    1,795       480,736,278      243,638,632.89    135,731.83     63.26       12.36
2000 Q4......................    1,409       409,333,100      199,474,053.84    141,571.37     62.86       10.12
2001 Q1......................      289       121,977,310       39,334,371.50    136,105.09     47.10        1.99
2001 Q2......................       94        56,392,290       13,597,089.64    144,649.89     29.24        0.69
                                ------     -------------    ----------------    ----------     -----      ------
Total........................   15,426     4,043,273,779    1,971,886,084.18    127,828.74     61.09      100.00
                                ======     =============    ================    ==========     =====      ======

                                     A-I-1

                    POOL PROFILE BY GEOGRAPHIC DISTRIBUTION

                                                                                              WEIGHTED
                                NO. OF    TOTAL SECURITY       TOTAL LOAN      AVERAGE LOAN   AVERAGE    % BY LOAN
REGION                         ACCOUNTS   VALUATIONS (A$)     BALANCE (A$)     BALANCE (A$)   LTV (%)     BALANCE
-----------------------------  --------   ---------------   ----------------   ------------   --------   ---------
ACT..........................      298        64,754,554       36,291,611.25    121,783.93     66.40        1.84
NSW Country..................    1,337       310,134,784      152,544,839.64    114,094.87     61.23        7.74
NSW Metro....................    2,841     1,110,428,938      506,409,407.30    178,250.41     58.84       25.68
NT Country...................       20         4,426,000        2,163,950.56    108,197.53     55.07        0.11
NT Metro.....................      103        26,424,062       12,939,513.01    125,626.34     61.18        0.66
QLD Country..................      452        91,719,598       50,057,285.51    110,746.21     65.42        2.54
QLD Gold Coast...............      341        91,604,095       45,497,002.93    133,422.30     60.16        2.31
QLD Metro....................    1,358       320,606,276      170,115,237.66    125,268.95     63.16        8.63
QLD Sunshine Coast...........      201        47,594,847       24,908,998.43    123,925.37     61.68        1.26
SA Country...................      421        74,397,745       38,629,465.56     91,756.45     64.51        1.96
SA Metro.....................    1,405       309,112,229      148,952,250.60    106,015.84     61.30        7.55
TAS Country..................       50         6,737,500        4,541,693.39     90,833.87     71.23        0.23
TAS Metro....................       42         6,195,250        3,793,646.25     90,324.91     66.63        0.19
VIC Country..................      644       109,660,684       62,206,545.24     96,594.01     66.52        3.15
VIC Metro....................    3,305       827,996,100      420,826,075.61    127,330.13     62.04       21.34
WA Country...................      264        51,181,010       26,819,221.53    101,587.96     62.72        1.36
WA Metro.....................    2,344       590,300,107      265,189,339.71    113,135.38     58.79       13.45
                                ------     -------------    ----------------    ----------     -----      ------
Total........................   15,426     4,043,273,779    1,971,886,084.18    127,828.74     61.09      100.00
                                ======     =============    ================    ==========     =====      ======

                      POOL PROFILE BY BALANCE OUTSTANDING

                                                                                              WEIGHTED
                                                                                              AVERAGE      % BY
    CURRENT LOAN BALANCE        NO. OF    TOTAL SECURITY       TOTAL LOAN      AVERAGE LOAN     LTV        LOAN
            (A$)               ACCOUNTS   VALUATIONS (A$)     BALANCE (A$)     BALANCE (A$)     (%)      BALANCE
-----------------------------  --------   ---------------   ----------------   ------------   --------   --------
0.01 to 25,000.00............       33         7,059,450          744,022.18     22,546.13     16.88        0.04
25,000.01 to 50,000.00.......      617       121,136,979       25,645,974.83     41,565.60     32.27        1.30
50,000.01 to 75,000.00.......    2,222       403,476,616      140,815,225.09     63,373.19     49.07        7.14
75,000.01 to 100,000.00......    3,752       748,471,641      327,102,788.34     87,180.91     56.71       16.59
100,000.01 to 125,000.00.....    2,674       611,756,216      299,778,327.21    112,108.57     61.95       15.20
125,000.01 to 150,000.00.....    2,015       536,811,081      276,271,380.48    137,107.38     62.74       14.01
150,000.01 to 175,000.00.....    1,251       376,569,481      202,074,708.72    161,530.54     63.43       10.25
175,000.01 to 200,000.00.....      883       314,518,446      165,644,225.78    187,592.55     62.41        8.40
200,000.01 to 225,000.00.....      566       213,117,776      119,933,816.81    211,897.20     64.73        6.08
225,000.01 to 250,000.00.....      409       168,660,855       96,920,047.35    236,968.33     64.99        4.92
250,000.01 to 275,000.00.....      279       122,801,146       73,206,067.14    262,387.34     66.90        3.71
275,000.01 to 300,000.00.....      259       129,024,280       74,509,006.56    287,679.56     65.34        3.78
300,000.01 to 325,000.00.....      120        74,079,200       37,433,605.74    311,946.71     64.16        1.90
325,000.01 to 350,000.00.....      112        67,512,563       37,752,336.33    337,074.43     63.95        1.91
350,000.01 to 375,000.00.....       64        37,906,700       23,233,821.76    363,028.47     66.36        1.18
375,000.01 to 400,000.00.....       75        43,761,400       29,031,499.43    387,086.66     70.68        1.47
400,000.01 to 425,000.00.....       32        18,075,950       13,147,889.59    410,871.55     75.03        0.67
425,000.01 to 450,000.00.....       29        23,438,000       12,612,728.19    434,921.66     61.53        0.64
450,000.01 to 475,000.00.....       21        15,084,999        9,672,291.40    460,585.30     69.67        0.49
475,000.01 to 500,000.00.....       13        10,011,000        6,356,321.25    488,947.79     68.61        0.32
                                ------     -------------    ----------------    ----------     -----      ------
Total........................   15,426     4,043,273,779    1,971,886,084.18    127,828.74     61.09      100.00
                                ======     =============    ================    ==========     =====      ======

                                     A-I-2

                   POOL PROFILE BY LOAN TO VALUE RATIO (LTV)

                             NO. OF    TOTAL SECURITY       TOTAL LOAN      AVERAGE LOAN      WEIGHTED       % BY LOAN
CURRENT LTV (%)             ACCOUNTS   VALUATIONS (A$)     BALANCE (A$)     BALANCE (A$)   AVERAGE LTV (%)    BALANCE
--------------------------  --------   ---------------   ----------------   ------------   ---------------   ---------
0.00 to 5.00..............       20        38,991,370        1,480,740.92     74,037.05          4.04           0.08
5.01 to 10.00.............      146       127,698,340       10,139,319.57     69,447.39          8.16           0.51
10.01 to 15.00............      292       175,270,200       22,317,528.13     76,429.89         12.90           1.13
15.01 to 20.00............      482       245,823,939       43,007,582.79     89,227.35         17.61           2.18
20.01 to 25.00............      616       264,642,123       59,637,072.21     96,813.43         22.63           3.02
25.01 to 30.00............      687       254,703,459       70,057,542.36    101,976.04         27.58           3.55
30.01 to 35.00............      776       257,780,724       83,857,375.91    108,063.63         32.60           4.25
35.01 to 40.00............      976       304,973,576      114,772,270.47    117,594.54         37.69           5.82
40.01 to 45.00............      872       251,326,854      106,909,232.35    122,602.33         42.59           5.42
45.01 to 50.00............      909       244,533,385      115,886,290.95    127,487.67         47.44           5.88
50.01 to 55.00............      807       209,702,533      110,235,114.43    136,598.65         52.61           5.59
55.01 to 60.00............      963       225,201,514      129,691,021.95    134,673.96         57.63           6.58
60.01 to 65.00............      896       189,696,251      118,391,817.18    132,133.72         62.44           6.00
65.01 to 70.00............      987       197,357,361      133,345,242.90    135,101.56         67.60           6.76
70.01 to 75.00............    1,219       238,997,310      173,584,737.66    142,399.29         72.66           8.80
75.01 to 80.00............    1,999       373,071,604      289,705,716.76    144,925.32         77.68          14.69
80.01 to 85.00............      677       107,944,186       89,408,263.17    132,065.38         82.85           4.53
85.01 to 90.00............    1,388       218,095,905      191,583,163.04    138,028.22         87.87           9.72
90.01 to 95.00............      714       117,463,145      107,876,051.43    151,086.91         91.85           5.47
                             ------     -------------    ----------------    ----------         -----         ------
Total.....................   15,426     4,043,273,779    1,971,886,084.18    127,828.74         61.09         100.00
                             ======     =============    ================    ==========         =====         ======

                                     A-I-3

                        POOL PROFILE BY YEAR OF MATURITY

                           NO. OF    TOTAL SECURITY       TOTAL LOAN      AVERAGE LOAN      WEIGHTED       % BY LOAN
YEAR OF MATURITY          ACCOUNTS   VALUATIONS (A$)     BALANCE (A$)     BALANCE (A$)   AVERAGE LTV (%)    BALANCE
------------------------  --------   ---------------   ----------------   ------------   ---------------   ---------
2003....................        1           220,000           36,897.85     36,897.85         16.77           0.00
2004....................        4         1,251,000          199,879.90     49,969.98         23.50           0.01
2005....................        9         2,282,500          542,758.83     60,306.54         34.90           0.03
2006....................       12         4,591,000        1,009,321.41     84,110.12         27.95           0.05
2007....................       43        12,187,026        3,068,052.99     71,350.07         32.70           0.16
2008....................       45        15,636,900        3,458,827.83     76,862.84         37.64           0.18
2009....................       57        18,379,370        4,622,948.97     81,104.37         37.45           0.23
2010....................       83        22,615,600        6,129,100.41     73,844.58         45.34           0.31
2011....................       35        13,109,000        3,406,497.92     97,328.51         42.39           0.17
2012....................       73        16,530,565        6,233,375.75     85,388.71         48.82           0.32
2013....................      140        32,080,429       12,212,667.67     87,233.34         48.98           0.62
2014....................      139        33,210,500       13,356,961.99     96,093.25         50.76           0.68
2015....................      178        54,616,220       17,493,918.08     98,280.44         49.77           0.89
2016....................       66        22,591,707        5,917,831.11     89,664.11         39.77           0.30
2017....................      169        47,990,050       16,755,126.22     99,142.76         46.61           0.85
2018....................      224        66,629,395       22,435,201.04    100,157.15         47.86           1.14
2019....................      305        90,264,101       33,734,944.26    110,606.37         51.14           1.71
2020....................      322       109,304,933       36,173,524.48    112,340.14         47.73           1.83
2021....................      118        41,472,028       12,099,514.92    102,538.26         41.05           0.61
2022....................      975       235,637,230      105,539,042.24    108,245.17         55.34           5.35
2023....................    1,972       476,373,220      225,941,311.36    114,574.70         58.70          11.46
2024....................    3,616       912,129,956      468,506,845.15    129,564.95         61.92          23.76
2025....................    6,632     1,740,779,324      943,900,261.86    142,325.13         65.07          47.87
2026....................      208        73,391,725       29,111,271.94    139,958.04         53.94           1.48
                           ------     -------------    ----------------    ----------         -----         ------
Total...................   15,426     4,043,273,779    1,971,886,084.18    127,828.74         61.09         100.00
                           ======     =============    ================    ==========         =====         ======

                                     A-I-4

                    POOL PROFILE BY PROPERTY OWNERSHIP TYPE

                                                                            AVERAGE
                        NO. OF     TOTAL SECURITY        TOTAL LOAN           LOAN           WEIGHTED        % BY LOAN
LOAN PURPOSE           ACCOUNTS    VALUATIONS (A$)      BALANCE (A$)      BALANCE (A$)    AVERAGE LTV (%)     BALANCE
------------           --------    ---------------    ----------------    ------------    ---------------    ---------
Owner Occupied.......   13,034      3,378,605,496     1,648,778,187.66     126,498.25          61.23           83.61
Investment...........    2,392        664,668,283       323,107,896.52     135,078.55          60.38           16.39
                        ------      -------------     ----------------     ----------          -----          ------
Total................   15,426      4,043,273,779     1,971,886,084.18     127,828.74          61.09          100.00
                        ======      =============     ================     ==========          =====          ======

                          POOL PROFILE BY AMORTIZATION

                                                                            AVERAGE          WEIGHTED
                        NO. OF     TOTAL SECURITY        TOTAL LOAN           LOAN         AVERAGE LTV      % BY LOAN
PAYMENT TYPE           ACCOUNTS    VALUATIONS (A$)      BALANCE (A$)      BALANCE (A$)         (%)           BALANCE
------------           --------    ---------------    ----------------    ------------    --------------    ---------
Principal &
  Interest...........   15,426      4,043,273,779     1,971,886,084.18     127,828.74         61.09          100.00
Interest Only........       --                 --                   --             --            --              --
                        ------      -------------     ----------------     ----------         -----          ------
Total................   15,426      4,043,273,779     1,971,886,084.18     127,828.74         61.09          100.00
                        ======      =============     ================     ==========         =====          ======

                         MORTGAGE INSURER DISTRIBUTION

                                                                            AVERAGE          WEIGHTED
                        NO. OF     TOTAL SECURITY        TOTAL LOAN           LOAN         AVERAGE LTV      % BY LOAN
MORTGAGE INSURER       ACCOUNTS    VALUATIONS (A$)      BALANCE (A$)      BALANCE (A$)         (%)           BALANCE
----------------       --------    ---------------    ----------------    ------------    --------------    ---------
RSA..................    2,969        526,001,662       384,693,199.83     129,569.96         79.24           19.51
PMI (Primary Cover)..    1,090        208,209,680       153,055,574.08     140,417.96         80.27            7.76
PMI (Pool Cover).....   11,367      3,309,062,437     1,434,137,310.27     126,166.74         54.18           72.73
                        ------      -------------     ----------------     ----------         -----          ------
Total................   15,426      4,043,273,779     1,971,886,084.18     127,828.74         61.09          100.00
                        ======      =============     ================     ==========         =====          ======

                                     A-I-5

                            POOL PROFILE BY PRODUCT

                                                                                            WEIGHTED
                           NO. OF     TOTAL SECURITY       TOTAL LOAN      AVERAGE LOAN   AVERAGE LTV    % BY LOAN
LOAN TYPE                 ACCOUNTS   VALUATIONS (A$)      BALANCE (A$)     BALANCE (A$)       (%)         BALANCE
---------                 --------   ----------------   ----------------   ------------   ------------   ---------
Money Saver.............    7,799       1,875,715,988     958,340,776.36    122,879.96       62.45         48.60
Standard Variable.......    7,627       2,167,557,791   1,013,545,307.82    132,889.12       59.81         51.40
                           ------    ----------------   ----------------    ----------       -----        ------
Total...................   15,426       4,043,273,779   1,971,886,084.18    127,828.74       61.09        100.00
                           ======    ================   ================    ==========       =====        ======

                     DISTRIBUTION BY CURRENT INTEREST RATES

                                                                                            WEIGHTED
                           NO. OF     TOTAL SECURITY       TOTAL LOAN      AVERAGE LOAN   AVERAGE LTV    % BY LOAN
CURRENT RATE (%)          ACCOUNTS   VALUATIONS (A$)      BALANCE (A$)     BALANCE (A$)       (%)         BALANCE
----------------          --------   ----------------   ----------------   ------------   ------------   ---------
5.00 to 5.50............        1             368,000         188,823.34    188,823.34       51.31          0.01
5.51 to 6.00............        5           2,668,007         590,924.08    118,184.82       30.99          0.03
6.01 to 6.25............    7,806       1,881,118,988     959,198,673.86    122,879.67       62.42         48.64
6.26 to 6.50............    1,292         529,573,143     280,473,807.47    217,084.99       63.29         14.22
6.51 to 6.75............    1,256         377,687,464     177,336,997.72    141,191.88       59.83          8.99
6.76 to 7.00............    5,066       1,251,858,177     554,096,857.71    109,375.61       58.13         28.10
                           ------    ----------------   ----------------    ----------       -----        ------
Total...................   15,426       4,043,273,779   1,971,886,084.18    127,828.74       61.09        100.00
                           ======    ================   ================    ==========       =====        ======

                                     A-I-6

                                 APPENDIX A-II
                   TERMS AND CONDITIONS OF THE CLASS A NOTES

    The information in this Appendix A-II forms an integral part of this prospectus.

    The following, subject to amendments, are the terms and conditions of the Class A Notes, substantially as they will appear on the reverse of any Class A Notes. Class A Notes will initially be issued in book entry form. Class A Notes in definitive form will only be issued in limited circumstances. While the Class A Notes remain in book entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A Notes in definitive form. A SUMMARY OF THE PROVISIONS APPLICABLE TO THE CLASS A NOTES WHILE IN BOOK ENTRY FORM, INCLUDING THE CIRCUMSTANCES IN WHICH CLASS A NOTES IN DEFINITIVE FORM WILL BE ISSUED, IS SET OUT IN "DESCRIPTION OF THE CLASS A NOTES" IN PART A OF THIS PROSPECTUS.

    SECTIONS IN ITALICS ARE INCLUDED BY WAY OF EXPLANATION ONLY AND DO NOT CONSTITUTE PART OF THE TERMS AND CONDITIONS OF THE CLASS A NOTES.

1  GENERAL

    The issue of the US$1,000,000,000 (approximate) Class A Mortgage Backed Floating Rate Notes due 2032 ("CLASS A NOTES"), the A$41,500,000 (approximate) Class B Mortgage Backed Floating Rate Notes due 2032 ("CLASS B NOTES") (together the "Notes") by Perpetual Trustee Company Limited, ABN 42 000 001 007, ("PERPETUAL") in its capacity as trustee of the Kingfisher Trust 2001-1G ("TRUST") (Perpetual in such capacity, the "ISSUER TRUSTEE") was authorized by a resolution of the board of directors of Perpetual passed on or about May 22, 2001.

    The Class A Notes:

    (a) are constituted by the Kingfisher Trust 2001-1G by Note Trust Deed ("NOTE TRUST DEED") dated May 18, 2001 made between the Issuer Trustee, ANZ Capel Court Limited ("TRUST MANAGER") and The Bank of New York, New York Branch ("NOTE TRUSTEE") as trustee for the several persons who are from time to time the holders of the Class A Notes (each a "CLASS A NOTEHOLDER" and together the "CLASS A NOTEHOLDERS"); and

    (b) are issued subject to, and with the direct or indirect benefit of, amongst other things:

        (i) a Master Trust Deed ("MASTER TRUST DEED") dated August 1, 2000, as amended by deed dated May 16, 2001, made between the Trust Manager and Perpetual;

        (ii) a Supplemental Deed ("SUPPLEMENTAL DEED") dated May 17, 2001 made between Australia and New Zealand Banking Group Limited, ABN 11 005 357 522 (generally the "BANK" and in its respective capacities under the Supplemental Deed, the "SELLER", the initial "SERVICER" and the "CUSTODIAN"), the Trust Manager, the Issuer Trustee, P.T. Limited, ABN 67 004 454 666 ("SECURITY TRUSTEE") and certain other parties;

       (iii) a Global Master Security Trust Deed ("Master Security Trust Deed") dated May 16, 2001 made between the Issuer Trustee, the Trust Manager, the Note Trustee and the Security Trustee and a Deed of Charge ("Deed of Charge") dated May 16, 2001 between the same parties;

        (iv) the Note Trust Deed;

        (v) these terms and conditions ("CLASS A NOTE CONDITIONS");

        (vi) the Agency Agreement (as defined below); and

    (c) have certain defined terms, the meanings of which are contained in a Master Definitions Schedule ("DEFINITIONS SCHEDULE") dated August 1, 2000, as amended by deed dated May 16, 2001, made between the Trust Manager, the Issuer Trustee and the Security Trustee.

                                     A-II-1

    Certain provisions of these Class A Note Conditions (including the definitions herein) are summaries of the Transaction Documents (as defined in CONDITION 3) and are subject to the detailed provisions of the Transaction Documents, a copy of each of which may be inspected as indicated in CONDITION 3.

    Payments of interest and principal, and the calculation of certain amounts and rates, under these Class A Note Conditions in respect of the Class A Notes will be made pursuant to an Agency Agreement ("AGENCY AGREEMENT") dated May 18, 2001 made between the Issuer Trustee, the Note Trustee, the Trust Manager, The Bank of New York, New York Branch, as the initial principal paying agent and the calculation agent ("PRINCIPAL PAYING AGENT" and "CALCULATION AGENT") (together with any other paying agent appointed from time to time under the Agency Agreement, "PAYING AGENTS") and as the initial Class A note registrar ("CLASS A NOTE REGISTRAR") and The Bank of New York, London Branch as initial London paying agent.

    The Issuer Trustee has entered into two ISDA Master Agreements in relation to currency risk (each a "CURRENCY SWAP AGREEMENT") with Australia and New Zealand Banking Group Limited and Citibank N.A. (each a "CURRENCY SWAP PROVIDER") and the Trust Manager, each together with a schedule and a confirmation relating thereto in respect of the Class A Notes (each such confirmation documenting a "Currency Swap").

    The Issuer Trustee has entered into an ISDA Master Agreement in relation to basis and interest rate risk with Australia and New Zealand Banking Group Limited (the "BASIS SWAP PROVIDER" and the "FIXED RATE SWAP PROVIDER"), together with a schedule and a confirmation relating thereto in respect of the Class A Notes (each such confirmation documenting a "BASIS SWAP" or a "FIXED RATE SWAP").

    The Class A Notes will on issue be listed on the official list of the UK Listing Authority in its capacity as competent authority pursuant to Part IV of the FS Act and admitted to trading by the London Stock Exchange.

    "US$" means the lawful currency for the time being of the United States of America and "A$" means the lawful currency for the time being of the Commonwealth of Australia.

2   INTERPRETATION AND PAYMENT CALCULATIONS

2.1 INTERPRETATION

    In these Class A Note Conditions, unless the context otherwise requires:

    (a) a reference to a party includes that party's executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation;

    (b) a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder;

    (c) a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time;

    (d) words importing the singular include the plural (and vice versa);

    (e) words denoting a given gender include all other genders; and

    (f) headings are for convenience only and do not affect the interpretation of these Class A Note Conditions.

2.2 PAYMENT CALCULATIONS

    Except as expressly provided otherwise in these Class A Note Conditions, all payments in a given currency under these Class A Note Conditions will be rounded down to the nearest cent in that

                                     A-II-2
currency and all other calculations and percentages determined hereunder will be rounded down to the nearest 4 decimal places.

3   CLASS A NOTEHOLDERS BOUND

    The Class A Noteholders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each Transaction Document is available for inspection, upon reasonable prior notice, during normal business hours on New York Business Days at the registered office for the time being of the Note Trustee (which is, at the date of these Class A Note Conditions, 101 Barclay Street, 21W, New York, New York, 10286).

    "TRANSACTION DOCUMENTS" means the Master Trust Deed insofar as it relates to the Trust, the Definitions Schedule insofar as it applies to the Trust, the Notice of Creation of Trust, the Supplemental Deed, each Support Facility, the Master Security Trust Deed insofar as it applies to the Trust, the Deed of Charge, the Underwriting Agreement, the Currency Swap Agreement, the Basis Swap, the Fixed Rate Swap, the Note Trust Deed, each Note, the Master Servicer Deed insofar as it applies to the Trust, the Agency Agreement, the Sale Notice, each Primary Mortgage Insurance Policy, the Pool Insurance Policy, the PMI Guarantee, the RSA Payment Deed, the Mortgage Insurance Premium Policy and any other document which is agreed by the Trust Manager and the Issuer Trustee to be a Transaction Document in relation to the Trust.

    "SUPPORT FACILITY", "NOTICE OF CREATION OF TRUST", "MASTER SERVICER DEED" "UNDERWRITING AGREEMENT", "SALE NOTICE" "PRIMARY MORTGAGE INSURANCE POLICY", "POOL INSURANCE POLICY", "PMI GUARANTEE", "RSA PAYMENT DEED" and "MORTGAGE INSURANCE PREMIUM POLICY" have the same respective meanings as in the Supplemental Deed or the Definitions Schedule, as the case may be. FURTHER DETAILS OF CERTAIN OF THESE DOCUMENTS ARE CONTAINED IN "DESCRIPTION OF THE CLASS A NOTES" IN PART A OF THIS PROSPECTUS AND "DESCRIPTION OF THE TRANSACTION DOCUMENTS" IN PART B OF THIS PROSPECTUS.

4 FORM, DENOMINATION AND TITLE OF AND TO, AND THE ISSUE OF DEFINITIVE, CLASS A NOTES

4.1 FORM AND DENOMINATION

    The Class A Notes will be issued in registered form, without interest coupons, in minimum denominations of US$100,000 and integral multiples of US$10,000 in excess thereof. The initial principal amount of each Class A Note ("INITIAL INVESTED AMOUNT" in relation to that Class A Note) will be stated on its face.

4.2 TITLE

    Title to the Class A Notes will only be shown on, and will only pass by registration in, the register ("CLASS A NOTE REGISTER") maintained by the Class A Note Registrar in accordance with the Agency Agreement. Class A Notes may be transferred, or may be exchanged for other Class A Notes in any authorized denominations and a like Invested Amount (as defined in CONDITION 6.4), upon the surrender of the Class A Notes to be transferred or exchanged, duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an "eligible guarantor institution" meeting the requirements of the Class A Note Registrar) and the provision of such other documents as the Class A Note Registrar may reasonably require, to a specified office of the Class A Note Registrar (as set out at the end of these Class A Note Conditions or otherwise notified to Class A Noteholders) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the Class A Note Registrar may require payment by the Class A Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A Notes. The Class A Note Registrar need not register transfers or exchanges of Class A Notes for a period of 30 days preceding the due date for any payment with respect to the Class A Notes or for a period, not exceeding 30 days, specified by the Note Trustee prior to any meeting, which includes Class A

                                     A-II-3

Noteholders, under the Master Trust Deed or the Master Security Trust Deed, as applicable. The Issuer Trustee, the Security Trustee, the Note Trustee, the Trust Manager, the Calculation Agent and each Paying Agent may accept the correctness of the Class A Note Register and any information provided to it by the Class A Note Registrar and is not required to enquire into its authenticity. None of the Issuer Trustee, the Security Trustee, the Note Trustee, the Trust Manager, the Calculation Agent, any Paying Agent or the Class A Note Registrar is liable for any mistake in the Class A Note Register or in any purported copy except to the extent that the mistake is attributable to its own fraud, gross negligence or willful default.

5 STATUS, SECURITY AND RELATIONSHIP BETWEEN THE CLASS A NOTES AND THE CLASS B NOTES

5.1 STATUS OF THE SECURITIES

    The Class A Notes are direct, secured (as described in CONDITION 5.2) limited recourse (as described in CONDITION 5.3) obligations of the Issuer Trustee.

    The Class B Notes are direct, secured, limited recourse, subordinated obligations of the Issuer Trustee.

5.2 SECURITY

    The obligations of the Issuer Trustee under the Class A Notes are (amongst the other payment obligations of the Issuer Trustee comprising the Secured Moneys (as defined below)) secured, pursuant to the Master Security Trust Deed and the Deed of Charge, in favor of the Security Trustee as trustee for the Secured Creditors (as defined below), by a fixed and floating charge ("CHARGE") over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the Trust ("SECURED PROPERTY"). The Secured Property includes an equitable interest in certain housing loans, and related mortgages, acquired by the Issuer Trustee from the Seller. The Charge is a first ranking security in respect of the Secured Property.

    FURTHER DETAILS REGARDING THE SECURED PROPERTY ARE CONTAINED IN "DESCRIPTION OF THE POOL OF MORTGAGE LOANS--DETAILS OF THE POOL OF MORTGAGE LOANS" IN PART A OF THIS PROSPECTUS.

    "SECURED CREDITORS" and "SECURED MONEYS" have the same respective meanings as in the Deed of Charge.

5.3 LIMITED RECOURSE

    The liability of the Issuer Trustee to make interest and principal payments on the Class A Notes is limited, except in certain circumstances described in CONDITION 12, to the assets and property of the Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Supplemental Deed.

    The net proceeds of realization of the assets and property of the Trust (including following an Event of Default) may be insufficient to pay all amounts due to the Class A Noteholders and any other amounts ranking in priority to or equally with amounts due to the Class A Noteholders. Except in the limited circumstances described in CONDITION 12, the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of Perpetual held in its capacity as trustee of any other trust (including any other trust established pursuant to the Master Trust Deed) will not in any circumstances be available to pay any amounts due to Class A Noteholders.

    None of the Bank, the Trust Manager, the Seller, the Fixed Rate Swap Provider, the Basis Swap Provider, the Note Trustee, the Security Trustee, the Principal Paying Agent, the London Paying Agent, the Calculation Agent or any Currency Swap Provider, amongst others, have any obligation to any

                                     A-II-4

Class A Noteholder for payment of any amount owed by the Issuer Trustee in respect of the Class A Notes.

    "EVENT OF DEFAULT" has the meaning given to it in the Deed of Charge. FOR A DESCRIPTION OF THIS EXPRESSION, SEE "GLOSSARY" IN PART B OF THIS PROSPECTUS.

5.4 NO PREFERENCE WITHIN THE CLASS A NOTES

    The Class A Notes rank equally and ratably and without any preference or priority among themselves.

5.5 SUBORDINATION OF CLASS B NOTES

    Prior to the occurrence of an Event of Default, the payment of interest in relation to the Class B Notes is subordinated to, amongst other things, the payment of interest on the Class A Notes in accordance with the Supplemental Deed; and the repayment of the principal on the Class B Notes is, to a certain extent, subordinated to, amongst other things, the repayment of the principal on the Class A Notes in accordance with the calculations to be made of the amounts to be paid by the Issuer Trustee under the Supplemental Deed (in the case of the Class A Notes, the subordination of the Class B Notes is in respect of the relevant A$ amounts payable by the Issuer Trustee to the Currency Swap Providers which in turn will be applied to meet the payment of interest and the repayment of principal on the Class A Notes as explained, respectively, in CONDITIONS 6.9 and 7.2). FOR A DESCRIPTION OF THE ORDER OF APPLICATION OF AVAILABLE PROCEEDS UNDER THE TRUST, THE CONSEQUENT SUBORDINATION OF THE PAYMENT OF INTEREST AND REPAYMENT OF PRINCIPAL ON THE CLASS B NOTES, SEE "DESCRIPTION OF THE CLASS A NOTES--INTEREST ON THE NOTES" AND "--ALLOCATION OF PRINCIPAL TO CLASS A NOTES AND CLASS B NOTES" EACH IN PART A OF THIS PROSPECTUS.

    Following the occurrence of an Event of Default, in the distribution of the net proceeds (if any) arising from the enforcement of the Charge, any payment in relation to the Class B Notes will be subordinated to, amongst other things, payment of all amounts due in relation to the Class A Notes (the amounts owing in respect of the Class A Notes will, for the purposes of determining distributions to, and allocations between, the Class A Noteholders and the Class B Noteholders (together, the "NOTEHOLDERS") and other Secured Creditors, be converted into A$ in accordance with the Master Security Trust Deed). FOR A DESCRIPTION OF THE ORDER OF APPLICATION OF THE PROCEEDS OF THE ENFORCEMENT OF THE CHARGE UNDER THE MASTER SECURITY TRUST DEED, SEE "DESCRIPTION OF THE
CLASS A NOTES--REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT" IN PART A OF THIS PROSPECTUS.

5.6 THE SECURITIES RANK EQUALLY EXCEPT AS PROVIDED IN THE TRANSACTION DOCUMENTS

    The Class A Notes and the Class B Notes enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.

6   INTEREST

6.1 PERIOD OF ACCRUAL

    Each Class A Note accrues interest from (and including) June 4, 2001 ("CLOSING DATE") and ceases to accrue interest on (but excluding) the earliest of:

    (a) the date on which the Stated Amount (as hereinafter defined) of the Class A Note is reduced to zero and all accrued but previously unpaid interest is paid in full (including but not limited to the circumstances described in CONDITIONS 7.3 and 7.4);

    (b) the date on which the Class A Note is redeemed or repaid in full in accordance with CONDITION 7 (other than CONDITION 7.6), unless upon such date, payment is improperly withheld or refused, in which case the Class A Note will continue to bear interest in

                                     A-II-5
       accordance with this CONDITION 6 (both before and after judgment) until (but excluding) whichever is the earlier of:

        (i) the day on which all sums due in respect of the Class A Note up to that day are received by or on behalf of the Class A Noteholder; and

        (ii) the seventh day after notice is given to the Class A Noteholder (either in accordance with CONDITION 11.1 or individually) that, where required by CONDITION 8.2, such payment will be made, provided that upon such presentation payment is in fact made;

    (c) the date on which the Class A Note is deemed to be redeemed in accordance with CONDITION 7.6;

    (d) the date on which the Class A Noteholder renounces all of its rights to any amounts payable under or in respect of that Class A Note; and

    (e) the Final Maturity Date (as defined in CONDITION 7.1).

    "STATED AMOUNT" in relation to:

    (a) a Class A Note on any Determination Date means an amount equal to the Initial Invested Amount of that Class A Note less the sum of:

        (i) the aggregate of all amounts previously paid in relation to that Class A Note on account of principal pursuant to CONDITION 7.2(C); less

        (ii) the amount to be paid in relation to that Class A Note on account of principal on the next Payment Date pursuant to CONDITION 7.2(C); less

       (iii) the amount of any Principal Charge-Off to be allocated to that Class A Note on that Determination Date which will not be reimbursed on the immediately following Payment Date in accordance with the Supplemental Deed; less

        (iv) (without double counting any Principal Charge-Offs) any Carryover Principal Charge-Offs in respect of that Class A Note which have not been reimbursed on or before the immediately following Payment Date in accordance with the Supplemental Deed; and

    (b) a Class B Note on any Determination Date, has the meaning given to it in the Supplemental Deed.

    "DETERMINATION DATE", "INITIAL INVESTED AMOUNT", "PRINCIPAL CHARGE-OFF" and "CARRYOVER PRINCIPAL CHARGE-OFFS" have the meanings given to those words in the Supplemental Deed.

6.2 INTEREST PERIODS

    The period that a Class A Note accrues interest in accordance with CONDITION
6.1 is divided into periods (each an "INTEREST PERIOD"). The first Interest Period for a Class A Note commences on (and includes) the Closing Date and ends on (but does not include) the first Payment Date thereafter. Each succeeding Interest Period for a Class A Note commences on (and includes) a Payment Date and ends on (but does not include) the next Payment Date. The final Interest Period for a Class A Note ends on (but does not include) the date on which interest ceases to accrue on the Class A Note pursuant to CONDITION 6.1.

    "BUSINESS DAY" means any day (other than a Saturday, a Sunday or a public holiday) on which banks are open for business in Melbourne and Sydney, Australia, London, United Kingdom, and New York City, United States of America.

    "PAYMENT DATE" means the 20th day of each of September, December, March and June in each year (or, if such a day is not a Business Day, the next Business
Day). The first Payment Date is September 20, 2001 (or, if that day is not a Business Day, the next Business Day).

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6.3 INTEREST RATE FOR THE CLASS A NOTES

    The rate of interest ("INTEREST RATE") payable from time to time in respect of a Class A Note and an Interest Period is the aggregate of USD-LIBOR-BBA (as hereinafter defined) for that Interest Period and the Margin (as hereinafter defined) in relation to the Class A Note.

    "USD-LIBOR-BBA" for an Interest Period will be calculated by the Calculation Agent in accordance with paragraph (a) (or, if applicable, paragraph (b)) below (subject, in the case of the first Interest Period, to paragraph (c) below):

    (a) on the second Banking Day before the beginning of the Interest Period (a "RATE SET DATE") the Calculation Agent will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA DEFINITIONS") being the rate applicable to any Interest Period for three-month deposits in US dollars in the London inter-bank market which appears on the Rate Page (as hereinafter defined) as of 11.00am, London time, on the Rate Set Date;

    (b) if such rate does not appear on the Rate Page at that time, the USD-LIBOR-BBA for that Interest Period will be determined as if the Issuer Trustee and the Calculation Agent had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. For this purpose "USD-LIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market determined by the Calculation Agent) at approximately 11.00am, London time, on the Rate Set Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the USD-LIBOR-BBA for that Interest Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Calculation Agent and the Currency Swap Providers, at approximately 11.00am, New York City time, on that Rate Set Date for loans in US dollars to leading European banks for a period of three months commencing on the first day of the Interest Period and in a representative amount. If no such rates are available in New York City, then the USD-LIBOR-BBA for such Interest Period will be the most recently determined rate in accordance with paragraph (a); and

    (c) the USD-LIBOR-BBA for the first Interest Period will be the rate determined by linear interpolation calculated in accordance with paragraph (a) or, if applicable, paragraph (b) above with reference to the duration of the first Interest Period.

    "BANKING DAY" means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

    "RATE PAGE" means Telerate Page 3750 or, if Telerate Page 3750 ceased to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the Calculation Agent or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the Calculation Agent and approved by the Note Trustee.

    "MARGIN" in relation to a Class A Note means, subject to the following:

    (a) for the period from, and including, the Closing Date to, but excluding, the Payment Date in September 2008, 0.18% per annum; and

                                     A-II-7

    (b) for the period from, and including, the Payment Date in September 2008 to, but excluding, the date on which that Class A Note ceases to accrue interest in accordance with CONDITION 6.1, 0.36% per annum.

    If on or after the Payment Date in September 2008 the Issuer Trustee, at the direction of the Trust Manager, proposes to exercise its option to redeem the Notes at their Stated Amount in accordance with CONDITION 7.3 on a Payment Date but is unable to do so because, following a meeting of Noteholders convened under the Master Trust Deed by the Trust Manager for this purpose, the Noteholders have not approved by an Extraordinary Resolution (as defined in CONDITION 10.3) the redemption of the Class A Notes at their Stated Amount, then the Margin in relation to each Class A Note from, and including, that Payment Date to, but excluding, the date on which that Class A Note ceases to accrue interest in accordance with CONDITION 6.1, will remain at, or revert to, the Margin applying at the Closing Date.

    There is no maximum or minimum Interest Rate for the Class A Notes.

6.4 CALCULATION OF INTEREST ON THE CLASS A NOTES

    Interest on each Class A Note for an Interest Period (the "INTEREST AMOUNT") is calculated by applying the Interest Rate for that Class A Note for that Interest Period to the Invested Amount of that Class A Note on the first day of the Interest Period (after taking into account any reductions in the Invested Amount of that Class A Note on that day), by then multiplying such product by the actual number of days in the Interest Period divided by 360 and rounding the resultant figure down to the nearest cent.

    If any Interest Amount is not paid on the date when it is due and payable, then such unpaid Interest Amount will accrue interest in accordance with these Class A Note Conditions until paid in full.

    "INVESTED AMOUNT" in relation to a Class A Note means, on any Determination Date, the Initial Invested Amount of that Class A Note less the aggregate of all amounts previously paid, and to be paid on the next Payment Date, in relation to that Class A Note on account of principal pursuant to CONDITION 7.2(C).

6.5 DETERMINATION OF INTEREST RATE AND INTEREST AMOUNT

    The Calculation Agent will, as soon as practicable after 11.00am (London time or, if applicable, New York City time) on each Rate Set Date, determine the Interest Rate in relation to the Class A Notes, and calculate the Interest Amount, for the immediately succeeding Interest Period in accordance with, respectively, CONDITIONS 6.3 and 6.4. The determination of the Interest Rate, and the calculation of the Interest Amount, by the Calculation Agent in accordance with, respectively, CONDITIONS 6.3 and 6.4 will (in the absence of fraud, gross negligence or willful default) be final and binding upon all parties.

6.6 NOTIFICATION AND PUBLICATION OF INTEREST RATE AND INTEREST AMOUNT

    The Calculation Agent will cause the Interest Rate, the Interest Amount and the Principal Amount (as defined in CONDITION 7.2(C)) for each Interest Period, and the date of the next Payment Date, to be notified to the Issuer Trustee, the Trust Manager, the Note Trustee, the Currency Swap Providers, the Paying Agents and the United Kingdom Listing Authority ("UK LISTING AUTHORITY") (for so long as the Class A Notes are listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange, plc ("LONDON STOCK EXCHANGE") on or as soon as practical after the Calculation Agent has determined the Interest Rate and calculated the Interest Amount or on such earlier date as the London Stock Exchange or the UK Listing Authority may require (for so long as the Class A Notes are listed on the Official List of the UK Listing Authority and admitted to trading by

                                     A-II-8
the London Stock Exchange) and will cause the same to be published in accordance with CONDITION 11 as soon as possible after that notification. The Interest Amount and the Payment Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If following the occurrence of an Event of Default (as defined in CONDITION 9.1), the Security Trustee declares in accordance with the Master Security Trust Deed that the Class A Notes are immediately due and payable, the Interest Rate in respect of the Class A Notes will nevertheless continue to be calculated by the Calculation Agent in accordance with this CONDITION 6.6, but no publication of the Interest Rate so calculated needs to be made unless the Note Trustee otherwise requires.

    FOR A DESCRIPTION OF THE EXPRESSION "EVENT OF DEFAULT" SEE "DESCRIPTION OF TRANSACTION DOCUMENTS--THE MASTER SECURITY TRUST DEED--EVENTS OF DEFAULT" IN PART B OF THIS PROSPECTUS.

6.7 DETERMINATION OR CALCULATION BY THE NOTE TRUSTEE

    If the Calculation Agent at any time for any reason does not determine the Interest Rate in respect of the Class A Notes, or calculate the Interest Amount, in accordance with this CONDITION 6, the Note Trustee will do so and each such determination or calculation by the Note Trustee will be as if made by the Calculation Agent. In doing so, the Note Trustee will apply the foregoing provisions of this CONDITION 6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

6.8 CALCULATION AGENT

    The Issuer Trustee will procure that, for so long as any of the Class A Notes remain outstanding, there will at all times be a Calculation Agent. The Trust Manager may, with the prior written approval of the Note Trustee and the Issuer Trustee, terminate the appointment of the Calculation Agent at any time by giving not less than 45 days' notice in writing to, amongst others, the Calculation Agent. Notice of that termination will be given by the Issuer Trustee to the Class A Noteholders in accordance with CONDITION 11.1. If any person is unable or unwilling to continue to act as the Calculation Agent, or if the appointment of the Calculation Agent is terminated, the Issuer Trustee, at the direction of the Trust Manager, will appoint a successor Calculation Agent to act as such in its place, provided that neither the resignation nor removal of the Calculation Agent will take effect:

    (a) until a successor approved by the Note Trustee and the Issuer Trustee has been appointed;

    (b) if as a result there would cease to be Agents as required by these Class A Note Conditions; and

    (c) provided further that there must at all times be a Paying Agent in London.

    Notice of the appointment of the successor shall be given by the Issuer Trustee to the Class A Noteholders in accordance with CONDITION 11.1. The initial Calculation Agent and its specified office are set out at the end of these Class A Note Conditions.

    "AGENT" and "PAYING AGENT" have the meanings given to them in the Definitions Schedule.

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6.9 PAYMENT OF THE INTEREST AMOUNT

    The Interest Amount for each Interest Period in relation to a Class A Note is payable in arrears in US$ on the relevant Payment Date. On each Payment Date prior to the occurrence of an Event of Default, the Issuer Trustee must (on the direction of the Trust Manager):

    (a) to the extent that there are funds available for this purpose in accordance with the Supplemental Deed pay, in accordance with the directions of the Trust Manager, the A$ Class A Interest Amount (defined below) in relation to that Payment Date to the Currency Swap Providers in accordance with each Currency Swap;

    (b) to the extent of the payment received under paragraph (a) above, direct each Currency Swap Provider to pay the interest due on the Class A Notes on each Payment Date to the Paying Agents in accordance with the Agency Agreement and each Currency Swap; and

    (c) direct the Principal Paying Agent to pay the interest due on the Class A Notes from the amounts received from the Currency Swap Providers ratably amongst the Class A Notes based on their Invested Amounts towards the Interest Amount in relation to each Class A Note in relation to the relevant Interest Period in accordance with, and subject to, these Class A Note Conditions and the Agency Agreement.

    "A$ CLASS A INTEREST AMOUNT" has the same meaning as in the Supplemental Deed. THE METHOD FOR CALCULATING THIS, THE ORDER OF APPLICATION OF AVAILABLE FUNDS FOR PAYMENT OF INTEREST DUE ON THE CLASS A NOTES ON A PAYMENT DATE AND OTHER PAYMENTS RANKING IN PRIORITY TO, OR EQUALLY WITH, PAYMENT OF THOSE AMOUNTS ON A PAYMENT DATE UNDER THE SUPPLEMENTAL DEED ARE EXPLAINED IN "DESCRIPTION OF THE CLASS A NOTES--DISTRIBUTION OF TOTAL AVAILABLE INCOME" IN PART A OF THIS PROSPECTUS.

7   REDEMPTION

7.1 FINAL REDEMPTION OF THE CLASS A NOTES

    Unless previously redeemed (or deemed to be redeemed) in full, the Issuer Trustee will redeem the Class A Notes at their then Stated Amount, together with all then accrued but unpaid interest, on the Payment Date occurring in September 2032 ("FINAL MATURITY DATE").

7.2 PART REDEMPTION OF CLASS A NOTES

    Subject to CONDITIONS 7.3, 7.4 and 7.6, on each Payment Date prior to the occurrence of an Event of Default, until the Stated Amount of the Class A Notes, together with all then accrued but unpaid interest, is reduced to zero, the Issuer Trustee must (on the direction of the Trust Manager):

    (a) pay, in accordance with the directions of the Trust Manager, the A$ Class A Principal (if any) payable in relation to that Payment Date to the Currency Swap Providers in accordance with each Currency Swap;

    (b) to the extent of the payment received under paragraph (a) above, direct each Currency Swap Provider to pay on each Payment Date to the Paying Agents in accordance with the Agency Agreement the US$ equivalent of the amount of the A$ Class A Principal (such US$ equivalent of the A$
       Class A Principal Amount being the "CLASS A PRINCIPAL AMOUNT") received by the Currency Swap Providers from the Issuer Trustee on that Payment Date; and

    (c) direct the Principal Paying Agent to pay the Class A Principal Amount from the amounts received from the Currency Swap Providers ratably amongst the Class A Notes towards the repayment of the Stated Amount of the Class A Notes in accordance with, and subject to, these Class A Note Conditions and the Agency Agreement ("PRINCIPAL AMOUNT"). Such a payment towards the Stated Amount on a Class A Note will constitute a redemption of the

                                    A-II-10

       Class A Note in part to the extent of such repayment and, upon such repayment, the obligations of the Issuer Trustee with respect to the Class A Note will be discharged to the extent of such repayment.

    "A$ CLASS A PRINCIPAL" has the same meaning as in the Supplemental Deed. THE METHOD FOR CALCULATING THIS AND THE OTHER PAYMENTS RANKING IN PRIORITY TO OR EQUALLY WITH THE PAYMENT OF THE A$ CLASS A PRINCIPAL ON A PAYMENT DATE UNDER THE SUPPLEMENTAL DEED ARE EXPLAINED IN "DESCRIPTION OF THE CLASS A NOTES--DISTRIBUTION OF TOTAL AVAILABLE INCOME" IN PART A OF THIS PROSPECTUS.

7.3 CALL OPTION

    The Issuer Trustee will, subject to the other provisions of this CONDITION 7, when directed by the Trust Manager (at the Trust Manager's option), redeem all, but not some only, of the Notes at their then Invested Amount, subject to the following, together with all accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, on any Payment Date falling on or after the earlier of:

    (a) the Payment Date falling in September 2008; and

    (b) the Payment Date on which the aggregate Outstanding Balance of all Housing Loans referable to the Purchased Receivables (calculated as at the end of the immediately preceding Collection Period) is less than 10% of the aggregate Outstanding Balance of all Housing Loans referable to the Purchased Receivables on the Closing Date, each a "CALL OPTION DATE".

    Notwithstanding the foregoing, the Issuer Trustee may redeem the Notes at their Stated Amount on a Call Option Date, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in CONDITION 10.3) of the Noteholders.

    However, the Issuer Trustee will not redeem the Notes unless it is in a position on the relevant Payment Date to repay the then Invested Amounts or the Stated Amounts, as required, of the Notes together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust were enforced.

    The Issuer Trustee will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Payment Date on which a proposed redemption under this CONDITION 7.3 will occur to the Seller, the Note Trustee, the Principal Paying Agent, the Class A Note Registrar, the Calculation Agent and the Class A Noteholders in accordance with CONDITION 11.1.

    "OUTSTANDING BALANCE", "COLLECTION PERIOD", "PURCHASED RECEIVABLES" and "HOUSING LOANS" have the same respective meanings given to them in the Definitions Schedule.

7.4 REDEMPTION FOR TAXATION OR OTHER REASONS

    If the Trust Manager satisfies the Issuer Trustee and the Note Trustee immediately prior to giving the direction referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer Trustee becomes subject (a "RELEVANT JURISDICTION") or a change in the application or official interpretation thereof, from that in effect on the Closing Date, either:

    (a) on the next Payment Date the Issuer Trustee will be required to deduct or withhold from any payment of principal or interest in respect of the Notes including corresponding payments

                                    A-II-11
       under any Currency Swap, any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

    (b) on the next Payment Date the total amount payable in respect of interest in relation to any of the Housing Loans for a Collection Period ceases to be receivable (whether or not actually received) by the Issuer Trustee by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction, and, in each case, such obligation cannot be avoided by the Issuer Trustee taking reasonable measures available to it, the Issuer Trustee must, when so directed by the Trust Manager (at the Trust Manager's option), redeem all, but not some only, of the Notes on any subsequent Payment Date at their then Invested Amount (without double counting), subject to the following, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption. Notwithstanding the foregoing, the Issuer Trustee may redeem the Notes at their Stated Amount, instead of at their Invested Amount (without double counting), together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in CONDITION 10.3) of the Noteholders.

    The Trust Manager will not direct the Issuer Trustee to, and the Issuer Trustee will not, so redeem the Notes unless the Issuer Trustee is in a position on such Payment Date to repay in respect of the Notes their then Invested Amount or Stated Amount (without double counting), as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust was enforced.

    The Issuer Trustee will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Payment Date on which a proposed redemption under this CONDITION 7.4 will occur to the Note Trustee, the Seller, the Principal Paying Agent, the Class A Note Registrar, the Calculation Agent and the Class A Noteholders in accordance with CONDITION 11.1.

    If an event referred to in paragraph (a) of this CONDITION 7.4 occurs in respect of only the Class A Notes (and not any other Notes) and as a result thereof the Issuer Trustee gives notice in accordance with this CONDITION 7.4 that it proposes to redeem all of the Notes on the Payment Date referred to in that notice, the Class A Noteholders may by an Extraordinary Resolution (as defined in CONDITION 10.3) in accordance with the Note Trust Deed elect that they do not require the Issuer Trustee to redeem the Notes. If the Class A Noteholders make such an election they (or the Note Trustee on their behalf) must notify the Issuer Trustee and the Trust Manager not less than 21 days before the proposed Payment Date for the redemption of the Notes. Upon receipt of such a notice, the Issuer Trustee must not so redeem the Notes.

7.5 CERTIFICATION

    For the purpose of any redemption made under CONDITION 7.3 or 7.4, the Issuer Trustee and the Note Trustee may rely on any certificate of an Authorized Officer (as defined in the Definitions Schedule) of the Trust Manager that the Issuer Trustee will be in a position to repay in respect of the Class A Notes their then Invested Amount or Stated Amount, as applicable, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Class A Notes as if the Deed of Charge in respect of the Trust was enforced.

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7.6 REDEMPTION ON FINAL PAYMENT

    Upon a final distribution being made in respect of the Class A Notes under these Class A Note Conditions or clause 15.18 of the Supplemental Deed, the Class A Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid Interest Amount or any then unpaid Invested Amount, Stated Amount or other amounts in relation to the Class A Notes will be extinguished in full.

    FOR A DESCRIPTION OF THE CIRCUMSTANCES IN WHICH A FINAL DISTRIBUTION WILL BE MADE IN RESPECT OF THE CLASS A NOTES SEE "DESCRIPTION OF THE CLASS A NOTES--REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS", "--REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT", "--OPTION REDEMPTION OF THE NOTES" AND "--REDEMPTION UPON FINAL PAYMENT" EACH IN PART A OF THIS PROSPECTUS.

7.7 CANCELLATION

    All Class A Notes redeemed in full (or deemed to be redeemed in full) pursuant to these Class A Note Conditions will be cancelled and may not be resold or reissued.

7.8 NO PAYMENT IN EXCESS OF STATED AMOUNT

    Subject to CONDITIONS 7.3 and 7.4, no amount of principal will be paid in respect of a Class A Note in excess of the Stated Amount of the Class A Note.

7.9 CALCULATION OF CLASS A PRINCIPAL AMOUNTS, STATED AMOUNTS AND OTHER AMOUNTS

    (a) On each Determination Date, the Trust Manager will determine:

        (i) the amount of any Class A Principal Amount payable in respect of each Class A Note on the Payment Date;

        (ii) the Stated Amount and Invested Amount of each Class A Note as at the first day of the Interest Period commencing on the Payment Date (after deduction of any Class A Principal Amounts due to be paid in respect of such Class A Notes on that Payment Date and after making any other adjustment to the Stated Amount or the Invested Amount (as the case may be) of the Class A Note in accordance with these Class A Note Conditions on or with effect from that Payment Date); and

       (iii) the amount of the interest payment to be made on the Payment Date applicable to each Class A Note.

    (b) The Trust Manager will notify the Issuer Trustee, the Note Trustee, the Principal Paying Agent, the Calculation Agent, the Class A Note Registrar and the UK Listing Authority (for so long as the Class A Notes are listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange) as soon as practical (and in any event by not later than two Business Days prior to the Payment Date or on such earlier date as the UK Listing Authority may require (for so long as the Class A Notes are listed on the London Stock Exchange)) of each determination of an amount or percentage referred to in CONDITION 7.9(A) and will cause details of each of those determinations to be published in accordance with CONDITION 11.2 as soon as practical after that notification. If no Class A Principal Amount is due to be paid on the Class A Notes on any Payment Date the Trust Manager will cause a notice to be given in accordance with CONDITION 11.2 as soon as practicable (and in any event by no later than the relevant Payment Date).

    (c) If the Trust Manager does not at any time for any reason make one or more of the determinations referred to in CONDITION 7.9(A), the Calculation Agent (or, failing the Calculation Agent, the Note Trustee) must make such determinations in accordance with this

                                    A-II-13

       CONDITION 7.9 (but based on the information in its possession) and each such determination will be deemed to have been made by the Trust Manager.

8   PAYMENTS

8.1 METHOD OF PAYMENT

    Any installment on account of interest or principal payable on any Class A Note which is punctually paid or duly provided for by or on behalf of or at the direction of the Issuer Trustee to the Paying Agents on the applicable Payment Date shall be paid to the person in whose name such Class A Note is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Class A Note Register on such Record Date.

    "RECORD DATE" in relation to a Payment Date or any other date for any payment to be made in respect of a Class A Note means the date which is 2 Business Days before a Payment Date.

8.2 SURRENDER ON FINAL PAYMENT

    Prior to a final distribution being made in respect of the Class A Notes under clause 15 of the Supplemental Deed, the Note Trustee must notify the Class A Noteholders on the relevant Record Date of the date upon which the Note Trustee expects that final distribution to be made and specify that such final distribution will be payable only upon surrender of the relevant Class A Note to a Paying Agent at its specified office. No such final distribution will be made other than upon the surrender of the relevant Class A Notes and none of the Issuer Trustee, the Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any Class A Noteholder as a result of any delay in payment due to a Class A Note not having been surrendered in accordance with this CONDITION 8.2.

    FOR A DESCRIPTION OF THE CIRCUMSTANCES IN WHICH A FINAL DISTRIBUTION WILL BE MADE IN RESPECT OF THE CLASS A NOTES SEE "DESCRIPTION OF THE CLASS A NOTES--REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS", "--REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT", "--OPTIONAL REDEMPTION OF THE NOTES" AND "--REDEMPTION UPON FINAL PAYMENT" EACH IN PART A OF THIS PROSPECTUS.

8.3 PAYING AGENTS

    The initial Paying Agents and their respective specified offices are set out at the end of these Class A Note Conditions.

    The Issuer Trustee, at the direction of the Trust Manager, may, with the prior written approval of the Note Trustee, terminate the appointment of any Paying Agent in accordance with the Agency Agreement and appoint additional or other Paying Agents, provided that:

    (a) it will at all times maintain a Paying Agent in London; and

    (b) notice of any termination or appointment of a Paying Agent or of any change in the office through which any Paying Agent will act will be given to the Class A Noteholders in accordance with CONDITION 11.1.

8.4 TAXATION

    All payments in respect of the Class A Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer Trustee or any Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Issuer Trustee or that Paying Agent (as the case may be) will, after making

                                    A-II-14
such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer Trustee nor any Paying Agent nor the Note Trustee will be obliged to make any additional payments in respect of the relevant Class A Notes in relation to the withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer Trustee will notify the Note Trustee, the Principal Paying Agent and the Class A Noteholders in accordance with CONDITION 11.1, thereof.

8.5 PRESCRIPTION

    A Class A Note will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date in respect of any payment of principal or interest thereon, the effect of which will be to reduce the Stated Amount of, and all accrued but unpaid interest on, that Class A Note to zero. After the date on which a Class A Note becomes void in its entirety, no claim can be made in respect of it.

    "RELEVANT DATE" in respect of a Class A Note means the date on which a payment in respect thereof first becomes due or, if the full amount of the moneys payable in respect of the Class A Notes which is due on or before that date has not been duly received by the Principal Paying Agent or the Note Trustee on or prior to such date, the date on which the full amount of such moneys having been so received.

8.6 NOTIFY LATE PAYMENTS

    In the event of the unconditional payment to the Principal Paying Agent or the Note Trustee of any sum due in respect of the Class A Notes or any of them being made after the due date for payment thereof, the Issuer Trustee will promptly upon request by the Note Trustee forthwith give or procure to be given notice to the Class A Noteholders in accordance with CONDITION 11.1 that such payment has been made.

8.7 ROUNDING OF PAYMENTS

    All payments made to Class A Noteholders will be rounded down to the nearest cent.

9   ENFORCEMENT FOLLOWING OCCURRENCE OF AN EVENT OF DEFAULT

9.1 ENFORCEMENT

    The Master Security Trust Deed provides that at any time after the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee will (subject to CONDITION 10.4 and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Secured Creditors, declare the Notes immediately due and payable (in which case, subject to CONDITION 12, the Stated Amount of, and all accrued but unpaid interest in relation to, the Class A Notes will become immediately due and payable) and enforce the Charge.

    Subject to being indemnified in accordance with the Master Security Trust Deed and to the provisions of CONDITION 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

    "VOTING SECURED CREDITOR" has the meaning given to it in the Definitions Schedule. FOR A DESCRIPTION OF THIS EXPRESSION, SEE "GLOSSARY" IN PART B OF THIS PROSPECTUS.

9.2 SECURITY TRUSTEE MAY ENFORCE CHARGE WITHOUT DIRECTION

    After the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee must not enforce the Deed of Charge in accordance with the Master Security Trust

                                    A-II-15

Deed without an Extraordinary Resolution of the Voting Secured Creditors unless, in the opinion of the Security Trustee, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of those Voting Secured Creditors.

9.3 PRIORITY OF PAYMENTS FROM PROCEEDS FROM THE ENFORCEMENT OF THE CHARGE

    Following the enforcement of the Charge, all moneys received in connection with the Master Security Trust Deed and the Charge by the Security Trustee or by any receiver appointed in relation to the Secured Property pursuant to the provisions of the Master Security Trust Deed and the Deed of Charge are to be applied, subject to the Master Security Trust Deed, in accordance with the order of priority contained in the Supplemental Deed. FOR A DESCRIPTION OF THE ORDER OF PRIORITY CONTAINED IN THE SUPPLEMENTAL DEED AND THE PAYMENT OF AMOUNTS THAT RANK IN PRIORITY TO OR EQUALLY WITH THE CLASS A NOTES, SEE THE "DESCRIPTION OF THE CLASS A NOTES--REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT" IN PART A OF THIS PROSPECTUS.

9.4 SECURITY TRUSTEE AND NOTE TRUSTEE NOT LIABLE FOR LOSS ON ENFORCEMENT

    Except in the case of fraud, gross negligence or willful default (and, in the case of the Note Trustee, subject to the mandatory provisions of the Trust Indenture Act), neither the Note Trustee nor the Security Trustee is liable for any decline in the value, nor any loss realized upon any sale or other disposition made under the Master Security Trust Deed and the Deed of Charge, of any Secured Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer Trustee or any third party in respect of the Issuer Trustee or the Class A Notes or relating in any way to the Secured Property. Without limitation, neither the Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it which, in the case of the Note Trustee, is based in good faith on advice received by it in accordance with the applicable requirements of the Note Trust Deed (and the Trust Indenture Act) or the Master Security Trust Deed, as the case may be. In respect of the Security Trustee only, the Security Trustee is not liable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of its powers under the Master Security Trust Deed or the Deed of Charge except to the extent caused or contributed to by any fraud, gross negligence or willful default on the part of the Security Trustee.

    "TRUST INDENTURE ACT" means the Trust Indenture Act 1939 of the United States of America as in force at the date of the Note Trust Deed.

9.5 DIRECTIONS FROM CLASS A NOTEHOLDERS TO NOTE TRUSTEE FOLLOWING EVENT OF
    DEFAULT

    If an Event of Default has occurred and is known to the Note Trustee, the Note Trustee must:

    (a) notify each Class A Noteholder of the Event of Default within 10 days (or such shorter period as may be required by the rules of the UK Listing Authority or the London Stock Exchange, for so long as the Class A Notes are listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange, or the rules of any other stock exchange, competent listing authority and/or quotation system on or by which the Class A Notes are listed) after the occurrence of the Event of Default, provided that, except in the case of a default in payment of principal or interest on any Class A Note, the Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its authorized officers under the Note Trust Deed in good faith determine that withholding the notice is in the interest of the Class A Noteholders;

                                    A-II-16

    (b) if a meeting of Voting Secured Creditors is to be held under the Master Security Trust Deed, determine whether it proposes to seek directions from the Class A Noteholders as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from the Class A Noteholders; and

    (c) vote at any meeting of Voting Secured Creditors held under the Master Security Trust Deed.

    In acting in accordance with the directions of the Class A Noteholders, the Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors under the Master Security Trust Deed in the same proportion as that of the aggregate Invested Amounts of the Class A Notes held by Class A Noteholders who have directed the Note Trustee to vote for or against such a proposal.

    If any of the Class A Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A Notes, the Note Trustee must not vote at a meeting of Voting Secured Creditors under the Master Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Secured Property unless:

    (a) a sufficient amount would be realized to discharge in full all amounts owing to the Class A Noteholders in respect of the Class A Notes and any other amounts owing by the Issuer Trustee to any other person ranking in priority to or with the Class A Notes; or

    (b) the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the Issuer Trustee (or the Security Trustee under the Master Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer Trustee, to discharge in full in due course all the amounts referred to in paragraph (a).

    The Note Trustee need not do anything to find out if an Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Note Trustee may assume that no such event has occurred and that the Issuer Trustee and each other party to the Transaction Documents is performing all its obligations under the Note Trust Deed and the Class A Notes.

9.6 ONLY SECURITY TRUSTEE MAY ENFORCE CHARGE

    Only the Security Trustee may enforce the Charge and neither the Note Trustee nor any Class A Noteholder (nor any other Secured Creditor) is entitled to proceed directly against the Issuer Trustee to enforce the performance of any of the provisions of the Deed of Charge, Master Security Trust Deed, the Class A Notes or these conditions, except as provided for in the Master Security Trust Deed, the Note Trust Deed, the Master Trust Deed and the Supplemental Deed. The Security Trustee is not required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Secured Property or the Security Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) and is put in funds to the extent necessary.

9.7 EXERCISE OF CLASS A NOTEHOLDER RIGHTS BY NOTE TRUSTEE

    The rights, remedies and discretions of the Class A Noteholders under the Note Trust Deed and the Master Security Trust Deed, including all rights to vote or to give an instruction or consent, can only be exercised by the Note Trustee on behalf of the Class A Noteholders in accordance with the Note Trust Deed and the Master Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Class A

                                    A-II-17

Noteholders from time to time and need not inquire whether any such instructions or directions are in accordance with the Note Trust Deed, whether the Note Trustee or the Class A Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee.

10 MEETINGS OF VOTING SECURED CREDITORS, DIRECTIONS OF CLASS A NOTEHOLDERS,
   MODIFICATIONS, CONSENTS, WAIVERS AND INDEMNITIES

10.1 MEETINGS OF VOTING SECURED CREDITORS

    The Master Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Master Security Trust Deed; for example to enable the Voting Secured Creditors, following the occurrence of an Event of Default, to direct the Security Trustee to declare the Class A Notes immediately due and payable and/or to enforce the Charge.

10.2 DIRECTIONS OF CLASS A NOTEHOLDERS

    Under the Note Trust Deed the Note Trustee may seek directions from the Class A Noteholders from time to time, including following the occurrence of an Event of Default. The Note Trustee shall not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of Class A Noteholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Class A Noteholders.

    If the Note Trustee is entitled under the Master Trust Deed or the Master Security Trust Deed to vote at any meeting on behalf of Class A Noteholders, the Note Trustee must vote in accordance with the directions of the Class A Noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of Class A Noteholders, the Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the Class A Notes held by Class A Noteholders who have directed the Note Trustee to vote for or against that proposal.

10.3 AMENDMENTS TO NOTE TRUST DEED AND CLASS A NOTES

    Pursuant, and subject, to the Note Trust Deed and subject to any approval required by law, the Note Trustee, the Trust Manager and the Issuer Trustee may together agree, without the consent or sanction of any Class A Noteholder, by way of supplemental deed to alter, add to or modify (each a "MODIFICATION") any provision of the Note Trust Deed or the Class A Notes (including these Class A Note Conditions) so long as such alteration, addition or modification is not a Payment Modification (as defined below) and such modification in the opinion of the Note Trustee:

    (a) is necessary or expedient to comply with the provisions of any statute or with the requirements of any governmental agency;

    (b) is made to correct a manifest error or ambiguity, or is to correct inconsistency between the provisions of any Transaction Document and the description of the provisions thereof in the related prospectus, or is of a formal, technical or administrative nature only;

    (c) is appropriate or expedient as a consequence of an amendment to any statute or altered requirements of any governmental agency or any decision of any court (including, without limitation, an alteration, addition or modification which is in the opinion of the Note Trustee appropriate or expedient as a consequence of the enactment of a statute or an amendment to any statute or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or

                                    A-II-18
       any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Trust or the trust constituted under the Note Trust Deed); or

    (d) and the Note Trustee and the Issuer Trustee is otherwise desirable for any reason and:

        (i) is not in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A Noteholders; or

        (ii) if it is in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A Noteholders, the consent of an Extraordinary Resolution of the Class A Noteholders to the alteration, addition or resolution has been obtained. For the purpose of determining whether there has been an Extraordinary Resolution of the Class A Noteholders consenting to an alteration, addition or revocation, Class A Notes which are beneficially owned by the Issuer Trustee or the Trust Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer Trustee or the Trust Manager, shall be disregarded.

    The Trust Manager must give the Designated Rating Agencies (as defined in the Supplemental Deed) 5 Business Days' prior notice of any such modification. The Note Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially prejudicial to the interest of Class A Noteholders if each of the Designated Rating Agencies confirms in writing that if the modification is effected this will not lead to a reduction, qualification or withdrawal of the then current rating given to the Class A Notes by that Designated Rating Agency.

    Pursuant to the Note Trust Deed, the Note Trustee may concur with the Issuer Trustee and the Trust Manager in making or effecting any Payment Modification if and only if the consent has first been obtained of each Class A Noteholder to such Payment Modification.

    Any supplemental deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such supplemental deed must be distributed by the Issuer Trustee to the Class A Noteholders in accordance with CONDITION 11.1 as soon as reasonably practicable after the modifications have been made.

    "PAYMENT MODIFICATION" means any alteration, addition or revocation of any provision of the Transaction Documents or the Class A Notes (including the Class A Note Conditions) which modifies:

    (a) the amount, timing, place, currency or manner of payment of principal or interest in respect of the Class A Notes including, without limitation, any modification to the Stated Amount, Invested Amount, Interest Rate or Final Maturity Date in respect of the Class A Notes or to CONDITIONS 6.9 and 7.2 or which would impair the rights of Class A Noteholders to institute suit for enforcement of such payment on or after the due date for such payment;

    (b) the definition of the term "Extraordinary Resolution" (insofar as it relates to any Notes or any class of Notes, clause 6.1 of the Note Trust Deed or the circumstances in which the consent or direction of an Extraordinary Resolution of Class A Noteholders is required;

    (c) clause 15.18 of the Supplemental Deed; or

    (d) the requirements for altering, adding to or revoking any provision of the Note Trust Deed or the Class A Notes (including the Class A Note Conditions).

    "EXTRAORDINARY RESOLUTION" has the meaning given in the Definitions
Schedule.

    FOR A FURTHER DESCRIPTION OF THE MODIFICATIONS WHICH CONSTITUTE A PAYMENT MODIFICATION SEE "GLOSSARY" IN PART B OF THIS PROSPECTUS.

                                    A-II-19

10.4 WAIVERS, ETC.

    The Security Trustee may, in accordance with the Master Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution of the Voting Secured Creditors), waive or ignore any breach or proposed breach or determine that any event that would otherwise be an Event of Default will not be treated as such if such action, in its opinion will not be prejudicial to the interests of the Secured Creditors.

    The Note Trustee may, without the consent of the Class A Noteholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Class A Noteholders will not be materially prejudiced thereby, waive or authorize, on such terms as seem expedient to it, any breach or proposed breach by the Issuer Trustee of the Note Trust Deed or these Class A Note Conditions provided that the Note Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to CONDITION 10.1. No such direction or request will affect a previous waiver, authorization or determination. Any such waiver, authorization or determination shall be binding on the Class A Noteholders and, if the Note Trustee so requires, will be notified to the Class A Noteholders as soon as practicable.

10.5 INDEMNIFICATION AND EXONERATION OF THE NOTE TRUSTEE AND THE SECURITY
     TRUSTEE

    The Note Trust Deed and the Master Security Trust Deed contain provisions for the indemnification of the Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realize the security and to obtain repayment of the Class A Notes unless indemnified to their satisfaction. Each of the Note Trustee and the Security Trustee is entitled, subject in the case of the Note Trustee to the mandatory provisions of the Trust Indenture Act, to enter into business transactions with the Issuer Trustee and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

    Subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Secured Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collection Account (as defined in the Supplemental Deed) from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, gross negligence or willful default of the Note Trustee. The Security Trustee is not, nor is any receiver appointed in relation to the Secured Property pursuant to the provisions of the Master Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Master Security Trust Deed except for fraud, gross negligence or willful default.

    Except in the case of fraud, gross negligence (except as specifically provided in the Trust Indenture Act) or willful default, and subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee may act on the opinion or advice of, or information obtained from, any expert (including any lawyer, valuer, banker, broker, accountant, credit rating agency or lead manager) and shall not be responsible to anyone for any loss occasioned by so acting to the extent it complies with any applicable requirements of the Note Trust Deed or the Trust Indenture Act.

    Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Note Trustee will not be liable to any Class A Noteholder, amongst others, for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error which is not a manifest error or is not authentic.

                                    A-II-20

11 NOTICES

11.1 GENERAL

    Subject to CONDITION 11.2, all notices, other than notices given in accordance with the following paragraph and CONDITION 11.3, to Class A Noteholders will be deemed given if in writing and mailed, first-class, postage prepaid to each Class A Noteholder, at his or her address as it appears on the Class A Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A Noteholder will affect the sufficiency of such notice with respect to other Class A Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

    A notice may be waived in writing by the relevant Class A Noteholder, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Class A Noteholders will be filed with the Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

    Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

    In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Class A Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer Trustee directs the Note Trustee will be deemed to be a sufficient giving of such notice.

    In addition to the above, notices to the Class A Noteholders shall be valid if published in a leading daily newspaper in the City of New York and in London. It is expected that publication will be made in the City of New York in The Wall Street Journal and in London in the Financial Times. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

11.2 BOOK-ENTRY NOTES

    Unless and until the Class A Definitive Notes have been issued, whenever a notice or other communication to the Class A Noteholders is required under the Note Trust Deed or any other Transaction Document all such notices and communications must be given to The Depository Trust Company or its nominee and are not required to be given to the beneficial owners of the Class A Notes. Any such notice given to the Depository Trust Company or its nominee shall also be published in accordance with the requirements set forth in the last paragraph of CONDITION 11.1.

    "CLASS A DEFINITIVE NOTE" has the same meaning as in the Supplemental Deed.

11.3 CLASS A NOTE INFORMATION

    Any notice specifying a Payment Date, an Interest Rate in relation to the Class A Notes, an Interest Amount, a Class A Principal Amount (or the absence of a Class A Principal Amount), an Invested Amount, a Stated Amount or any other matter permitted to be given in accordance with this CONDITION 11.3, will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the Electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the Note Trustee in writing and notified to Class A Noteholders pursuant to CONDITION 11.1 (the "RELEVANT SCREEN"). Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in

                                    A-II-21
accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with CONDITION 11.1.

12  LIMITATION OF LIABILITY OF THE ISSUER TRUSTEE

    (a) The Issuer Trustee enters into each Transaction Document, and issues the Class A Notes, only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with the Class A Notes, a Transaction Document or the Trust is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of the assets of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of any Transaction Document (other than paragraph (c) below) and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to a Transaction Document, the Class A Notes or the Trust.

    (b) In relation to the Trust, no person (including, without limitation, any Unitholder or Secured Creditor) other than the Issuer Trustee may sue the Issuer Trustee in any capacity other than as trustee of the Trust including seeking the appointment of a receiver (except in relation to the assets of the Trust), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the assets of the Trust).

    (c) The provisions of this CONDITION 12 limiting the Issuer Trustee's liability will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under any Transaction Document or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification out of the assets of the Trust as a result of the Issuer Trustee's fraud, gross negligence or willful default.

    (d) It is acknowledged that the Relevant Parties (as defined in the Definitions Schedule) are responsible under the Transaction Documents in relation to the Trust for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations or breach of a representation or warranty under any Transaction Document or the Class A Notes) will be considered fraud, gross negligence or willful default of the Issuer Trustee for the purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by a Relevant Party or any other person appointed by the Issuer Trustee under any Transaction Document (other than a person whose acts or omissions the Issuer Trustee is liable for in accordance with any Transaction Document) to fulfill its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person regardless of whether or not the act or omission is purported to be done on behalf of the Issuer Trustee.

    (e) No attorney, agent, receiver or receiver and manager appointed in accordance with any Transaction Document has authority to act on behalf of the Issuer Trustee in a way which exposes the Issuer Trustee to any personal liability, and no act or omission of any such person will be considered fraud, gross negligence or willful default of the Issuer Trustee for the purpose of paragraph (c).

    (f) The Issuer Trustee is not obliged to do anything or refrain from doing anything under or in connection with these Class A Note Conditions or any other Transaction Document (including incur a liability) unless the Issuer Trustee's liability is limited in the same manner as set out in this CONDITION 12.

                                    A-II-22

13  GOVERNING LAW

    The Notes and the Transaction Documents (other than the Underwriting Agreement) are governed by, and will be construed in accordance with, the laws of New South Wales of the Commonwealth of Australia. Each of the Issuer Trustee and the Trust Manager has in the Note Trust Deed irrevocably agreed for the benefit of the Note Trustee and the Class A Noteholders that the courts of New South Wales are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Note Trust Deed and the Class A Notes.

                                     AGENTS

PRINCIPAL PAYING AGENT AND CALCULATION AGENT:  The Bank of New York, New York Branch
                                               101 Barclay Street, 21W
                                               New York
                                               New York, 10286

CLASS A NOTE REGISTRAR:                        The Bank of New York, New York Branch
                                               101 Barclay Street, 21W
                                               New York
                                               New York 10286

                                               or

                                               c/o The Bank of New York, London Branch
                                               48th Floor
                                               One Canada Square
                                               London E14 5AL

PAYING AGENT:                                  The Bank of New York, London Branch
                                               48th Floor
                                               One Canada Square
                                               London E14 5AL

                                    A-II-23

  PART B: GENERAL INFORMATION REGARDING THE KINGFISHER SECURITIZATION PROGRAM
             AND THE SERIES OF NOTES THAT MAY BE ISSUED THEREUNDER

                            ANZ CAPEL COURT LIMITED

                                 TRUST MANAGER

                             MORTGAGE BACKED NOTES
                     ISSUABLE IN SERIES BY SEPARATE TRUSTS

                             ---------------------

EACH SERIES OF NOTES:                          EACH TRUST:
- will consist of one or more classes of       - will own a pool of mortgage loans secured
  mortgage backed notes secured by the assets  by mortgages on residential properties
  of a trust;                                    located in Australia; and

- will receive principal and interest only     - may have rights to various forms of credit
  from payments collected on the assets of       enhancement described in part A or part B
  the related trust; and                         of this prospectus.

- will not be insured or guaranteed by any government agency or instrumentality and will be obligations of the entity acting as issuer trustee only in its capacity as trustee of the related trust.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS
                                   FOR PART B

                                                                PAGE
                                                              --------
Important Notice About Information Presented in this
  Prospectus................................................      B-1
Securitization Program......................................      B-1
Australia and New Zealand Banking Group Limited.............      B-1
The Trust Manager...........................................      B-2
The Issuer Trustee..........................................      B-2
The Servicer................................................      B-2
The Custodian...............................................      B-2
The Trusts..................................................      B-3
  Establishing the Trusts...................................      B-3
The Assets of the Trusts....................................      B-3
  Assets of the Trusts......................................      B-3
  The Mortgage Assets.......................................      B-3
The Seller..................................................      B-4
  Transfer and Assignment of the Mortgage Loans.............      B-4
  Representations, Warranties and Eligibility Criteria......      B-4
  The Seller's Representations..............................      B-5
  Breach of Representations and Warranties..................      B-6
The Seller's Residential Loan Program.......................      B-6
  Australian Residential Mortgage Loans Generally...........      B-6
  The Mortgage Loans........................................      B-7
The Seller's Product Types..................................      B-8
  Standard Variable Home Loan...............................      B-8
  Fixed Rate Loan...........................................      B-8
  Easy Start Loan...........................................      B-8
  Money Saver Home Loan.....................................      B-8
  Special Features of the Mortgage Loans....................      B-9
  Loan Renewals and Modifications...........................     B-10
  Interest Offset...........................................     B-10
  Interest Only Periods.....................................     B-11
  Additional Features.......................................     B-11
  Origination Process.......................................     B-11
  Approval and Underwriting Process.........................     B-11
Description of the Notes....................................     B-13
  General...................................................     B-14
  Distributions.............................................     B-14
  Distributions of Interest.................................     B-14
  Distributions of Principal................................     B-14
  Form of the Notes.........................................     B-14
  Book-Entry Registration...................................     B-15
Definitive Notes............................................     B-19
  Withholding or Tax Deductions.............................     B-19
  Redemption of the Notes for Taxation or Other Reasons.....     B-20
  Repayment of the Notes upon an Event of Default under the
    Master Security Trust Deed..............................     B-20
  Optional Repurchase of the Mortgage Loans.................     B-20
  Termination of the Trust..................................     B-20
  Prescription..............................................     B-21
  Voting and Consent of Noteholders.........................     B-21
  Reports to Noteholders....................................     B-21
  Liquidity Facility........................................     B-22
  Redraw Facility...........................................     B-22
Credit Enhancement..........................................     B-22

                                                                PAGE
                                                              --------
Prepayment and Yield Considerations.........................     B-23
  General...................................................     B-23
  Prepayments...............................................     B-23
  Rate of Payment...........................................     B-23
Powers, Duties and Liabilities under the Transaction
  Documents.................................................     B-23
  The Issuer Trustee........................................     B-23
  The Trust Manager.........................................     B-26
  The Note Trustee..........................................     B-27
  The Security Trustee......................................     B-28
Description of Transaction Documents........................     B-30
  Trust Accounts............................................     B-30
  Pre-funding Account.......................................     B-30
  Accumulation of Principal; Additional Notes...............     B-30
  Interest Rate Swaps.......................................     B-31
  Currency Swaps............................................     B-31
  The Master Security Trust Deed............................     B-31
  The Master Servicer Deed..................................     B-36
  Document Custody..........................................     B-38
  Modifications and Amendments..............................     B-39
Use of Proceeds.............................................     B-40
Legal Aspects of the Mortgage Loans.........................     B-40
  General...................................................     B-40
  Types of Security in Australia............................     B-40
  Taking Security over Land.................................     B-42
Enforcement of Registered Mortgages.........................     B-42
  Enforcement Generally.....................................     B-42
  Penalties and Prohibited Fees.............................     B-44
  Bankruptcy................................................     B-44
  Environmental Considerations..............................     B-45
  Tax Treatment of Interest on Australian Mortgage Loans....     B-45
  The Seller as Mortgagee...................................     B-45
  Insolvency Considerations.................................     B-45
Australian Consumer Credit Code.............................     B-46
Material United States Federal Income Tax Consequences......     B-47
  Overview..................................................     B-47
  General...................................................     B-48
  Interest Income on the Class A Notes......................     B-49
  Sale of Class A Notes.....................................     B-49
  Market Discount...........................................     B-49
  Premium...................................................     B-50
  Backup Withholding Taxes..................................     B-50
  Tax Consequences to Foreign Noteholders...................     B-51
  Foreign Tax Credit........................................     B-52
Material Australian Tax Consequences........................     B-52
  Australian Taxation.......................................     B-52
  Other Taxes...............................................     B-55
  Recent Tax Reforms........................................     B-56
  Tax Reform Proposals......................................     B-56
ERISA Considerations........................................     B-57
Enforcement of Foreign Judgments in Australia...............     B-59
Legal Investment Considerations.............................     B-59
Where You Can Find More Information.........................     B-60
Ratings of the Notes........................................     B-60
Plan of Distribution........................................     B-60
Glossary....................................................    B-G-1
Appendix B..................................................    B-I-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

    We describe the notes in two separate parts: (1) part A, which describes the specific terms of your series of notes and (2) part B, which provides general information regarding the Kingfisher Securitization Program, some of which, in limited instances, may not apply to the trust which has issued your series of notes described in part A.

    Neither part A nor part B contains all of the information included in the registration statement. The registration statement also includes copies of the various agreements referred to in this prospectus. You may obtain copies of these documents for review. See "Where You Can Find More Information" in part B of this prospectus.

    Part A of this prospectus includes, among other things, the following information regarding your series of notes:

    - the principal amount, interest rate, authorized denominations and maturity date of each class of notes of that series offered under this prospectus;

    - the method for calculating the amount of interest and principal to be paid to each class of notes offered under this prospectus, and the timing and order of priority of such interest and principal payments for each class of notes of that series;

    - information concerning the pool of mortgage loans and other assets of the trust;

    - information regarding the risk factors relating to the notes of that series offered under this prospectus; and

    - the particulars of the plan of distribution for each class of notes of that series offered under this prospectus.

    We include cross-references in this prospectus to captions where further related discussions appear. The preceding Table of Contents and the Table of Contents included in part A of this prospectus provide the pages on which these captions are located. YOU CAN FIND DEFINITIONS OF THE CAPITALIZED TERMS USED IN THIS PART B OF THIS PROSPECTUS UNDER THE CAPTION "GLOSSARY" AT THE END OF THIS PROSPECTUS.

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SECURITIZATION PROGRAM

    The Kingfisher Securitization Program (the "Program") was established by ANZ Capel Court Limited (the "Trust Manager") to execute securitizations from time to time including securitizations of registered first ranking mortgage loans secured by one- to four-family owner-occupied and non-owner occupied residential properties located in the Commonwealth of Australia and originated by or on behalf of the Australia and New Zealand Banking Group Limited (the indirect parent of the Trust Manager).

    Each securitization will involve the creation of a separate trust by the Trust Manager and the deposit therewith of the related mortgage loans by Australia and New Zealand Banking Group Limited. Each trust will be separate and distinct from any other trust under the Program, and the assets of each trust will not be available to meet the liabilities of any other trust.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

    The Australia and New Zealand Banking Group Limited ("ANZ") is one of the four major banking groups headquartered in Australia. ANZ's registered office is at Level 6, 100 Queen Street, Melbourne, Victoria, Australia. ANZ's Australian operations began in 1835 and its New Zealand operations began in 1840. Based on publicly available information at September 30, 2000, ANZ ranked third among Australian banking groups in terms of total assets
(A$172.5 billion) and third in terms of shareholders' equity (A$9.8 billion). At December 1, 2000, ANZ's market capitalization of A$22.6 billion ranked ANZ the seventh largest company listed on the Australian Stock Exchange Limited.

    ANZ provides a broad range of banking and financial products and services to retail, small business, corporate and institutional clients. ANZ conducts operations primarily in Australia (approximately 74% of ANZ's total assets at September 30, 2000) with significant operations in New Zealand (approximately 12% of total assets at September 30, 2000). The remainder of ANZ's operations are conducted in the United Kingdom, the United States and a number of other countries, most of which are located in the Asia Pacific region. At
September 30, 2000, ANZ had 1,087 branches and other points of representation worldwide, of which 871 were in Australia, 150 in New Zealand and 66 in other countries.

    ANZ has a long term credit rating of AA- from S&P and Aa3 from Moody's and a short term credit rating of A-1+ from S&P and P-1 from Moody's.

    ANZ currently files periodic reports with the SEC pursuant to the Exchange Act. The most recent ANZ report on Form 20-F was filed with the SEC on December 20, 2000.

    The Australian banking activities of ANZ come under the regulatory supervision of the Australian Prudential Regulation Authority.

THE TRUST MANAGER

    The Trust Manager was incorporated in April 1969 in the State of Victoria, Australia and is a wholly owned indirect subsidiary of ANZ. The Trust Manager's registered office is at Level 17, 530 Collins Street, Melbourne, Victoria, Australia. The Trust Manager has the power to appoint a third party (including an affiliate of the Trust Manager other than ANZ) to perform certain of the functions imposed on the Trust Manager under the Master Trust Deed and the relevant supplemental deed. The Trust Manager will remain liable for the performance of all of the management obligations notwithstanding any such appointment.

THE ISSUER TRUSTEE

    Part A of this prospectus identifies the entity that will serve as issuer trustee in respect of a trust and a series of notes. The issuer trustee with respect to each series will act as trustee of the related trust and, in such capacity, as issuer of the notes for such series under the terms set out in the transaction documents for that series.

THE SERVICER

    ANZ (in this capacity, we refer to ANZ as the "Servicer") will act as Servicer of the mortgage loans. The Servicer will be responsible for the servicing and administration of the mortgage loans as described in parts A and B of this prospectus. The Servicer or any successor servicer may contract with sub-servicers or third parties, to perform all or a portion of the servicing functions on behalf of the Servicer. See "Servicing--Servicing of Mortgage Loans" in part A of this prospectus and "Description of Transaction Documents--The Master Servicer Deed" in part B of this prospectus.

THE CUSTODIAN

    ANZ (in this capacity, we refer to ANZ as the "Custodian") will act as Custodian of the Mortgage Title Documents. The Custodian will be responsible for the custody of the Mortgage Title Documents in accordance with certain procedures and standards as described in parts A and B of this prospectus. See "Description of Transaction Documents--Document Custody".

THE TRUSTS

ESTABLISHING THE TRUSTS

    Each trust established under the Program will be a common law trust. The general terms of each trust established under the Program will be as set out in the Master Trust Deed and the specific terms will be provided by a supplemental deed relating to that trust. Part A of this prospectus includes a detailed description of the supplemental deed pursuant to which the notes of a particular series will be issued.

    Each supplemental deed relating to a trust will, among other things:

    - specify the terms of the notes; and

    - establish the cash flow allocation.

THE ASSETS OF THE TRUSTS

ASSETS OF THE TRUSTS

    The assets of the trust are described in detail in part A of this prospectus. Generally, under the Program, the assets of a trust may include any or all of the following:

    - a pool of mortgage loans, mortgages and relevant collateral securities including principal payments paid or payable on the mortgage loans at any time after the applicable cut-off date, interest and fee payments paid or payable on the mortgage loans at any time after the applicable cut-off date;

    - rights under any lender's mortgage insurance policies relating to the mortgage loans;

    - amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the related series of notes, including the related collections account, and any Authorized Investments in which these amounts are invested;

    - the issuer trustee's rights under the transaction documents for that trust; and

    - rights under any form of applicable credit enhancement.

The actual mortgage loans to be included in the trust are described in detail in part A of this prospectus and Appendix A-I thereto.

    The notes will be obligations of the issuer trustee only in its capacity as trustee of the related trust and in no other capacity. The assets of the trust described in part A will serve as collateral only for that series of notes and any other obligations of the issuer trustee owed to secured creditors of that trust. Holders of a series of notes may only proceed against the collateral securing that series of notes in the case of a default on that series of notes and may not proceed against any other assets of ANZ or any of its affiliates or the assets of any other trust.

THE MORTGAGE ASSETS

    ANZ will originate the mortgage loans or fund the origination of the mortgage loans in the ordinary course of its business. Each mortgage loan will be one of the types of products described in "The Seller's Residential Loan Program" in part B of this prospectus or another type of product described in part A of this prospectus. Each mortgage loan may have some or all of the features and options described in the "The Seller's Residential Loan Program" in part B of this prospectus. Part A of this prospectus describes any additional features and options of the mortgage loans.

    Part A of this prospectus provides specific information with respect to the mortgage loans that are assets of the related trust as of the cut-off date including, among other things, and to the extent relevant:

    - the aggregate outstanding principal balance of the mortgage loans included in the assets of the related trust;

    - the range and average outstanding principal balance of the mortgage loans;

    - the range and weighted average interest rate on the mortgage loans, and, in the case of variable rate loans, the range and weighted average of the current interest rates, if any;

    - the percentage by outstanding principal balance as of the cut-off date of mortgage loans that accrue interest at variable or fixed interest rates (if applicable);

    - the weighted average original and remaining term-to-stated maturity of the mortgage loans;

    - the year of origination of the mortgage loans;

    - the range and weighted average of loan-to-value ratios for the mortgage loans; and

    - the geographic distribution of any mortgaged properties securing the mortgage loans.

THE SELLER

    The mortgage loans included in the assets of a trust under the Program will have been originated and sold to the issuer trustee by ANZ (in this capacity, we refer to ANZ as the "Seller").

TRANSFER AND ASSIGNMENT OF THE MORTGAGE LOANS

    On the closing date for a trust, the Seller will equitably assign the mortgage loans and related rights to the issuer trustee for the applicable trust. After the equitable assignment, the issuer trustee will be entitled to receive collections on the mortgage loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted by the Seller to take the actions necessary to protect the issuer trustee's interest in, and title to, the mortgage loans. The Trust Manager, the Servicer and the Seller will agree to assist the issuer trustee in taking any of those actions.

    The Seller may in some instances equitably assign a mortgage loan to the issuer trustee secured by an "all moneys" mortgage, which may also secure financial indebtedness that has not been sold to the trust, but is instead retained by the Seller. The issuer trustee will hold the proceeds of enforcement of the related mortgage, to the extent they exceed the amount required to repay the mortgage loan, as bare trustee without any other duties or obligations, in relation to that other financial indebtedness. The mortgage will secure the mortgage loan equitably assigned to the trust in priority to that other financial indebtedness. If a mortgage loan is secured on the Closing Date by a first mortgage over one property and a second mortgage over a second property, the Seller will assign to the trust both the first and second mortgages over the second property. The mortgage loan included in the trust will then have the benefit of security from both properties ahead of any financial indebtedness owed to the Seller which is secured by the second property.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

    The Seller will make representations and warranties to the issuer trustee with respect to the mortgage loans equitably assigned by it. All material representations and warranties of the Seller are described in this prospectus.

    The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties as being correct, unless an officer involved in the administration of the trust has actual notice to the contrary.

THE SELLER'S REPRESENTATIONS

    The Seller will represent to the issuer trustee, amongst other things that, as of the Cut-off Date of the applicable trust:

    - at the time each mortgage loan and each mortgage document was entered into, it complied in all material respects with applicable laws;

    - each mortgage loan as of the Cut-off Date satisfies the following "eligibility criteria":

       - the mortgage loan must be advanced and repayable in Australian dollars;

       - the mortgage loan must be secured by a mortgage which is either a first ranking registered mortgage or a second ranking registered mortgage which secures a loan which is also secured by a first ranking registered mortgage which is also equitably assigned to the issuer trustee;

       - the mortgage loan must be secured by a mortgage over land which has erected on it a residential dwelling which is not under construction;

       - the mortgage loan must have an LTV less than or equal to 95%;

       - the mortgage loan is fully drawn (other than to the extent to which Redraws are available to the borrower under such mortgage loan);

       - the mortgage loan is covered by a lender's mortgage insurance policy providing for 100% cover of principal and interest losses in respect of the mortgage loan;

       - unless otherwise specified in part A of this prospectus the balance of the mortgage loan must not exceed A$500,000 or be less than A$20,000 as at the Cut-Off Date;

       - the mortgage loan is repayable within 30 years of the Cut-off Date;

       - the mortgage loan is not in arrears for more than 30 consecutive days;

       - the sale of the mortgage loan does not contravene or conflict with any law; and

       - the mortgage loan and the related mortgage have been or will be duly stamped, or has been taken by the relevant stamp duties authority to be duly stamped, with all applicable duty;

    - it is the sole legal and beneficial owner of each mortgage loan assigned to the issuer trustee and, to its knowledge, no prior ranking security interest exists in relation to its right, title and interest in each mortgage loan;

    - no borrower was required to open or maintain a deposit account with the Seller in relation to or as a precondition of entering into the mortgage loan;

    - each mortgage loan is able to be assigned to the issuer trustee without the consent of the borrower; and

    - at the time each mortgage loan was approved, the Seller had received no notice of the insolvency or bankruptcy of the relevant borrower, guarantor or security provider or any notice that the relevant borrower did not have the legal capacity to enter into the relevant mortgage loan.

BREACH OF REPRESENTATIONS AND WARRANTIES

    If the Seller or the issuer trustee becomes aware during the 120 day period after the closing date that a representation or warranty made by the Seller relating to any mortgage loan or mortgage is materially incorrect, it must notify the other parties and the rating agencies within 5 Business Days of becoming aware. If the Seller gives or receives this notice no later than 5 Business Days prior to the 120th day after the closing date for the related trust and if the breach is not waived or remedied to the satisfaction of the issuer trustee within that period of 5 Business Days or any longer period that the issuer trustee permits, then without any action being required by either party, the Seller shall repurchase the affected mortgage loan and mortgage from the issuer trustee for an amount generally equal to its unpaid principal balance at the date of repurchase plus any unpaid accrued interest thereon.

    If it is discovered following the fifth Business Day prior to the 120th day after the closing date that a representation or warranty made by the Seller with respect to a mortgage loan or mortgage is incorrect, the Seller will not be required to repurchase the affected mortgage loan or mortgage. However, the Seller will be obligated to pay damages to the issuer trustee for any direct loss incurred as a result of the breach. The amount of damages will be limited to the outstanding principal amount of the affected mortgage loan.

THE SELLER'S RESIDENTIAL LOAN PROGRAM

AUSTRALIAN RESIDENTIAL MORTGAGE LOANS GENERALLY

    Australia has a highly competitive market for residential mortgage loans with a diversity of lenders. The largest lenders are banks, with smaller market shares held by mortgage managers, building societies and other lenders.

    Many lenders offer a diversity of product types. Most common are loans with a variable interest rate set either at the discretion of the lender or by reference to a market benchmark. Fixed interest rate loans are also available. These are not amortizing loans that have a fixed interest rate for the life of the loan. Generally, fixed rate loans amortize over a 25- or 30-year life (although the term may be shorter), but have a fixed rate that is set for a shorter period (generally not more than 10 years) and then convert to the standard variable interest rate unless the borrower elects an alternative product type. Interest only loans are also offered, generally with a term of not more than 5 years.

    Many variable rate loans offer the borrower a variety of features, including the ability to redraw amounts that have been paid in advance of the scheduled loan balance, and the ability to attach to a mortgage loan an account such that the interest accrued on such account is offset against interest on the borrower's mortgage loan at the same interest rate. In many instances the interest rate is discounted for an introductory or "honeymoon" rate for an initial period (often 1 year) and then reverts to the current variable rate.

    Under most loans, the lender has full recourse to the borrower, and has a claim against the borrower as an unsecured creditor if the proceeds of sale of the property do not cover the full amount owing in respect of the loan. Lenders make extensive use of lender's mortgage insurance for loans with high loan to value ratios.

THE MORTGAGE LOANS

    The Seller's residential loan products have a wide variety of payment characteristics and are within the broad classification of one- to four-family mortgage loans. The loans will have various maturities, interest rates, and amortization schedules, among other characteristics, and will be described in detail in part A of this prospectus.

    The Seller may from time to time offer new products which have not been described in this prospectus and borrowers whose mortgage loans have been sold to the issuer trustee may have the opportunity to convert to these products. Such a conversion may, under certain circumstances, result in prepayment in full of the related mortgage loan and the origination of a new mortgage loan that will not be an asset of the trust.

    All the mortgage loans that are securitized under the Program will be secured by registered first ranking mortgages on one- to four- owner-occupied or non-owner occupied residential properties located in the Commonwealth of Australia. The mortgaged properties may consist of detached individual units, condominiums, townhouses, row houses, duplexes and other attached dwelling units. If specified in part A of this prospectus, the mortgage loans may be secured by mortgages creating a lien on a borrower's leasehold interest in real property. See "Legal Aspects of the Mortgage Loans" in this part B of this prospectus.

    Mortgage loans originated by the Seller may bear interest at (1) a rate per annum that is subject to periodic adjustment, as frequently as daily, as announced by the Seller from time to time; (2) a fixed rate per annum for a specified interval (generally 1, 2, 3, 4, 5, 7 or 10 years) which then reverts to a rate described in (1) above unless the borrower elects a further fixed rate term; or (3) an initial fixed rate per annum which, after a specified period, may be reset for a further fixed rate period or convert to a rate described in
(1) above.

    Proceeds of the mortgage loans may be used by borrowers to acquire the related mortgaged property or may be used to refinance existing mortgage loans. Certain mortgage loans may have been the subject of refinancing for the purpose of removing equity. See "The Seller's Product Types--Special Features of the Mortgage Loans" below. Prepayments of principal on fixed rate loans, subject to the prevailing market rates of interest at the time of prepayment, may result in an amount being payable by or to the borrower. Certain loans may have due on sale clauses. Others may be assumable by persons meeting the Seller's then applicable criteria.

    The Seller may from time to time offer borrowers an opportunity to convert a mortgage loan to another product which may have an interest rate which is significantly below prevailing market rates or which may offer borrowers certain additional features (such as a repayment holiday or a discount on fees). These conversions will reduce the aggregate yield on the pool of mortgage loans sold by the Seller to the issuer trustee and may therefore reduce funds available to pay interest on the Notes. In addition, these conversions, if treated as refinancing that result in prepayments in full, may reduce the weighted average life of the notes.

    In certain significant respects, the mortgage loans differ from mortgage loans offered by other lenders in other jurisdictions. Some of the principal differences are:

    - VARIABLE RATE LOANS: The Seller's variable rate loans are not tied to an objective index (E.G., LIBOR), but rather are determined from time to time by the Seller in its own judgment. See "Risk Factors" in part A of this prospectus.

    - REDRAWS: As described below under "The Seller's Product Types--Special Features of Mortgage Loans--(b) REDRAW," borrowers under certain mortgage loans are able to "Redraw" on their mortgage loans.

    - FIXED MORTGAGE RATES: The Seller does not originate "fixed rate" principal and interest loans in the traditional sense (I.E.,mortgage loans that are issued with a single, specified rate for the term of the loan). Instead, as described above, the Seller originates loans that bear a fixed rate of interest for a specified period, but which then reverts to the variable rate unless the borrower elects an alternative product type. Therefore, the interest rate at the conclusion of the "fixed" rate term may decline or increase over the remaining life of the loan.

THE SELLER'S PRODUCT TYPES

STANDARD VARIABLE HOME LOAN

    This type of loan is the Seller's traditional standard mortgage product which bears interest at a standard variable rate. The standard variable rate set under this product is not linked to any objective index (eg LIBOR). However, it may fluctuate with market conditions.

    In addition, some mortgage loans in this category have an interest rate which is discounted by a fixed percentage to the standard variable rate. These discounts are offered on a discretionary basis to members of certain professional groups and to other high income or high loan value borrowers.

FIXED RATE LOAN

    This type of loan allows a borrower to set a designated rate of interest for selected periods. Terms for which the fixed rate can apply are 1, 2, 3, 4, 5, 7 and 10 years. On expiration of the fixed term, unless a new fixed term has been arranged by the borrower, the loan will revert to the standard variable rate unless the borrower elects an alternative product type. Following this, the borrower may switch to a fixed interest rate at any time and payment of a new loan approval fee may be applicable.

EASY START LOAN

    This type of loan offers a borrower a discounted variable rate of interest during the first year of the loan. The rate is offered at a pre-determined margin below the standard variable rate. After one year, the loan then reverts back to the standard variable rate for a minimum of two further years. The loan offers the same features as the "Standard Variable Home Loan". However, while additional repayments are permitted without any charge, a charge is applied if the loan is fully repaid within 3 years of origination.

MONEY SAVER HOME LOAN

    This type of loan has a variable interest rate which is not linked to the standard variable rate or to any objective index and which may fluctuate independently of any such rates and other standard variable rates in the market. This product was introduced by the Seller to allow borrowers who did not require a full range of product features to obtain a more competitive interest rate compared to other products provided by the Seller. The interest rate for this product historically has been less than that for the "Standard Variable Home Loan" product. The interest offset feature offered by the Seller is not available for "Money Saver Home Loans". At present, in order to take advantage of the interest offset feature, borrowers with "Money Saver Home Loans" must, with the agreement of the Seller and upon payment of a loan approval fee, switch their mortgage loan to another product that offers that feature. However, this or other features may, in the future, be offered to borrowers with "Money Saver Home Loans".

SPECIAL FEATURES OF THE MORTGAGE LOANS

    Each mortgage loan may have some or all of the features described in this section. In addition, during the term of any mortgage loan, the Seller may agree to change any of the terms of that mortgage loan from time to time at the request of the borrower.

    (a) VARIABLE OR FIXED INTEREST RATES. Unless specified in part A of this prospectus all mortgage loans in the pool for a series at the Cut-off Date are variable rate mortgage loans with borrowers able to apply to fix the interest rate for various terms from 1 to 10 years. If rates are fixed, they revert to the standard variable rate applicable at the end of the fixed rate term unless the borrower elects an alternative product type. Additional payments can be made for variable rate loans without penalty. Whole or partial prepayments on fixed rate mortgage loans and certain variable rate mortgage loans may incur a break payment due from, or to, the borrower.

    (b) REDRAW. The general terms and conditions of the variable rate mortgage loans allow the borrower to request a redraw of principal repayments made in excess of scheduled principal. The aggregate amount that may be advanced at any time is limited to the difference between the current outstanding principal balance and the scheduled balance at that time (which, in general terms, will be equal to the amount of principal prepayments previously made by the borrower, provided all other scheduled payments have been made). To the extent described in part A of this prospectus, the Seller may be reimbursed by the applicable trust for any Redraws made by the Seller to the applicable borrower. If so specified in part A of this prospectus, the trust may finance any such reimbursement by issuing additional notes, bonds or other indebtedness or by other means.

    As of the date of this prospectus, the criteria that must be met for a borrower to make a Redraw are:

    - the borrower must have formally registered its mortgage loan as one in respect of which a Redraw may be made;

    - the minimum Redraw amount that can be requested by a borrower is A$2,000;

    - the mortgage loan must not have been fully repaid;

    - the amount of early or additional repayments, less any previous redraws, must be at least A$2,000;

    - if the mortgage loan is guaranteed, the written consent of the guarantor must be obtained;

    - no Event of Default has occurred under the mortgage loan; and

    - the security for the mortgage loan has not, in the opinion of the Seller, diminished in value nor varied in any other materially adverse way from the security as at the date the mortgage loan was initially drawn.

    These criteria may change from time to time at the discretion of the Seller.

    (c) PAYMENT HOLIDAY. The variable rate mortgage loans also allow borrowers a payment holiday where the borrower has prepaid principal, creating a difference between the outstanding principal balance of the variable rate mortgage loan and the scheduled amortized principal balance of the mortgage loan. The borrower is not required to make any payments, including payments of interest, until the outstanding principal balance of the mortgage loan plus unpaid interest equals the scheduled amortized principal balance. For fixed rate loans, if a borrower misses more than one payment, the borrower will be recognized as being in arrears despite the fact that the borrower has prepaid principal creating a difference between the outstanding principal balance and the scheduled amortized principal balance of the mortgage loan.

    (d) PORTABILITY TO TRANSFER MORTGAGE LOAN TO ANOTHER PROPERTY. Subject to meeting the required credit and property standards, the borrower may be permitted to transfer the mortgage loan to another security property. If this results in an increase in the loan size, it is treated as an additional advance.

    (e) MULTIPLE CREDIT FACILITIES. Some borrowers may have the option of more than one separate advance under separate loan contracts but secured by the same property. If any multiple credit facilities are included in the pool of mortgage loans for a series this will be disclosed in part A of this prospectus. If a borrower requests the splitting of a mortgage loan, a partial prepayment of the existing mortgage loan would occur using the proceeds of the second loan with a separate loan account being established for the second loan.

    (f) FURTHER ADVANCES. To the extent described in part A of this prospectus the mortgage loans may provide borrowers the ability to seek additional advances under the same loan contract (I.E., in excess of the original approved loan balance). Any such further advances are subject to full credit assessment and, if approved, will be advanced by the Seller.

LOAN RENEWALS AND MODIFICATIONS

    From time to time borrowers may seek to modify the terms of their mortgage loan or apply for additional funds.

    A mortgage loan may be modified, which may result in the establishment of a new loan account rather than a variation of the existing loan account. This may occur in circumstances where, for example, there is an addition or removal of a borrower, a change to loan repayment amount or loan term or a change from an amortizing loan to an interest only loan. In these circumstances, if a new loan account is established in the Seller's records, it will result in a full repayment of the existing mortgage loan. The Seller's policy is to direct its sales people to adopt such modifications under the existing loan account which would not cause a repayment of the existing mortgage loan. However, it is possible for the sales people responsible for processing the modifications to close the existing loan account and establish a new mortgage loan.

    Where there is an application for additional funds, the Seller may either provide a further advance under the existing mortgage loan or lend the required funds under a separate supplementary loan. The customer has the discretion to decide which of these two alternatives will occur.

    A supplementary loan may have any of the features described in "Special Features of the Mortgage Loans" and may be established with a shorter loan term than the original mortgage loan.

INTEREST OFFSET

    The Seller offers borrowers an interest offset product known as a mortgage offset account, under which the interest accrued on the borrower's deposit account is offset against interest on the borrower's mortgage loan at the same interest rate. The Seller does not actually pay interest to the borrower on the loan offset account, but reduces the amount of interest which is payable by the borrower under its mortgage loan. The borrower continues to make its scheduled mortgage payment with the result that the portion allocated to principal is increased by the amount of interest offset. The Seller will pay to the trust the aggregate of all interest amounts offset. These amounts will constitute Finance Charge Collections for the relevant period. The mortgage offset account must be in the same name as the mortgage loan.

    If, following a Title Perfection Event, the trust obtains legal title to a mortgage loan, the Seller will no longer be able to offer an interest offset arrangement for that mortgage loan.

INTEREST ONLY PERIODS

    A borrower may also request to make payments of interest only on his or her mortgage loan for a period of up to 5 years. If the Seller agrees to such a request it does so conditional upon higher principal repayments applying upon expiration of the interest only period so that the mortgage loan is repaid within its original term. Such mortgage loans will only be included in the pool of mortgage loans for a series to the extent described in part A of this prospectus.

ADDITIONAL FEATURES

    The Seller may from time to time, with the consent of the borrower on existing mortgage loans, offer additional features in relation to a mortgage loan which are not described above or may cease to offer features that have been previously offered and may add, remove or vary any fees or other conditions applicable to such features.

ORIGINATION PROCESS

    The mortgage loans in the pool for a series may comprise a portfolio of variable and fixed rate mortgage loans which are originated by the Seller and its distribution networks through loan applications from new and existing borrowers. The Seller originates loans through the following key sources:

    (a) The Seller's established distribution network. This includes the branch network, lending managers, financial planners, mobile sales force, telephone sales operation, business relationship managers and via the internet though the Seller's website at www.anz.com.

    (b) Approved mortgage origination companies. Mortgage originators must successfully complete a company level review. Each individual sales force member must complete an accreditation program prior to introducing applications to the Seller. All mortgage origination applications are assessed by the Seller according to its credit criteria and processes, and are managed by the Seller following settlement of the loan.

    (c) Wholesale mortgage management companies.

APPROVAL AND UNDERWRITING PROCESS

    When a mortgage loan application is received it is processed in accordance with the Seller's approval policies. These policies are monitored and are subject to continuous review by the Seller. The Seller, like other lenders in the Australian residential mortgage loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for its residential mortgage loans. In limited situations discounted interest rates are provided to retain existing borrowers or to attract certain high income individuals. All borrowers must satisfy the Seller's approval criteria described in this section.

    Mortgage loan proceeds may only be applied for owner occupied, investment or personal purposes, and for the purchase, construction or renovation of a residential or investment property. While mortgage loan proceeds may also be applied to finance loans secured by land only, such loans are not securitized. Construction loans are not securitized until construction is completed.

    There is no maximum or minimum loan amount (subject to security and capacity to repay). Unless specified in part A of this prospectus, mortgage loans will not have a current loan balance exceeding (A$500,000) US$260,650 (at an assumed buying rate equivalent to the rate described under the heading "U.S./Australian Dollar Presentation" in part A of this prospectus) and will not have a current loan balance less than (A$20,000) US$10,426 (at an assumed buying rate equivalent to the rate described under the heading "U.S./Australian Dollar Presentation" in part A of this prospectus. The Seller lends under a mortgage loan up to a maximum of 95% of the market value of the property (excluding any capitalized amounts). It is the Seller's standard policy that lender's mortgage insurance be issued for all loans where the loan-to-value ratio (see below) is more than 80% on standard residential properties. The insurance provides 100% coverage against loss on the entire loan principal, interest and recovery expenses (but not Early Repayment Costs or penalty interest). The minimum term for a mortgage loan is one month. The maximum mortgage loan term is 30 years.

    The approval process includes verifying the borrower's application details, assessing the borrower's ability to repay the mortgage loan and determining the value of the mortgaged property.

    VERIFICATION OF APPLICATION DETAILS

    The verification process involves borrowers providing proof of identity, evidence of employment, income and (for mortgage loans which are subject to primary mortgage insurance) a savings pattern (except in the case of Low Doc Loans where income verification is not undertaken, as described below in "The Seller's Product Types--Approval and Underwriting Process--Low Doc Loans"). Indicators of willingness and ability to repay the proposed mortgage loan are also considered. For an employed applicant, it includes confirming employment and income levels by way of recent payslips, salary credits to a bank account held with the Seller or tax assessments. For a self-employed or business applicant it includes checking both annual accounts and tax assessments. Statements or records of savings are reviewed to identify any recent additional borrowings or gifts. Where applicants are refinancing debts from another financial institution, a check of the last six months' statements of the existing loan is made to determine the regularity of loan repayments. The credit history of any existing borrowings from the Seller is also checked. External credit checks are also conducted on the borrower that outline previous enquiries for credit made by the borrower and historical loan defaults that have occurred involving that borrower.

    ASSESSING ABILITY TO REPAY

    Once the applicant's details have been verified, an assessment is made of their ability to repay the mortgage loan. This is primarily based on the applicant's income being sufficient to cover all commitments including the proposed mortgage loan, along with any risk factors identified in verifying the applicant's income, savings or credit history. The credit decision is made using one of the following processes:

    - Credit scorecard. A credit scorecard system developed by the Seller automatically and consistently applies the Seller's credit assessment rules without relying on the credit experience of the inputting officer. The credit scorecard returns a decision to approve, reject or refer an application. An application is referred by the system if certain risk factors, such as loan size or a high commitment level, are present which require the application to be assessed by an experienced loan officer. The credit score determined by this system is based on historical performance data of the Seller's mortgage loan portfolio.

    - Credit approval authorities. Mortgage loan applications which are not credit scored and those which are referred by the credit scorecard are assessed by a loan officer. Each loan officer is allocated a credit approval authority based on their level of experience and past performance. Loans which have certain risk characteristics, such as loan size or a high commitment level, are assessed or verified by more experienced loan officers.

    - The Seller monitors the quality of lending decisions and approvals.

    Borrowers in respect of mortgage loans may be natural persons, corporations or trusts. Mortgage loans to corporations and trusts may be secured, if deemed necessary and if applicable, by guarantees from directors. Guarantees may also be obtained in other circumstances.

    VALUATION OF MORTGAGED PROPERTY

    For applications which successfully pass the credit decision process, the maximum allowable loan-to-value ratio, being the ratio of the mortgage loan amount (excluding certain capitalized amounts) to the value of the mortgaged property, is calculated and an offer for finance is made conditional upon any outstanding approval conditions being satisfied. The amount of the mortgage loan that will be approved for a successful applicant is based on an assessment of the applicant's ability to repay the proposed mortgage loan and the loan-to-value ratio. For the purposes of calculating the loan-to-value ratio, the value of a mortgaged property in relation to mortgage loans to be assigned to the trust has been determined at origination by one of the following methods.

    - Valuation by appraiser. Valuations by qualified professional appraisers are carried out when there is some attribute of the mortgage loan or its mortgaged property which, in accordance with the Seller's policies, requires a professional appraiser to undertake the assessment.

    - Contract of sale. A contract of sale that specifies the amount paid for the proposed mortgage property can be used under designated policies of the Seller.

    - Valuation by an officer of the Seller. Where a dedicated appraiser is not available for the specified location of the property, the value of the mortgaged property is assessed by an officer of the Seller.

    The maximum loan-to-value ratio that is permitted for any loan (which in no case will exceed 95% (excluding any capitalized amounts)) is determined according to the Seller's credit policy and is dependent on the size of the proposed loan, the nature and location of the proposed mortgaged property and other relevant factors. Where more than one mortgaged property is offered as security for a mortgage loan, the sum of the valuations for each mortgaged property is assessed against the mortgage loan amount sought.

    LOW DOC LOANS

    A small proportion of the mortgage loans to be sold to the Trust were originated by the Seller in circumstances where income verification was not required as part of the origination process (such mortgage loans being "LOW DOC LOANS"). Low Doc Loans are made available to borrowers (in respect of all mortgage loan product types) where:

    - the loan-to-value ratio of the mortgage loan is less than 60%;

    - the maximum loan size is A$450,000; and

    - for those borrowers who have loans with financial institutions other than the Seller, confirmation is given from that financial institution of the borrower's satisfactory payment history (including no current arrears of more than 30 days).

    Although income verification is not undertaken in respect of the application process for Low Doc Loans, a borrower is still required to submit to the Seller a signed mortgage loan application, listing its income and assets. Applications are processed and assessed in accordance with the process described above in "The Seller's Product Types--Approval and Underwriting Process--Assessing Ability to Repay".

DESCRIPTION OF THE NOTES

    The specific terms of a series of notes of a trust are described in detail in part A of this prospectus. This summary describes the general provisions which may be applicable to notes issued under the Program. The summary is subject to, and qualified in its entirety by reference to, the terms and conditions of the notes and the provisions of the transaction documents for the related trust.

GENERAL

    The issuer trustee will issue the notes of a trust on the applicable closing date pursuant to a direction from the Trust Manager to the issuer trustee to issue the notes and the terms of the transaction documents. The laws of New South Wales will govern the notes. Two or more classes of notes may be issued in respect of a trust which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both or the jurisdiction in which these classes of notes may be offered. Not all classes of notes issued in respect of a trust may be offered under this prospectus, but rather may be offered through one or more non-registered offerings outside the United States or private placements.

DISTRIBUTIONS

    Distributions on the notes of a trust will be made on each payment date as specified in part A of this prospectus. Payment dates on notes issued under the Program may be monthly, quarterly or at another interval. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of notes of a trust is described in part A of this prospectus. The rights of holders of any class of notes to receive payments of principal and interest may be senior, subordinate or equal to the rights of holders of any other class or classes of notes of such trust, as described in part A of this prospectus.

DISTRIBUTIONS OF INTEREST

    Each class of notes of a trust, other than any classes of principal-only notes, will accrue interest from the date and at the interest rate described in part A of this prospectus. Each class of notes of a trust may have a different interest rate, which in each case may be fixed, variable or adjustable, or any combination of the foregoing.

DISTRIBUTIONS OF PRINCIPAL

    Distributions of principal will be made, and losses on the mortgage loans will be allocated, on each payment date to the holders of the class or classes of notes of that trust until the outstanding principal balance of those notes has been reduced to zero. Distributions of principal with respect to one or more classes of notes may be made at a rate that is faster, and, in some cases substantially faster, than the rate at which payments or other collections of principal are received on the mortgage loans and applied to other classes of notes in the related trust. Distributions of principal with respect to one or more classes of notes may not commence until the occurrence of certain events, including the retirement of one or more other classes of notes of the same trust, or may be made at a rate that is slower, and, in some cases substantially slower, than the rate at which payments or other collections of principal are received on the mortgage loans in the related trust. Distributions of principal with respect to one or more classes of notes may be made, subject to available funds, based on a specified principal payment schedule.

FORM OF THE NOTES

    Each class of notes of a trust offered under this prospectus will be issued in minimum denominations specified in part A of this prospectus. All classes of notes offered under this prospectus will be issued only in book-entry format through the facilities of The Depository Trust Company, known as DTC. Accordingly, investors will not have the right to receive physical certificates evidencing their ownership except in certain limited circumstances. Instead, the issuer trustee will issue the notes in the form of global certificates, which will be held by DTC or its nominee or a similar institution. Financial institutions that are direct or indirect participants in DTC will record beneficial ownership of a certificate by individual investors in the authorized denominations.

BOOK-ENTRY REGISTRATION

    In the case of book-entry notes, all references to actions by the noteholders will refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the notes in accordance with DTC's procedures.

    Investors may hold their interests in the notes through DTC, in the United States, Clearstream, Luxembourg or Euroclear, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. In the case of Australian dollar notes, interests in notes may also be held through Austraclear in Australia (by virtue of Austraclear's participation in Clearstream, Luxembourg and Euroclear) by a member of Austraclear or through an organization that is a member of Austraclear. References to Austraclear in this section will only apply if part A of this prospectus specifies that noteholders may hold their interests through Austraclear. Cede & Co., as nominee for DTC, will be the registered owner of all the book-entry notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants (including, where applicable, Austraclear), through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' name on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg, and Euroclear Bank S.A./N.V. will act as depositary for Euroclear.

    DTC has advised the Trust Manager that it is:

    - a limited-purpose trust company organized under the New York Banking Law;

    - a "banking organization" within the meaning of the New York Banking Law;

    - a member of the Federal Reserve System;

    - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

    - a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

    DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

    Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system and between participants in Austraclear will occur in accordance with the relevant rules and operating procedures. SEE APPENDIX B (GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES) OF
PART B OF THIS PROSPECTUS FOR THE RULES GOVERNING CROSS-MARKET TRANSFERS BETWEEN PERSONS HOLDING BOOK-ENTRY NOTES DIRECTLY OR INDIRECTLY THROUGH DTC, ON THE ONE HAND, AND DIRECTLY OR INDIRECTLY THROUGH CLEARSTREAM, LUXEMBOURG PARTICIPANTS OR EUROCLEAR PARTICIPANTS (INCLUDING, WHERE APPLICABLE, AUSTRACLEAR), ON THE OTHER HAND.

    Purchases of notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual beneficial owner of a note (a "Note Owner") is in turn to be recorded on the DTC participants' and indirect participants' records. Note Owners will not receive written confirmation from DTC of their purchase. However, Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the Note Owners. Note Owners will not receive notes representing their ownership interest in notes unless definitive instruments are issued in the circumstances set out below. Transfers of ownership to persons or entities that do not participate in the book-entry system may be limited due to the lack of physical certificates. In addition, issuance of the notes in book-entry form may reduce the liquidity of the notes in the secondary market because some potential investors may be unwilling to purchase notes for which they cannot obtain physical certificates.

    To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Note Owners of the notes; DTC's records reflect only the identity of the DTC participants to whose accounts the notes are credited, which may or may not be the actual beneficial owners of the notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to Note Owners will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

    Neither DTC nor Cede & Co. will consent or vote on behalf of the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the "record date," which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the notes are credited on the record date, identified in a listing attached to the proxy.

    Principal and interest payments on the notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to indirect participants and to Note Owners. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the paying agents. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to Note Owners is the responsibility of DTC participants and indirect participants.

    Reports on each trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to the Note Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC and its participants.

    DTC will take any action permitted to be taken by Note Owners at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited. Clearstream, Luxembourg and Euroclear will follow their rules and procedures in taking any action permitted to be taken by the holders of the book-entry notes on behalf of its participants. Austraclear will follow its rules and procedures in giving instructions to Clearstream, Luxembourg and Euroclear (as a participant in those systems) in relation to the taking of any such action. The ability of Clearstream, Luxembourg and Euroclear to take action on behalf of Note Owners will also depend upon the ability of their depositaries to effect the actions on their behalf through DTC. DTC may take actions, at the direction of its participants that may conflict with actions taken by or on behalf of other Note Owners.

    DTC may discontinue providing its services as securities depository for the notes at any time by giving reasonable notice to the paying agents. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

    According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

    Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream, Luxembourg in any of 32 currencies, including U.S. dollars.

    Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

    The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 32 currencies, including U.S. dollars.

    The Euroclear system is operated by Euroclear Bank S.A./N.V.

    Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    Austraclear began operations in 1984. Austraclear Limited is an unlisted public company owned by financial institutions and other market participants and operates the national central securities depositary to the Australian money market and registry for semi-government and private sector debt securities lodged in Austraclear. Through its proprietary Financial Transactions Recording and Clearance System software, Austraclear electronically clears and settles most debt securities in the Australian money market and capital market, excluding those issued by the Australian Commonwealth Government.

    The rights and obligations of Austraclear and members of the Austraclear system are created by contract, as evidenced through the Austraclear Regulations and Operating Manual, User Guides and instructions and directions contained within the Austraclear system.

    A wide range of eligible debt instruments may be "lodged" in Austraclear and, if they are in bearer form, immobilized in Austraclear's branch offices in Sydney and Melbourne, if they are in registered or book-entry form, registered in the name of Austraclear Limited on the register maintained by the issuer of those debt instruments. Through the Austraclear system, ownership of these debt instruments is transferred electronically via book-entry changes without the need for physical delivery. Real-time settlement of cash transactions is facilitated by a real-time gross settlement system, operated by Australia's central bank, the Reserve Bank of Australia, and developed in conjunction with Austraclear.

    Austraclear relies upon both parties to a transaction entering details into computer terminals that Austraclear then matches before effecting settlement. As well as facilitating securities settlements Austraclear also provides members with the ability to make high-value funds transfers independent of the need for a corresponding securities transfer.

    As transactions currently processed through Austraclear are ordinarily made on a real time gross settlement basis, all high-value and time critical inter-bank payments, including the cash settlement of transactions in debt securities, will, in the ordinary course, be settled individually on a real time gross basis through institutions' exchange settlement accounts with the Reserve Bank of Australia. In such cases a payment will be settled only if the paying institution has an adequate balance in the exchange settlement account it maintains with the Reserve Bank of Australia. Once that payment is made, it is irrevocable in the sense that it is protected from recall by the remitter or dishonor by the paying institution. This allows for true delivery versus payment to take place; that is, securities and cash transfers occur simultaneously, counterparties to the transactions will own either securities or cash and finality is immediate. If the real-time gross settlement system operated by the Reserve Bank of Australia is not available for any reason, payments will be settled on a multilateral not deferred basis in accordance with the Austraclear Regulations and Operating Manual and the Payment Systems and Netting Act 1998 of Australia.

    Austraclear has recently become a participant in the Euroclear system and Clearstream, Luxembourg, and consequential changes to the Austraclear Regulations and Operating Manual have been made. The amendments will provide for members of the Austraclear system to lodge, take or "uplift" and record transactions in respect of entitlements to certain Australian dollar bonds, notes, certificates of deposit and commercial paper issued in the Euromarkets ("Eurosecurities"). Members of Austraclear will acquire a "Euroentitlement," or equitable interest, in the rights which Austraclear acquires to the relevant Eurosecurities. A Euroentitlement will be created when a Eurosecurity is lodged in Austraclear by the member arranging for the transfer of the Eurosecurity to Austraclear's account with Euroclear or Clearstream, Luxembourg, as applicable. It will not be possible for members to subscribe for a Eurosecurity through Austraclear. Once a Euro security is lodged with Austraclear the member can deal with the resulting Euroentitlement in much the same way as other securities lodged in Austraclear.

    Austraclear will establish a separate account in Australia through which it will receive and disburse payments to members who hold Euroentitlements. Payments received by Austraclear in respect of Eurosecurities relating to Euroentitlements will be paid by Austraclear to the relevant member for value on the same day that payment is made available to Clearstream, Luxembourg and Euroclear. Euroentitlements will be able to be uplifted from the Austraclear System by Austraclear transferring the related Eurosecurity to the account of another participant in Euroclear or Clearstream, Luxembourg, as applicable.

    At present the provisions do not provide for a two-way link. The provisions will only apply to securities issued in the Euromarkets. Accordingly, the new arrangements will not apply to debt instruments, issued in the Australian domestic markets.

    Distributions on the notes held through Clearstream, Luxembourg or Euroclear or Austraclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants (including, where applicable, Austraclear) in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant (including, where applicable, Austraclear) only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC. Austraclear will follow its rules and procedures in giving instructions to Clearstream, Luxembourg and Euroclear (as a participant in those systems) in relation to the taking of any such action.

    Although DTC, Clearstream, Luxembourg, Euroclear and Austraclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg, Euroclear and Austraclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

    None of the issuer trustee, the Trust Manager, the Servicer nor the note trustee will have any responsibility for any aspect of the records relating to or payments made on account of ownership interests of the book-entry notes held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to ownership interest.

DEFINITIVE NOTES

    If one of the following events occurs:

    - DTC, or any replacement clearing agency, advises the note trustee properly in writing that DTC or such replacement clearing agency is no longer willing or able to discharge its responsibilities as depository for the notes, and the Trust Manager is not able to locate a qualified successor;

    - the Trust Manager, at its option, advises the issuer trustee, the note trustee, the paying agent, if any, and DTC or any replacement clearing agency in writing that a class of definitive notes is to be issued in replacement of a class of book-entry notes; or

    - an Event of Default under the master security trust deed and the deed of charge in respect of that trust has occurred and is continuing and the beneficial owners of notes with an aggregate invested amount of greater than 50% of the aggregate invested amount of all of that class of notes, advise the issuer trustee, through DTC or any replacement clearing agency, that the continuation of a book-entry system is no longer in the best interests of the beneficial owners of that class of notes, then the issuer trustee, at the direction of the Trust Manager, must within 30 days of such event instruct DTC (or its replacement) to notify all of its participants of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the book-entry notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the note trustee will authenticate and deliver definitive notes of the same aggregate invested amount as those book-entry notes. Any notes issued in definitive form will be serially numbered. Thereafter the issuer trustee will recognize the holders of the definitive notes as noteholders.

WITHHOLDING OR TAX DEDUCTIONS

    All payments on the notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make a payment on the notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. If the issuer trustee or the paying agent, as the case may be, shall make a payment after making a withholding or deduction, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the notes with respect to that withholding or deduction.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

    If the Trust Manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that because of a change in law in Australia or any other jurisdiction to which the issuer trustee becomes subject from that in effect on the Closing Date either:

    - on the next payment date, the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of the notes, including corresponding payments under any currency swap, any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

    - on the next payment date, the total amount of interest payable in relation to the mortgage loans for a collection period ceases to be receivable, whether or not actually received by the issuer trustee during that collection period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities, then, on the terms described in part A of this prospectus, the issuer trustee may provide for the redemption of specified notes if, in each case, such obligation cannot be avoided by the issuer trustee taking reasonable measures.

REPAYMENT OF THE NOTES UPON AN EVENT OF DEFAULT UNDER THE MASTER SECURITY TRUST
  DEED

    If an Event of Default occurs under the master security trust deed and the deed of charge in respect of a trust while the notes for that trust are outstanding, the security trustee may enforce the security created over the assets of that trust. The security trustee must enforce the security, if it is directed to do so by the Voting Secured Creditors. See "Description of Transaction Documents--The Master Security Trust Deed" in part B of this prospectus. The enforcement of the security can include the sale of some or all of the mortgage loans. No assurance can be given that the security trustee will be able to sell the mortgage loans for their unpaid balance. Accordingly, the security trustee may not be able to realize the full value of the mortgage loans and this may have an impact on the issuer trustee's ability to repay all amounts outstanding in relation to the notes for that trust. The proceeds from the enforcement of the security will be distributed toward the redemption of the notes in the manner and priority set forth in part A of this prospectus.

OPTIONAL REPURCHASE OF THE MORTGAGE LOANS

    The Seller may repurchase all of the mortgage loans held in a trust. The Seller may only exercise this option on or after a date specified in part A of this prospectus or on or after the payment date after which the aggregate outstanding principal balance amount of the mortgage loans in the trust is less than the percentage specified in part A of this prospectus of the aggregate outstanding principal balance of the mortgage loans for that trust as of the closing date.

TERMINATION OF THE TRUST

    Each trust will continue until, and shall terminate on the earliest of:

    - the date which is 80 years after its date of constitution;

    - the date on which the trust is terminated under the Master Trust Deed or the supplemental deed for the Trust or at law; and

    - following the occurrence of an Event of Default in respect of the trust, the date on which the security trustee has notified the issuer trustee that it has enforced the deed of charge in respect of the trust and distributed all amounts which it is required to distribute under the master security trust deed.

PRESCRIPTION

    A note will be void in its entirety if not surrendered for payment within ten years of the date on which the final payment on the note is due. The effect of voiding a note is to reduce the principal balance and any unpaid interest of that note to zero. After the date on which a note becomes void in its entirety, no claim may be made on it.

VOTING AND CONSENT OF NOTEHOLDERS

    The Master Trust Deed and the note trust deed for each trust will contain provisions for each relevant class of noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate outstanding principal balance of a class of notes may take or consent to any action permitted to be taken by that class of noteholders under the Master Trust Deed or the related note trust deed, as the case may be. Notwithstanding the foregoing, the consent by an Extraordinary Resolution of any class of notes offered under this prospectus shall be required to accomplish the following:

    - direct the note trustee to direct the security trustee to enforce the deed of charge in accordance with the master security trust deed;

    - override any waiver by the note trustee of a breach of any provisions of the transaction documents or an Event of Default under the master security trust deed; or

    - alter, add, or modify the terms and conditions of a class of notes or the provisions of any of the transaction documents if the alteration, addition or modification is, in the opinion of the note trustee, materially prejudicial or likely to be materially prejudicial to a class of noteholders, other than to correct a manifest error or ambiguity in such terms and conditions or any of the transaction documents relating to such class of notes, or to correct inconsistency between the provisions contained in any such documents and the description of the provisions thereof in the related prospectus, or to comply with the law, and shall include any modification which would have the effect of changing the maturity date of a class of notes.

    Any action taken by an Extraordinary Resolution of a class of noteholders shall be binding on all noteholders of such class, both present and future.

    Under applicable Australian laws and the applicable charter documents of the issuer trustee, there are no limitations imposed on the rights of Australian non-residents or other foreign owners to hold the notes or exercise their vote with respect to the notes or otherwise affecting the remittance of interest to non-resident holders of notes other than the possible, but unlikely, occurrence of currency exchange controls.

REPORTS TO NOTEHOLDERS

    For each trust, on each determination date, the Trust Manager will, in respect of the collection period ending before that determination date, deliver to the paying agents, the note trustee and the issuer trustee, a noteholder's report generally setting forth, to the extent applicable for the series, among other things:

    - the invested amount and the stated amount of each class of notes;

    - the interest rates on the notes for the related interest period;

    - the interest payments and principal distributions on each class of notes;

    - the total available income;

    - the aggregate outstanding principal balance of the mortgage loans;

    - the delinquency and loss statistics with respect to the mortgage loans;

    - the redraw shortfall, if any;

    - the payment shortfall, if any;

    - the amount of any liquidity facility advances, if any, for that payment date, together with all liquidity facility advances in relation to the preceding determination date;

    - the amount of principal collections that are available for distribution on a payment date;

    - the amount of the redraw principal outstanding, if any;

    - the amount of any principal draw, if any;

    - the charge-offs for each class of notes and the redraw facility principal; and

    - any other items of information applicable to a particular series of notes.

    Unless and until definitive notes are issued, Note Owners will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

    Unless and until definitive notes are issued, the Trust Manager will prepare and send to the principal paying agent, for forwarding to DTC, periodic and annual unaudited reports containing information concerning the Trust and series of notes offered under this prospectus. DTC and its participants will make such reports available to Note Owners in accordance with the rules, regulations and procedures creating and affecting DTC. Upon the issuance of definitive notes, these reports will be sent directly to each noteholder. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

    The Trust Manager will file with the SEC the periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. However, in accordance with the Exchange Act and the rules and regulations of the SEC under the Exchange Act, the Trust Manager expects that the obligation to file these reports will be terminated after a period of time.

LIQUIDITY FACILITY

    To the extent described in part A of this prospectus, the Trust Manager may obtain for the notes of any series liquidity facilities to prevent interruptions of cashflow to the trust. The terms of any such facility, and the providers thereof, will be described in part A of this prospectus.

REDRAW FACILITY

    To the extent described in part A of this prospectus, the Trust Manager may obtain for the notes of any series redraw facilities to permit the reimbursement by the issuer trustee to the Seller of amounts redrawn by borrowers. The terms of any such facility, and the providers thereof, will be described in part A of this prospectus.

CREDIT ENHANCEMENT

    Under each series of notes issued under the Program, credit enhancement generally will be provided for one or more classes of notes in the related trusts. PART A OF THIS PROSPECTUS DESCRIBES IN DETAIL THE CREDIT ENHANCEMENT APPLICABLE TO THE SERIES OF NOTES OFFERED BY PART A OF THIS PROSPECTUS.Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that noteholders will experience losses. Unless otherwise specified, the credit enhancement for a class of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders will bear their allocated share of losses, as described in part A of this prospectus.

PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

    The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults by the borrower, casualties, condemnations and repurchases by the seller. Subject to the payment of applicable fees, the mortgage loans may be prepaid by the borrowers at any time.

PREPAYMENTS

    Prepayments, liquidations and repurchases of the mortgage loans, including the optional repurchase of the remaining mortgage loans in connection with the termination of a trust, will result in early distributions of principal amounts on the notes.

    Since the rate of payment of principal of the mortgage loans cannot be predicted and will depend on future events and a variety of factors, we cannot assure you as to the rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

    - the degree to which a note is purchased at a discount or premium; and

    - the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and repurchases of the mortgage loans.

    A wide variety of factors, including economic, demographic, geographic, legal, tax, social and other factors may affect the trust's prepayment experience with respect to the mortgage loans. For example, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

    There is, however, no assurance that the prepayment of the mortgage loans included in the related trust will conform to any level of any prepayment standard or model specified in part A of this prospectus.

RATE OF PAYMENT

    The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date the amount in respect of principal repayable under the note is reduced to zero.

    Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on yield due to principal prepayments occurring at a rate that is faster or slower than the rate anticipated will not be entirely offset by a subsequent similar reduction or increase, as applicable, in the rate of principal payments. The amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on defaulted mortgage loans and foreclosed properties will also affect the weighted average life of the notes.

POWERS, DUTIES AND LIABILITIES UNDER THE TRANSACTION DOCUMENTS

THE ISSUER TRUSTEE

    Part A of this prospectus identifies the entity who will act as issuer trustee for the relevant trust and, in such capacity, as issuer of the notes of that trust on the terms set out in the Master Trust Deed and the supplemental deed.

    POWERS

    The transaction documents confer on the issuer trustee certain rights, powers and discretions over and in respect of the trust assets. In most cases, the issuer trustee is only empowered to act where directed to do so by the Trust Manager who in turn cannot give a direction which would, if complied with, result in the issuer trustee breaching the terms of any Transaction Document that could reasonably be expected to adversely effect the rating of notes. The Trust Manager is normally required to give the issuer trustee formal directions, and the issuer trustee is not required to take any action unless it has received such a direction. For example, the issuer trustee's ability to invest in Authorized Investments, to issue notes and enter into support facilities may only be exercised upon a receipt of a formal direction from the Trust Manager.

    The Master Trust Deed expressly permits the issuer trustee to appoint the Servicer to retain custody of the mortgage documents in accordance with the Master Servicer Deed, and for the issuer trustee to lodge documents with the Servicer.

    DUTIES

    The issuer trustee must act honestly and in good faith and exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and exercising its discretions under the Master Trust Deed. It must keep each trust separate from the others and do everything necessary to ensure it can comply with its obligations under the transaction documents.

    In particular the issuer trustee has the duty to maintain a register of Authorized Investments and other assets of each trust and to keep or ensure that the Trust Manager keeps accounting records which correctly record and explain all amounts paid and received by the issuer trustee on behalf of each trust.

    The issuer trustee is required to act continuously as trustee of the Trust until the Trust is terminated as provided by the Master Trust Deed or the issuer trustee has retired or been removed from office.

    The Master Trust Deed creates a mechanism for the establishment of trusts from time to time for the purposes of the issuance of a separate series of notes for each trust. The beneficial interest in the assets of a trust is typically divided into a residual capital unit and a residual income unit. Certain restrictions are imposed on the Unit Holders. For example, a Unit Holder is not entitled to interfere with any powers of the Trust Manager or the issuer trustee under the Master Trust Deed. The rights, claim and interest of the Unit Holders rank after and are subject to the interests of the secured creditors, of the relevant trust.

    Under the Master Trust Deed:

    - the issuer trustee has no duty, and is under no obligation, to investigate whether a Trust Manager's default, a servicer termination event or a Title Perfection Event has occurred in relation to any trust other than where it has actual notice; and

    - in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate or representation of or by the Seller, Servicer or Trust Manager or any calculation by the Trust Manager.

    The issuer trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of a trust.

    ANNUAL COMPLIANCE STATEMENT

    The Trust Manager, on behalf of the issuer trustee, will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the transaction documents for each series.

    The issuer trustee does not intend to publish annual reports and accounts. The issuer trustee is required to provide written confirmation to the note trustee, on an annual basis, that no Event of Default or other matter which is required to be brought to the note trustee's attention has occurred.

    ISSUER TRUSTEE FEES AND EXPENSES

    The issuer trustee will receive a fee and be reimbursed for all expenses incurred in connection with the performance of its obligations in respect of the trust out of the assets of the trust for that series, but not general overhead costs and expenses.

    REMOVAL OR RETIREMENT OF THE ISSUER TRUSTEE

    The issuer trustee is required to retire as trustee of a trust after a direction from the Trust Manager in writing following an "issuer trustee default" in relation to that trust.

    The issuer trustee may retire as trustee of a trust on giving to the Trust Manager not less than three months' notice in writing, or such other period as the Trust Manager and the issuer trustee may agree, of its intention to do so and selecting a new trustee as trustee of that trust, the appointment of whom has been subject of a Rating Agency Notification.

    Upon removal or retirement, the Trust Manager may appoint a successor trustee who may be the Trust Manager, and whose appointment is the subject of a Rating Agency Notification. Until the appointment is completed, the Trust Manager must act as issuer trustee. If a successor trustee has not been appointed by the end of the 60 days' notice period, then the issuer trustee may appoint a successor trustee.

    LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY AND INDEMNIFICATION

    The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment howsoever caused in respect of any trust or to the secured creditors of the relevant trust or the Unit Holders or any other person, except to the extent caused by the fraud, gross negligence, or willful default on the issuer trustee's part.

    The issuer trustee acts as trustee of a trust and issues the notes of a trust only in its capacity as trustee of that trust and in no other capacity. A liability arising under or in connection with the transaction documents or the applicable trust can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the applicable trust out of which the issuer trustee is actually indemnified for the liability. Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the transaction documents. The limitation will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under the Master Trust Deed or a supplemental deed or by operation of law there is a reduction in the extent of the issuer trustee's indemnification out of the assets of the applicable trust as a result of the issuer trustee's fraud, gross negligence or willful default.

    The Master Trust Deed also contains other provisions which regulate the issuer trustee's liability to Noteholders and other creditors.

    Among other things, the issuer trustee has no duty to supervise or investigate the actions of the Trust Manager, the Servicer or any other person, or any of their successors or assigns, in relation to their respective duties or obligations under the transaction documents, or any other person's failure to carry out an agreement with the issuer trustee with respect to a trust.

    The issuer trustee will be indemnified out of the assets of the applicable trust against all losses and liabilities incurred by the issuer trustee in properly performing any of its duties or exercising any of its powers under the transaction documents in relation to that trust except to the extent a loss or liability arises from the issuer trustee's fraud, gross negligence or willful default.

THE TRUST MANAGER

    POWERS

    The Trust Manager will have full and complete powers of management of the trusts subject to the terms of the transaction documents. The issuer trustee has no duty to supervise the Trust Manager in the performance of its functions and duties, or the exercise of its discretions.

    The Trust Manager has the absolute discretion to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

    The Trust Manager has the power to:

    (a) by power of attorney appoint any person to be attorney or agent of the Trust Manager; or

    (b) appoint in writing a person to be the agent of the Trust Manager.

    The Trust Manager will remain liable for the performance of its obligations notwithstanding any such appointment.

    TRUST MANAGER'S FEES

    The Trust Manager will receive a fee out of the assets of the trust for acting as Trust Manager under the transaction documents.

    REMOVAL OR RETIREMENT OF THE TRUST MANAGER

    The Trust Manager shall retire as Trust Manager if the issuer trustee so directs in writing following a "trust manager's default."

    The Trust Manager may resign from the management of all of the trusts on giving to the issuer trustee, not less than 3 months' notice in writing, or such lesser period as the Trust Manager and the issuer trustee may agree, of its intention to do so.

    On retirement or removal of the Trust Manager, the Trust Manager may appoint another Trust Manager subject to the approval of the issuer trustee, any approval required by law and the giving of a Rating Agency Notification. If the Trust Manager does not propose a replacement at least 30 days before the Trust Manager proposes to retire or the issuer trustee does not approve of the replacement proposed by the Trust Manager, the issuer trustee may appoint a new manager as at the date of the proposed retirement. Until the appointment of any replacement manager is complete, the issuer trustee must act as the Trust Manager until a successor is appointed.

    LIMITATION OF TRUST MANAGER'S LIABILITY AND INDEMNIFICATION

    The principal limitations on the Trust Manager's liability are set out in full in the Master Trust Deed. These include the following limitations:

    - the Trust Manager will be indemnified out of each trust in respect of any liability, cost or expense properly incurred by it in its capacity as Trust Manager of that trust, other than general overhead costs and expenses;

    - subject to the Master Trust Deed, if the Trust Manager relies in good faith on a written opinion or advice of service providers to the relevant Trust such as attorneys, brokers, accountants, financial advisers and other experts it will not be liable for any malfeasance on the part of that person except where that person is not independent of the Trust Manager;

    - in the absence of fraud, gross negligence or willful default on its part, the Trust Manager will not be liable personally in the event of a failure to pay moneys on the due date of payment for any loss however caused in relation to a trust to the secured creditors of the relevant trust or the Unit Holders or any other person; and

    - the Trust Manager will not be personally liable to indemnify the issuer trustee or make any payments to any other person in relation to the trusts except that there will be no limit on the Trust Manager's liability for any fraud, gross negligence or willful default by it in its capacity as the Trust Manager of the trusts.

THE NOTE TRUSTEE

    Part A of this prospectus identifies the entity that will serve as note trustee for the applicable series of notes offered under this prospectus. The note trustee has the duties and obligations of an indenture trustee under the Trust Indenture Act of 1939 to protect and enforce the rights of Noteholders with respect to the notes and the underlying security. The note trustee and every other person properly appointed by it or to whom any of its functions are delegated under the note trust deed will be entitled to indemnification from the assets of the applicable trust against any loss, liability, expense, cost, claim, action, or demand incurred by, or made against, the note trustee arising out of, or in relation to, or in connection with, its appointment or the exercise of its functions, provided that the indemnification will not extend to any liability arising from any fraud, gross negligence or willful default by the note trustee.

    The note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual State or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of at least U.S.$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by Federal or State authority. The note trustee may also, if permitted by the SEC, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

    The note trustee may retire after giving at least three months written notice to the issuer trustee, the Trust Manager, the security trustee and each applicable rating agency, which written notice will expire no less than 30 days before any due date for payment of any notes. The issuer trustee may also remove the note trustee by written notice to the note trustee and each rating agency if the note trustee fails to retire once, among other things:

    - the note trustee becomes insolvent;

    - the note trustee ceases its business;

    - there is a change in ownership of more than 50% of the issued share capital of the Note Trustee, or the effective control of the Note Trustee alters from the position at the date of execution of the Note Trust Deed, unless approved by the Trust Manager; or

    - the note trustee fails to comply with any of its obligations under any transaction document with respect to the applicable trust and the issuer trustee and the Trust Manager determines that this failure has had, or if continued, will have, a Material Adverse Effect and if capable of remedy, the note trustee does not remedy this failure within 14 days after the earlier of the following: the note trustee becoming aware of this failure; receipt by the note trustee of written notice with respect to this failure from either the issuer trustee or the Trust Manager; and the note trustee fails to satisfy any obligation imposed on it under the Trust Indenture Act of 1939 of the United States, as amended, with respect to a trust or the note trust deed.

    If there is an Event of Default under the notes, the note trustee may be required to resign by virtue of its obligations under the Trust Indenture Act of 1939. In addition, an Extraordinary Resolution of a class of notes may require the issuer trustee to remove the note trustee.

    Any retirement or removal of the note trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by a successor note trustee and confirmation by the rating agencies that such appointment will not cause a downgrading, qualification or withdrawal of the then current ratings of the notes.

THE SECURITY TRUSTEE

    GENERAL

    The security trustee is appointed to act as trustee of the relevant security trust on behalf of the secured creditors and holds the benefit of the deed of charge over the assets of a trust for each applicable Secured Creditor on the terms and conditions of the master security trust deed and the deed of charge.

    DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

    The master security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

    - The security trustee is not responsible for the adequacy or enforceability of the master security trust deed or other transaction documents.

    - The security trustee is not required to exercise its powers under the master security trust deed without being directed to do so by an extraordinary resolution of the Voting Secured Creditors, but may act, with prior written notice to the Voting Secured Creditors, in the best interests of the secured creditors of the trust.

    - The security trustee may rely on documents provided by the issuer trustee or Trust Manager and the advice of consultants and advisors.

    - The security trustee is not required to monitor whether an Event of Default under the master security trust deed has occurred or compliance by the issuer trustee or Trust Manager with the transaction documents.

    - The security trustee is not required to act unless its liability is limited in a manner satisfactory to it.

    - Unless required by a transaction document, the security trustee need not give Secured Creditors information concerning the issuer trustee which comes into the possession of the security trustee.

    - The security trustee has no duties or responsibilities except those expressly set out in the master security trust deed or the deed of charge.

    - The security trustee in its capacity as a Secured Creditor can exercise its rights and powers as such as if it were not acting as the security trustee. It and its affiliates may engage in any kind of business with the issuer trustee, the Trust Manager, other Secured Creditors and others as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Secured Creditors.

    LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

    The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the master security trust deed or a deed of charge without being directed to do so by extraordinary resolution of the Voting Secured Creditors in accordance with the master security trust deed. The security trustee is not obligated to act unless it obtains an indemnity and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

    If the security trustee convenes a meeting of the Voting Secured Creditors, or is required by an extraordinary resolution of the Voting Secured Creditors to take any action under the master security trust deed, and advises the Voting Secured Creditors that it will not act in relation to the enforcement of the master security trust deed and the relevant deed of charge unless it is personally indemnified by the Voting Secured Creditors to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the master security trust deed and the relevant deed of charge and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Secured Creditors refuse to grant the requested indemnity, or put the security trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the master security trust deed and the relevant deed of charge.

    The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the master security trust deed, of any secured property or any other property charged to the security trustee by any person in respect of or relating to the obligations of any person in respect of the issuer trustee or the secured money or relating in any way to the secured property or for any such decline in value directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, or for any omission, delay or mistake or any loss or irregularity in connection with any of its powers under the Master Security Trust Deed or a deed of charge, except for the fraud, gross negligence or willful default of the security trustee.

    The security trustee is not liable for any loss, costs, damages or expenses arising from its acts or omissions, or those of the issuer trustee or Trust Manager, or its reliance upon the issuer trustee or Trust Manager, to any Secured Creditor or other person except to the extent the security trustee is actually indemnified out of the secured property, or out of funds held for that purpose, or for any other act or omission on its part. The only exception is where and to the extent the relevant matter is due to the fraud, gross negligence or willful default of the security trustee.

                      DESCRIPTION OF TRANSACTION DOCUMENTS

    THE FOLLOWING SUMMARY DESCRIBES THE ADDITIONAL MATERIAL TERMS OF THE TRANSACTION DOCUMENTS. THE SUMMARY IS SUBJECT TO THE PROVISIONS OF THE TRANSACTION DOCUMENTS. WITHIN FIFTEEN DAYS AFTER THE CLOSING DATE FOR EACH SERIES OF NOTES, THE TRUST MANAGER WILL FILE WITH THE SEC COPIES OF EACH OF THE MATERIAL TRANSACTION DOCUMENTS ON A CURRENT REPORT ON FORM 8-K REPORT.

TRUST ACCOUNTS

    For each trust, the issuer trustee will establish and maintain pursuant to the Master Trust Deed and any related supplemental deed a relevant collections account with a bank meeting the requirements specified in part A to this prospectus. The issuer trustee will open each collections account in its name and in its capacity as trustee of the relevant trust. These accounts will not be used for any purpose other than for the applicable trust.

    The Trust Manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of a trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of trust assets shall be effected and when and how the same should be effected.

PRE-FUNDING ACCOUNT

    With respect to a series of notes under the Program, the issuer trustee may, on behalf of a trust, establish a pre-funding account relating to that issue of notes pursuant to the Master Trust Deed. A pre-funding arrangement will be applicable to the notes described in part A only if specified in such part. The issuer trustee may deposit all or a portion of the proceeds received by the issuer trustee in connection with the issue of one or more classes of notes of the related trust in the pre-funding account. The amount that may be initially deposited into a pre-funding account may be up to 35% of the aggregate principal amount of the notes issued in relation to that trust. The amounts on deposit in any pre-funding account may be invested only in investments deemed acceptable by the rating agencies as consistent with the applicable ratings on the notes. The amounts on deposit in the pre-funding account will be used by the issuer trustee to purchase additional mortgage loans that could not be delivered by the seller following the closing date for the related notes. Unless otherwise specified in part A of this prospectus, the specified period for the acquisition by the issuer trustee of additional mortgage loans will not exceed three months from the closing date for that issue of notes. Any funds in the pre-funding account that are not used to purchase additional mortgage loans by the end of the specified period will be applied as a mandatory prepayment of the related class or classes of notes as specified in part A of this prospectus. Any additional mortgage loans purchased by the issuer trustee will conform to the eligibility criteria.

ACCUMULATION OF PRINCIPAL; ADDITIONAL NOTES

    With respect to a series of notes under the Program, for a specified period (the "Accumulation Period"), all or a portion of principal collections in respect of that series of notes (and, if specified, other amounts) may be deposited in an account or fund (a "Funding Account") pursuant to the Master Trust Deed. Amounts on deposit in the Funding Account will be applied to make principal distributions on one or more classes of notes of the related series when due or when otherwise specified. If a series includes more than one class of notes, each class may have a different Accumulation Period, a separate Funding Account and different allocation of amounts included therein. Additionally, if specified, the trust for a series of notes will be permitted from time to time following the applicable closing date to issue and sell additional notes. The proceeds from any issuance and sale will be applied to the repayment of one or more classes of notes on specified payment dates. Such arrangement will be applicable to a series of notes described in part A of this prospectus only if so specified in that part.

INTEREST RATE SWAPS

    With respect to a series of notes under the Program, the issuer trustee may enter into one or more variable rate basis swaps and fixed rate basis swaps with one or more interest rate swap providers. The actual swap agreements may vary for each series of notes depending upon the types of mortgage loan products included in the related trust. Such swap agreements will be applicable to a series of notes described in part A of this prospectus only if so specified in that part.

CURRENCY SWAPS

    With respect to a series of notes under the Program, the issuer trustee will enter into one or more currency swaps with one or more currency swap providers. Collections on the mortgage loans will be denominated in Australian dollars and amounts received under any variable rate basis swap and any fixed rate basis swaps are likely to be denominated in Australian dollars. However, in most instances, the payment obligations of the issuer trustee on the notes will be denominated in United States dollars and calculated on a different basis (for example, by reference to LIBOR). In these cases, to hedge its currency and basis exposure, the issuer trustee may enter into one or more swap agreements with the currency swap providers. The actual swap agreements may vary for each trust. Such an agreement will be applicable to a series of notes described in part A of this prospectus only if so specified in that part.

THE MASTER SECURITY TRUST DEED

    GENERAL

    Part A of this prospectus identifies the entity that will serve as security trustee for the relevant security trust. The issuer trustee will grant a first ranking fixed and floating charge, registered with the Australian Securities and Investments Commission, over all of the assets of that trust in favor of the security trustee. Such charge will secure the issuer trustee's obligations to the Noteholders, the Trust Manager, the security trustee, the Servicer, the seller, the note trustee, any paying agent any swap provider, and any provider of a support facility. These secured parties are collectively known as the "Secured Creditors."

    NATURE OF THE CHARGE

    The security created by the master security trust deed and deed of charge in relation to a trust is a "fixed and floating charge." It operates as a fixed charge over certain assets and a floating charge over other assets. In particular, it operates as a fixed charge over interests in real property (other than the mortgage loans), book debts, etc. It operates as a floating charge over the issuer trustee's interest in the mortgage loans, the proceeds of any book debts and all of the property secured under the charge not specifically referred to as being subject to the fixed charge. A floating charge over assets should be distinguished from a fixed charge over assets.

    A person may not deal with its assets over which it has granted a fixed charge without the consent of the person to whom the charge is granted (in this case, the security trustee). Fixed charges are usually given over real property, marketable securities and other assets which may not be disposed of or otherwise dealt with by such person.

    A floating charge does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The person granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the such person's business. The issuer trustee has agreed not to dispose of or create interests in the assets of any trust subject to a floating charge except as permitted by the transaction documents and the Trust Manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any mortgage loan, as permitted by the transaction documents, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will "crystallize," which means it becomes a fixed charge, upon the occurrence of specific events set out in the master security trust deed and the deed of charge, including notice to the issuer trustee by the security trustee, or following an Event of Default under the master security trust deed. On crystallization of a floating charge, the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.

    If a floating charge has crystallized, the security trustee may at any time release any asset from a fixed charge by notice to the issuer trustee and relevant rating agency. Following that release, the asset will again be subject to the floating charge.

    EVENTS OF DEFAULT

    Each of the following is an Event of Default under the master security trust deed and deed of charge for a series of notes:

    - the issuer trustee fails to pay or repay any amount due under any senior class of notes or any junior class of notes (after all senior classes of notes have been repaid or redeemed in full) or any transaction document within ten Business Days of the date for payment or repayment of such amount;

    - the issuer trustee is (for any reason) not fully entitled to exercise its right of indemnity against the assets of the trust and the circumstances are not rectified to the reasonable satisfaction of the security trustee within 14 days of notice;

    - the issuer trustee fails to perform or observe any other provisions, other than the obligations already referred to in this events of default section, of a transaction document where such failure will have a Material Adverse Effect and that default is not remedied within 30 days after written notice from the security trustee requiring the failure to be remedied;

    - an Insolvency Event occurs relating to the issuer trustee, in its capacity as trustee of the trust and the issuer trustee is not replaced (by either the Trust Manager or a replacement trustee) in accordance with the Master Trust Deed within 30 days of such Insolvency Event;

    - the charge created by the master security trust deed and deed of charge is not or ceases to be a first ranking charge over the assets of the trust, or is or becomes wholly or partly void, voidable or unenforceable;

    - all or any part of any transaction document, is terminated other than an interest rate swap, a redraw facility or a currency swap, in respect of a termination because of an action of a taxing authority or a change in tax law, or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document, other than an interest rate swap, or a redraw facility or a currency swap, in respect of a termination because of an action of a taxing authority or a change in tax law;

    - without the prior consent of the security trustee, that consent being subject, in accordance with the terms of the master security trust deed, to the prior written consent of the Secured Creditors:

    - the trust is wound up, or the issuer trustee is required to wind up the trust under the Master Trust Deed or applicable law, or the winding up of the trust commences;

    - the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly constituted;

    - the issuer trustee ceases to be authorized to hold the property of the trust in its name and perform its obligations under the transaction documents; or

    - distress or execution is levied or a judgment, order or a Security Interest is enforced, or becomes enforceable, over the Secured Property (or any part of it) for an amount exceeding (either individually or in aggregate) A$1,000,000, or can be rendered enforceable by the giving of notice, lapse of time or fulfillment of any condition.

    Where the security trustee becomes aware of the occurrence of an Event of Default, it must:

    - notify the issuer trustee, the Secured Creditors and the rating agencies that to the extent the property secured by the charge was subject to a floating charge, the charge has taken effect as a fixed charge;

    - notify the Secured Creditors as to the nature of the Event of Default, and advise of any steps being taken to remedy the Event of Default; and

    - do such things as are necessary to convene a meeting of Voting Secured Creditors at which it shall seek directions from the Voting Secured Creditors by way of extraordinary resolution of such Voting Secured Creditors regarding the action it should take as a result of that Event of Default.

    MEETINGS OF VOTING SECURED CREDITORS

    The master security trust deed contains provisions for convening meetings of the Voting Secured Creditors to enable the Voting Secured Creditors to direct or consent to the security trustee taking or not taking certain actions under the master security trust deed, including directing the master security trustee to enforce the master security trust deed and the deed of charge in respect of the trust.

    VOTING PROCEDURES

    Every question submitted to a meeting of Voting Secured Creditors shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as a Voting Secured Creditor or as a representative. A representative is, in the case of any Noteholder, a person or body corporate appointed as a proxy for that Noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, secured moneys shall have one vote except that any person attending as a proxy shall represent each Noteholder who has directed the proxy to vote on its behalf under the note trust deed. On a poll, every person who is present shall have a number of votes calculated by dividing the outstanding principal balance of notes held by that person on the relevant day by A$10.

    A resolution of all the Voting Secured Creditors, including an extraordinary resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Secured Creditors.

    ENFORCEMENT OF THE CHARGE

    Upon the occurrence of an Event of Default or certain other events, including failure to pay certain taxes, the charge (to the extent it is not a fixed charge or has not already taken effect as a fixed charge) takes effect as a fixed charge immediately.

    The security trustee may then, upon receiving instructions from a meeting of Voting Secured Creditors, take action which may include:

    - declaring secured money immediately due and payable;

    - appointing a receiver;

    - selling secured property, if the security trustee has agreed to do so; or

    - such other steps as the Voting Secured Creditors may specify and the security trustee agrees to.

    The security trustee may, and if directed by no less than 90% of Voting Secured Creditors must, at any time after the charge has taken effect as a fixed charge, give notice to the issuer trustee that it no longer requires the charge to operate as a fixed charge over specified property.

    No Secured Creditor is entitled to enforce the charge under the master security trust deed and deed of charge, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the master security trust deed and the deed of charge unless the security trustee fails to act as obliged.

    THE NOTE TRUSTEE AS VOTING SECURED CREDITOR

    The note trustee may, without the consent of the Noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an Event of Default under the master security trust deed shall not, or shall not subject to specified conditions, be treated as such. The note trustee shall not exercise any of these powers in contravention of any express direction given in writing by noteholders representing at least 75% of the aggregate outstanding principal balance of the notes offered under this prospectus. Any modification to a transaction document, waiver, authorization or determination by the note trustee shall be binding on the noteholders and, unless the note trustee agrees otherwise, the Trust Manager on behalf of the issuer trustee shall notify the noteholders for the affected series of the modification, waiver, authorization or determination as soon as practicable thereafter.

    If an Event of Default under the master security trust deed and the deed of charge in respect of a trust occurs and is continuing, the note trustee shall deliver to each noteholder notice of the Event of Default within 90 days of the date of occurrence of the Event of Default, provided that, except in the case of a default in payment of interest and principal on the notes, the note trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the relevant class of noteholders.

    The rights, remedies and discretion of the noteholders under the master security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the noteholders except in the circumstances specified in the master security trust deed. The security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the noteholders without inquiry about compliance with the note trust deed.

    The note trustee shall not be bound to vote under the master security trust deed, or otherwise direct the security trustee under the master security trust deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the master security trust deed, the note trust deed or any notes unless directed or requested to do so in writing by the noteholders representing at least 75% of the aggregate outstanding principal balance of the notes and then only if the note trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

    If any of the notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the notes, the note trustee must not vote under the master security trust deed to, or otherwise direct the security trustee to, dispose of the secured property unless either:

    - a sufficient amount would be realized to discharge in full all amounts owing to the noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the notes; or

    - the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the master security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph.

    PRIORITIES UNDER THE MASTER SECURITY TRUST DEED

    Part A of this prospectus describes the order of priority in which the proceeds from the enforcement of the master security trust deed and the relevant deed of charge are to be applied.

    Upon enforcement of the charge created under a deed of charge and regulated by the master security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the Secured Creditors. Any claims of the Secured Creditors remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

    SECURITY TRUSTEE'S EXPENSES

    The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee.

    RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

    The security trustee may retire by giving not more than 90 days and not less than 30 days notice in writing to the issuer trustee and the Trust Manager, or such lesser time as may be agreed with those parties. If the security trustee does not propose a replacement in the notice given or by one month prior to the date of its proposed retirement, the Trust Manager is entitled to appoint a new security trustee.

    The security trustee covenants to retire as security trustee, and the Trust Manager may remove the security trustee if:

    - an Insolvency Event occurs in relation to the security trustee in its personal capacity;

    - the security trustee ceases to carry on business as professional trustee company;

    - there is a change of ownership of the security trustee of more than 50% or a change in effective management (without consent of the Trust Manager) such that the security trustee is no longer able to fulfill its duties and obligations;

    - there is a change in the effective management of the Security Trustee without prior written consent of the Trust Manager such that the Security Trustee is in the reasonable opinion of the Trust Manager no longer able to fulfill its duties and obligations;

    - the security trustee fails to remedy within 14 days after written notice by the Trust Manager any material breach of duty on the part of the security trustee; or

    - the Voting Secured Creditors pass an Extraordinary Resolution requiring the removal of the security trustee, pursuant to the terms of the master security trust deed.

    Upon retirement or removal of the security trustee (other than by resignation), the Trust Manager is entitled to and must use its best endeavors to appoint some other person whose appointment the rating agencies confirm will not have an adverse effect on the ratings of the notes.

    AMENDMENT

    The issuer trustee, the Trust Manager, the note trustee and the security trustee may, following written notice to the applicable rating agencies amend the master security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation. Certain amendments that may be prejudicial to Secured Creditors may only be effected with the consent of the relevant Secured Creditors.

THE MASTER SERVICER DEED

    SERVICING OF THE MORTGAGE LOANS

    The Servicer is required to administer the mortgage loans in the following manner:

    - in accordance with all applicable laws;

    - in a proper and businesslike manner;

    - in accordance with the operational and servicing procedures and policies adopted by the Servicer in accordance with its credit and risk policy (as amended from time to time); and

    - in accordance with the standards and practices of a prudent lender having regard to the assets of the trust.

    UNDERTAKINGS BY THE SERVICER

    The Servicer will undertake, among other things, the following:

    - to recommend to the issuer trustee, custodian or sub-servicer (if applicable) whether or not to take action or to incur expense to protect or enforce the terms of each mortgage loan and related mortgage or otherwise exercise any rights conferred under documentation or at law in relation to the mortgage loan and related mortgage and take such action and incur such expenses as are necessary for such protection, enforcement or exercise of rights as approved by the issuer trustee;

    - to prepare and collate all reasonably necessary performance statistics of the mortgage loans and related mortgages for the trust;

    - to provide to the issuer trustee and the Trust Manager promptly from time to time such information, documents, records, reports or other information relating to the mortgage loans or the operations of the servicer as may be reasonably requested by either of them;

    - to provide the Trust Manager with a Servicer's statement on each Determination Date for the Collection Period immediately preceding that Determination Date

    - not to, without the consent of the security trustee, consent to the creation or existence of a security interest in the mortgage loans and related mortgages to a third party except as contemplated by the transaction documents; and

    - to notify the issuer trustee and the Trust Manager of:

    - the occurrence of any event which the Servicer reasonably believes is likely to either cause or contribute to a downgrading or withdrawal of the rating given to any notes by an applicable rating agency; and

    - the occurrence of a servicer default under the Master Servicer Deed, promptly after becoming aware of such event.

    DELEGATION BY THE SERVICER

    The Servicer has the power to delegate or subcontract some or all of its obligations under the Master Servicer Deed to a third party. Despite any delegation, the Servicer remains liable for the origination and servicing of the mortgage loans and related mortgages in accordance with the transaction documents. The Servicer must select and supervise each delegate with due care.

    SERVICING COMPENSATION AND EXPENSES

    The Servicer will receive a fee from the assets of the trust for servicing the mortgage loans. The Servicer must pay from that fee all expenses incurred in connection with servicing the mortgage loans including expenses related to collection of the serviced mortgage loans of a relevant Trust, but excluding any expenses relating to a claim on any mortgage insurance and any expenses reasonably and properly incurred by the Servicer in connection with enforcement and recovery of defaulted mortgage loans of a relevant Trust, including expenses relating to any court proceedings, arbitration or other dispute (all of which are reimbursable out of assets of the relevant Trust).

    REMOVAL AND RESIGNATION OF THE SERVICER

    A servicer default occurs if:

    - the Servicer fails to remit any amount due under the transaction documents within 15 Business Days of receipt of a notice from either the issuer trustee or the Trust Manager to do so;

    - the Servicer fails to prepare and submit to the issuer trustee or the Trust Manager any information so required under the transaction documents and such failure will have a Material Adverse Effect and, if capable of remedy, is not remedied within 30 days of notice delivered to the Servicer by the issuer trustee or the Trust Manager;

    - an Insolvency Event occurs in respect of the Servicer; or

    - the Servicer fails to observe or perform certain undertakings provided for in the transaction documents, where such failure has a Material Adverse Effect and continues unremedied for 30 days after notice delivered to the Servicer by the issuer trustee or the Trust Manager (or such longer period as may be agreed between the Servicer and the issuer trustee).

    The issuer trustee may at its discretion waive any servicer default. Upon the occurrence of a servicer default, the issuer trustee may immediately by notice to the Servicer remove the Servicer as servicer and terminate all of the Servicer's rights and obligations under the transaction documents.

    The Servicer may voluntarily retire as servicer with the consent of the Issuer Trustee if it gives the issuer trustee 3 months' notice in writing (or such lesser period as the Servicer and the issuer trustee agree). Upon the retirement or removal of the Servicer, the issuer trustee must give notice to each designated rating agency and must use all reasonable endeavors to appoint a replacement servicer provided that the appointment of that replacement Servicer will not have an effect which either causes or contributes to a downgrading or withdrawal of the rating given to any notes by an applicable rating agency.

    AMENDMENT

    The Servicer, the issuer trustee and the Trust Manager may agree to amend the Master Servicer Deed in writing after giving prior notice of the proposed amendment to the applicable rating agencies if such amendment, among other things:

    - is (in the opinion of the Issuer Trustee) necessary or expedient to comply with any statute or any law;

    - is in the opinion of the Issuer Trustee necessary to correct a manifest error or is of a formal, technical or administrative nature only; or

    - in the opinion of the Issuer Trustee or the Trust Manager will enable the provisions of the deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason.

DOCUMENT CUSTODY

    Except to the extent otherwise described in part A of this prospectus, the Custodian will be appointed by the issuer trustee to hold, and be responsible for, custody of the relevant documents for each mortgaged property until its appointment is terminated in the manner contained in the supplemental deed. The Custodian must hold these documents at the direction of the issuer trustee according to the procedures contained in the supplemental deed.

    Under the procedures contained in the supplemental deed, the Custodian must (among other things):

    - hold each Mortgage Title Document that it receives from the issuer trustee as custodian in accordance with its standard safe keeping practices and in the same manner and to the same extent that it holds its own documents;

    - ensure that each Mortgage Title Document is capable of identification and is kept in a separate file in a secure vault; and

    - ensure that the Mortgage Title Documents may not be removed or tampered with, except with proper authorization.

    The Custodian will be audited by an independent auditor on an annual basis, and again within two to four months of that annual audit, if any audit gives an adverse finding in relation to its custodial procedures, identification of documents, security and tracking systems and existence of Mortgage Title Documents in the relevant security packets.

    The issuer trustee may terminate the Custodian's appointment if the following occurs:

    - if, within two to four months of the Custodian's overall custodial performance receiving an "adverse" grading by the auditor, a further audit also results in an "adverse" grading by the auditor; or

    - the occurrence of an Insolvency Event in respect of the Custodian.

    If notice of the occurrence of any of the events listed in the preceding section is given by the Trust Manager to the Custodian, then, subject to certain exceptions, the Custodian must deliver the Mortgage Title Documents and all other documents and records relating to the mortgage loans to the issuer trustee or a third party at the direction of the issuer trustee as soon as reasonably practicable. If the Custodian fails to deliver the relevant documents as required, the issuer trustee must (to the extent to which it has information available to it at the time) commence legal action to take possession of the Mortgage Title Documents that have not been delivered or execute and lodge caveats in respect of the properties for which the Mortgage Title Documents have not been delivered. A caveat is a notice which is lodged with the relevant land title register in respect of a property to prevent further dealings being made in relation to that property.

MODIFICATIONS AND AMENDMENTS

    The issuer trustee and the Trust Manager, with respect to the Master Trust Deed and the supplemental deed, or the issuer trustee, the Trust Manager and the note trustee, with respect to the note trust deed may by way of supplemental deed alter, add to or modify the Master Trust Deed, the supplemental deed or the note trust deed (as the case may be) without the consent of the noteholders or the beneficiary of the related trust, including:

    - to correct a manifest error or ambiguity, or if the amendment is of a formal, technical or administrative nature only;

    - in the event of an inconsistency between the provisions of any of the above named transaction documents and the description of the provisions in the related prospectus, to correct such inconsistency;

    - if the amendment is necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

    - if the amendment is appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the trusts established pursuant to the Program; or

    - if the amendment, in the opinion of the issuer trustee (in respect of the Master Trust Deed or the supplemental deed) or the note trustee (in respect of the Note Trust Deed), is desirable to enable the provisions of the Master Trust Deed or the supplemental deed or the note trust deed (as the case may be) to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason.

    However, where in the reasonable opinion of the note trustee or the issuer trustee, as the case may be, a proposed alteration, addition or modification to the Master Trust Deed or the supplemental deed (in the case of the issuer trustee) or the note trust deed (in the case of the note trustee) (as the case may be) is prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the Unit Holders (as the case may be), such alteration, addition or modification may only be effected by the issuer trustee or note trustee, as applicable, with the prior consent of the holders of 75% of the aggregate principal amount of the relevant class or classes of notes or with the prior written consent of the Unit Holders, as the case may be. The opinion of the issuer trustee or the note trustee as to whether a proposed alteration, addition or modification is prejudicial or likely to be prejudicial to the noteholders (or a class thereof) may be supported by either an Opinion of Counsel or by the written confirmation of the applicable rating agencies that such proposed amendment would not result in a downgrade or withdrawal of the rating then assigned to the notes (or the relevant class thereof).

USE OF PROCEEDS

    The issuer trustee will apply all or substantially all of the net proceeds from the sale of each series of notes under the Program for one or more of the following purposes:

    - to purchase the assets of the trust (after having exchanged the net proceeds from the issue of Notes into Australian dollars under the applicable currency swap for the related trust);

    - to repay indebtedness which has been incurred to obtain funds to acquire the assets of the trust; and

    - to pay costs of structuring and issuing the notes, including the costs of obtaining any credit enhancement.

LEGAL ASPECTS OF THE MORTGAGE LOANS

    The following discussion is a summary of the material legal aspects of the Australian mortgage loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the laws of the applicable State or Territory. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales (except where it expressly provides otherwise), without referring to any specific legislation of that state. In the event that the laws of a particular jurisdiction having a high concentration of mortgaged properties are material to prospective investors in the notes, the applicable laws of that jurisdiction, to the extent material to investors and not addressed under this "Legal Aspects of the Mortgage Loans", will be summarized in part A of this prospectus.

GENERAL

    There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Generally, each mortgage loan will be secured by a mortgage which has a first ranking priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. All mortgage loans securitized under the Program will be secured by a first ranking registered mortgage. In practical terms a mortgagor cannot create another registered mortgage over the relevant mortgaged property without the consent of the lender.

TYPES OF SECURITY IN AUSTRALIA

    All mortgage loans in respect of which the borrower is a resident of a State or Territory of Australia must be secured by a mortgage over one of the following types of interest in land.

    TORRENS TITLE

    Torrens title is the most common form by which title to land is held in Australia. Torrens title is normally freehold title. Interests are created by registration in a register maintained by the land titles office of the relevant state or territory. A certificate of title will generally be issued to the proprietor of the land. Entry in the register (held with the land titles office) of a mortgage creates (except in the case of fraud) an indefeasible interest in the land.

    Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

    Ordinarily the relevant certificate of title, or any registered plan referred to in it, will reveal the position and dimensions of the land, the present owner, and any mortgages, registered easements and other dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it. Some Torrens title property securing mortgage loans will be "strata title" or "urban leasehold".

    STRATA TITLE

    Strata title is a system of a title (under Torrens title) under which land is divided into a number of units (similar to condominiums in the United States) and is governed by the laws of the state or territory in which the property is situated. The proprietor has title to a unit of that land and may freely deal with that unit. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies, are referred to as "common property" and are held by a "body corporate" for the benefit of the individual proprietors. All proprietors are members of the body corporate, which is vested with the control, management and administration of the common property and the strata scheme generally, including the regulations governing the apartment block, for the benefit of the proprietors.

    Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

    URBAN LEASEHOLD

    All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Mortgaged property in that jurisdiction comprises a Crown lease, and developments of the land are subject to the terms of that lease. A Crown lease is any right, power or privilege over, or in connection with land, granted by the Commonwealth, a State or a Territory or an authority of the Commonwealth, a State or a Territory. The lease is granted under a statutory law of the Commonwealth, State or Territory for a certain purpose.

    Any lease of this type:

    (i) cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

    (ii) where it involves residential property, is subject to a nominal rent of 5 cents (Australian) per annum on demand.

    Urban leasehold land is held under Torrens title. The borrower's leasehold interest in the land is entered in a central register and the borrower may deal with its leasehold interest, including granting a mortgage over the property, without consent from the government.

    In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease must exceed the term of the mortgage loan secured by that mortgaged property.

    Some leasehold property may become subject to native title claims. Native title was only recognized by Australian courts in 1992. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. To give statutory recognition to indigenous Australians' common law rights and to resolve a number of land management issues, the Commonwealth legislated the Native Title Act in 1993 of Australia, and amended it in 1998. The amended Native Title Act contains a schedule of tenures that extinguish native title, which includes residential leases. Although there are a number of test cases before the courts, the current view is that a lease entered into on or before December 23, 1996 which confers the right of exclusive possession over the property, which is typically the case with residential leases, will extinguish native title over the relevant property. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

    OLD SYSTEM TITLE

    Old system title is another form of freehold title. Here, interests are created by deeds between parties, or by will. Proof of title involves searching back for a number of years to establish an unbroken "chain" of title.

    COMPANY TITLE

    Company title is an exclusive right conferred by a home unit company on a shareholder to occupy a particular part of a building which the company owns. The shareholder has a contractual right against the home unit company but does not acquire ownership of that part of the building which he or she occupies pursuant to the ownership of the shares.

TAKING SECURITY OVER LAND

    The law relating to the granting of securities over real property in Australia is complicated by the fact that each State and Territory has separate governing legislation. The following is a summary of the material issues involved in taking security over land in Australia.

    Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property, and the mortgagor remains as legal owner; in short, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

    In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

    In Queensland and the Northern Territory, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

    Once the mortgagor has repaid his or her debt, a discharge executed by the mortgagee is lodged with the relevant registrar by the mortgagor or the mortgagee, and the mortgage is noted as having been discharged.

ENFORCEMENT OF REGISTERED MORTGAGES

ENFORCEMENT GENERALLY

    The law relating to the enforcement of registered mortgages over real properties in Australia is complicated by the fact that each State or Territory has separate governing legislation. The following is a summary of the material issues involved in enforcing registered mortgages in Australia.

    Subject to the discussion in this section, if a borrower defaults under a mortgage loan, the loan documents provide that all moneys under the mortgage loan become due and payable either, in limited circumstances, immediately, or otherwise after a default notice has been given and the default has not been remedied within a prescribed period of time (generally at least 30 days). The lender then has a number of remedies, including the right to sue to recover all outstanding principal, interest and fees under the borrower's personal covenant to repay the amounts set out in the loan documents.

    In addition, the lender may enforce a registered mortgage in a number of ways. They include:

    - SELLING THE PROPERTY. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. The mortgagee is under certain duties in the conduct of the sale. The sale may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property;

    - LEASING THE PROPERTY. The lender may, in limited circumstances, lease the property to third parties;

    - ENTERING INTO POSSESSION OF THE PROPERTY. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property. The mortgagee may apply rent or profits received from the possession of the property in satisfaction of the amount owing in respect of the mortgage loan and the related mortgage or it may sell the property. Upon taking possession, the mortgagee has a number of duties including the duty to account, to realize assets conscientiously, to get in rents and other income, to improve the property and make repairs, and to maintain the security for the benefit of the guarantor (if any);

    - FORECLOSING ON THE PROPERTY. Under foreclosure procedures, the mortgagor's right, title and interest in the property is extinguished (including any right to redeem the mortgage) so that the mortgagee becomes the absolute owner of the property. This remedy is, because of procedural constraints, rarely used except where the value of the loan outstanding is higher than the value of the property likely to be realized by the sale. In such a case the mortgagee may then consider it worthwhile to take title to the property in satisfaction of the debt and wait for the market to improve to recoup the outstanding loan. However, if the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt;

    - APPOINTING A RECEIVER TO DEAL WITH THE PROPERTY OR WITH INCOME FROM THE PROPERTY OR EXERCISE OTHER RIGHTS DELEGATED TO THE RECEIVER BY THE MORTGAGEE. A receiver will generally manage and administer the property in the interests of the mortgagee in order to preserve the mortgagee's security and set off the income from the property against payments due under the mortgage loan and the related mortgage. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it; or

    - OBTAINING AN ORDER FOR JUDICIAL SALE UNDER AN APPLICATION TO THE RELEVANT COURT. This remedy is rarely used, as most mortgage documents now contain express provisions allowing the mortgagee to sell the property, or the mortgagee has the power to do so under the relevant Torrens title legislation. It is likely to only be used where the mortgage document does not itself confer the requisite power to sell the property, such as where an equitable mortgage over land is created by the deposit of title deeds.

    A mortgagee's ability to call in all amounts under a mortgage loan or enforce a mortgage which is subject to the Australian Consumer Credit Code is limited by various demand and notice procedures which must be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

    Australian courts will not enforce a borrower's obligation to pay interest on a default or delinquent payment if the interest rate charged on default is seen to be a "penalty." Some jurisdictions prescribe a maximum recoverable interest rate. However, most do not specify what is a penalty; in those circumstances, whether a rate is a penalty will be determined by such factors as prevailing market interest rates. The Australian Consumer Credit Code does not impose a limit on the rate of default interest. However, legislation in New South Wales, Queensland, South Australia, Western Australia, the Australian Capital Territory and the Northern Territory prevents a lender from recovering interest under a consumer loan at a rate that exceeds 48% per annum while in Victoria, a mortgage is void if the interest rate under the relevant loan exceeds 30% and the loan contract itself is unenforceable if the interest rate exceeds 48% per annum. In addition, throughout Australia, if a rate is too high, the borrower may be entitled to have the loan agreement reopened on the ground that it is unjust. Under the Corporations Law of the relevant Australian jurisdiction, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

    The Australian Consumer Credit Code requires that any fee or charge to be levied in connection with the mortgage loan must be authorized, and sometimes specified in the contract, otherwise it cannot be levied. The regulations under the Australian Consumer Credit Code may also prohibit certain fees and charges. The Australian Consumer Credit Code also requires that establishment fees, termination fees and prepayment fees be reasonable, or they may be reduced or set aside.

BANKRUPTCY

    The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a Federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance.

    Certain dispositions of property by a bankrupt may be avoided by a trustee in bankruptcy. These include where:

    (a) the disposition was made to defraud creditors; or

    (b) the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor.

    The insolvency of a company is governed by the Corporations Law of the relevant Australian jurisdiction. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Law because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

    (a) when the company was insolvent, or an act was done to give effect to the transaction when the company was insolvent, or the company became insolvent because of the transaction or the doing of an act to give effect to the transaction; and

    (b) within a prescribed period before the winding up of the company.

    The liquidator may also avoid a loan under which an extortionate interest rate is levied.

ENVIRONMENTAL CONSIDERATIONS

    Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some States expressly exclude such liability. However, liability in respect of environmentally damaged land, including the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, lenders are expressly excluded from the definitions of one or more of these categories.

    Merely holding security over property does not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

    Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages.

    To the extent that the issuer trustee or a receiver appointed on the issuer trustee's behalf incurs any of these liabilities, it will be entitled to be indemnified out of the assets of the trust.

TAX TREATMENT OF INTEREST ON AUSTRALIAN MORTGAGE LOANS

    Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied residential properties that generate taxable income are generally allowable as tax deductions.

THE SELLER AS MORTGAGEE

    The seller is, and until a Title Perfection Event occurs intends to remain, the registered mortgagee of all the mortgages. The borrowers and guarantors will not be aware of the equitable assignment of the mortgage loans and mortgages to the issuer trustee.

    Prior to any Title Perfection Event, the Servicer will undertake any necessary enforcement action with respect to defaulted mortgage loans and mortgages. Following a Title Perfection Event, the issuer trustee is entitled, under an irrevocable power of attorney granted to the issuer trustee by the seller, to be registered as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the Trust Manager is entitled, but not obligated, to lodge caveats on the register to publicly notify its interest in the mortgages.

INSOLVENCY CONSIDERATIONS

    The equitable assignment of the mortgage loans is designed to mitigate insolvency risk. The equitable assignment of the mortgage loans by the seller to the issuer trustee, should ensure that the mortgage loans are not assets available to the liquidator or creditors of the seller in the event of the seller's insolvency. Similarly, the assets in the Trust should not be available to creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

    If an Insolvency Event occurs with respect to the issuer trustee, the master security trust deed and the deed of charge may be enforced by the security trustee at the direction of the Voting Secured Creditors. The security created by the master security trust deed and the deed of charge in respect of a trust will stand outside any liquidation of the issuer trustee of the relevant trust, and the assets the subject of that deed of charge will not be available to the liquidator or any creditor of the issuer trustee of the relevant trust, other than a creditor which has the benefit of the master security trust deed and the deed of charge in respect of a trust, until the secured obligations have been satisfied. The proceeds of enforcement of the master security trust deed and the deed of charge in respect of a trust are to be applied by the security trustee as set out in the supplemental deed for the relevant trust. If the proceeds from enforcement of the master security trust deed and the deed of charge are not sufficient to redeem the notes in full, some or all of the noteholders will incur a loss.

AUSTRALIAN CONSUMER CREDIT CODE

    The Australian Consumer Credit Code is the substantially identical governing legislation of each State or Territory in Australia. The following is a summary of certain of the material provisions of the Australian Consumer Credit Code that may affect the mortgage loans and the issuer trustee. The majority of the mortgage loans located in Australia are regulated by the Australian Consumer Credit Code. Mortgage loans which are unregulated by the Australian Consumer Credit Code are unregulated by Australian statute. Under the Australian Consumer Credit Code, a borrower has the right to apply to a court to do the following, among other things:

    (a) vary the terms of a mortgage loan on the grounds of hardship or because it is an unjust contract (guarantees and mortgages can also be varied on grounds that they are unjust);

    (b) reduce or cancel any interest rate payable on a mortgage loan if the interest rate is changed in a way which is unconscionable;

    (c) have certain provisions of a mortgage loan which are in breach of the Australian Consumer Credit Code declared unenforceable;

    (d) obtain an order for a civil penalty against the lender in relation to a breach of certain key requirements of the Australian Consumer Credit Code, the amount of which may be set off against any amount payable by the borrower under the applicable mortgage loan; or

    (e) obtain additional restitution or compensation from the lender for breaches of the Australian Consumer Credit Code in relation to a mortgage loan or mortgage (guarantors may also obtain restitution or compensation for breaches of the Australian Consumer Credit Code in relation to mortgages or guarantees).

    The issuer trustee of a trust will become liable for compliance with the Australian Consumer Credit Code if it acquires legal title to the mortgage loans. It will take this legal title subject to any breaches of the Australian Consumer Credit Code by the relevant lender. In particular, once the issuer trustee of a trust acquires legal title it may become liable to orders of the type referred to in (d) and (e) above in relation to breaches of the Australian Consumer Credit Code. Criminal fines may be imposed on the seller in respect of breaches of the Australian Consumer Credit Code by it while it held legal title to the mortgage loans. In addition, a mortgagee's ability to enforce a mortgage which is subject to the Australian Consumer Credit Code is limited by various demand and notice procedures which must be followed. Any order under the Australian Consumer Credit Code may affect the timing or amount of interest or principal payments or repayments under the relevant mortgage loan, which might in turn affect the timing or amount of interest or principal payments or repayments to the noteholders under the notes in respect of a trust. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

    The seller will indemnify the issuer trustee against any loss that the issuer trustee may incur as a result of a failure by the relevant seller to comply with the Australian Consumer Credit Code in respect of a mortgage loan or related mortgage.

    The seller will give certain representations and warranties that the mortgage loans and related mortgagees which it assigns to the issuer trustee comply in all material respects with the Australian Consumer Credit Code in force at the time documents were executed. The Servicer of the relevant trust will undertake to comply with the Australian Consumer Credit Code in connection with servicing the mortgage loans and related mortgages where failure to do so would result in an event which will materially and adversely affect the amount of any payment to be made to any noteholder of a trust, or will materially and adversely affect the timing of such payment. In some circumstances, the issuer trustee of a trust may have the right to claim damages from the applicable seller or the Servicer, as the case may be, where that issuer trustee suffers a loss in connection with a breach of the Australian Consumer Credit Code which is caused by a breach of a relevant representation or undertaking.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

OVERVIEW

    The following is a summary of the material United States Federal income tax consequences of the purchase, ownership and disposition of the notes of any series or class by investors who are subject to United States Federal income tax on a net basis. This summary is based upon current provisions of the Internal Revenue Code of 1986 of the United States (the "Code"), as amended, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the Internal Revenue Service (the "IRS"). The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Sidley Austin Brown & Wood LLP, special United States Federal income tax counsel for the Trust Manager and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States Federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

    Sidley Austin Brown & Wood LLP has prepared or reviewed the statements under the heading "Material United States Federal Income Tax Consequences" and is of the opinion that these statements discuss all material United States Federal income tax consequences to investors of the purchase, ownership and disposition of the notes. However, the following discussion does not discuss, and Sidley Austin Brown & Wood LLP is unable to opine as to, the unique tax consequences of the purchase, ownership and disposition of the notes by investors that are given special treatment under the United States Federal income tax laws, including:

    - banks and thrifts;

    - insurance companies;

    - regulated investment companies;

    - dealers in securities;

    - investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security", "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

    - foreign investors;

    - trusts and estates; and

    - pass-through entities, the equity holders of which are any of the foregoing.

    Additionally, the discussion regarding the notes is limited to the United States Federal income tax consequences to the initial investors who will hold the notes as "capital assets" within the meaning of Section 1221 of the Code and does not address the United States Federal income tax consequences with respect to notes purchased in the secondary market.

    It is suggested that prospective investors consult their own tax advisors about the United States Federal, State, local, foreign and any other tax consequences specific to them of the purchase, ownership and disposition of the notes, including the advisability of making any election discussed under "Market Discount."

    The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the Trust. Also, based on the representation of the manager that the Trust does not and will not have an office in the United States, and that the Trust is not conducting, and will not conduct any activities in the United States, other than in connection with its issuance of the Class A Notes, in the opinion of Sidley Austin Brown & Wood LLP, the issuer trustee will not be subject to United States federal income tax.

    We will agree, and if you purchase notes of any class or series, you will agree by your purchase of the notes, to treat the notes as debt for United States Federal, State and local income and franchise tax purposes. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for Federal income tax purposes.

GENERAL

SUMMARY OF OPINIONS WITH RESPECT TO THE CLASS A NOTES

    In the opinion of Sidley Austin Brown & Wood LLP, special United States federal income tax counsel for the Trust Manager, although there is no authority directly on point, the Class A Notes will be characterized as debt for U.S. federal income tax purposes. In addition, in the opinion of Sidley Austin
Brown & Wood LLP, (i) the Trust will not be subject to an entity-level tax for U.S. federal income tax purposes and (ii) the issuer trustee will not be treated as engaged in the conduct of a United States trade or business (and, accordingly, not subject to United States Federal income tax) solely as a result of any activities that it conducts as issuer trustee of the Trust. This opinion is based upon the applicable provisions of the Code, U.S. Treasury Regulations promulgated and proposed thereunder, current positions of the IRS contained in published revenue rulings and revenue procedures and existing judicial decisions, all of which are subject to change, which change may have retroactive effects. Moreover, this opinion is subject to the accuracy of certain factual representations made to Sidley Austin Brown & Wood LLP by the seller. Each
Class A Noteholder, by acceptance of a Class A note, agrees to treat the Class A Notes as indebtedness.

ORIGINAL ISSUE DISCOUNT, INDEXED SECURITIES, ETC.

    The discussion below assumes that all payments on the notes are denominated in U.S. dollars and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations, called the "OID Regulations," relating to original issue discount, or "OID". This discussion assumes that any original issue discount on the notes is a DE MINIMIS amount, within the meaning of the OID Regulations. Under the OID Regulations, a Class A Note will be considered issued with OID if its "stated redemption price at maturity" exceeds its "issue price" (i.e., the price at which a substantial portion of the Class A Notes is first sold (not including sales to the Underwriters)) by an amount equal to or greater than 0.25 per cent. of such Note's stated redemption price at maturity multiplied by such Note's weighted average maturity ("WAM"). In general, a Class A Note's "stated redemption price at maturity" is the sum of all payments to be made on the Class A Note other than payments of "qualified stated interest." The WAM of a
Note is computed based on the number of full years each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such likely distributions should be determined in accordance with the assumed rate of prepayment (the "Prepayment Assumption") used in pricing the Class A Notes. Further, if the notes have any original issue discount, it will be DE MINIMIS if it is less than 1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term.

INTEREST INCOME ON THE CLASS A NOTES

    Based on the above assumption, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a DE MINIMIS amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.

SALE OF CLASS A NOTES

    If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal your cost for the note, decreased by any amortized premium and any payments other than interest made on the note and increased by any market discount or OID included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at a maximum rate of 39.6% if the note is held for 12 months or less and at a maximum rate of 20% if the note is held for more than 12 months.

MARKET DISCOUNT

    You will be considered to have acquired a note at a "market discount" to the extent the issue price of the note exceeds the amount you paid for the note, unless the excess does not exceed a prescribed DE MINIMIS amount. If the excess exceeds the DE MINIMIS amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

    In the case of a sale or other disposition of a note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income. In addition, if you dispose of a note by gift, and in certain other circumstances, you may be required to recognize market discount income computed as if the note had been sold for its fair market value.

    In the case of a partial principal payment on a note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

    Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory Conference Committee Report to the Tax Reform Act of 1986 of the United States for your accrual of market discount. This Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

    - for those obligations that have OID, market discount shall be deemed to accrue in proportion to the accrual of OID for any interest period; and

    - for those obligations which do not have OID, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the interest period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the interest period.

    Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and OID currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

    Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

    Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

PREMIUM

    You will generally be considered to have acquired a note at a premium if the amount you pay for the note exceeds the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest and the remaining principal amount of the note. In that event, if you hold a note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations should be followed.

BACKUP WITHHOLDING TAXES

    Backup withholding taxes will be imposed on payments to you at the rate of 31% on interest paid, and OID accrued, if any, on the notes if, upon issuance, you fail to supply the Trust Manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the Trust Manager and to you stating the amount of interest paid, OID accrued, if any, and the amount of tax withheld from payments on the notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

    The Treasury Department issued new regulations, which modify the backup withholding and information reporting rules described in this section, on October 6, 1997 and subsequently amended such regulations on May 15, 2000. The new regulations will generally be effective for payments made after December 31, 2000, subject to transition rules. We suggest that you consult your own tax advisors regarding these new regulations.

TAX CONSEQUENCES TO FOREIGN NOTEHOLDERS

    If interest paid (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a "foreign person," is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest should generally not be subject to U.S. Federal income tax or withholding tax as such interest should not be treated as U.S. source income. In the event such interest is treated as U.S. source income, the interest generally will be considered "portfolio interest," and generally will not be subject to the United States Federal income tax and withholding tax, as long as the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust or a "controlled foreign corporation" with respect to which the trust is a "related person" within the meaning of the Code, and (2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a foreign person is actually or constructively a "10 percent shareholder" of the trust or a "controlled foreign corporation" with respect to which the trust is a "related person" within the meaning of the Code, or applicable certification requirements were not satisfied, then interest received by a noteholder will be subject to United States Federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Generally, the certification requirements will be satisfied if an individual or corporation provides the Withholding Agent, as defined below, with an IRS Form W-8BEN ("W-8BEN"). The W-8BEN is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A foreign person who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information. A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-United States person (which itself is not a Withholding Agent).

    Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from the United States Federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (2) in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

    If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States Federal income tax on the interest, gain or income at regular United States Federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

FOREIGN TAX CREDIT

    For foreign tax credit purposes, stated interest, if any on the notes will constitute income from foreign sources and likely will constitute "passive income" or, in the case of certain holders which are financial institutions, "financial services" income. Based on Australian law as of the date of this prospectus, it is expected that notes will not be subject to Australian withholding tax. See "Material Australian Tax Consequences--Interest Withholding Tax." In the event that the notes are subject to withholding tax, the amount of income payable to you will include the amount of all Australian taxes withheld by the issuer, if any, in respect thereof. If interest payable with respect to the notes is subject to withholding tax at a rate at least equal to 5 percent, such interest will be treated as "high tax withholding interest" for federal income tax purposes for foreign tax credit limitation purposes. Thus, in the event of such withholding, you would be required to report income in amount greater than the cash you receive in respect of payments on the notes. However, you may, subject to certain limitations, be eligible to claim as a credit or deduction for purposes of computing your U.S. federal income tax liability the Australian taxes withheld notwithstanding that the issuer pay such taxes. The rules relating to foreign tax credits and the timing thereof are extremely complex and you should consult with your own tax advisors with regard to the applicability of the foreign tax credit limitations to your particular situation.

MATERIAL AUSTRALIAN TAX CONSEQUENCES

AUSTRALIAN TAXATION

    The following is a summary of the material Australian tax consequences of the purchase, ownership and disposition of the notes to holders who are not residents of Australia for Australian tax purposes and who purchase securities upon original issuance at the stated offering price and hold the notes as capital assets and of the taxation of the Trust. The statements of law or legal conclusions in this summary represent the opinion of Mallesons Stephen Jaques, Australian tax counsel to the Trust Manager, on the basis of Australian law as in effect on the date of this prospectus, which is subject to change, possibly with retroactive effect.

    Each prospective investor may wish to consult his or her own tax advisors concerning the tax consequences, in their particular circumstances, of the purchase, ownership and disposition of the notes.

    INTEREST WITHHOLDING TAX

    Interest paid by a resident of Australia, such as the issuer trustee, to a non-resident of Australia, who does not derive such interest in the course of carrying on business in Australia at or through a permanent establishment in Australia is ordinarily subject to interest withholding tax at the rate of 10% of the gross amount of the interest. An exemption from this withholding tax is available under section 128F of the Tax Act in respect of interest payable on securities where the securities satisfy a public offer test (as to which see below). Any of the notes which, at the time of issue, the issuer trustee knew or had reasonable grounds to suspect were being or would later be acquired directly or indirectly by an associate of the issuer trustee, other than as a dealer, manager or underwriter, would not qualify for this exemption, nor would interest qualify for this exemption if paid to a person who, at the time of payment, the issuer trustee knows or has reasonable grounds to suspect is an associate of the trust.

    There are five principal methods of satisfying the public offer test, the purpose of which is to ensure that lenders or investors in capital markets are aware that the securities are being offered for issue or subscription. In summary, the five methods are offers to 10 or more unrelated financiers or securities dealers; offers to 100 or more investors; offers of securities which are listed on certain stock exchanges; offers that result from information available publicly on automated quotation systems or other means used to disseminate market information; and offers to dealers, managers or underwriters who in turn offer the securities for sale within 30 days by one of the preceding methods. In addition, the issue of a global bond or note and the offer of interests in the global bond or note by one of these methods can generally satisfy the public offer test.

    The issuer trustee proposes that issues of the notes would be made in a manner which would satisfy the public offer test (or the requirements for exemption in respect of a global bond or note) and would otherwise satisfy the conditions for an exemption from withholding tax under section 128F of the Tax Act.

    In the opinion of Mallesons Stephen Jaques, if the relevant Notes issued by the Trust (or any other notes issued by a trust in accordance with the Master Trust Deed) are issued in accordance with certain factual conditions and are not held by "associates" (as that term is defined in the Income Tax Assessment Act of 1936) of the Trust, then payments of principal, interest and any premium made to a holder of the notes who is not a resident of Australia and who does not carry on business in Australia through a permanent establishment in Australia, will not be subject to Australian income or withholding taxes. Interest paid on notes held by Australian residents (and non-Australian residents who hold the notes in the course of carrying on business in Australia) will be subject to ordinary Australian income tax. In addition, holders of notes who are Australian residents or non-Australian residents who hold the notes in the course of carrying on business in Australia may be required to provide tax file numbers, Australian Business Numbers or proof of some exemption from the need to so provide in order to avoid withholding from payments made by the issuer trustee.

    If, for any reason, the interest paid by the issuer trustee is not exempt from interest withholding tax, the treaty titled "Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income" between the United States and Australia may apply. This treaty provides that interest which has its source in Australia, and to which a United States resident, as defined in the treaty and who is entitled to the benefit of the treaty, is beneficially entitled, may be taxed in Australia, but that any tax charged shall not exceed 10% of the gross amount of interest. However, this provision will not apply where the indebtedness giving rise to the interest entitlement is effectively connected with:

    - the United States resident beneficial owner's permanent establishment, at or through which it carries on business in Australia; or

    - the United States resident beneficial owner's fixed base, situated in Australia, from which it performs independent personal services.

    Under the supply withholding tax rules in section 12-190 of Schedule 1 of the Tax Administration Act of 1953 ("SWT") which commenced operation on July 1, 2000, payments made by a payer for supplies provided by a payee in the course of an enterprise carried on by the payee in Australia may be subject to withholding tax if the payee does not quote its Australian business number ("ABN") to the payer on a document or invoice relating to the supply. The tax will be at the rate of 48.5% of the payment. The rules do not apply to payments on notes held by non-Australian residents that are exempt from withholding tax due to section 128F of the Tax Act. The operation of the rules to payments on notes held by an Australian resident or a non-resident that carries on business through a permanent establishment in Australia has not been completely resolved. However, the Australian Commissioner of Taxation has confirmed that, at least for the financial year ended June 30, 2001, the rate of tax on financial supplies (as that term is understood in the context of Australia's goods and services legislation and which should include payments by the issuer trustee on the notes) will be nil. It is anticipated (although no assurance can be given) that this exemption will be confirmed in relation to payments of principal and interest made after June 30, 2001. If there is no clarification to that effect, the issuer trustee of a trust will be required to make a deduction from interest on notes held by investors who are residents of Australia or non-residents of Australia who carry on a business in Australia and who do not provide their tax file number, ABN or some other proof of exemption to the issuer trustee.

    SALE OR RETIREMENT

    In the opinion of Mallesons Stephen Jaques, a holder of the notes who is not a resident of Australia and who does not carry on business through a permanent establishment in Australia will not be subject to Australian income or capital gains tax on any gains or profits made on the sale or retirement of the securities, provided such gains or profits do not have an Australian source. A gain arising on the sale of the notes by a non-Australian resident holder, where the sale and all negotiations for and documentation of the sale are conducted and executed outside Australia, would not usually be regarded as having an Australian source.

    AMOUNTS OF DISCOUNT, PREMIUM, ETC.

    If applicable, part A of this prospectus will contain a discussion of any special Australian tax consequences not discussed herein applicable to the notes being offered thereby, such as the special rules applicable to the sale to an Australian resident of securities which were issued at a discount to the amount payable upon redemption or which require the payment of a premium on redemption.

    GOODS AND SERVICES TAX

    From July 1, 2000, a goods and services tax ("GST") applies in Australia. If an entity makes any taxable supplies after July 1, 2000 it will have to remit goods and services tax to the Australian Taxation Office equal to 10% of those supplies.

    In the case of supplies by the issuer trustee, if the supply is:

    - "GST free," the issuer trustee does not pay a goods and services tax on the supply and can obtain input tax credits for goods and services taxes paid on things acquired to make the supply;

    - "taxable," the issuer trustee pays goods and services tax on the supply and can obtain input tax credits for goods and services tax paid on things acquired to make the supply; or

    - "input taxed," ("GST Exempt") which includes financial supplies, the issuer trustee does not pay a goods and services tax on the supply, but is not entitled to input tax credits for goods and services tax paid on things acquired to make the supply. In some circumstances a "reduced input tax credits" may be available.

    In the opinion of Mallesons Stephen Jaques, the issue of notes and the payment of interest or principal on the notes will constitute financial supplies and will accordingly be input taxed.

    Services provided to the issuer trustee will be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee. Under the Supplemental Deed, certain fees paid by the issuer trustee, namely the Trust Manager's fee, the issuer trustee's fee, the security trustee's fee and the Servicer's fee, will only be able to be increased by reference to the supplier's goods and services tax liability, if any, if:

    - the issuer trustee, the Trust Manager and the recipient of the relevant fee agree, which agreement shall not be unreasonably withheld; and

    - the increase will not result in the downgrading or withdrawal of the rating of any notes.

    The issuer trustee may not be entitled to a full input tax credit where fees payable by the issuer trustee are treated as the consideration for a taxable supply or are increased by reference to the relevant supplier's goods and services tax liability. The issuer trustee may not be entitled to a full input tax credit for that increase and the trust expenses will increase, resulting in a decrease in funds available to the trust to pay interest on the notes.

    The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for mortgage loans. However, it is a condition of the seller's mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

    The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the mortgage loan. The issuer trustee will have to account for goods and services tax out of the sale proceeds with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the mortgage loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee may still have to account for goods and services tax out of the proceeds of sale recovered when a mortgage loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

    - the property is no longer being used as a residence;

    - the property is used as commercial residential premises such as a hostel or boarding house;

    - the borrower is the first vendor of the property and the borrower built the property; or

    - the mortgaged property has not been used predominantly as a residence.

    Because the issuer trustee is an insured party under the lender's mortgage insurance policies, it may in certain limited circumstances have to account for goods and services tax in respect of any claim payment received. Generally, if certain compliance procedures have been followed, the insured does not have to account for goods and services tax in respect of the claim payment.

    Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the mortgage loans will decrease the funds available to the trust to pay you to the extent not covered by the lender's mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related lender's mortgage insurance policy.

OTHER TAXES

    In the opinion of Mallesons Stephen Jaques, under current Australian law, there are no gift, estate or other inheritance taxes or duties payable in connection with the Notes. In addition, no stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of notes.

    In the opinion of Mallesons Stephen Jaques, Australian stamp duty will not be payable on a transfer of, or an agreement to transfer, the notes if the transfer or agreement is executed outside Australia.

    In the opinion of Mallesons Stephen Jaques, Australian tax counsel to the Trust Manager, under present tax laws, the issuer trustee should not be liable for income tax in respect of a trust for any year. If the trust has surplus income for any year, then, provided that such surplus income is allocated to the holder of the residual income unit of such trust, under present tax laws the residual income unitholder of such trust (and not the issuer trustee or the trust) should be taxed on that surplus income. It is intended that by the operation of the relevant trust deed, the residual income unitholder will be entitled to any surplus income of the relevant trust.

    However, you should note that the liability of the issuer trustee for any income tax in respect of a trust will depend on certain factual matters such as the operations of the trust, the manner in which the trust is administered and the assessable income and permitted deductions of the trust. The tax neutrality of each trust would be considered upon its establishment and confirmed for the specific assets to be acquired by the trust and having regard to the manner in which the trust financed that acquisition.

    Any liability of the issuer trustee on its corporate income (and not the income of the trust) will not be satisfied from the assets of the trust.

RECENT TAX REFORMS

    The Australian Federal Government has recently re-written the legislative provisions in the tax law which provide for the mechanisms by which tax is collected. The re-written system of collection is now known as Pay As You Go ("PAYG"). PAYG has elements which are essentially a mere re-write of the old system and elements which introduce an entirely new way by which individuals and entities (such as companies and trusts) are required to withhold and/or remit either their own tax or tax withheld by them but for the account of others, to the taxing authorities.

    In the opinion of Mallesons Stephen Jaques, it is unlikely that PAYG will, at a practical level, result in the issuer trustee having less funds available to meet its obligations, including its obligations to noteholders assuming that the parties involved comply with any reporting, payment and disclosure obligations that may be imposed under PAYG.

TAX REFORM PROPOSALS

    TAXATION OF TRUSTS AS COMPANIES

    Under present tax laws, in the opinion of Mallesons Stephen Jaques, the issuer trustee should not be liable to income tax in respect of the income of a trust. The Australian Federal Government has proposed to amend the law to tax certain trusts as companies. Draft legislation implementing these rules from July 1, 2001 was issued by the Government in 2000 but has been withdrawn, and the commencement date of any replacement rules has been deferred to a date yet to be determined. This is an issue that will need to be monitored by the Trust Manager (although it is unlikely, based on the form of the withdrawn draft legislation, and discussion between the Government and relevant industry bodies, that any new rules would adversely impact a trust). The Master Trust Deed contains the mechanisms which allow, to the extent possible, the relevant trust to be amended to maintain its current "look through" status.

    TAXATION OF DEBT

    The Australian Federal Government has also released draft rules (for discussion) on February 21, 2001 that deal with:

    (a) a new set of principles for the characterization of debt and equity arrangements for tax purposes ("the draft debt/equity rules"); and

    (b) the denial of interest and other debt deductions incurred by Australian resident groups and other Australian resident entities with overseas operations, where the relevant Australian resident entities are deemed to have excessive debt ("the draft thin capitalization rules").

    The Government has stated that the new rules will apply from July 1, 2001.

    The draft debt/equity rules have been the subject of discussion between the Government and interested parties. As yet the precise consequences of the draft debt/equity rules will not be known until the proposed rules are finalized. Accordingly, it is not yet possible to determine whether the implementation of these new debt/equity rules could result in the issuer trustee having less funds available to meet its obligations, including its obligations to holders of notes. However, on the basis of the information which is currently available, Mallesons Stephen Jaques considers that if the draft debt/ equity rules are enacted as legislation in substantially the same form, it is unlikely that the new rules will have an adverse effect on the issuer trustee and the holders of the notes.

    Furthermore, in relation to the draft thin capitalization rules, it is not yet possible to provide a definitive view on the application of the proposed rules to a securitization vehicle such as a trust until the proposed rules are finalized. These proposed rules have also been the subject of ongoing discussion between the Government and interested parties. If the rules were to apply to a securitization trust or to a group which is taken to include a securitization trust, the new rules might deny a tax deduction to the trust for a certain proportion of the debt deductions (including the interest) paid by the issuer trustee in relation to the notes. However, on the basis of information which is currently available, it is unlikely that the proposed thin capitalization rules will have an adverse effect on a securitization vehicle such as a trust (which merely acts as a conduit--acquiring mortgage loans, issuing notes and entering into relevant credit support). However this is a matter that will need to be monitored as the proposed new rules are finalized.

    PROPOSED TAX CONSOLIDATION RULES

    The Australian Federal Government has released exposure draft legislation outlining new rules for the consolidation of company groups for tax purposes. The Government is continuing its consultation on the proposed rules with interested parties. These rules are to apply from July 1, 2002. It is currently too early to determine what impact (if any,) these rules will have on a securitization trust. However, while no assurance can be given, it is not expected that the new rules would adversely impact a securitization trust. This is a matter that will need to be monitored as the proposed new rules are finalized.

ERISA CONSIDERATIONS

    Subject to the considerations discussed in this section (except as specified in part A), the notes are eligible for purchase by employee benefit plans.

    Section 406 of the Employee Retirement Income Security Act of the United States ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account or Keogh plan, from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these benefit plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with governing plan documents.

    Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. (Although there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described above would constitute a "substantial equity feature," the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument's primary fixed obligation"). Although there can be no assurances in this regard, unless otherwise indicated in part A of this prospectus, it appears that, at the time of their initial issuance, the notes should be treated as debt without substantial equity features for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs losses.

    However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the Servicer, the Trust Manager, the note trustee, the seller, the fixed rate swap provider, the basis swap provider, a currency swap provider, the underwriter or the security trustee is or becomes a party in interest or a disqualified person with respect to these benefit plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

    - Prohibited Transaction Class Exemption 96-23, regarding transactions effected by an in-house asset manager";

    - Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

    - Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

    - Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

    - Prohibited Transaction Class Exemption 84-14, regarding transactions effected by a "qualified professional asset manager."

    By your acquisition of a note, you shall be deemed to represent and warrant that your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or the Code.

    Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to State or other Federal law requirements which may impose restrictions similar to those under ERISA and the Code discussed above.

    If you are a plan fiduciary considering the purchase of any of the notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

    The issuer trustee is an Australian public company registered with limited liability under the Corporations Law. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of the issuer trustee in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the issuer trustee in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

    - the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

    - the judgment is contrary to the public policy of the relevant Australian jurisdiction;

    - the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

    - the judgment is a penal or revenue judgment; or

    - there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

    A judgment by a court may be given in some cases only in Australian dollars. The issuer trustee expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering under the underwriting agreement. The issuer trustee has appointed CT Corporation, 818 West 7th Street, 2nd Floor, Los Angeles, California 90017, as its agent upon whom process may be served in any such action.

    All of the directors and executive officers of the issuer trustee, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the Class A notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Mallesons Stephen Jaques, Australian counsel to the Trust Manager, has advised that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

LEGAL INVESTMENT CONSIDERATIONS

    The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 of the United States, because the originator of the mortgage loans was not subject to United States State or Federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such mortgage loans may not be legally authorized to invest in the notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities.

WHERE YOU CAN FIND MORE INFORMATION

    ANZ Capel Court Limited will file reports and other information with the SEC about the trust issuing your notes. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on their public reference rooms. You may request a copy of ANZ Capel Court Limited's filings at no cost by writing or telephoning at the following address:

      ANZ Capel Court Limited
       1177 Avenue of the Americas
       New York, NY 10036
       Attention: Roy J. Marsden

RATINGS OF THE NOTES

    Any class of notes of a series offered by this prospectus will be:

    - rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the Trust Manager, and

    - identified in the prospectus in one of the rating agency's four highest rating categories which are referred to as investment grade.

    The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. The rating does not address the expected schedule of principal repayments. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of similar ratings on different securities.

PLAN OF DISTRIBUTION

    Part A of this prospectus will set forth the precise terms of the offering of each series of notes offered under this prospectus including:

    - the name or names of any underwriters, dealers or agents;

    - the proceeds to the issuer trustee from the sale; and

    - any underwriting discounts and other items constituting underwriters' compensation (or the method by which prices of the Notes are determined); and any discounts and commissions allowed or paid to dealers and agents.

Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to underwriters, dealers and agents may be changed from time to time.

    If any notes of any series are sold through underwriters, part A will describe the nature of the obligation of the underwriters to purchase the notes. The notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters will be named in part A of this prospectus. The obligation of the underwriters to purchase any notes of the related series will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the notes if any are purchased.

    Underwriters, dealers and agents who participate in the distribution of a series of notes may be entitled under agreements which may be entered into by the issuer trustee to indemnification by the issuer trustee and certain other parties against specific liabilities, including liabilities under the Securities Act of 1933 of the United States, as amended, or to contribution for payments which the underwriters or agents may be required to make under the terms of the agreements.

                                    GLOSSARY

    The information contained in this Glossary forms an integral part of this prospectus.

    "ACCRUED INTEREST ADJUSTMENT" means, with respect to a mortgage loan, the amount of interest accrued and unpaid on that mortgage loan as at the close of business on the day immediately prior to the Cut-off Date in respect of the transfer of that mortgage loan.

    "AGENCY AGREEMENT" means in respect of the Trust, the agreement with the words "Agency Agreement" and the name of the Trust in its title dated on or about the date of the Supplemental Deed between the Issuer Trustee, the Trust Manager, the Note Trustee the Paying Agent(s) the related note registrar, and the calculation agent.

    "AGENT" has the meaning given to that term in the Agency Agreement for that trust.

    "AGGREGATE STATED AMOUNT" means, on any Determination Date, the aggregate of the A$ Equivalent of the Stated Amount of the relevant Notes at that time.

    "ANZ" means Australia and New Zealand Banking Group Limited (ABN 11 005 357
522) and, where the context applies, its subsidiaries.

    "ANZ PARTY" means ANZ together with the Trust Manager.

    "ARREARS RATIO" means, on a Determination Date, the percentage of the outstanding principal balance of all purchased mortgage loans in relation to which default in payment of any amount due has occurred and has continued for a period of 60 days or more as at the last day of the immediately preceding Collection Period to the total outstanding principal balance of all purchased mortgage loans as at the last day of the immediately preceding Collection Period.

    "AUSTRACLEAR" means the system operated by Austraclear Limited (ABN 94 002 060 773) for holding certain Australian dollar securities and the electronic recording and settling of transactions in those securities between members of that system in accordance with the Regulations and Operating Manual Established by Austraclear Limited (as amended or replaced from time to time) to govern the use of that system and includes as required a reference to Austraclear limited as operator of that system.

    "AUSTRALIAN CONSUMER CREDIT CODE" means as applicable, the Consumer Credit Code set out in the Appendix to the Consumer Credit (Queensland) Act 1994 as in force or applied as a law of any jurisdiction in Australia, the provisions of the Consumer Credit Code set out in the Appendix to the Consumer Credit (Western Australia) Act 1996 or the provisions of the Consumer Credit Code set out in the Appendix to the Consumer Credit (Tasmania) Act 1996.

    "AUTHORIZED INVESTMENTS" consist of the following:

    (a) cash;

    (b) bonds or other securities issued by the Commonwealth of Australia or any State or Territory or instrumentality of any of them or any statutory corporation which has the highest long term rating available to be given by the Designated Rating Agency;

    (c) deposits with, or acquisition of certificates of deposit or debt securities issued by, or bills of exchange, promissory notes or other negotiable instruments, accepted, drawn or endorsed by a bank or other financial institution which has either:

        (i) the highest short term rating available to be given by the rating agencies; or

        (ii) if such investment has a maturity of 30 days or less and does not exceed 20% of the total outstanding principal amount of all notes for that series on the date of investment, a short term rating of A-1+ by S&P, P-1 by Moody's or F1 by Fitch;

                                     B-G-1

    (d) any other investments acceptable to the rating agencies, provided that such investments do not affect the taxation treatment of the Trust; and

    (e) any other asset which is specified in the Supplemental Deed as an Authorized Investment for the Trust.

    "AVERAGE ARREARS RATIO" means, on any Determination Date, the amount (expressed as a percentage) calculated as follows:

               AAR =      SAR
                          ----
                             4

where:         AAR =      the Average Arrears Ratio; and;

               SAR =      the sum of the Arrears Ratios for the 4 Collection Periods
                          immediately preceding that Determination Date,

provided that if on that Determination Date there has not yet been 4 Determination Dates the Average Arrears Ratio in relation to that Determination Date means the amount (expressed as a percentage) calculated as follows:

               AAR =      SAR
                          ----
                             N

where:         AAR =      the Average Arrears Ratio; and

               SAR =      the sum of the Arrears Ratios for all the Collection
                          Periods preceding the Determination Date; and

               N = the number of Collection Periods preceding the Determination Date.

    "A$ CLASS A INTEREST AMOUNT" has the meaning ascribed to it under the heading "Description of the Class A Notes--The Currency Swaps" and "--Interest Payments" in part A of this prospectus.

    "A$ CLASS A PRINCIPAL" has the meaning ascribed to it under the heading "Description of the Class A Notes--Allocation of Principal to Class A Notes and Class B Notes" in part A of this prospectus.

    "A$ EQUIVALENT" has the meaning ascribed to it under the heading "Description of the Class A Notes--Allocation of Principal to Class A Notes and Class B Notes" in part A of this prospectus.

    "A$ EXCHANGE RATE" means the "A$ Exchange Rate" specified under the heading "Exchange Rates" in the confirmation of the related currency swap.

    "BANK BILL RATE" means, in respect of any Interest Period, the rate expressed as a percentage per annum:

    (a) calculated by taking the rate appearing on the Reuters screen BBSW page at or about 10.15 am (Melbourne time) on the first day of that Interest Period for each bank so quoting (being no fewer than five) as being the mean buying and selling rate for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters screen BBSW page) having a tenor of 90 days after eliminating the highest and the lowest mean rates and taking the average of the remaining mean rates (rounded up, if necessary, to the nearest four decimal places);

    (b) if fewer than five banks quote on the Reuters screen BBSW page, the rate calculated as above by taking the rates otherwise quoted by five banks otherwise authorized to quote rates on the

                                     B-G-2

       Reuters screen BBSW page at or about 10.15 am (Melbourne time) for a bill of exchange having a tenor of 90 days; or

    (c) if a rate cannot be determined in accordance with the procedures in
       (a) or (b), the rate specified in good faith by the Trust Manager at or around that time on that day, having regard, to the extent possible, to comparable indices then available as to the rate otherwise bid and offered for bills of exchange having a tenor of 90 days, provided that, if the first Interest Period is a period of less than 90 days, the Bank Bill Rate for that Interest Period will be calculated by the Trust Manager to be the linear interpolated rate for the relevant period.

    "BASIS SWAP PROVIDER" means Australia and New Zealand Banking Group Limited (ABN 11 005 357 522).

    "BUSINESS DAY" means, any day (other than a Saturday, Sunday or public holiday), on which banks are open for business in Melbourne and Sydney, Australia, New York, United States of America and London, United Kingdom.

    "CALL OPTION DATE" has the meaning ascribed to it under the heading "The Description of the Class A Notes--Optional Redemption of the Notes" in part A of this prospectus.

    "CARRYOVER PRINCIPAL CHARGE-OFFS" means the amount by which a Principal Charge-off exceeds the amount of Excess Available Income for that Collection Period.

    "CLASS A NOTEHOLDER" means a holder of a Class A Note.

    "CLASS A NOTES" means the US$1,000,000,000 (approximate) Class A Mortgage Backed Floating Rate Notes due 2032.

    "CLASS A PERCENTAGE" has the meaning ascribed to it under the heading "Description of the Class A Notes--Allocation of Principal to Class A Notes and Class B Notes" in part A of this prospectus.

    "CLASS B AVAILABLE SUPPORT" in relation to a Determination Date means the amount (expressed as a percentage) calculated as follows:

               CBAS    =    ASA(B)
                            --------
                            ASA+RL

where:         CBAS    =    the Class B Available Support;

               ASA(B)  =    the Aggregate Stated Amount for the Class B
                            Notes on the immediately preceding Determination
                            Date;

               ASA     =    the aggregate of the A$ Equivalent of Stated
                            Amounts of all Notes, on the immediately
                            preceding Determination Date;

               RL      =    the Redraw Limit on the immediately preceding
                            Determination Date provided that, in respect of
                            the first Determination Date, such amounts will
                            be calculated by reference to the Initial
                            Invested Amount of the Notes and the RL will be
                            the Redraw Limit on the Closing Date.

                                     B-G-3

    "CLASS B PERCENTAGE" has the meaning ascribed to it under the heading "Description of the Class A Notes--Allocation of Principal to Class A Notes and Class B Notes" in part A of this prospectus.

    "CLASS B PRINCIPAL" has the meaning ascribed to it under the heading "Description of the Class A Notes--Allocation of Principal to Class A Notes and Class B Notes" in part A of this prospectus.

    "CLASS B NOTEHOLDER" means a holder of a Class B Note.

    "CLASS B NOTES" means the A$41,500,000 (approximate) Class B Mortgage Backed Floating Rate Notes due 2032.

    "CLASS B REQUIRED SUPPORT" in relation to a Determination Date means the amount (expressed as a percentage) calculated as follows:

               CBRS =     IIAB
                          ----
                            AIIA

where:         CBRS =     the Class B Required Support;

               IIAB =     the aggregate Initial Invested Amount for the Class B
                          Notes;

               AIIA =     the aggregate of the A$ Equivalent of Initial Invested
                          Amounts of the Class A Notes and the Class B Notes.

    "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, societe anonyme, a limited liability company organized under the laws of Luxembourg.

    "CLOSING DATE" means on or about June 4, 2001.

    "COLLECTIONS" has the meaning ascribed to it under the heading "Description of the Class A Notes--Collections; Distributions on the Class A Notes" in part A of this prospectus.

    "COLLECTION BUSINESS DAY" means a day (excluding a Saturday, Sunday and any public holiday) on which banks are open for business in Melbourne, Australia.

    "COLLECTION PERIOD" means, with respect to a Payment Date, the period from (and including) the first day of the Quarter immediately preceding the related Determination Date up to (and including) the last day of the Quarter immediately preceding the related Determination Date. However, the first Collection Period commences on (and includes) the day after the Cut-off Date and ends on (and includes) August 31, 2001. However, if the last day of the Quarter is not a Collection Business Day then the Collection Period will end on (and include) the next Collection Business Day. Any subsequent Collection Period will commence on (and include) the day after the end of the previous Collection Period.

    "COLLECTIONS ACCOUNT" means the account opened and maintained by the Issuer Trustee in accordance with the Master Trust Deed, held with ANZ and which bears a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.

    "CORPORATIONS LAW" means the Corporations Law of Australia under the Corporations Act (1989).

    "CURRENCY SWAP PROVIDERS" means each of Citibank N.A. and Australia and New Zealand Banking Group Limited (ABN 11 005 357 522).

    "CUSTODIAN" means Australia and New Zealand Banking Group Limited (ABN 11 005 357 522).

    "CUT-OFF DATE" means the close of business on May 16, 2001.

                                     B-G-4

    "DEED OF CHARGE" means the deed dated May 16, 2001, with the words "Deed of Charge" and the name of the trust in its title entered into between the Issuer Trustee, the Trust Manager, the Security Trustee and the Note Trustee for the Trust.

    "DERIVATIVE CONTRACT" means any interest rate swap, currency swap, forward rate agreement, cap, collar, floor or other rate or price protection transaction or agreement, any option with respect to any such transaction or agreement, or any combination of such transactions and agreements or similar arrangements entered into by the Issuer Trustee in connection with:

    (a) Notes issued in respect of the Trust; or

    (b) any asset of the Trust.

    "DETERMINATION DATE" means the day which is four Business Days prior to a Payment Date. The first Determination Date is September 14, 2001.

    "DTC" means the Depository Trust Company.

    "EARLY REPAYMENT COSTS" means those costs which are received from the borrower as a result of a borrower prepaying any amount in respect of a fixed interest rate mortgage loan.

    "ELIGIBLE BANK" means a bank that has a rating equivalent to or higher than the rating assigned to the Class A Notes issued in respect of the Trust (or a bank which has a rating which is otherwise acceptable to each of the applicable rating agencies).

    "ELIGIBILITY CRITERIA" has the meaning ascribed to it under the heading "The Seller--The Seller's Representations" in part B of this prospectus.

    "ENFORCEMENT EXPENSES" means all expenses paid by or on behalf of the Servicer in connection with the enforcement of any mortgage loan (or related insurance policy) for which the Servicer is entitled to be reimbursed out of the Assets of the Trust under the terms of the Master Servicer Deed.

    "EUROCLEAR" means Euroclear Bank S.A./N.V. as operator of the Euroclear system.

    "EVENT OF DEFAULT" has the meaning ascribed to it under the heading "The Master Security Trust Deed--Events of Default" in part B of this prospectus.

    "EXCESS AVAILABLE INCOME" has the meaning ascribed to it under the heading "Description of the Class A Notes--Principal Charge-offs; Reimbursement of the Principal Charge-offs" in part A of this prospectus.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934 of the United States of America, as amended.

    "EXPENSES OF THE TRUST" means all costs, charges and expenses reasonably and properly incurred by the Issuer Trustee or the Trust Manager in connection with the Trust and any other amounts for which the Issuer Trustee is entitled to be reimbursed or indemnified out of the Trust and which the Trustee elects to pay.

    "EXTRAORDINARY RESOLUTION" means:

    (a) in relation to Voting Secured Creditors or a class of Voting Secured Creditors, a resolution passed at a meeting of the Voting Secured Creditors or the class of the Voting Secured Creditors held in accordance with the provisions of the Master Security Trust Deed by:

       (i) a majority of not less than 75% of the votes of such Voting Secured Creditors or class of Voting Secured Creditors capable of being cast on it; or

       (ii) a written resolution signed by all of such Voting Secured Creditors or class of Voting Secured Creditors; and

                                     B-G-5

    (b) in relation to Noteholders of the Trust, a resolution passed at a meeting of the Noteholders held in accordance with the provisions of the Master Trust Deed and the Note Trust Deed by:

       (i) a majority of not less than 75% of the votes of such Noteholders capable of being cast on it; or

       (ii) a written resolution signed by all of such Noteholders.

    "FINAL MATURITY DATE" means September 20, 2032.

    "FINANCE CHARGE COLLECTIONS" has the meaning ascribed to it under the heading "Description of the Class A Notes--Determination of Total Available Income" in part A of this prospectus.

    "FITCH" means Fitch, Inc.

    "FIXED RATE SWAP PROVIDER" means Australia and New Zealand Banking Group Limited (ABN 11 005 357 522).

    "FS ACT" means the Financial Services Act 1986 of the United Kingdom, as amended.

    "GST" means the Australian Goods and Services Tax.

    "INCOME SHORTFALL" means the amount by which the payments to be made from the Total Available Income on a Payment Date, other than reimbursement of Principal Charge-offs, Carry-over Principal Charge-offs or payments to the Residual Income Unitholder or the reimbursement of Principal Draws outstanding, exceed the aggregate of the Total Available Income (before taking into account any Principal Draw or Liquidity Draw to be made on that Payment Date) to satisfy such Income Shortfall in relation to that Payment Date.

    "INITIAL INVESTED AMOUNT" means the initial principal amount of a Class A Note that is stated on the face of such Class A Note. Unless otherwise specified, Initial Invested Amount refers to a Class A Note.

    "INSOLVENCY EVENT" means the happening of any of these events:

    (a) an application (other than a frivolous or vexatious application or an application which is stayed within 15 Business Days) is made to a court or an order is made that the relevant body corporate be wound up other than for the purposes of a solvent reconstruction or amalgamation;

    (b) an application is made to a court for an order appointing a liquidator or provisional liquidator in respect of the relevant body corporate, or one of them is appointed, whether or not under an order;

    (c) a receiver, receiver and manager, liquidator, trustee or similar officer is appointed in respect of any part of the property of the relevant body corporate and such appointment is not remedied within 15 Business Days;

    (d) an administrator is appointed to the relevant body corporate or any steps are taken for the appointment of an administrator to the relevant body corporate;

    (e) the relevant body corporate commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors;

    (f) the relevant body corporate is or states that it is unable to pay its debts as and when they fall due or is deemed unable to pay its debts under any applicable legislation (other than as a result of the failure to pay a debt or claim which is the subject of a good faith dispute);

                                     B-G-6

    (g) anything analogous or having a substantially similar effect to any of the events specified above happens under the laws of any applicable jurisdiction.

    "INTEREST PERIOD" means the period commencing on and including a Payment Date and ending on but excluding the next Payment Date. However, the first and last Interest Periods are as follows:

        FIRST: the period from and including the Closing Date to but excluding the first Payment Date.

        LAST: the period from and including the Payment Date immediately preceding the date upon which the Notes are redeemed to but excluding the date upon which the Notes are redeemed.

    "INVESTED AMOUNT" means on any Determination Date in relation to a Note, the Initial Invested Amount of Note less the aggregate of all amounts previously paid in relation to that Note and the aggregate of the amount to be paid in relation to that Note on the next Payment Date on account of principal pursuant to Condition 7.2 of the Terms and Conditions of the Notes located at Appendix A-II of this prospectus.

    "IRS" means the United States Internal Revenue Service.

    "ISSUER TRUSTEE" means Perpetual Trustee Company Limited (ABN 42 000 001
007).

    "ISSUER TRUSTEE DEFAULT" means:

    (a) an Insolvency Event occurs in respect of the Issuer Trustee;

    (b) the Issuer Trustee merges or consolidates with another entity without obtaining the consent of the Trust Manager, such consent not to be unreasonably withheld;

    (c) there is a change in effective control of the Issuer Trustee (other than a change which does not alter the status of the Issuer Trustee as a wholly owned subsidiary of Perpetual Trustees Australia Limited ABN 86 000 431 827) which has not been approved by the Trust Manager, such approval not to be unreasonably withheld; or

    (d) the Issuer Trustee breaches any material obligation or duty imposed on the Trustee under the Transaction Documents and is not remedied within 10 Business Days of notice in writing from the Trust Manager requiring its remedy.

    "LIQUIDITY DRAW" any advance under the Liquidity Facility in accordance with the description of the Liquidity Draw under the heading "Description of the Class A Notes--Liquidity Draw" in part A of this prospectus.

    "LIQUIDITY FACILITY" means the facility provided in respect of the Trust by the Liquidity Facility Provider under the Liquidity Facility Agreement for the Trust.

    "LIQUIDITY FACILITY AGREEMENT" means the agreement with those words and the name of the Trust in its title and entered into between the Issuer Trustee, the Trust Manager and the Liquidity Facility Provider.

    "LIQUIDITY FACILITY PROVIDER" means Australia and New Zealand Banking Group Limited
(ABN 11 005 357 522).

    "LIQUIDITY LIMIT" has the meaning ascribed to it under the heading "Description of the Class A Notes--The Liquidity Facility--Advances and Facility Limit" in part A of this prospectus.

    "LONDON STOCK EXCHANGE" means the London Stock Exchange plc.

    "LOW DOC LOANS" has the meaning ascribed to it under the heading "The Seller's Product Types--Approval and Underwriting Process--Low Doc Loans" in part B of this prospectus.

                                     B-G-7

    "LTV" means, at any date of determination in relation to a mortgage loan, the ratio of the outstanding balance at that date to the value of the property at that date.

    "MASTER DEFINITIONS SCHEDULE" means the deed dated August 1, 2000, with those words in its name and entered into between the Issuer Trustee, the Security Trustee and the Trust Manager, as amended.

    "MASTER SECURITY TRUST DEED" means the deed entitled "Kingfisher Master Trusts Global Master Security Trust Deed" dated May 16, 2001, and entered into between the Issuer Trustee, the Security Trustee, the Trust Manager and the Note Trustee.

    "MASTER SERVICER DEED" means the Master Servicer Deed dated August 1, 2000 entered into between the Issuer Trustee, the Trust Manager and ANZ.

    "MASTER TRUST DEED" means the deed dated August 1, 2000, with those words in its title and entered into between the Issuer Trustee and the Trust Manager, as amended.

    "MATERIAL ADVERSE EFFECT" means an event which (as determined by the Trust Manager or the Issuer Trustee, as the context requires, or by the Trust Manager in any other case) will materially and adversely affect the amount of any payment to a Secured Creditor or the timing of any such payment.

    "MOODY'S" means Moody's Investors Service, Inc.

    "MORTGAGE POOL INSURANCE POLICY" has the meaning ascribed to it under the heading "The Mortgage Insurance Policies--Mortgage Pool Insurance Policy" in part A of this prospectus.

    "MORTGAGE TITLE DOCUMENTS" means with respect to any mortgage loan:

    (a) the certificate or other indicia of title (if any) in respect of the land the subject of the mortgage in relation to the mortgage loan;

    (b) the original or duplicate mortgage documents in relation to the mortgage loan;

    (c) any valuation report obtained in connection with the mortgage or the collateral securities in relation to the mortgage loan;

    (d) any agreement of priority or its equivalent in writing entered into in connection with the mortgage or the collateral securities in relation to the mortgage loan;

    (e) the loan agreement (if other than a mortgage) relating to the mortgage loan; and

    (f) all other documents required to evidence the Seller's or the Issuer Trustee's interest in the above land, the above mortgage loan, the above mortgage, or the above collateral securities,

    and, for the avoidance of doubt, "Mortgage Title Documents" includes any amendment or replacement of such documents and any such document which is entered into, and under which rights arise, after any sale of the relevant mortgage loan by the Seller to the Issuer Trustee.

    "NOTEHOLDER" means a holder of a Class A Note or a Class B Note.

    "NOTE OWNER" means the beneficial owner of any Note in book-entry form.

    "NOTE REGISTRAR" means The Bank of New York, New York Branch.

    "NOTES" means the Class A Notes and the Class B Notes.

    "NOTE TRUST DEED" means the deed with the words "Note Trust Deed" and the name of the Trust in its title dated on or about the date of the Supplemental Deed for the Trust between the Issuer Trustee, the Trust Manager and the Note Trustee.

    "NOTE TRUSTEE" means The Bank of New York, New York Branch.

                                     B-G-8

    "OPINION OF COUNSEL" means a written opinion of counsel, who may be the in-house counsel or outside counsel for the Trust Manager, Seller or Servicer reasonably acceptable to the Issuer Trustee; provided, however, that with respect to the interpretation of Australian income tax or United States federal income tax issues, such counsel must (i) in fact be financially independent of the Trust Manager, Seller, or Servicer, or any affiliate thereof, and (iii) not be connected with the Trust Manager, Seller or Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

    "OTHER AMOUNTS UNDER SUPPORT FACILITIES" has the meaning ascribed to it under the heading "Description of the Class A Notes--Determination of Total Available Income" in part A of this prospectus.

    "OTHER INCOME" has the meaning ascribed to it under the heading "Description of the Class A Notes--Determination of Total Available Income" in part A of this prospectus.

    "PAYING AGENT" means The Bank of New York, London Branch.

    "PAYING AGENTS" means the Principal Paying Agent and the Paying Agent.

    "PAYMENT DATE" means the 20th day of each of September, December, March and June or, if the 20th day is not a Business Day, then the next Business Day. The first Payment Date is September 20, 2001.

    "PERFORMING MORTGAGE LOANS AMOUNT" has the meaning ascribed to it under the heading "Description of the Class A Notes--The Liquidity Facility--Advances and Facility Limit" in part A of this prospectus.

    "PREMIUM POLICY" has the meaning ascribed to it under the heading "The Mortgage Insurance Policies--General" in Part A of this prospectus.

    "PRIMARY SUPPORT DOCUMENTS" means each of the deed of guarantee and payment deed referred to in "The Mortgage Insurance Policies--Description of the Insurers" in part A of this prospectus.

    "PRINCIPAL CHARGE-OFF" has the meaning ascribed to it under the heading "Description of the Class A Notes--Principal Charge-offs" in part A of this prospectus.

    "PRINCIPAL COLLECTIONS" has the meaning ascribed to it under the heading "Description of the Class A Notes--Determination of Principal Collections" in part A of this prospectus.

    "PRINCIPAL DRAW" has the meaning ascribed to it under the heading "Description of the Class A Notes--Determination of Total Available Income" in part A of this prospectus.

    "PRINCIPAL PAYING AGENT" means The Bank of New York, New York Branch.

    "QUARTER" has the meaning ascribed to it under the heading "Description of the Class A Notes--Key Dates and Periods" in part A of this prospectus.

    "RATING AGENCY NOTIFICATION" means in respect of a planned or proposed event or action, the provision of written notice to each rating agency at least 10 Business Days prior to the implementation of such planned or proposed event or action, or such shorter period ending upon each rating agency confirming receipt of such notice.

    "REDRAW FACILITY" means the facility provided in respect of the Trust by the Redraw Facility Provider under the Redraw Facility Agreement.

    "REDRAW FACILITY AGREEMENT" means the agreement with those words and the name of the Trust in its title, dated May 17, 2001, and entered into between the Issuer Trustee, the Trust Manager and the Redraw Facility Provider.

                                     B-G-9

    "REDRAW FACILITY PROVIDER" means Australia and New Zealand Banking Group Limited
(ABN 11 005 357 522).

    "REDRAW LIMIT" has the meaning ascribed to it under the heading "Description of the Class A Notes--The Redraw Facility" and "The Liquidity Facility--Advances and Facility Limit" in part A of this prospectus.

    "REDRAW PERCENTAGE" means, on any Determination Date, a percentage calculated as follows:

RP =           RPO
           -----------
            ASA + RPO

    where:

    RP = the Redraw Percentage;

    ASA = the Aggregate Stated Amount of all Notes on the immediately preceding Determination Date;

    RPO = the Redraw Principal Outstanding calculated on the immediately preceding Determination Date,

    provided that, in respect of the first Determination Date, such amounts will be calculated by reference to the Initial Invested Amount of the Notes and RPO will be zero.

    "REDRAW PRINCIPAL" has the meaning ascribed to it under the heading "Description of the Class A Notes--Allocation of Principal to Class A Notes and Class B Notes" in part A of this prospectus.

    "REDRAW PRINCIPAL OUTSTANDING" has the meaning ascribed to it under the heading "Description of the Class A Notes--Allocation of Principal to Class A Notes and Class B Notes" in part A of this prospectus.

    "REDRAWS" means the Seller's re-advance to a borrower of repayments of principal made by that borrower on its mortgage loan in an amount not to exceed the limits specified under the headings "The Seller's Product Types--Special Features of the Mortgage Loans".

    "REDRAW SHORTFALL" has the meaning ascribed to it under the heading "Description of the Class A Notes--Redraws"; "--The Redraw Facility" in this prospectus.

    "REQUIRED CREDIT RATING" means, in respect of Authorized Investments with a maturity of at least 12 months, "AAA" (or equivalent) by each of the applicable rating agencies.

    "RESIDUAL CAPITAL UNITHOLDER" means the residual capital beneficiary of the Trust.

    "RESIDUAL INCOME UNITHOLDER" means the residual income beneficiary of the Trust.

    "SALE NOTICE" means in respect of a trust, a notice issued by the Seller in accordance with clause 7 and Schedule 2 of the Master Trust Deed.

    "SCHEDULED PAYMENTS" means the required weekly, bi-weekly or monthly payment of principal and/or interest specified under the mortgage loan documents.

    "SCHEDULED TERMINATION DATE" has the meaning ascribed to it under the heading "Description of the Class A Notes--The Redraw Facility--Termination" in part A of this prospectus.

    "SEC" means United States Securities and Exchange Commission.

    "SECURED CREDITORS" means any secured party specified as such under the Deed of Charge for the Trust including, but not limited to, the Noteholders, the Trust Manager, the Security Trustee, the

                                     B-G-10

Servicer, the Note Trustee, any Paying Agent, any provider of a swap, and any provider of a Support Facility.

    "SECURED MONEYS" means, in respect of the Trust, the aggregate of all money owing to the Security Trustee or to a creditor under any of the Transaction Document as specified in the Deed of Charge for the Trust.

    "SECURED PROPERTY" means any property of the Trust specified for the Trust as secured property under the Deed of Charge for the Trust.

    "SECURITIES ACT" means the United States Securities Act of 1933.

    "SECURITY TRUST" means the trust constituted by the Master Security Trust Deed and the Deed of Charge.

    "SECURITY TRUSTEE" means P.T. Limited (ABN 67 004 454 666).

    "SELLER" means Australia and New Zealand Banking Group Limited (ABN 11 005 357 522).

    "SELLER DEPOSIT" has the meaning given in ascribed to it under the heading "--Seller Deposit".

    "SERVICER" means Australia and New Zealand Banking Group Limited (ABN 11 005 357 522).

    "SERVICER DEFAULT" has the meaning ascribed to it under the heading "Description of the Transaction Documents--The Master Servicer Deed--Removal and Resignation of the Servicer" in part B of this prospectus.

    "S&P" means Standard & Poor's Ratings Group.

    "STATED AMOUNT" for a Note means on a Determination Date:

    (a) the Initial Invested Amount of that Note on that Determination Date;
       less

    (b) the aggregate of all principal amounts previously paid in relation to that Note; less

    (c) the aggregate of the principal amount to be paid in relation to that Note on the next Payment Date; less

    (d) the Principal Charge-Off to be made in respect of that Note on that Determination Date which will not be reimbursed on the immediately following Payment Date; less

    (e) the aggregate of all Carryover Principal Charge-offs on that Note which have not been reimbursed on or before the immediately following Payment Date.

    "STEPDOWN CONDITIONS" are satisfied on a Determination Date if:

1.  the following applies:

    (a) the Class B Available Support on that Determination Date is equal to or greater than two times the Class B Required Support on the Determination Date;

    (b) the aggregate Stated Amount for the Class B Notes as at the immediately preceding Determination Date is equal to or greater than 0.25% of the aggregate Initial Invested Amount of all the Class B Notes as at the Closing Date;

    (c) either:

        (i) the Average Arrears Ratio on that Determination Date does not exceed 2% and the aggregate of all unreimbursed Principal Charge-offs as at the previous Determination Date does not exceed 30% of the aggregate of the Initial Invested Amounts of the Class B Notes; or

                                     B-G-11

        (ii) the Average Arrears Ratio on that Determination Date does not exceed 4% and the aggregate of all unreimbursed Principal Charge-offs as at the previous Determination Date does not exceed 10% of the aggregate of the Initial Invested Amounts of the Class B Notes; and

    (d) the events referred to in 7.3(b) of the Terms and Conditions of the Class A Notes located at Appendix A-II of this prospectus has not occurred on or prior to the Determination Date and is not expected to occur on or prior to the next Payment Date thereafter, or

2.  the following applies:

    (a) that Determination Date falls on or after the fifth anniversary of the Closing Date;

    (b) the Average Arrears Ratio on that Determination Date does not exceed 2%;

    (c) the aggregate A$ Equivalent of the Stated Amount of all outstanding Notes as at the previous Determination Date is greater than 10% of the A$ Equivalent of the aggregate Initial Invested Amount of all Notes;

    (d) the aggregate Stated Amount for the Class B Notes as at the previous Determination Date is equal to or greater than 0.25% of the aggregate Initial Invested Amount of all the Class B Notes as at the Closing Date; and

    (e) the aggregate of all unreimbursed Principal Charge-offs as at the previous Determination Date does not exceed:

        (i) if the Determination Date falls on or after the fifth anniversary of the Closing Date but prior to the sixth anniversary of the Closing Date, 30% of the aggregate of the Initial Invested Amounts of the Class B Notes;

        (ii) if the Determination Date falls on or after the sixth anniversary of the Closing Date but prior to the seventh anniversary of the Closing Date, 35% of the aggregate of the Initial Invested Amounts of the Class B Notes;

       (iii) if the Determination Date falls on or after the seventh anniversary of the Closing Date but prior to the eighth anniversary of the Closing Date, 40% of the aggregate of the Initial Invested Amounts of the Class B Notes;

        (iv) if the Determination Date falls on or after the eighth anniversary of the Closing Date but prior to the ninth anniversary of the Closing Date, 45% of the aggregate of the Initial Invested Amounts of the Class B Notes;

        (v) if the Determination Date falls on or after the ninth anniversary of the Closing Date, 50% of the aggregate of the Initial Principal Amounts of the Class B Notes.

    "STEP DOWN PERCENTAGE" on a Determination Date is determined as follows:

1. If the Stepdown Conditions are not satisfied on that Determination Date, the Stepdown Percentage is 100%.

2. If the Stepdown Conditions are satisfied on that Determination Date, the Stepdown Percentage is 100% unless the following apply:

    (a) if the Payment Date immediately following that Determination Date falls prior to the third anniversary of the Closing Date, the Stepdown Percentage is 50%;

                                     B-G-12

    (b) if:

        (i) the Payment Date immediately following that Determination Date falls on or after the third anniversary of the Closing Date but prior to the tenth anniversary of the Closing Date; and

        (ii) the Class B Available Support on that Determination Date is equal to or greater than two times the Class B Required Support on that Determination Date;

        the Stepdown Percentage is 0%;

    (c) if:

        (i) paragraph (b) above does not apply;

        (ii) the Payment Date immediately following that Determination Date falls on or after the fifth anniversary of the Closing Date but prior to the tenth anniversary of the Closing Date; and

       (iii) the Class B Available Support on that Determination Date is equal to or greater than the Class B Required Support on that Determination Date;

    then:

        (i) if the Payment Date immediately following that Determination Date falls on or after the fifth anniversary of the Closing Date but prior to the sixth anniversary of the Closing Date, the Stepdown Percentage is 70%;

        (ii) if the Payment Date immediately following that Determination Date falls on or after the sixth anniversary of the Closing Date but prior to the seventh anniversary of the Closing Date, the Stepdown Percentage is 60%;

       (iii) if the Payment Date immediately following that Determination Date falls on or after the seventh anniversary of the Closing Date but prior to the eighth anniversary of the Closing Date, the Stepdown Percentage is 40%;

        (iv) if the Payment Date immediately following that Determination Date falls on or after the eighth anniversary of the Closing Date but prior to the ninth anniversary of the Closing Date, the Stepdown Percentage is 20%; or

        (v) if the Payment Date immediately following that Determination Date falls on or after the ninth anniversary of the Closing Date but prior to the tenth anniversary of the Closing Date, the Stepdown Percentage is 0%; or

    (d) if the Payment Date immediately following that Determination Date falls on or after the tenth anniversary of the Closing Date, the Stepdown Percentage is 0%.

    "SUPPLEMENTAL DEED" means the deed executed or proposed to be executed (as the case may be) by the Issuer Trustee, the Trust Manager and others which, amongst other things, specifies provisions which are to apply in respect of the Trust in addition to those contained in the Master Trust Deed or, replacing or deleting provisions of the Master Trust Deed in respect of the Trust.

    "SUPPORT FACILITY" means, in respect of the Trust:

    (a) each Derivative Contract comprising the "Basis Swap", the "Fixed Rate Swap" and each "Currency Swap";

    (b) any Redraw Facility;

    (c) any Liquidity Facility;

                                     B-G-13

    (d) any lender's mortgage insurance policy;

    (e) the Premium Policy;

    (f) the Mortgage Pool Insurance Policy; and

    (g) the Primary Support Documents.

    "SUPPORT FACILITY PROVIDER" means a person who provides a Support Facility.

    "TAX ACT" means the Australian Income Tax Assessment Act of 1936 or the Australian Income Tax Assessment Act of 1997, as amended.

    "THRESHOLD RATE" means the minimum interest rates required to be set on the mortgage loans which will ensure that the issuer trustee has sufficient funds available to meet its obligations under the Transaction Documents.

    "TITLE PERFECTION EVENT" means, in respect of a trust, any of the following:

    (a) the Seller ceases to have a long term credit rating of at least BBB in the case of S&P, at least BBB in the case of Fitch and at least Baa2 in the case of Moody's;

    (b) an Insolvency Event occurs in relation to the Seller; and

    (c) the Seller or the Servicer fails to pay the collections in respect of the trust related to a series of Notes in accordance with the Master Trust Deed within three Business Days of the due date for payment except where the failure to pay is caused by an event which is not within the control of the Seller or the Servicer.

    "TOTAL AVAILABLE INCOME" has the meaning ascribed to it under the heading "Description of the Class A Notes--Determination of Total Available Income" in part A of this prospectus.

    "TOTAL INVESTED AMOUNT" means the aggregate A$ Equivalent of the Invested Amount of the relevant Notes at the date of determination.

    "TRANSACTION DOCUMENTS" means, in relation to the Trust:

    (a) the Master Trust Deed;

    (b) the Supplemental Deed;

    (c) the Master Security Trust Deed;

    (d) the Deed of Charge;

    (e) the Master Definition Schedule;

    (f) the Master Servicer Deed;

    (g) the Note Trust Deed;

    (h) the Agency Agreement;

    (i) the Sale Notice;

    (j) any Derivative Contract;

    (k) any document in connection with, or evidencing, a Support Facility; and

    (l) such other documents as are specified as Transaction Documents in the Supplemental Deed.

    "TRUST" means Kingfisher Trust 2001-1G. The Trust was created by the Trust Manager pursuant to the Master Trust Deed and the Supplemental Deed. The term "trust" within this Glossary or part B of

                                     B-G-14
this prospectus refers to any trust constituted under the Master Trust Deed, a notice of creation of trust or a supplemental deed with respect to a particular series of notes issued thereunder.

    "TRUST MANAGER" means ANZ Capel Court Limited (ABN 30 004 768 807).

    "UNITHOLDERS" means in respect of a trust each of the Residual Capital Unitholder and the Residual Income Unitholder.

    "UK LISTING AUTHORITY" means the Financial Services Authority in its capacity as competent authority under the Financial Services Act 1986 of the United Kingdom, as amended.

    "US$ EXCHANGE RATE" means the "US$ Exchange Rate" specified in the confirmation of the related currency swap.

    "VOTING SECURED CREDITOR" means, in respect of the Trust:

    (a) for so long as the Secured Moneys of the Noteholders are 75% or more of the then total Secured Moneys:

        (i) if any Class A Note then remains outstanding, the Note Trustee (or, if the Note Trustee has become bound to notify, or seek directions from, the related Class A Noteholders or to take steps and/or to proceed under the relevant Note Trust Deed and fails to do so as and when required by that Note Trust Deed and such failure is continuing, the related Noteholders); or

        (ii) if no Class A Note then remains outstanding, the Class B Noteholders; and

    (b) otherwise:

        (i) if any Class A Note then remains outstanding, the Note Trustee (or, if the Note Trustee has become bound to notify, or seek directions from, the related Class A Noteholders or take steps and/or to proceed under the Note Trust Deed and fails to do so as and when required by that Note Trust Deed and such failure is continuing, the related Noteholders); and

        (ii) each other then Secured Creditor (other than the Note Trustee and the Class A Noteholders).

                                     B-G-15

                                   APPENDIX B

    The information contained in this Appendix B forms an integral part of this prospectus.

                   GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

    In most circumstances, the notes offered by this prospectus will be issued only as global notes which are registered and held by a depository. Note Owners of the global notes may hold their interest in the global notes through any of DTC, Clearstream, Luxembourg or Euroclear or, if specified in part A of this prospectus, in the case of Australian dollar notes, Austraclear. The global notes will be tradable as home market instruments in the European, U.S., Asian and Australian domestic markets. For so long as the Class A Notes are held in global form, all payments of principal and interest, and all transfers of the Class A Notes will take place in accordance with the procedures of the relevant clearing system. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding interests in global notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary market trading between investors holding interests in global notes through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

    Secondary market trading between investors holding interests in global notes through Austraclear will be conducted in accordance with the Austraclear Regulations and Operating Manual in the same manner as domestic Australian dollar debt instruments.

    Secondary cross-market trading between Clearstream, Luxembourg or Euroclear participants (including, where applicable, Austraclear as a participant in those systems) and DTC participants holding interests in global notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear and the DTC participants.

    INITIAL SETTLEMENT

    All global notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Note Owners' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants (including, where applicable, Austraclear) through their respective depositaries, which in turn will hold their positions in accounts as DTC participants.

    Note Owners electing to hold their interests in the global notes through DTC will follow the DTC's settlement practices applicable to U.S. corporate debt obligations. Note Owner securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Note Owners electing to hold their interests in the global notes through Clearstream, Luxembourg or Euroclear or Austraclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lockup" or restricted period. Interests in the global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                     B-I-1

    SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the DTC's procedures applicable to U.S. corporate debt obligations in same-day funds.

    TRADING BETWEEN CLEARSTREAM, LUXEMBOURG EUROCLEAR PARTICIPANTS AND/OR AUSTRACLEAR. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants or Austraclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG, EUROCLEAR OR AUSTRACLEAR PURCHASER. When interests in the global notes are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant (including, where applicable, Austraclear) at least one Business Day before settlement. Clearstream, Luxembourg or Euroclear will instruct their respective depositary, as the case may be, to receive the interests in the global notes against payment. Payment will include interest accrued on the interests in the global notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's (including, where applicable, the account of Austraclear and the account of a member of Austraclear). The global notes credit will appear the next day accounting to European time or Australian time (as the case may be), and the cash debit will be back-valued to, and interest on the global notes will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead on the actual settlement date.

    Austraclear will follow its rules and procedures in giving instructions to Clearstream, Luxembourg and Euroclear (as a participant in those systems) and members of Austraclear will need to give instructions to Austraclear in good time to enable it to do so.

    Clearstream, Luxembourg participants and Euroclear participants (including, where applicable, Austraclear) will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global notes are credited to their accounts one day later. Austraclear members will need to make available to Austraclear the funds necessary for it to comply with its obligations as a participant in Clearstream, Luxembourg or Euroclear in accordance with the Austraclear Regulations and Operating Manual.

    As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants, can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing interests in the global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the interests in the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the interests in the global notes earned

                                     B-I-2
during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending interests in the global notes to the respective depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants (including, where applicable, Austraclear). The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

    TRADING BETWEEN CLEARSTREAM, LUXEMBOURG, EUROCLEAR OR AUSTRACLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants (including, where applicable, Austraclear) may employ their customary procedures for transactions in which interests in global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant (including, where applicable, Austraclear) at least one Business Day before settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the interests in the global notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant (including, where applicable, the account of Austraclear and the account of the member of Austraclear) the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account (including, where applicable, the account of Austraclear and the account of the member of Austraclear) would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's or account (including, where applicable, the account of Austraclear and the account of the member of Austraclear) would instead be valued on the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase interests in global notes from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants (including, where applicable, Austraclear) should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, under the clearing system's customary procedures;

    - borrowing the interests in the global notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the interests in the global notes sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

    - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant (including, where applicable, Austraclear).

                                     B-I-3

                           PRINCIPAL OFFICE OF KINGFISHER TRUST 2001-1G
                                             Level 6
                                        530 Collins Street
                                        Melbourne VIC 3000
                                Attention: ANZ Capel Court Limited

               SELLER, SERVICER AND CUSTODIAN                            ISSUER TRUSTEE
      Australia and New Zealand Banking Group Limited          Perpetual Trustee Company Limited
                    (ABN 11 005 357 522)                              (ABN 42 000 001 007)
                          Level 10                                 Level 3, 39 Hunter Street
                     530 Collins Street                                 Sydney NSW 2000
                     Melbourne VIC 3000                                    Australia
                         Australia

                        NOTE TRUSTEE                                    SECURITY TRUSTEE
           The Bank of New York, New York Branch                           PT Limited
                     101 Barclay Street                               (ABN 67 004 454 666)
                         Floor 21W                               Level 7, 1 Castlereagh Street
                  New York, New York 10286                       Sydney, New South Wales, 2000
                                                                           Australia

         NOTE REGISTRAR AND PRINCIPAL PAYING AGENT                        PAYING AGENT
           The Bank of New York, New York Branch              The Bank of New York, London Branch
                     101 Barclay Street                                    48th Floor
                         Floor 21W                                     One Canada Square
                  New York, New York 10286                               London EI4 5AL
                                                                         United Kingdom

                                       LONDON LISTING AGENT
                              Salomon Brothers International Limited
                                          Victoria Plaza
                                    111 Buckingham Palace Road
                                         London SW1W 0SB
                                          United Kingdom

                                          LEGAL ADVISERS

              TO: KINGFISHER TRUST 2001-1G AS                  TO: KINGFISHER TRUST 2001-1G AS TO
                    TO UNITED STATES LAW                                 AUSTRALIAN LAW
               Sidley Austin Brown & Wood LLP                       Mallesons Stephen Jaques
                   One World Trade Center                                   Level 60
                  New York, New York 10048                           Governor Phillip Tower
                                                                         1 Farrer Place
                                                                        Sydney NSW 2000
                                                                           Australia

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                            KINGFISHER TRUST 2001-1G

                        US $1,000,000,000 (APPROXIMATE)
                      MORTGAGE BACKED FLOATING RATE NOTES,
                            SERIES 2001-1G, CLASS A

                                     [LOGO]

                AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
                              (ABN 11 005 357 522)
                              SELLER AND SERVICER

                       PERPETUAL TRUSTEE COMPANY LIMITED
                              (ABN 42 000 001 007)

             IN ITS CAPACITY AS TRUSTEE OF KINGFISHER TRUST 2001-1G
                                 ISSUER TRUSTEE

                            ANZ CAPEL COURT LIMITED
                              (ABN 30 004 768 807)
                                 TRUST MANAGER

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                              SALOMON SMITH BARNEY
        AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED (LONDON BRANCH)
                           DEUTSCHE BANC ALEX. BROWN
                              MERRILL LYNCH & CO.
                           MORGAN STANLEY DEAN WITTER

    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the notes in any state or jurisdiction where the offer is not permitted.

    Dealers will deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the notes will deliver a prospectus until August 21, 2001.
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